    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 2, 1997

                                            REGISTRATION NO. 333-14587
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------
                       UNITED COMMUNITY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

         MINNESOTA                      6712                  41-1380239
---------------------------  --------------------------  ---------------------
 (State or jurisdiction of       (Primary Standard         (I.R.S. Employer
     incorporation or        Industrial Classification      Identification
       organization)                   Code)                    Number)

                             UNITED CAPITAL TRUST I
           (Exact name of co-registrant as specified in its charter)

         DELAWARE                                             41-1858234
---------------------------  --------------------------  ---------------------
 (State or jurisdiction of       (Primary Standard         (I.R.S. Employer
     incorporation or                Industrial             Identification
       organization)            Classification Code)            Number)

           2600 EAGAN WOODS DRIVE, SUITE 155, EAGAN, MINNESOTA 55121
                                 (612) 552-2828
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------
                            R. SCOTT JONES, CHAIRMAN
                            GALEN T. PATE, PRESIDENT
                       UNITED COMMUNITY BANCSHARES, INC.
           2600 EAGAN WOODS DRIVE, SUITE 155, EAGAN, MINNESOTA 55121
                                 (612) 552-2828
(Name address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------
                                   COPIES TO:

               Lynn M. Gardin, Esq.                                 David B. Miller, Esq.
             Fredrikson & Byron, P.A.                               Faegre & Benson, LLP
        900 Second Avenue South, Suite 1100                          2200 Norwest Center
           Minneapolis, Minnesota 55402                         Minneapolis, Minnesota 55402
                  (612) 347-7000                                       (612) 336-3000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: / /
    If this Form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                        CALCULATION OF REGISTRATION FEE

                                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
                  TITLE OF EACH CLASS OF                         AMOUNT TO         OFFERING PRICE        AGGREGATE
                SECURITIES TO BE REGISTERED                  BE REGISTERED (1)      PER UNIT (1)       OFFERING PRICE
  % Cumulative Trust Preferred Securities of United Capital
 Trust I...................................................       440,000              $25.00           $11,000,000
  % Junior Subordinated Deferrable Interest Debentures of
 United Community Bancshares, Inc. (3).....................         (3)                  --                  --
Guaranty of United Community Bancshares, Inc. with respect
 to   % Cumulative Trust Preferred Securities (4)..........         (4)                  --                  --
Total Registration Fee.....................................

                  TITLE OF EACH CLASS OF                         AMOUNT OF
                SECURITIES TO BE REGISTERED                   REGISTRATION FEE
  % Cumulative Trust Preferred Securities of United Capital
 Trust I...................................................      $3,334 (2)
  % Junior Subordinated Deferrable Interest Debentures of
 United Community Bancshares, Inc. (3).....................          --
Guaranty of United Community Bancshares, Inc. with respect
 to   % Cumulative Trust Preferred Securities (4)..........          --
Total Registration Fee.....................................      $3,334 (2)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(2) Registration fee was previously paid.
(3) The   % Junior Subordinated Deferrable Interest Debentures will be purchased
    by United Capital Trust I with the proceeds of the sale of the   %
    Cumulative Trust Preferred Securities. Such securities may later be
    distributed for no additional consideration to the holders of the   %
    Cumulative Trust Preferred Securities of United Capital Trust I upon its dissolution and the distribution of its assets.

(4) This Registration Statement is deemed to cover the   % Junior Subordinated
    Deferrable Interest Debentures of United Community Bancshares, Inc., the
    rights of holders of   % Junior Subordinated Deferrable Interest Debentures
    of United Community Bancshares, Inc. under the Indenture, and the rights of
    holders of the   % Cumulative Trust Preferred Securities under the Trust
    Agreement, the Guaranty, the Expense Agreement entered into by United Community Bancshares, Inc. and certain backup undertakings as described herein. No separate consideration will be received for the Guaranty or such backup undertakings. The payment of distributions and other amounts due on
    the     % Cumulative Trust Preferred Securities are subject to a full, irrevocable and unconditional guaranty by the Company through the combined
    operation of the     % Junior Subordinated Deferrable Interest Debentures,
    the Indenture, the Trust Agreement, the Expense Agreement and the Guaranty.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS        SUBJECT TO COMPLETION DATED JANUARY 2, 1997

DATED          , 1997

                          440,000 PREFERRED SECURITIES

[UNITED COMMUNITY BANCSHARES LOGO]
                             UNITED CAPITAL TRUST I
                     % CUMULATIVE TRUST PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                       UNITED COMMUNITY BANCSHARES, INC.


     $11,000,000 OF    % JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES
 WILL BE ISSUED BY UNITED COMMUNITY BANCSHARES, INC. TO UNITED CAPITAL TRUST I


The % Cumulative Trust Preferred Securities ("Preferred Securities") offered hereby represent beneficial interests in United Capital Trust I, a trust created under the laws of the State of Delaware ("United Capital"). United Community Bancshares, Inc., a Minnesota corporation ("United" or the "Company") will be the owner of all the beneficial interests represented by common securities of United Capital ("Common Securities") (the Common Securities and the Preferred Securities are herein referred to the "Trust Securities"). Wilmington Trust Company is the Property Trustee of United Capital. United Capital exists for the purpose of issuing the Preferred Securities and investing the proceeds thereof in % Junior Subordinated Deferrable Interest Debentures ("Junior Subordinated Debentures") to be issued by the Company. The Company will use the proceeds from the Junior Subordinated Debentures to provide a portion of the financing for the Park Acquisition described herein. The Junior Subordinated Debentures will mature on January 15, 2027, which date may be (1) shortened to a date not earlier than January 15, 2002, or (2) extended to a date not later than January 15, 2046, in each case if certain conditions are met (including, in the case of shortening the Stated Maturity (as defined herein), the Company having received prior approval of the Board of Governors of the Federal Reserve System ("Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve). The Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Preferred Securities -- Subordination of Common Securities."

                                                   (CONTINUED ON FOLLOWING PAGE)

SEE "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ISSUANCE AND SALE OF THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, THE OFFICE OF THE COMPTROLLER OF THE CURRENCY (THE "OCC"), THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"), OR THE MINNESOTA DEPARTMENT OF COMMERCE (THE "DEPARTMENT"), NOR HAS THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, THE OCC, THE FDIC, OR THE DEPARTMENT, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. THESE SECURITIES ARE NOT DEPOSITS AND WILL NOT BE INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

                                                                                      Proceeds to
                                             Price to           Underwriting        United Capital
                                              Public           Commission (1)           (2)(3)
Per Preferred Security................        $25.00                $(2)                   $
Total.................................           $                  $(2)                   $

(1) United Capital and United have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures, the Company has agreed to pay the Underwriter as compensation for its arranging
    the investment therein of such proceeds, $    per Preferred Security, or
    $    in the aggregate and an advisory fee equal to 1% of the gross proceeds of the offering to the Underwriter (the "Advisory Fee"). See "Underwriting."

(3) Before deducting expenses payable by United, estimated to be $401,000 excluding the Advisory Fee.

The shares of Preferred Securities are being offered by the Underwriter subject to prior sale when, as and if delivered to and accepted by the Underwriter. It is expected that the Preferred Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New
York, New York, on or about January   , 1997, against payment therefor in
immediately available funds.

                               PIPER JAFFRAY INC.

(CONTINUED FROM PREVIOUS PAGE)

Holders of Preferred Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December in each year, commencing March 31, 1997, at the annual rate of % of the Liquidation Amount (as defined herein) of $25 per Preferred Securities ("Distributions"). The Company has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not to exceed 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Preferred Securities will also be deferred, and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to its capital stock or debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate) at the rate of % per annum, compounded quarterly, and holders of the Preferred Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period," and "Certain Federal Income Tax Consequences -- Potential Extension of Interest Payment Period and Original Issue Discount."

The Company has, through the Guaranty, Trust Agreement, Junior Subordinated Debentures, Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of United Capital's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guaranty -- Full and Unconditional Guaranty." The Guaranty of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by United Capital, as described herein. See "Description of Guaranty." If the Company does not make interest payments on the Junior Subordinated Debentures held by United Capital, United Capital will have insufficient funds to pay Distributions on the Preferred Securities. The Guaranty does not cover payments of Distributions when United Capital does not have sufficient funds to pay such Distributions. The obligations of the Company under the Guaranty and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures -- Subordination") of the Company.

The Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption in an amount equal to the amount of Junior Subordinated Debentures maturing or being redeemed at a redemption price equal to the aggregate liquidation preference of the Preferred Securities plus accumulated and unpaid Distributions thereon to the date of redemption. Subject to Federal Reserve approval, if then required, the Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (a) on or after January 15, 2002, in whole at any time or in part from time to time, or (b) at any time, in whole (but not in part), upon the occurrence and during the continuance of a Tax Event or an Investment Company Event (as defined herein), in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of Preferred Securities -- Redemption."

The Company will have the right at any time to terminate United Capital and cause the Junior Subordinated Debentures to be distributed to holders of Preferred Securities in liquidation of United Capital, subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of Preferred Securities -- Redemption." As of September 30, 1996, after giving pro forma effect to the Park Acquisition, the Company had approximately $40.7 million aggregate principal amount of Senior Indebtedness outstanding. The terms of the Junior Subordinated Debentures place no limitation on the amount of Senior Indebtedness that the Company can issue. See "Description of Junior Subordinated Debentures -- Subordination." The Junior Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness.

In the event of the termination of United Capital, after satisfaction of liabilities to creditors of United Capital as required by applicable law, the holders of Preferred Securities will be entitled to receive a Liquidation Amount of $25 per Preferred Security ("Liquidation Amount"), plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount of a Subordinated Debenture, subject to certain exceptions. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination."

United does not intend to list the Preferred Securities on any securities exchange or include them for quotation on the Nasdaq National Market or any other quotation system. Although the Underwriter has indicated an intention to make a market in the Preferred Securities, the Underwriter is not obligated to make a market in the Preferred Securities, and any market making may be discontinued at any time at the sole discretion of such Underwriter. There can be no assurance that a market will develop for the Preferred Securities. See "Risk Factors -- Limited Trading Market" and "Underwriting." Concurrently with this Offering, United is offering by separate Prospectus up to 72,000 shares of its Common Stock. See "Description of the Company's Capital Stock -- Common Stock."

The Preferred Securities will be represented by one or more global certificates registered in the name of The Depository Trust Company (the "Depositary") or its nominee. Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary. Except as described herein, Preferred Securities in certificate form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

AS USED HEREIN, THE "INDENTURE" MEANS THE SUBORDINATED INDENTURE, DATED AS OF
JANUARY   , 1997, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, BETWEEN THE
COMPANY AND WILMINGTON TRUST COMPANY, AS TRUSTEE (THE "INDENTURE TRUSTEE"), UNDER WHICH THE JUNIOR SUBORDINATED DEBENTURES WILL BE ISSUED.

                           --------------------------

                        UNITED COMMUNITY BANCHARES, INC.
                                OFFICE LOCATIONS

                            [MAP]

                           --------------------------

The Company intends to furnish to the holders of Preferred Securities annual reports containing financial statements audited by an independent auditing firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.
                           --------------------------

Information in this Prospectus includes "forward looking statements," which can be identified by the use of forward- looking terminology such as "may," "will," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" beginning on page 12 of the Prospectus constitute cautionary statements identifying important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements.

                           --------------------------

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE PREFERRED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                    SUMMARY

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN A COMPLETE STATEMENT OF SUCH INFORMATION OR OF ALL MATERIAL FEATURES OF THE PROPOSED OFFERING AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO CONTAINED HEREIN.

                                  THE COMPANY

    United Community Bancshares, Inc. ("United" or the "Company"), a bank holding company with $442 million in assets as of September 30, 1996, operates Signal Bank, Inc. ("Signal Bank") and The Goodhue County National Bank ("Goodhue Bank") (collectively, Signal Bank and Goodhue Bank are referred to as the "Banks"). Signal Bank is a state-chartered bank with offices in Eagan, Savage and West St. Paul, Minnesota. Goodhue Bank is a national bank with offices in Red Wing, Lanesboro and Rushford, Minnesota. In addition to the Banks, United also operates Consumers Credit Corporation ("CCC"), a consumer finance company with offices in Hastings, Northfield, Red Wing and West St. Paul, Minnesota.

    COMMUNITY BANKING PHILOSOPHY. United's operating strategy for the Banks has emphasized relationship banking for owner-operated small-to-medium-sized businesses, nonprofit organizations, professionals and consumers in market areas surrounding the Banks' offices. Management of each Bank believes that a significant number of its commercial customers prefer to bank with locally managed institutions which provide a full-service banking relationship covering the customer's commercial banking business and the personal needs of its management and employees. United provides its Banks with the advantages of affiliation with a multi-bank holding company, including services such as data processing services, credit policy formulation, accounting services, investment portfolio management and specialized staff support while generally granting substantial autonomy to management of the Banks with respect to the day-to-day operations and customer service decisions. The Company believes this autonomy allows the Banks to better serve customers in their respective communities and thereby enhances the Banks' business opportunities and operations. The Company also maintains local bank charters and boards of directors, as well as encourages all of its personnel to become active in community groups and projects.

    ACQUISITION OF PARK BANK. United has entered into a Merger Agreement, dated October 7, 1996 (the "Merger Agreement") with Park Financial Corporation ("PFC"), a privately-held bank holding company which owns Park National Bank ("Park Bank"), a national bank with assets of approximately $203 million as of September 30, 1996 (the "Park Acquisition"). Park Bank operates its principal office in St. Louis Park, Minnesota and a branch in New Hope, Minnesota. Park Bank provides a wide range of commercial and consumer services primarily to owner-operated small-to-medium-sized businesses, professionals and consumers principally in the western and northwestern portions of the seven-county Minneapolis-St. Paul metropolitan area. The cash purchase price of approximately $46 million will be obtained from the proceeds of this Offering, together with the proceeds from the concurrent sale of United's common stock in the approximate minimum amount of $5 million (net of estimated offering expenses), a loan from Firstar Bank Milwaukee, N.A. in the approximate amount of $24 million and cash on hand of approximately $7 million. The actual purchase price (currently estimated to be approximately $46 million) is based on the November 30, 1996 book value of PFC plus a premium plus a fixed daily accrual representing earnings from November 30, 1996 through the closing date of the Park Acquisition. As of the date of this Prospectus, all conditions precedent to the consummation of the Park Acquisition have been satisfied or waived, with the only remaining condition being the consummation of the sale of the Preferred Securities offered hereby. The Park Acquisition will be accounted for under the purchase method of accounting and will close concurrently with this Offering. See "Acquisition of Park."

    GROWTH STRATEGIES. United's strategy is to continue to grow by acquiring other financial institutions and financial service providers, expanding existing bank and consumer finance businesses internally, and pursuing other financial service opportunities. United's acquisition strategy is to identify banks with at least $50 million in assets in Minnesota and Wisconsin communities within a 100 mile radius of the Minneapolis-

St. Paul metropolitan area. The Company does not have any pending arrangements, agreements or understandings regarding acquisitions other than the Park Acquisition. In assessing acquisitions, United focuses on credit quality, past performance of the bank, management strengths and weaknesses, location, community demographics, relative health of the local economy, organizational structure of the bank and consideration for and terms of the acquisition. Management believes there are a number of community banks which meet United's criteria and whose owners would be interested in selling their banks to a community-based organization like United. United will continue to expand its current business operations by identifying products or services which have been successful in one or more of its offices and expanding these products or services to other offices. For example, Signal Bank is a "preferred lender" with the Small Business Administration ("SBA"), and its expertise in making SBA loans will be utilized by other United subsidiary banks. Similarly, Goodhue Bank's lease financing experience will allow the United subsidiary banks to participate in more equipment financing transactions. In addition, United's strategy is to grow CCC's loan portfolio by building CCC's indirect and direct consumer finance business and by the acquisition or start-up of new offices.

    The Company is a Minnesota corporation and its principal executive offices are located at 2600 Eagan Woods Drive, Suite 155, Eagan, Minnesota 55121, and its telephone number is (612) 552-2828. United was formed on January 1, 1994 through the merger of Goodhue County Financial Corporation ("Goodhue"), the former holding company for Goodhue Bank, into Signal Bancshares, Inc. ("Signal"), the former holding company for Signal Bank. Upon consummation of the merger, the name of the Company was changed to United Community Bancshares, Inc. References to United or the Company means United and its subsidiaries unless the context otherwise requires.

                                 UNITED CAPITAL


    In connection with the Park Acquisition discussed herein, the Company must raise equity which will be considered "Tier 1" capital in order to have sufficient regulatory capital to consummate the Park Acquisition. "Tier 1" capital is generally defined as (i) the sum of common shareholders' equity, qualifying perpetual preferred stock (subject to certain limitations) and minority interests in the equity accounts of consolidated subsidiaries, less
(ii) goodwill and other intangibles. On October 21, 1996, the Federal Reserve Board approved the use of certain cumulative preferred instruments in Tier 1 capital as minority interest in the equity accounts of consolidated subsidiaries. Typically, these preferred instruments are sold by a trust wholly-owned by a corporation, and the proceeds from the sale of preferred instruments are used by the trust to purchase the corporation's subordinated debt. The corporation's interest payments on the subordinated debentures are used by the trust to make the dividend payments on the preferred instruments. A significant benefit of this structure is the corporation's ability to deduct for federal income tax purposes the interest paid to the trust on the subordinated debentures. To take advantage of this new Federal Reserve Board approval, and to be able to deduct the interest on the subordinated debentures, the Company created United Capital Trust I ("United Capital"). United Capital is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by the Company, as Depositor, Wilmington Trust Company, as Property Trustee and as Delaware Trustee, and the Administrative Trustees named therein ("Trust Agreement"), and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 6 , 1996. United Capital's business and affairs are conducted by its Property Trustee, Delaware Trustee, and three individual Administrative Trustees who are officers of the Company. United Capital exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and Common Securities, (ii) using the proceeds from the sale of Preferred Securities and Common Securities to acquire Junior Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Preferred Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of United Capital, and payments under the Junior Subordinated Debentures will be the sole revenue of United Capital. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and during the continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the

Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of Preferred Securities -- Subordination of Common Securities." The Company will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of United Capital. United Capital has a term of 54 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of United Capital is located at 2600 Eagan Woods Drive, Suite 155, Eagan, Minnesota 55121, and its telephone number is (612) 552-2828.

                                  THE OFFERING

Preferred Securities issuer.......  United Capital.

Securities offered................  440,000 Preferred Securities. The Preferred Securities
                                    represent undivided beneficial interests in United
                                    Capital's assets, which will consist solely of the
                                    Junior Subordinated Debentures and payments thereunder.

Distributions.....................  The distributions payable on each Preferred Security
                                    will be fixed at a rate per annum of      % of the
                                    Liquidation Amount of $25 per Preferred Security, will
                                    be cumulative, will accrue from the date of issuance of
                                    the Preferred Securities, and will be payable quarterly
                                    in arrears, on the last day of March, June, September
                                    and December in each year, commencing March 31, 1997.
                                    See "Description of Preferred Securities --
                                    Distributions."

Option to extend interest payment
 period...........................  The Company has the right, at any time, to defer payments of interest on the Junior Subordinated
                                    Debentures for a period not exceeding 20 consecutive
                                    quarters; provided, that no Extension Period may extend
                                    beyond the Stated Maturity of the Junior Subordinated
                                    Debentures. As a consequence of the Company's extension
                                    of the interest payment period, quarterly Distributions
                                    on the Preferred Securities would be deferred (though
                                    such Distributions would continue to accrue with
                                    interest thereon compounded quarterly, since interest
                                    would continue to accrue and compound on the Junior
                                    Subordinated Debentures, to the extent permitted by
                                    applicable law) during any such Extension Period. During
                                    an Extension Period, the Company will be prohibited,
                                    subject to certain exceptions described herein, from
                                    declaring or paying any cash distributions with respect
                                    to its capital stock or debt securities that rank pari
                                    passu with or junior to the Junior Subordinated
                                    Debentures. Upon the termination of any Extension Period
                                    and the payment of all amounts then due, the Company may
                                    commence a new Extension Period, subject to the
                                    foregoing requirements. See "Description of Junior
                                    Subordinated Debentures -- Option to Extend Interest
                                    Payment Period."

                                    Should an Extension Period occur, Preferred Security
                                    holders will continue to recognize interest income for
                                    United States federal income tax purposes. See "Certain
                                    Federal Income Tax Consequences -- Potential Extension
                                    of Interest Payment Period and Original Issue Discount."

Redemption........................  Subject to Federal Reserve approval, if then required under applicable capital guidelines or policies of the
                                    Federal Reserve, the Junior Subordinated Debentures are
                                    redeemable prior to maturity at the option of the
                                    Company (1) on or after January 15, 2002, in whole at
                                    any time or in part from time to time, or (2) at any
                                    time, in whole (but not in part), upon the occurrence
                                    and during the continuance of a Tax Event or an
                                    Investment Company Event, in each case at the redemption
                                    price equal to 100% of the principal amount of the
                                    Junior Subordinated Debentures so redeemed, together
                                    with any accrued but unpaid interest to the date fixed
                                    for redemption. The Preferred Securities are subject to
                                    mandatory redemption, upon repayment of the Junior
                                    Subordinated Debentures at maturity or their earlier
                                    redemption in an amount equal to the amount of Junior
                                    Subordinated Debentures maturing on or being redeemed at
                                    a redemption price equal to the aggregate liquidation
                                    preference of the Preferred Securities plus accumulated
                                    and unpaid Distributions thereon to the date of
                                    redemption. See "Description of Junior Subordinated
                                    Debentures -- Redemption."

Distribution of Junior
 Subordinated Debentures..........  The Company has the right at any time to terminate the
                                    Preferred Securities and cause the Junior Subordinated
                                    Debentures to be distributed to holders of Preferred
                                    Securities in liquidation of United Capital, subject to
                                    the Company having received prior approval of the
                                    Federal Reserve to do so if then required under
                                    applicable capital guidelines or policies of the Federal
                                    Reserve. See "Description of Preferred Securities --
                                    Redemption."

Guaranty..........................  Under the terms of its Guaranty, the Company has guaranteed the payment of Distributions and payments on
                                    liquidation or redemption of the Preferred Securities,
                                    but only in each case to the extent of funds held by
                                    United Capital, as described herein. The Company has,
                                    through the Guaranty, Trust Agreement, Junior
                                    Subordinated Debentures, Indenture, and Expense
                                    Agreement, taken together, fully, irrevocably and
                                    unconditionally guaranteed all of United Capital's
                                    obligations under the Preferred Securities. The
                                    obligations of the Company under the Guaranty and the
                                    Junior Subordinated Debentures are subordinate and
                                    junior in right of payment to all Senior Indebtedness.
                                    See "Description of Guaranty."

Ranking...........................  The Preferred Securities will rank pari passu, and payments thereon will be made pro rata, with the Common
                                    Securities except as described under "Description of
                                    Preferred Securities -- Subordination of Common
                                    Securities." The Junior Subordinated Debentures will be
                                    unsecured and subordinate and junior in right of payment
                                    to all Senior Indebtedness to the extent and in the
                                    manner set forth in the Indenture. See "Description of
                                    Junior Subordinated Debentures." The Guaranty will
                                    constitute an unsecured obligation of the Company and
                                    will rank subordinate

                                    and junior in right of payment to all Senior
                                    Indebtedness to the extent and in the manner set forth
                                    in the Guaranty Agreement. See "Description of
                                    Guaranty."

Voting rights.....................  Generally, the holders of the Preferred Securities will not have any voting rights. See "Description of
                                    Preferred Securities -- Voting Rights; Amendment of
                                    Trust Agreement."

Listing...........................  United does not intend to list the Preferred Securities on any securities exchange or include it for quotation
                                    on the Nasdaq National Market or any other quotation
                                    system. See "Risk Factors -- Limited Public Market" and
                                    "Underwriting."

Use of proceeds...................  The proceeds from the sale of the Preferred Securities offered hereby will be used by United Capital to
                                    purchase the Junior Subordinated Debentures issued by
                                    the Company. The net proceeds to the Company from the
                                    sale of the Junior Subordinated Debentures will be used
                                    to provide a portion of the financing for the Park
                                    Acquisition and to increase the Company's qualifying
                                    "Tier 1" capital in order for the Company to have
                                    sufficient capital to consummate the Park Acquisition.
                                    See "Use of Proceeds."

Risk factors......................  Prospective investors should consider certain risk factors in connection with the purchase of the Preferred
                                    Securities offered hereby. See "Risk Factors."

Underwriting......................  Piper Jaffray Inc. (the "Underwriter"), has agreed, subject to the terms and conditions of a Purchase
                                    Agreement to be entered into by the Underwriter, United
                                    and United Capital, to purchase from United Capital
                                    440,000 Preferred Securities. The Underwriter is
                                    committed to purchase and pay for all such Preferred
                                    Securities if any are purchased. See "Underwriting."

                             SUMMARY FINANCIAL DATA

    The summary financial information presented below reflects certain financial information of United on an historical basis as of and for the periods indicated and on an unaudited pro forma basis (i) as of and for the year ended December 31, 1993 taking into account the merger of Goodhue and Signal, which was accounted for using the purchase method of accounting effective January 1, 1994, as if such transaction had occurred on January 1, 1993, (ii) as of and for the nine months ended September 30, 1996 giving effect to the Park Acquisition (including related equity and debt financing transactions), which will be consummated concurrently with the closing of this Offering and will be accounted for using the purchase method of accounting, as if such transaction had occurred on January 1, 1996, and (iii) as of and for the nine months ended September 30, 1995 and the year ended December 31, 1995 giving effect to the Park Acquisition (including related equity and debt financing transactions), which will be consummated concurrently with the closing of this Offering and will be accounted for using the purchase method of accounting, as if such transaction had occurred on January 1, 1995. This data should be read in conjunction with each of United's and PFC's Consolidated Financial Statements and related notes included herein and in conjunction with the unaudited Pro Forma Combined Financial Statements and related notes included herein. See "Index to Financial Information," "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                              AS OF AND FOR THE            AS OF AND FOR THE
                                                              NINE MONTHS ENDED               YEAR ENDED
                                                                SEPTEMBER 30,                DECEMBER 31,
                                                             --------------------  ---------------------------------
                                                               1996       1995       1995       1994       1993(1)
                                                             ---------  ---------  ---------  ---------  -----------
                                                                                                         (PRO FORMA)
                                                                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
 UNITED
OPERATING DATA
  Interest income..........................................  $  25,001  $  22,919  $  31,206  $  25,516   $  23,930
  Interest expense.........................................     10,445      9,397     12,848      9,159       9,035
                                                             ---------  ---------  ---------  ---------  -----------
  Net interest income......................................     14,556     13,522     18,358     16,357      14,895
  Provision for loan and lease losses......................        146         41         61        234         605
                                                             ---------  ---------  ---------  ---------  -----------
  Net interest income after provision for loan and lease
   losses..................................................     14,410     13,481     18,297     16,123      14,290
  Noninterest income.......................................      3,448      2,886      3,919      3,837       3,947
  Noninterest expense......................................     12,775     12,147     16,531     16,131      14,995
                                                             ---------  ---------  ---------  ---------  -----------
  Income before income taxes and cumulative effect of
   change in accounting principle..........................      5,083      4,220      5,685      3,829       3,242
  Income tax expense.......................................      1,678      1,249      2,056      1,396       1,138
                                                             ---------  ---------  ---------  ---------  -----------
  Income before cumulative effect of change in accounting
   principle...............................................      3,405      2,971      3,629      2,433       2,104
  Cumulative effect of change in accounting principle
   (2).....................................................     --         --         --         --             181
                                                             ---------  ---------  ---------  ---------  -----------
  Net income...............................................  $   3,405  $   2,971  $   3,629  $   2,433   $   2,285
                                                             ---------  ---------  ---------  ---------  -----------
                                                             ---------  ---------  ---------  ---------  -----------
  Income per common share before cumulative effect of
   change in accounting principle..........................  $    6.20  $    5.82  $    6.97  $    4.82   $    4.17
  Cumulative effect of change in accounting principle......     --         --         --         --             .36
                                                             ---------  ---------  ---------  ---------  -----------
  Net income per common share..............................  $    6.20  $    5.82  $    6.97  $    4.82   $    4.53
                                                             ---------  ---------  ---------  ---------  -----------
                                                             ---------  ---------  ---------  ---------  -----------
  Weighted average common shares outstanding...............    549,079    510,770    520,306    504,686     505,084
                                                             ---------  ---------  ---------  ---------  -----------
                                                             ---------  ---------  ---------  ---------  -----------
BALANCE SHEET DATA
  Total assets.............................................  $ 441,850  $ 411,431  $ 421,841  $ 383,984   $ 347,687
  Net loans and leases.....................................    277,345    257,376    263,006    244,125     217,317
  Investment securities....................................    103,453     98,896    101,837     83,434      82,610
  Deposits.................................................    351,825    325,027    340,723    312,947     291,590
  Securities sold under repurchase agreements..............     27,556     27,966     23,173     27,747      15,321
  Notes payable and other borrowings.......................     16,709     16,813     15,762     12,412      10,549
  Total stockholders' equity...............................     39,880     35,751     36,969     27,525      26,745
KEY RATIOS
  Return on average assets (3)(4)..........................       1.06%      1.01%      0.91%      0.68%       0.61%
  Return on average equity (3)(4)..........................      12.33      13.57      11.65       9.22        8.22
  Average stockholders' equity to average assets...........       8.59       7.45       7.79       7.34        7.48
  Net interest margin (3)..................................       5.03       5.10       5.13       5.12        5.01
  Operating efficiency ratio...............................      70.96      74.03      74.21      79.88       79.58
  Nonperforming loans/total loans and leases...............        .43        .41       0.28       0.27        0.64
  Allowance for loan and lease losses/total loans and
   leases..................................................       1.02       1.12       1.09       1.16        1.24
  Allowance for loan and lease losses/nonperforming loans
   and leases..............................................     239.80     269.94     385.51     423.74      192.99
  Common stock dividend payout ratio (5)...................       0.00       0.00       0.00       0.00       10.37
  Ratio of earnings to fixed charges: (6)
    Including interest on deposits.........................       1.48x      1.45x      1.44x      1.42x       1.36x
    Excluding interest on deposits.........................       3.83x      3.31x      3.28x      3.27x       3.94x

                                                                                                  AS OF AND FOR
                                                                            AS OF AND FOR THE          THE
                                                                            NINE MONTHS ENDED       YEAR ENDED
                                                                              SEPTEMBER 30,        DECEMBER 31,
                                                                           --------------------  ----------------
                                                                             1996       1995           1995
                                                                           ---------  ---------  ----------------
                                                                             (DOLLARS IN THOUSANDS, EXCEPT PER
                                                                                        SHARE DATA)
 PRO FORMA

OPERATING DATA
  Interest income........................................................  $  36,615  $  33,685     $   45,818
  Interest expense.......................................................     16,229     14,788         20,207
                                                                           ---------  ---------       --------
  Net interest income....................................................     20,386     18,897         25,611
  Provision for loan and lease losses....................................        475        581            781
                                                                           ---------  ---------       --------
  Net interest income after provision for loan and lease losses..........     19,911     18,316         24,830
  Noninterest income.....................................................      4,686      4,146          5,578
  Noninterest expense....................................................     18,433     17,905         24,255
                                                                           ---------  ---------       --------
  Income before income taxes and minority interest in preferred
   securities dividends of subsidiary....................................      6,164      4,557          6,153
  Income tax expense.....................................................      2,481      1,752          2,747
  Minority interest in preferred securities dividends of subsidiary......       (617)      (617)          (823)
                                                                           ---------  ---------       --------
  Net income.............................................................  $   3,066  $   2,188     $    2,583
                                                                           ---------  ---------       --------
                                                                           ---------  ---------       --------
  Net income per common share............................................  $    5.14  $    3.92     $     4.55
                                                                           ---------  ---------       --------
                                                                           ---------  ---------       --------
  Weighted average common shares outstanding.............................    596,239    557,930        567,466
                                                                           ---------  ---------       --------
                                                                           ---------  ---------       --------

BALANCE SHEET DATA
  Total assets...........................................................  $ 665,425  $ 621,228     $  639,153
  Net loans and leases...................................................    391,877    368,172        372,868
  Investment securities..................................................    171,722    157,852        162,882
  Deposits...............................................................    516,791    481,361        506,477
  Securities sold under repurchase agreements............................     45,067     40,440         33,839
  Notes payable and other borrowings.....................................     40,709     40,813         39,762
  Total stockholders' equity.............................................     44,849     40,720         41,938

KEY RATIOS
  Return on average assets (3)...........................................       0.64%      0.50%          0.43%
  Return on average equity (3)...........................................       9.55       7.96           6.94
  Average stockholders' equity to average assets.........................       6.65       6.26           6.17
  Net interest margin (3)................................................       4.87       4.91           4.86
  Operating efficiency ratio.............................................      73.52      77.70          77.77
  Nonperforming loans/total loans and leases.............................        .66       1.22           0.53
  Allowance for loan and lease losses/total loans and leases.............       1.25       1.37           1.40
  Allowance for loan and lease losses/nonperforming loans and leases.....     189.12     112.22         264.26
  Common stock dividend payout ratio (5).................................       0.00       0.00           0.00
  Ratio of earnings to fixed charges: (6)
    Including interest on deposits.......................................       1.38x      1.30x          1.30x
    Excluding interest on deposits.......................................       2.67x      2.28x          2.26x

------------------------------
(1) Combines the results of operations and financial condition of Signal and Goodhue.

(2) Cumulative effect of change in accounting principle in 1993 represents the adoption of Statement of Financial Accounting Standard ("SFAS") No. 109 Accounting for Income Taxes.

(3) Annualized for the nine months ended September 30, 1996 and 1995.

(4) Computed using income before cumulative effect of change in accounting principle.

(5) Dividends per common share divided by net income per common share.

(6) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of one-third rent expense and interest expense.

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE FOLLOWING FACTORS IN CONNECTION WITH THE DECISION TO PURCHASE SHARES OF PREFERRED SECURITIES.

DEPENDENCE ON DIVIDENDS FROM SUBSIDIARY BANKS

    The ability of United Capital to pay amounts due on the Preferred Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required. As a holding company without significant assets other than its equity interest in its subsidiary banks, United's ability to pay interest on the Junior Subordinated Debentures to United Capital (and consequently United Capital's ability to pay Distributions on the Preferred Securities and the Company's ability to pay its obligations under the Guaranty) depends primarily upon the cash dividends United receives from the subsidiary banks. Dividend payments from the subsidiary banks are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over the respective subsidiary banks. Payment of dividends is also subject to regulatory restrictions if such dividends would impair the capital of the subsidiary banks. Payment of subsidiary bank dividends is also subject to the bank's profitability, financial condition and capital expenditures and other cash flow requirements. No assurance can be given that the subsidiary banks will be able to pay dividends at past levels, or at all, in the future. See "Supervision and Regulation."

    Following the Park Acquisition, covenants in the Company's loan agreement with Firstar will require, among other things, that each of Signal Bank, Goodhue Bank and Park Bank maintains a ratio of total tangible stockholders' equity plus allowance for loan losses to total assets of 7% or greater. As of September 30, 1996, such ratio was 8.7% at Signal Bank, 8.6% at Goodhue Bank, and, after giving pro forma effect to the Park Acquisition, 9.0% at Park Bank. In the event a subsidiary bank fails to maintain its minimum capital level, that bank will be restricted from paying dividends to United. See "Acquisition of Park -- Financing."

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTY AND THE JUNIOR SUBORDINATED DEBENTURES

    The obligations of the Company under the Guaranty issued by the Company for the benefit of the holders of Preferred Securities and the obligations of the Company under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. At September 30, 1996, after giving pro forma effect to the Park Acquisition, the aggregate outstanding Senior Indebtedness of the Company was approximately $40.7 million. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including the Banks, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the subsidiaries, including the Banks, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. At September 30, 1996, after giving pro forma effect to the Park Acquisition, United would have outstanding indebtedness and other liabilities, including deposits, of $610 million. See "Description of Junior Subordinated Debentures." Neither the Indenture, the Guaranty nor the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness that may be incurred by the Company. See "Description of Guaranty -- Status of the Guaranty" and "Description of Junior Subordinated Debentures -- Subordination."

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

    The Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly

Distributions on the Preferred Securities by United Capital will be deferred (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate of
    % per annum, compounded quarterly from the relevant payment date for such Distributions, to the extent permitted by applicable law) during any such Extension Period. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guaranty payments with respect to any guaranty by the Company of the debt securities of any subsidiary of the Company if such guaranty ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guaranty and (d) purchases of Common Stock related to the rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual
rate of     % compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Preferred Securities -- Extension Period" and "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

    If the Company exercises its right to defer payments of interest, the holders of Preferred Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash. See "Certain Federal Income Tax Consequences -- Potential Extension of Interest Payment Period and Original Issue Discount."

    The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Preferred Securities is likely to be adversely affected. A holder that disposes of such holder's Preferred Securities during an Extension Period, therefore, might not receive the same return on such holder's investment as a holder that continues to hold the Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such optional deferrals.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION

    Upon the occurrence and during the continuance of a Tax Event or an Investment Company Event (whether occurring before or after January 15, 2002) the Company has the right to redeem the Junior Subordinated Debentures in whole (but not in part) at 100% of the principal amount together with accrued but unpaid interest to the date fixed for redemption within 90 days following the occurrence of such Tax Event or Investment Company Event and therefore cause a mandatory redemption of the Preferred Securities. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve.

    A "Tax Event" means the receipt by the Company and United Capital of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the

Preferred Securities under the Trust Agreement, or the Junior Subordinated Debentures under the Indenture, as the case may be, there is more than an insubstantial risk that (i) United Capital is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) United Capital is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

    An "Investment Company Event" means the receipt by the Company and United Capital of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, United Capital is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the Preferred Securities.

    See "Risk Factors -- Possible Tax Law Changes Affecting the Preferred Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of the Junior Subordinated Debentures (and therefore the Preferred Securities) prior to January 15, 2002.

POSSIBLE TAX LAW CHANGES AFFECTING THE PREFERRED SECURITIES

    On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") was released which would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. If either provision were to apply to the Junior Subordinated Debentures, the Company would be unable to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Preferred Securities before, as well as after January 15, 2002. See "Description of Junior Subordinated Debentures -- Redemption" and "Description of Preferred Securities -- Redemption -- Tax Event Redemption." See also "Certain Federal Income Tax Consequences -- Possible Tax Law Changes Affecting the Preferred Securities."

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDER OF PREFERRED SECURITIES

    The Company will have the right at any time to terminate United Capital and cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of United Capital. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of Preferred Securities -- Redemption."

SHORTENING OF STATED MATURITY OF JUNIOR SUBORDINATED DEBENTURES

    The Company will have the right at any time to shorten the maturity of the Junior Subordinated Debentures to a date not earlier than January 15, 2002. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

EXTENSION OF STATED MATURITY OF JUNIOR SUBORDINATED DEBENTURES

    The Company will also have the right to extend the maturity of the Junior Subordinated Debentures whether or not United Capital is terminated and the Junior Subordinated Debentures are distributed to holders of the Preferred Securities to a date no later than the January 15, 2046, provided that the Company has received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, and only if at the time such election is made and at the time of such extension (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Company is not in default in the payment of any interest or principal on the Junior Subordinated Debentures, and (iii) United Capital is not in arrears on payments of Distributions on the Preferred Securities and no deferred Distributions are accumulated.

RIGHTS UNDER THE GUARANTY

    The Guaranty will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Wilmington Trust Company ("Wilmington") will act as the indenture trustee under the Guaranty (the "Guaranty Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Guaranty for the benefit of the holders of the Preferred Securities. Wilmington will also act as Indenture Trustee for the Junior Subordinated Debentures and as Property Trustee and as Delaware Trustee under the Trust Agreement. The Guaranty insures that the holders of the Preferred Securities will receive the following payments, to the extent not paid by United
Capital: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that United Capital has funds on hand available therefor at such time, (ii) the Liquidation Amount and all accumulated and unpaid Distributions to the date of redemption, with respect to any Preferred Securities called for redemption, to the extent that United Capital has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of United Capital (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that United Capital has funds on hand available therefor at such time and (b) the amount of assets of United Capital remaining available for distribution to holders of the Preferred Securities in liquidation of United Capital. The holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guaranty Trustee in respect of the Guaranty or to direct the exercise of any trust power conferred upon the Guaranty Trustee under the Guaranty. Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guaranty without first instituting a legal proceeding against United Capital, the Guaranty Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, United Capital would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of Preferred Securities would not be able to rely upon the Guaranty for such amounts. Instead, in the event a Debenture Event of Default (as defined herein) shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures, including the right to accelerate the unpaid amount of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Preferred Securities" and "-- Debenture Events of Default" and "Description of Guaranty." The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guaranty and the Indenture.

LIMITED COVENANTS

    The covenants in the Indenture are limited and there are no covenants in the Trust Agreement. As a result, neither the Indenture nor the Trust Agreement protects holders of Junior Subordinated Debentures, or Preferred Securities, respectively in the event of a material adverse change in the Company's financial condition or results of operations or limits the ability of the Company or any subsidiary to incur additional indebtedness. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether the Company will be able to comply with its obligations under the Junior Subordinated Debentures or the Guaranty.

LIMITED VOTING RIGHTS

    Holders of Preferred Securities will generally have limited voting rights relating only to the modification of the Preferred Securities and the exercise of United Capital's rights as holder of Junior Subordinated Debentures and the Guaranty. Holders of Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of Preferred Securities to ensure that United Capital will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of Preferred Securities -- Voting Rights; Amendment of Trust Agreement" and "-- Removal of United Capital Trustees."

LIMITED TRADING MARKET

    United does not intend to list the Preferred Securities on any securities exchange, or include the Preferred Securities for quotation on the Nasdaq National Market or any other market system. There is no existing public market for the Preferred Securities, and there can be no assurance that an active or liquid trading market for the Preferred Securities will develop following the Offering, or that, if such a market does develop, it will continue. The Underwriter has indicated an intention to make a market in the Preferred Securities, although the Underwriter has no obligation to make a market and, if such a market is made, there can be no assurance that an active trading market will develop or that any such market making which does take place will not be discontinued at any time at the sole discretion of the Underwriter. If the Preferred Securities are traded after their original issuance, they may trade at a discount to their stated value. See "Underwriting."

MARKET PRICES

    There can be no assurance as to the market prices for Preferred Securities or Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a liquidation of United Capital occurs. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Preferred Securities may receive on liquidation of United Capital, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. In addition, there can be no assurance that the Company will not exercise its option to change the maturity of the Junior Subordinated Debentures as permitted by the terms thereof and of the Indenture. Because holders of Preferred Securities may receive Junior Subordinated Debentures on liquidation of United Capital, prospective purchasers of Preferred

Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."

TRADING CHARACTERISTICS OF PREFERRED SECURITIES

    The Preferred Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder of Preferred Securities that disposes of such holder's Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from United Capital for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in the Preferred Securities disposed. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Disposition of Preferred Securities."

RISKS INVOLVED IN ACQUISITION STRATEGY

    United believes the majority of its growth will come from acquisitions of banks and other financial institutions. Such acquisitions, including the Park Acquisition discussed below, involve risks of adversely changing results of operations, changes in capital structure, including increased reliance on debt, unforeseen liabilities relating to the acquired institution or arising out of the acquisition transaction, or asset quality problems of the acquired entity and other conditions not within the control of United, such as adverse personnel relations, loss of customers because of change of identity, deterioration in local economic conditions and other risks affecting the acquired institution. Acquisition candidates may not be available or available on terms favorable to United in the future. United must compete with a variety of individuals and institutions, including major regional bank holding companies, for suitable acquisition candidates. Such competition could affect United's ability to make acquisitions and increase the price that United pays for certain acquisitions.

ACQUISITION OF PARK

    NO ASSURANCE OF SUCCESSFUL INTEGRATION. Concurrently with the closing of this Offering, the Company will consummate the Park Acquisition. The Park Acquisition is the Company's first acquisition since the merger with Goodhue in 1994. Based on September 30, 1996 financial information, the Park Acquisition would increase the Company's assets by approximately 33.6% to $665 million. The Company's ability to integrate Park Bank into its current operation without adversely affecting the level of profitability of the Company as a whole cannot be assured.

    INCREASED DEBT AND DECREASED CAPITAL RATIOS. Available earnings and cash flow to pay interest on the Junior Subordinated Debentures to United Capital (and consequently United Capital's ability to pay Distributions on the Preferred Securities) will be dependent in part on the successful integration of Park Bank with United. Among other things, the Park Acquisition will involve a significant increase in the Company's long-term indebtedness and interest expense due to the addition of approximately $24 million of long-term debt financing in connection with the Park Acquisition. This indebtedness requires the dedication of an increased portion of cash flow to the payment of principal and interest, thereby reducing funds available for interest on the Junior Subordinated Debentures (and hence Distributions on the Preferred Securities), capital expenditures and other cash flow requirements. In addition, Park Bank's percentage of nonperforming loans to total loans is somewhat greater than the Banks' percentage of nonperforming loans to total loans, and as a result United's overall percentage of nonperforming loans to total loans will increase over its current level. The Park Acquisition will also result in a decrease from the historical regulatory capital ratios of the Company. Following completion of the Park Acquisition, it is anticipated that United's Tier 1 risk-based capital and leverage ratios would be only somewhat above regulatory minimums for a "well-capitalized" institution, and that United's total risk-based capital ratio will be above the regulatory minimum for an "adequately capitalized" institution but below the regulatory minimum for a "well-capitalized" institution. Accordingly, United will be deemed "adequately capitalized" for purposes of various federal banking regulations applicable to United. These lower capital ratios could inhibit the Company's ability to effect certain acquisitions in the future or result in other regulatory limitations, especially if the Company should experience adverse results of operations or other events causing further decreases in tangible capital. There can be no assurance that either the subsidiary banks or United will be able to maintain capital at levels which will not result in adverse operating or financial restrictions or that access to adequate capital or capital on terms satisfactory to United will exist in the event capital restoration is necessary or desirable. See "Acquisition of Park"; "Supervision and Regulation."

GOVERNMENT REGULATION

    The banking industry is highly regulated by both federal and state regulatory authorities. United and its subsidiaries are subject to supervision and regular examinations by agents of the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Minnesota Department of Commerce. Under federal and state banking law, United and its subsidiaries are subject to substantial supervision and limitations with respect to making loans, extending credit, purchasing securities, paying dividends, making acquisitions, branching and many other aspects of the banking business. Regulation includes among other things, capital reserve requirements, dividend limitations, limitations on products and services offered, geographical limits, consumer credit regulations, community investment requirements and restrictions on transactions with affiliated parties. Financial institution regulation has been the subject of significant legislation in recent years, and may be the subject of further significant legislation in the future, none of which is within the control of United. This regulation substantially affects the business and financial results of all financial institutions and holding companies, including United and the subsidiary banks, and United is not able to predict the impact of changes in such regulations on United's business and profitability, some of which may be materially adverse to United. See "Supervision and Regulation."

INTEREST RATE RISK

    United's ability to pay interest on the Junior Subordinated Debentures (and consequently United Capital's ability to pay Distributions on the Preferred Securities) is substantially dependent on each subsidiary bank's cash flow and net income. The net income of each bank depends to a great extent upon its net interest rate spread, which is the difference between the average interest rate earned by the bank on its loans, securities and other interest-earning assets, and the average interest rate it pays on deposits and other interest-bearing liabilities. Interest rates are highly sensitive to many factors beyond the control of the banks, including general economic conditions and policies of various governmental and regulatory authorities. Increases or decreases in interest rates may cause significant decreases in the net interest income and net income of the banks. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Asset/Liability Management -- Interest Rate Sensitivity."

LOCAL ECONOMIC CONDITIONS

    The success of United depends to a great extent upon general economic conditions in the communities it serves, primarily the Minneapolis-St. Paul metropolitan area and southeastern Minnesota, and particularly conditions affecting small and medium sized businesses which are a significant portion of United's borrowers. A decline in the economy of these areas could have an adverse effect on United's business, including the demand for new loans, refinancing activity, the ability of borrowers to repay outstanding loans and the value of loan collateral, and could adversely affect the Banks' and Park Bank's net income. See "Business -- Banks" and "Business -- Lending and Investments."

COMPETITION

    The financial services industry is rapidly changing and highly competitive. United competes with the system banks of two large multi-bank holding companies, as well as numerous other banks, savings and loan associations, credit unions, securities brokerage firms and other financial services companies. Some of these competitors have greater financial and other resources than United. No assurance can be given that United will be able to continue to compete successfully in these markets. In addition, recent legislation permitting nationwide interstate banking and branching could increase competition by both in-state and out-of-state banking or other financial institutions, and as a result could adversely affect United's business. See "Business -- Competition."

DEPENDENCE UPON KEY PERSONNEL

    The continued success of United is substantially dependent upon the efforts of the directors and executive officers of United, in particular, R. Scott Jones, Chairman and Galen T. Pate, President. The success of United depends in large part on the retention of present key management personnel, and upon the ability to hire and retain additional qualified personnel in the future when needed. United does not have employment contracts with any management personnel or any key-person life insurance coverage on any management personnel. See "Management."

CONCENTRATION OF OWNERSHIP IN MANAGEMENT

    Assuming they do not purchase shares in the offering of United's Common Stock occurring concurrently with this Offering, following completion of such Common Stock offering, the directors and officers of United, the principal executive officers of United's subsidiaries and the United Employee Stock Ownership Plan will hold approximately 43.8% (assuming the minimum number of shares of Common Stock are sold in the concurrent offering) of the United Common Stock then outstanding. In addition, senior management has received, and may in the future receive, stock options under the 1994 Stock Option Plan, which if exercised would increase the number of shares of United Common Stock held by management. Because of such share ownership, these individuals may be able to exercise significant influence in the election of members of United's Board of Directors and the outcome of other corporate actions. See "Management" and "Principal Shareholders."

POSSIBLE LACK OF AVAILABLE INFORMATION

    The Company anticipates that it will not be required to register the Preferred Securities or the Junior Subordinated Debentures pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and does not presently intend voluntarily to effect such a registration. Following the offering, the Company will be subject to the periodic and other reporting requirements of the Exchange Act for the 1997 calendar year pursuant to Section 15(d) thereof. Thereafter, provided the Preferred Securities are then held by less than 300 holders of record at the beginning of any subsequent fiscal year the Company could cease to be subject to the obligation to file such reports with respect to such fiscal year. The Company anticipates that the Preferred Securities will be held by less than 300 holders of record at the end of 1997, and therefore that it will then cease to be subject to the reporting requirements of the Exchange Act at that time. The Company intends to provide quarterly and annual financial information to the holders of the Preferred Securities even if not required to do so pursuant to the Exchange Act. See "Additional Information."

                              ACQUISITION OF PARK

    THE INFORMATION CONTAINED IN THIS PROSPECTUS WITH RESPECT TO THE PARK ACQUISITION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT, A COPY OF WHICH HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

GENERAL

    United's wholly-owned subsidiary, PFC Acquisition Corp. ("Newco") and PFC have entered into the Merger Agreement, pursuant to which Newco will merge into PFC, with PFC as the surviving corporation (the "Merger"). All conditions to the Merger, including receipt of applicable regulatory approvals, have been satisfied or waived, with the only remaining condition being the consummation of the sale of the Preferred Securities offered hereby. It is expected that the Merger will be consummated concurrently with the closing of this Offering. Following the Merger, United expects to continue operations of Park Bank in a manner substantially consistent with past practice and plans to retain the existing management of Park Bank.

    PFC began operations as a one-bank holding company on October 1, 1975. PFC owns all of the issued and outstanding capital stock of Park Bank, formerly known as Park National Bank of St. Louis Park, which was chartered in 1963. Park Bank, with assets of approximately $203 million as of September 30, 1996, engages in commercial and consumer banking activities primarily in the western and northwestern portions of the seven-county Minneapolis-St. Paul metropolitan area. Management of United believes that the acquisition of Park Bank will (i) broaden the base of operations for the entire United consolidated group and could diversify risk that may exist in each market area; (ii) result in economies of scale due to the combination of resources; (iii) result in a larger organization that should better enable management to attract well-qualified employees and provide opportunities to broaden access to capital markets and acquisition opportunities; and (iv) allow each of United's subsidiary banks to access the products, services, talents and capabilities of the other subsidiary banks and their management and employees. See "Business -- Growth Strategies."

BUSINESS OF PARK BANK

    Park Bank provides a wide range of commercial and consumer banking products and services for small-to-medium-sized businesses, consumers and professionals. Park Bank has a market niche focused on the lending and cash management needs of owner-operated businesses in light manufacturing, wholesale/ distribution and service industries with sales of $250,000 to $25 million. At September 30, 1996, 77% of Park Bank's loans were commercial, commercial real estate or commercial construction loans, with the real estate loans primarily placed on owner-occupied facilities. The commercial lending activities are principally in the western and northwestern portions of the seven-county Minneapolis-St. Paul metropolitan area.

    Park Bank provides its consumer customers with a competitive variety of deposit products and services, installment and home equity line of credit loans, discount brokerage services, and other customary banking services. A majority of Park Bank's consumer business is originated within a two-to-three mile radius of its banking offices in St. Louis Park and New Hope, Minnesota.

    Park Bank competes with the system banks of two large multi-bank holding companies, as well as numerous other banks, savings and loan associations, credit unions, securities brokerage firms and other financial services companies. Management believes that the experience and reputation of Park Bank in the small-to-medium-sized business market is very complementary to that of Signal Bank, which will enhance the ability of both banks to compete more effectively through the sharing of resources and expertise, such as SBA loan programs.

    Park Bank presently leases its main office, consisting of approximately 27,000 square feet located at 5353 Wayzata Boulevard, St. Louis Park, Minnesota, under a lease which expires on October 31, 2004, with several options to renew. Park Bank operates a branch office in an approximately 5,200 square foot detached building owned by Park Bank and located at 7001 Bass Lake Road, New Hope, Minnesota. Management believes that Park Bank's facilities are adequate to meet its foreseeable needs. As of September 30, 1996, PFC and Park Bank employed 78 persons, 65 on a full-time basis and 13 on a part-time basis.

TERMS OF THE PARK ACQUISITION

    In connection with the Merger, the shareholders of PFC will receive aggregate cash consideration estimated to be approximately $46 million (the actual consideration will be based on the November 30, 1996 book value of PFC plus a premium plus a fixed daily accrual representing earnings from November 30, 1996 through the closing date of the Park Acquisition). Following the Park Acquisition, United will own all of the issued and outstanding stock of PFC which in turn owns all of the issued and outstanding stock of Park Bank. For accounting purposes, the Park Acquisition will be accounted for under the purchase method for business combinations, which requires adjusting the assets and liabilities of Park Bank to their fair value and the recording of goodwill at an amount equal to the difference between the aggregate cash payment and the fair value of the tangible assets and liabilities. The Park Acquisition is subject to various conditions, including bank regulatory approval, all of which have been satisfied or waived with the only remaining condition being the consummation of the sale of the Preferred Securities offered hereby.

    In the Merger Agreement, PFC and the Park Financial Corporation Common Stock Revocable Trust (the "Trust"), a majority shareholder of PFC, have made various representations and warranties relating to the due organization of PFC and Park Bank, authorization of PFC to enter into the Merger Agreement, capitalization and financial statements of PFC and Park Bank and other matters customary in transactions of this type. The Merger Agreement includes covenants obligating PFC and Park Bank to conduct their operations pending closing of the Merger in the ordinary course of business and in compliance with various restrictions intended to protect the financial condition of PFC and Park Bank and customary in transactions of this type.

    Pursuant to a separate Indemnification Agreement, the Trust and certain beneficiaries of the Trust (the "Indemnifying Parties") have agreed to indemnify United, the surviving corporation of the Merger, and Park Bank from and against any and all claims, losses, damages, liabilities or expenses arising or incurred within six years after the Merger as a result of any claims, actions or proceedings made or brought against United, the surviving corporation of the Merger, and Park Bank by the Indemnifying Parties or the other shareholders of PFC for any or no reason. There will be no indemnification for claims brought by third parties, or for claims based upon inaccuracies of the representations and warranties made by PFC and the Trust in the Merger Agreement.

FINANCING

    The aggregate financing for the Park Acquisition will come from the proceeds from this Offering, the proceeds from the sale of United's Common Stock occurring concurrently with this Offering in the approximate minimum amount of $5 million (after deducting offering expenses), cash on hand in the aggregate amount of $7 million, and a loan from Firstar in the amount of $24 million. In addition to providing financing for the Park Acquisition, the net proceeds from the sale of the Junior Subordinated Debentures (purchased with the proceeds from the Preferred Securities) and the net proceeds from the sale of the Common Stock will also be used to increase United's qualifying "Tier 1" capital. "Tier 1" capital is generally defined as (i) the sum of common shareholders' equity, qualifying perpetual preferred stock (subject to certain limitations) and minority interests in the equity accounts of consolidated subsidiaries, less
(ii) goodwill and other intangibles.

    United and Firstar have entered into a Loan Agreement, under which Firstar is providing a loan of up to an aggregate amount of $27 million, of which $24 million will enable United to complete the Park Acquisition. The loan is for a five-year term, with interest payable quarterly and principal (based on a ten-year amortization) payable annually. Interest will accrue at a rate equal to 140 basis points in excess of the three-month LIBOR Rate. All indebtedness of United to Firstar under the loan will be secured by a pledge of all of the stock of Park Bank, Signal Bank and Goodhue Bank. The Loan Agreement with Firstar contains warranties and covenants customary in loan transactions of this type, including: (i) the Company is duly organized and has the corporate power to conduct its business and to execute the Loan Agreement; (ii) the Company and the Bank will comply with all applicable laws; (iii) the Company and the Banks are not subject to litigation or regulatory proceedings; (iv) the Company and the Banks will not incur additional indebtedness; (v) the Company's property will not be subject to any additional liens; (iv) the Company will pay all taxes and other liabilities when due; (vi) the Company will provide periodic financial information to Firstar; and (vii) the Company will cause each Bank to maintain the following financial covenants: (a) a ratio of total tangible equity plus loan loss reserves to all assets of at least 7.0%; (b) a ratio of nonperforming loans plus other real estate to total loans plus other real estate of not greater than 3.0%; (c) a ratio of nonperforming loans plus other real estate to total tangible equity plus loan loss reserves of not greater than 24.0%; and (d) an average return on assets of at least 0.75% for Signal Bank and Goodhue Bank, and 0.45% for Park Bank. In the event that the Company breaches any of its representations or agreements under the Loan Agreement, or defaults on any other indebtedness, or suffers a material adverse change in its business or files bankruptcy or is otherwise insolvent, Firstar may declare the entire unpaid principal balance of the loan to be immediately due and payable, and may foreclose upon the stock of Park Bank, Signal Bank and Goodhue Bank pledged to Firstar.

                                USE OF PROCEEDS

    All of the proceeds from the sale of Preferred Securities will be invested by United Capital in the Junior Subordinated Debentures. The net proceeds to the Company from the sale of Junior Subordinated Debentures are estimated to be $10,159,000 net of estimated underwriting commission, the Advisory Fee and other estimated offering expenses. The Company will use the net proceeds from the sale of Junior Subordinated Debentures, together with the proceeds from the offering of the Company's Common Stock occurring concurrently with the Offering of the Preferred Securities, to provide a portion of the financing for the Park Acquisition and to increase the Company's qualifying "Tier 1" capital in order for the Company to have sufficient capital to consummate the Park Acquisition. The Preferred Securities are expected to qualify as Tier 1 capital. See "Supervision and Regulation."

    In addition to the net proceeds from the issuance of the Junior Subordinated Debentures, United will receive an approximate minimum amount of $5 million from the sale of its Common Stock occurring concurrently with this Offering and $24 million from the proceeds of a loan from Firstar, and will obtain $7 million from cash-on-hand, to provide the financing for the Park Acquisition, estimated to be $46 million in the aggregate. See "Acquisition of Park."

                              ACCOUNTING TREATMENT

    For financial reporting purposes, United Capital will be treated as a subsidiary of the Company and, accordingly, the accounts of United Capital will be included in the consolidated financial statements of the Company. The Preferred Securities will be presented as a separate line item in the consolidated balance sheet of the Company under the caption "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures," and appropriate disclosures about the Preferred Securities, the Guaranty and the Junior Subordinated Debentures will be included in the notes to consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Preferred Securities as minority interest in preferred securities dividends of subsidiary in the consolidated statements of operations.


    All future reports of the Company filed under the Securities Exchange Act of 1934 will include a footnote to the financial statements stating that (i) the Trust is wholly-owned; (ii) the sole assets of the Trust are the Junior Subordinated Debentures (specifying the principal amount, interest rate and maturity date of such Junior Subordinated Debentures); and (iii) the back-up obligations, in the aggregate, constitute a full and unconditional guaranty by the Company of the obligations of the Trust under the Preferred Securities. The Trust will not provide separate reports under the Securities Exchange Act of 1934.

                                 CAPITALIZATION

    The following table sets forth the capitalization of United as of September 30, 1996, and pro forma capitalization of United after giving effect to the Park Acquisition, the sale of the Preferred Securities offered in this Offering, the sale of the minimum number of shares of Common Stock offered by United concurrently with this Offering and the proceeds from the financing from Firstar. See "Acquisition of Park." In addition, certain capital ratios are also presented. The table should be read in conjunction with the financial statements and related notes contained elsewhere herein.

                                                                                          AS OF SEPTEMBER 30, 1996
                                                                                          ------------------------
                                                                                           ACTUAL    PRO FORMA (1)
                                                                                          ---------  -------------
                                                                                           (DOLLARS IN THOUSANDS)
Long-term debt..........................................................................  $   3,150    $  27,150
Company obligated mandatorily redeemable preferred securities of subsidiary trust
 holding solely junior subordinated debentures (2)......................................     --           10,159
Stockholders' equity
  Common Stock, $.01 par value; 5,000,000 shares authorized; 546,686 shares issued and
   outstanding (actual); 593,846 shares issued and outstanding (pro forma)..............          5            6
  Additional paid-in capital............................................................     21,016       25,984
  Retained earnings.....................................................................     18,918       18,918
  Unrealized loss on securities available for sale......................................        (59)         (59)
                                                                                          ---------  -------------
    Total stockholders' equity..........................................................     39,880       44,849
                                                                                          ---------  -------------
Total capitalization....................................................................  $  43,030    $  82,158
                                                                                          ---------  -------------
                                                                                          ---------  -------------

Regulatory capital ratios (3):
  Tier 1 risk-based capital.............................................................      13.4%         7.0%
  Total risk-based capital..............................................................      14.4%         8.2%
  Leverage..............................................................................       8.6%         5.0%

------------------------
(1) The pro forma information set forth above as of September 30, 1996 may not be indicative of the financial condition of the Company on the date of the Park Acquisition which is expected to close in January, 1997.


(2) The subsidiary trust is United Capital which is a wholly-owned subsidiary of the Company and holds the Junior Subordinated Debentures as its sole asset. The Preferred Securities are issued by United Capital. The sole assets of United Capital consist of approximately $11,340,200 principal amount of Junior Subordinated Debentures issued by United to United Capital. The
    Junior Subordinated Debentures will bear interest at the rate of     % per
    annum and will mature on January 15, 2027, which date may be shortened to a date not earlier than January 15, 2002 or extended to a date not later than January 15, 2046, in either case, if certain conditions are met. Upon the occurrence of a Tax Event or an Investment Company Event (whether occurring before or after January 15, 2002), the Company has the right to redeem the Junior Subornidated Debentures. See "Description of Junior Subordinated Debentures -- Redemption." The Company owns all of the Common Securities of United Capital.



(3) Pro forma regulatory capital ratios include Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated debentures as Tier 1 capital.

                            SELECTED FINANCIAL DATA


    The following tables presented below reflect certain consolidated financial information of United on an historical basis as of and for the dates indicated; financial information as of and for the year ended December 31, 1993 on an historical basis including the results of Signal only and on an unaudited pro forma basis giving effect to the merger of Goodhue and Signal which was accounted for using the purchase method of accounting (appearing in Table 1); certain financial information of PFC on an historical basis as of and for the dates indicated (appearing in Table 2); and certain unaudited pro forma consolidated financial information of United giving effect to the Park Acquisition (including related debt and equity transactions) using the purchase method of accounting (appearing in Table 3). For a description of the purchase method of accounting with respect to the merger with Goodhue and the Park Acquisition and the related effects on the historical financial statements of United, see unaudited Pro Forma Consolidated Financial Statements of United included elsewhere herein. The historical consolidated financial data as of and for the five years ended December 31, 1995 (except United pro forma as of and for the year ended December 31, 1993), are derived from audited consolidated financial statements of United and PFC. The historical consolidated financial data as of and for the nine months ended September 30, 1996 and 1995 are derived from the unaudited historical financial statements of United and PFC and reflect, in the opinions of management of United and PFC, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. The results of operations for the nine months ended September 30, 1996 may not be indicative of results of operations to be obtained for the entire fiscal year. The selected consolidated financial and other data should be read in conjunction with each of United's and PFC's Consolidated Financial Statements and related notes included herein and in conjunction with the unaudited Pro Forma Consolidated Financial Statements and related notes included herein. See "Index to Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                AS OF AND FOR THE
                                NINE MONTHS ENDED                            AS OF AND FOR THE
                                  SEPTEMBER 30,                           YEAR ENDED DECEMBER 31,
                               --------------------  ------------------------------------------------------------------
                                 1996       1995       1995       1994      1993 (1)    1993 (2)   1992 (2)   1991 (2)
                               ---------  ---------  ---------  ---------  -----------  ---------  ---------  ---------
                                                                           (PRO FORMA)
                                                     (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
 UNITED -- TABLE 1

OPERATING DATA
  Interest income............  $  25,001  $  22,919  $  31,206  $  25,516   $  23,930   $  11,424  $  11,276  $  12,783
  Interest expense...........     10,445      9,397     12,848      9,159       9,035       3,671      4,334      6,470
                               ---------  ---------  ---------  ---------  -----------  ---------  ---------  ---------
  Net interest income........     14,556     13,522     18,358     16,357      14,895       7,753      6,942      6,313
  Provision for loan and
   lease losses..............        146         41         61        234         605         300        488      2,000
                               ---------  ---------  ---------  ---------  -----------  ---------  ---------  ---------
  Net interest income after
   provision for loan and
   lease losses..............     14,410     13,481     18,297     16,123      14,290       7,453      6,454      4,313
  Noninterest income.........      3,448      2,886      3,919      3,837       3,947       2,148      2,419      1,808
  Noninterest expense........     12,775     12,147     16,531     16,131      14,995       7,416      6,537      5,609
                               ---------  ---------  ---------  ---------  -----------  ---------  ---------  ---------
  Income before income taxes
   and cumulative effect of
   change in accounting
   principle.................      5,083      4,220      5,685      3,829       3,242       2,185      2,336        512
  Income tax expense.........      1,678      1,249      2,056      1,396       1,138         725        725        171
                               ---------  ---------  ---------  ---------  -----------  ---------  ---------  ---------
  Income before cumulative
   effect of change in
   accounting principle......      3,405      2,971      3,629      2,433       2,104       1,460      1,611        341
  Cumulative effect of change
   in accounting principle
   (3).......................     --         --         --         --             181         106     --         --
                               ---------  ---------  ---------  ---------  -----------  ---------  ---------  ---------
  Net income.................  $   3,405  $   2,971  $   3,629  $   2,433   $   2,285   $   1,566  $   1,611  $     341
                               ---------  ---------  ---------  ---------  -----------  ---------  ---------  ---------
                               ---------  ---------  ---------  ---------  -----------  ---------  ---------  ---------
  Income per common share
   before cumulative effect
   of change in accounting
   principle.................  $    6.20  $    5.82  $    6.97  $    4.82   $    4.17   $    4.78  $    5.43  $    1.13
  Cumulative effect of change
   in accounting principle...     --         --         --         --             .36         .35     --         --
                               ---------  ---------  ---------  ---------  -----------  ---------  ---------  ---------
  Net income per common
   share.....................  $    6.20  $    5.82  $    6.97  $    4.82   $    4.53   $    5.13  $    5.43  $    1.13
                               ---------  ---------  ---------  ---------  -----------  ---------  ---------  ---------
                               ---------  ---------  ---------  ---------  -----------  ---------  ---------  ---------
  Weighted average common
   shares outstanding........    549,079    510,770    520,306    504,686     505,084     305,513    296,654    301,142
                               ---------  ---------  ---------  ---------  -----------  ---------  ---------  ---------
                               ---------  ---------  ---------  ---------  -----------  ---------  ---------  ---------

BALANCE SHEET DATA
  Total assets...............  $ 441,850  $ 411,431  $ 421,841  $ 383,984   $ 347,687   $ 173,195  $ 155,095  $ 152,370
  Net loans and leases.......    277,345    257,376    263,006    244,125     217,317     112,583     92,516     83,262
  Investment securities......    103,453     98,896    101,837     83,434      82,610      39,596     40,938     43,886
  Deposits...................    351,825    325,027    340,723    312,947     291,590     147,517    140,446    139,317
  Securities sold under
   repurchase agreements.....     27,556     27,966     23,173     27,747      15,321       6,766     --         --
  Notes payable and other
   borrowings................     16,709     16,813     15,762     12,412      10,549       3,602      1,572      1,144
  Total stockholders'
   equity....................     39,880     35,751     36,969     27,525      26,745      13,709     11,943     10,674

KEY RATIOS
  Return on average assets
   (4)(5)....................       1.06%      1.01%      0.91%      0.68%       0.61%       0.95%      1.10%      0.23%
  Return on average equity
   (4)(5)....................      12.33      13.57      11.65       9.22        8.22       12.21      14.55       3.24
  Average stockholders'
   equity to average
   assets....................       8.59       7.45       7.79       7.34        7.48        7.81       7.59       7.20
  Net interest margin (4)....       5.03       5.10       5.13       5.12        5.01        5.36       5.23       4.72
  Operating efficiency
   ratio.....................      70.96      74.03      74.21      79.88       79.58       74.90      69.83      69.07
  Nonperforming loans/total
   loans and leases..........       0.43       0.41       0.28       0.27        0.64        0.49       0.45       2.72
  Allowance for loan and
   lease losses/ total loans
   and leases................       1.02       1.12       1.09       1.16        1.24        1.32       1.53       2.57
  Allowance for loan and
   lease losses/
   nonperforming loans and
   leases....................     239.80     269.94     385.51     423.74      192.99      268.04     336.07      94.32
  Common stock dividend
   payout ratio (6)..........       0.00       0.00       0.00       0.00       10.37        8.97       0.00       0.00
  Ratio of earnings to fixed
   charges (7)
    Including interest on
     deposits................       1.48x      1.45x      1.44x      1.42x       1.36x       1.59x      1.53x      1.08x
    Excluding interest on
     deposits................       3.83x      3.31x      3.28x      3.27x       3.94x       7.75x     16.68x      3.76x

                                                   AS OF AND FOR THE
                                                   NINE MONTHS ENDED                      AS OF AND FOR THE
                                                     SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                                  --------------------  -----------------------------------------------------
                                                    1996       1995       1995       1994       1993       1992       1991
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                            (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
 PFC -- TABLE 2

OPERATING DATA
  Interest income...............................  $  11,857  $  11,011  $  14,969  $  11,663  $   9,744  $  10,549  $  12,907
  Interest expense..............................      4,519      4,126      5,672      3,538      2,927      4,229      6,604
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest income...........................      7,338      6,885      9,297      8,125      6,817      6,320      6,303
  Provision for loan and lease losses...........        329        540        720        740        552        678      1,974
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest income after provision for loan
   and lease losses.............................      7,009      6,345      8,577      7,385      6,265      5,642      4,329
  Noninterest income............................      1,238      1,260      1,659      1,556      2,102      2,824      2,894
  Noninterest expense...........................      4,606      4,723      6,338      6,076      6,234      6,557      6,862
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before income taxes and cumulative
   effect of change in accounting principle.....      3,641      2,882      3,898      2,865      2,133      1,909        361
  Income tax expense............................      1,402      1,096      1,497      1,030        659        579        228
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before cumulative effect of change in
   accounting principle and extraordinary
   credit.......................................      2,239      1,786      2,401      1,835      1,474      1,330        133
  Cumulative effect of change in accounting
   principle (3)................................     --         --         --         --            850     --         --
  Tax benefit arising from carry forward of
   prior year operating loss....................     --         --         --         --         --             93         62
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income....................................  $   2,239  $   1,786  $   2,401  $   1,835  $   2,324  $   1,423  $     195
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income per common share before cumulative
   effect of change in accounting principle and
   extraordinary credit.........................  $    4.74  $    3.78  $    5.09  $    3.89  $    3.15  $    2.80  $     .28
  Cumulative effect of change in accounting
   principle....................................     --         --         --         --           1.81     --         --
  Extraordinary credit..........................     --         --         --         --         --            .20        .13
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income per common share...................  $    4.74  $    3.78  $    5.09  $    3.89  $    4.96  $    3.00  $    0.41
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Weighted average common shares outstanding....    472,710    471,510    471,540    471,931    468,692    473,668    479,441
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------

BALANCE SHEET DATA
  Total assets..................................  $ 208,527  $ 193,300  $ 200,570  $ 181,505  $ 157,650  $ 153,524  $ 156,092
  Net loans and leases..........................    116,569    114,474    113,499    102,882     94,368     82,035     87,187
  Investment securities.........................     71,780     61,641     63,765     55,632     45,468     46,941     43,510
  Deposits......................................    164,966    156,334    165,754    156,704    135,363    132,037    136,151
  Total stockholders' equity....................     24,592     21,934     22,888     19,237     18,152     15,640     14,557

KEY RATIOS
  Return on average assets (4)(5)...............       1.48%      1.29%      1.28%      1.09%      0.99%      0.96%      0.13%
  Return on average equity (4)(5)...............      12.78      12.11      12.07       9.97       8.88       9.49       1.35
  Average stockholders' equity to average
   assets.......................................      11.55      10.67      10.63      10.93      11.20      10.08       9.35
  Net interest margin (4).......................       5.12       5.30       5.29       5.19       4.97       4.63       4.58
  Operating efficiency ratio....................      53.71      57.99      57.85      62.76      69.90      71.71      74.61
  Nonperforming loans/total loans and leases....       1.19        .59       1.07       1.69       1.25       4.38       5.95
  Allowance for loan and lease losses/total
   loans and leases.............................       1.83       1.98       2.14       1.93       1.61       1.74       1.78
  Allowance for loan and lease
   losses/nonperforming loans and leases........     154.36     335.85     199.20     113.93     129.18      39.78      29.85
  Common stock dividend payout ratio (6)........       0.00       0.00       0.00       0.00       0.00       0.00       0.00
  Ratio of earnings to fixed charges: (7)
    Including interest on deposits..............       1.79x      1.68x      1.66x      1.77x      1.68x      1.43x      1.05x
    Excluding interest on deposits..............       6.80x      7.29x      6.65x      8.76x      7.58x      5.20x      1.51x

                                                                            AS OF AND FOR THE     AS OF AND FOR
                                                                            NINE MONTHS ENDED          THE
                                                                              SEPTEMBER 30,         YEAR ENDED
                                                                           --------------------    DECEMBER 31,
                                                                             1996       1995           1995
                                                                           ---------  ---------  ----------------
                                                                             (DOLLARS IN THOUSANDS, EXCEPT PER
                                                                                        SHARE DATA)
 PRO FORMA -- TABLE 3(8)

OPERATING DATA
  Interest income........................................................  $  36,615  $  33,685     $   45,818
  Interest expense.......................................................     16,229     14,788         20,207
                                                                           ---------  ---------       --------
  Net interest income....................................................     20,386     18,897         25,611
  Provision for loan and lease losses....................................        475        581            781
                                                                           ---------  ---------       --------
  Net interest income after provision for loan and lease losses..........     19,911     18,316         24,830
  Noninterest income.....................................................      4,686      4,146          5,578
  Noninterest expense....................................................     18,433     17,905         24,255
                                                                           ---------  ---------       --------
  Income before income taxes and minority interest in preferred
   securities dividends of subsidiary....................................      6,164      4,557          6,153
  Income tax expense.....................................................      2,481      1,752          2,747
  Minority interest in preferred securities dividends of subsidiary......       (617)      (617)          (823)
                                                                           ---------  ---------       --------
  Net income.............................................................  $   3,066  $   2,188     $    2,583
                                                                           ---------  ---------       --------
                                                                           ---------  ---------       --------
  Net income per common share............................................  $    5.14  $    3.92     $     4.55
                                                                           ---------  ---------       --------
                                                                           ---------  ---------       --------
  Weighted average common shares outstanding.............................    596,239    557,930        567,466
                                                                           ---------  ---------       --------
                                                                           ---------  ---------       --------

BALANCE SHEET DATA
  Total assets...........................................................  $ 665,425  $ 621,228     $  639,153
  Net loans and leases...................................................    391,877    368,172        372,868
  Investment securities..................................................    171,722    157,852        162,882
  Deposits...............................................................    516,791    481,361        506,477
  Securities sold under repurchase agreements............................     45,067     40,440         33,839
  Notes payable and other borrowings.....................................     40,709     40,813         39,762
  Total stockholders' equity.............................................     44,849     40,720         41,938

KEY RATIOS
  Return on average assets (4)...........................................       0.64%      0.50%          0.43%
  Return on average equity (4)...........................................       9.55       7.96           6.94
  Average stockholders' equity to average assets.........................       6.65       6.26           6.17
  Net interest margin (4)................................................       4.87       4.91           4.86
  Operating efficiency ratio.............................................      73.52      77.70          77.77
  Nonperforming loans/total loans and leases.............................        .66       1.22           0.53
  Allowance for loan and lease losses/total loans and leases.............       1.25       1.37           1.40
  Allowance for loan and lease losses/nonperforming loans and leases.....     189.12     112.22         264.26
  Common stock dividend payout ratio (6).................................       0.00       0.00           0.00
  Ratio of earnings to fixed charges: (7)
    Including interest on deposits.......................................       1.38x      1.30x          1.30x
    Excluding interest on deposits.......................................       2.67x      2.28x          2.26x

------------------------------
(1) Combines the results of operations and financial condition of Signal and Goodhue.

(2) Includes the accounts of Signal only.

(3) Cumulative effect of change in accounting principle in 1993 represents the adoption of Statement of Financial Accounting Standard (SFAS) No. 109 Accounting for Income Taxes.

(4) Annualized for the nine months ended September 30, 1996 and 1995.

(5) Computed using income before cumulative effect of change in accounting principle.

(6) Dividends per share divided by net income per share.

(7) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of one-third rent expense and interest expense.

(8) Combines the results of operations and financial condition of United and PFC.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BASIS OF PRESENTATION


    The following discussion and analysis provides information regarding United's historical results of operations and financial condition for the years ended December 31, 1995 and 1994 and United's unaudited pro forma results of operations as of and for the year ended December 31, 1993. In addition, this discussion includes United's historical results of operations and financial condition as of and for the nine months ended September 30, 1996 and 1995. This discussion and analysis should be read in conjunction with United's Consolidated Financial Statements and the notes thereto and the other financial information included herein.


    The comparison of 1994 data to 1993 data is substantially affected by the merger of Goodhue into Signal on January 1, 1994. For comparative purposes, an unaudited pro forma consolidated balance sheet and statement of income of Signal and Goodhue as of December 31, 1993 and for the year then ended, prepared as though the Signal and Goodhue merger had occurred on January 1, 1993, have been included elsewhere herein. See "Index to Financial Information." Pro forma results do not purport to represent what United's results of operations or financial condition would actually have been if the transactions had occurred on the dates indicated, and do not project United's results or financial condition for or to any future period or date. For purposes of this Management's Discussion and Analysis, 1994 financial data will be compared to pro forma 1993 financial data. The financial data for 1992 and 1991 include the financial information of Signal only.

    The Park Acquisition, which will be consummated concurrently with completion of this Offering, will substantially affect United's future operations and will have a significant impact on comparisons of income, expense and balance sheet items for 1997 periods to 1996 periods. United expects the Park Acquisition will be completed in January, 1997. United intends to account for the Park Acquisition using the purchase method of accounting. As a result of the Park Acquisition, among other things, United will incur a substantial increase in long-term debt and related interest expense and in goodwill and related goodwill amortization. Although management believes that following the Park Acquisition the Company will be "adequately capitalized" for purposes of various federal banking regulations, the recording of the goodwill in connection with the Park Acquisition will result in a significant decrease in tangible capital and in regulatory capital ratios from those in existence prior to the Park Acquisition.

OVERVIEW

    United's net income for the nine months ended September 30, 1996 increased $434,000 or 14.6% to $3.4 million from $3.0 million for the nine months ended September 30, 1995. Net income for the year ended December 31, 1995 increased $1.2 million or 49.2% to $3.6 million from $2.4 million in 1994. Net income before the cumulative effect of change in accounting principle in 1994 increased $329,000 or 15.6% from $2.1 million in 1993.

    Total assets at September 30, 1996 increased $20.0 million or 4.7% to $441.8 million from $421.8 million at December 31, 1995. Total assets at December 31, 1995 increased $37.8 million or 9.8% from $384.0 million at December 31, 1994 which was an increase of $36.3 million or 10.4% over the total assets at December 31, 1993.

    The annualized return on average assets was 1.06% for the nine months ended September 30, 1996 compared with 1.01% for the nine months ended September 30, 1995. The return on average assets using income before the cumulative effect of change in accounting principle was .91% for the year ended December 31, 1995 compared with .68% and .61% for the years ended December 31, 1994 and pro forma 1993, respectively.

    The annualized return on average equity was 12.33% for the nine months ended September 30, 1996 compared with 13.57% for the nine months ended September 30, 1995. The return on average equity using income before the cumulative effect of change in accounting principle was 11.65% for the year ended December 31, 1995 compared with 9.22% and 8.22% for the years ended December 31, 1994 and pro forma 1993, respectively.

RESULTS OF OPERATIONS

    NET INTEREST INCOME

    Net interest income is interest earned on loans and other earning assets less interest paid on deposits and other borrowed funds. Earning assets are categorized as federal funds sold, investment securities and loans and leases. Interest-bearing liabilities are categorized as deposits, federal funds purchased and securities sold under repurchase agreements, Federal Home Loan Bank ("FHLB") advances, and notes payable.

    Net interest income for the nine months ended September 30, 1996 increased $1.0 million or 7.6% to $14.6 million from $13.5 million for the nine months ended September 30, 1995. Net interest income was positively impacted by an increase of $32.5 million or 9.2% in average interest-earning assets to $386.8 million for the nine months ended September 30, 1996 from $354.3 million for the nine months ended September 30, 1995, offset by a decrease of .02% in average yields on average interest-earning assets to 8.63% for the nine months ended September 30, 1996 from 8.65% for the nine months ended September 30, 1995. Average interest-earning assets were impacted by an 8.4% increase in average loans and leases due to continued loan demand and a 15.2% increase in average taxable investment securities resulting from increased deposit growth in excess of loan demand. The positive impact to net interest income was partially offset by the increase of $22.5 million or 7.5% in average interest-bearing liabilities to $322.9 million for the nine months ended September 30, 1996 from $300.4 million for the nine months ended September 30, 1995 and an increase in the rate paid on average interest-bearing liabilities of .14% to 4.32% for the nine months ended September 30, 1996 from 4.18% for the nine months ended September 30, 1995. Average interest-bearing liabilities increased due primarily to an increase of $34.9 million or 49.6% in money market deposit accounts resulting from marketing a new money market product that the Company featured as its prime interest-bearing deposit account. The money market deposit increase partially resulted in a decrease of $12.5 million in the savings and time deposit accounts between the periods. The Company also utilized increased FHLB advances of $5.0 million to fund a portfolio of fixed-rate residential real estate loans, while notes payable were reduced by $2.1 million using proceeds from a stock offering. The net interest spread declined .16% to 4.31% for the nine months ended September 30, 1996 from 4.47% for the nine months ended September 30, 1995 while net interest margin declined to 5.03% from 5.10%. United expects its overall cost of funds to increase after the Park Acquisition due to the additional interest expense incurred on long-term debt.

    Net interest income for 1995 increased $2.0 million or 12.2% to $18.4 million from $16.4 million for 1994. Net interest income was positively impacted by an increase of $38.4 million or 12.0% in average interest-earning assets to $357.8 million for the year ended December 31, 1995 from $319.4 for the year ended December 31, 1994 and by an increase of .73% in average yields on average interest-earning assets to 8.72% for 1995 compared to 7.99% for 1994. This increase was due to a general rising rate environment during 1995. Average interest-earning assets were impacted by a 9.3% increase in average loans and leases and a 13.4% increase in average taxable investment securities. The positive impact to net interest income was partially offset by the increase of $30.9 million or 11.4% in average interest-bearing liabilities to $301.1 million for the year ended December 31, 1995 from $270.2 million for the year ended December 31, 1994 and an increase in the rate paid on average interest-bearing liabilities of .88% to 4.27% for 1995 from 3.39% for 1994. Average interest-bearing liabilities increased primarily due to an increase of $35.0 million or 86.4% in money market deposit accounts resulting from marketing a new money market product that the Company featured as its prime interest-bearing deposit account. This increase partially resulted in a decrease of $12.0 million in the savings and time deposit accounts between the periods. The Company utilized increased FHLB advances of $5.4 million to fund a portfolio of fixed-rate residential real estate loans. Securities sold under repurchase agreements increased $5.9 million or 24.9% due to commercial customer demand. As a result of greater increases in the rates paid on average interest-bearing liabilities than the increase in yields on average interest-earning assets, the net interest spread was reduced .15% to 4.45% for 1995 from 4.60% for 1994. Net interest margin was not impacted by the decrease in spread due to the net increase in average interest-earning assets.

    Net interest income for 1994 increased $1.5 million or 9.8% to $16.4 million from $14.9 for pro forma 1993. Net interest income was positively impacted by an increase of $22.0 million or 7.4% in average interest-earning assets to $319.4 million for the year ended December 31, 1994 from $297.4 million for the pro forma year ended December 31, 1993 and offset by a decrease of .06% in average yields on average interest-earning assets to 7.99% for 1994 from 8.05% for pro forma 1993. Average interest-earning assets were impacted by a 13.3% increase in average loans and by a 7.4% decrease in average taxable investment securities. The net positive impact to net interest income was partially offset by the increase of $8.6 million or 3.3% increase in average interest-bearing liabilities to $270.2 million at December 31, 1994 from $261.6 for the pro forma year ended December 31, 1993 and enhanced by a decrease in the rate paid on average interest-bearing liabilities of .06% to 3.39% for 1994 from 3.45% for pro forma 1993. Average interest-bearing liabilities increased primarily due to an increase of $11.0 million or 87.7% in securities sold under repurchase agreements resulting from increased marketing of this product. Net interest spread did not change from 1993 to 1994. Net interest margin increased from 5.01% in 1993 to 5.12% in 1994 due to the net increase in average interest-earning assets.

    The following table presents the changes in net interest income by volume and rate and the total thereof for the periods indicated. Changes in net interest income due to both volume and rate have been included in changes due to rate.

                                                      NINE MONTHS ENDED                            YEAR ENDED
                                                        SEPTEMBER 30,                             DECEMBER 31,
                                                        1996 VS. 1995                             1995 VS. 1994
                                           ---------------------------------------   ---------------------------------------
                                                     INCREASE (DECREASE)                       INCREASE (DECREASE)
                                                      DUE TO CHANGE IN                          DUE TO CHANGE IN
                                           ---------------------------------------   ---------------------------------------
                                             VOLUME         RATE          TOTAL        VOLUME         RATE          TOTAL
                                           -----------   -----------   -----------   -----------   -----------   -----------
                                                                            (IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Federal funds sold.....................  $      (94)   $       (49)  $      (143)  $      246    $       190   $       436
  Taxable investment securities..........         541             99           640          517            589         1,106
  Non-taxable investment securities......          48             (2)           46           69             (7)           62
  Loans and leases.......................       1,547             (8)        1,539        1,956          2,130         4,086
                                           -----------         -----   -----------   -----------   -----------   -----------
    Total interest-earning assets........  $    2,042    $        40   $     2,082   $    2,788    $     2,902   $     5,690
                                           -----------         -----   -----------   -----------   -----------   -----------
                                           -----------         -----   -----------   -----------   -----------   -----------

INTEREST-BEARING LIABILITIES:
  Deposits -- interest-bearing:
    Interest-bearing demand deposits.....  $        6    $       (48)  $       (42)  $      (32)   $         7   $       (25)
    Savings..............................         (99)           (98)         (197)        (259)             7          (252)
    Money market.........................       1,133             97         1,230          919          1,325         2,244
    Time.................................        (270)           374           104          (42)           984           942
                                           -----------         -----   -----------   -----------   -----------   -----------
      Total interest-bearing deposits....         770            325         1,095          586          2,323         2,909
  Federal funds purchased and securities
   sold under repurchase agreements......        (126)            25          (101)         210            402           612
  FHLB advances..........................         224              2           226          312             17           329
  Notes payable..........................         (83)           (89)         (172)         (36)          (125)         (161)
                                           -----------         -----   -----------   -----------   -----------   -----------
    Total interest-bearing liabilities...  $      785    $       263   $     1,048   $    1,072    $     2,617   $     3,689
                                           -----------         -----   -----------   -----------   -----------   -----------
                                           -----------         -----   -----------   -----------   -----------   -----------
CHANGE IN NET INTEREST INCOME............  $    1,257    $      (223)  $     1,034   $    1,716    $       285   $     2,001
                                           -----------         -----   -----------   -----------   -----------   -----------
                                           -----------         -----   -----------   -----------   -----------   -----------

                                                         YEAR ENDED
                                                        DECEMBER 31,
                                                      1994 VS. 1993 (1)
                                           ---------------------------------------

                                                     INCREASE (DECREASE)
                                                      DUE TO CHANGE IN
                                           ---------------------------------------
                                             VOLUME         RATE          TOTAL
                                           -----------   -----------   -----------

INTEREST-EARNING ASSETS:
  Federal funds sold.....................  $      (62)   $        19   $       (43)
  Taxable investment securities..........        (333)          (307)         (640)
  Non-taxable investment securities......         135            (75)           60
  Loans and leases.......................       2,506           (297)        2,209
                                           -----------         -----   -----------
    Total interest-earning assets........  $    2,246    $      (660)  $     1,586
                                           -----------         -----   -----------
                                           -----------         -----   -----------
INTEREST-BEARING LIABILITIES:
  Deposits -- interest-bearing:
    Interest-bearing demand deposits.....  $       10    $       (84)  $       (74)
    Savings..............................         (30)          (112)         (142)
    Money market.........................        (152)            12          (140)
    Time.................................         189           (257)          (68)
                                           -----------         -----   -----------
      Total interest-bearing deposits....          17           (441)         (424)
  Federal funds purchased and securities
   sold under repurchase agreements......         334            130           464
  FHLB advances..........................          25             (2)           23
  Notes payable..........................         (47)           108            61
                                           -----------         -----   -----------
    Total interest-bearing liabilities...  $      329    $      (205)  $       124
                                           -----------         -----   -----------
                                           -----------         -----   -----------
CHANGE IN NET INTEREST INCOME............  $    1,917    $      (455)  $     1,462
                                           -----------         -----   -----------
                                           -----------         -----   -----------

--------------------------
(1) Combines Signal and Goodhue.

    The following table presents, for the periods and as of the dates indicated, information regarding United's average balance sheet. Ratio, yield and rate information are based on average daily balances during the nine months ended September 30, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993. Non-accrual loans are included in the average balances for loans and leases, net, for the periods indicated.

                                           NINE MONTHS ENDED SEPTEMBER 30,
                           ----------------------------------------------------------------
                                        1996                             1995
                           -------------------------------  -------------------------------
                                                  AVERAGE                          AVERAGE
                            AVERAGE               YIELD/     AVERAGE               YIELD/
                            BALANCE   INTEREST     RATE      BALANCE   INTEREST     RATE
                           ---------  ---------  ---------  ---------  ---------  ---------
                                                (DOLLARS IN THOUSANDS)
ASSETS:
Interest-earning assets:
Federal funds sold........ $  10,102  $    390       5.16%  $  12,255  $    533       5.81%
Taxable investment
 securities...............    92,895     4,195       6.03%     80,627     3,555       5.90%
Non-taxable investment
 securities(2)............     9,245       355       5.13%      8,011       309       5.16%
Loans and leases(3).......   274,533    20,061       9.76%    253,371    18,522       9.77%
                           ---------  ---------             ---------  ---------
  Total interest-earning
   assets.................   386,775    25,001       8.63%    354,264    22,919       8.65%
Noninterest-earning
 assets...................    42,759                           41,482
                           ---------                        ---------
  Total assets............ $ 429,534                        $ 395,746
                           ---------                        ---------
                           ---------                        ---------
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Interest-bearing
 liabilities:
Deposits --
 interest-bearing:
  Interest bearing demand
   deposits............... $  33,809  $    246       0.97%  $  33,119  $    288       1.16%
  Savings.................    30,006       455       2.03%     35,399       652       2.46%
  Money market............   105,291     3,516       4.46%     70,391     2,286       4.34%
  Time....................   108,133     4,504       5.56%    115,213     4,400       5.11%
                           ---------  ---------             ---------  ---------
    Total interest-bearing
     deposits.............   277,239     8,721       4.20%    254,122     7,626       4.01%
Federal funds purchased
 and securities sold under
 repurchase agreements....    25,569       957       5.00%     29,011     1,058       4.88%
FHLB advances.............    12,112       546       6.02%      7,121       320       6.01%
Notes payable.............     7,977       221       3.70%     10,109       393       5.20%
                           ---------  ---------             ---------  ---------
  Total interest-bearing
   liabilities............   322,897    10,445       4.32%    300,363     9,397       4.18%
Noninterest-bearing
 liabilities..............    69,739                           66,107
                           ---------                        ---------
  Total liabilities.......   392,636                          366,470
Stockholders' equity......    36,898                           29,276
                           ---------                        ---------
  Total liabilities and
   stockholders' equity... $ 429,534                        $ 395,746
                           ---------                        ---------
                           ---------                        ---------
Net interest income.......            $ 14,556                         $ 13,522
Net interest spread.......                           4.31%                            4.47%
Net interest margin.......                           5.03%                            5.10%

                                                           YEAR ENDED DECEMBER 31,
                           ----------------------------------------------------------------------------------------

                                       1995                          1994                        1993(1)
                           ----------------------------  ----------------------------  ----------------------------
                                               AVERAGE                       AVERAGE                       AVERAGE
                           AVERAGE              YIELD/   AVERAGE              YIELD/   AVERAGE              YIELD/
                           BALANCE   INTEREST    RATE    BALANCE   INTEREST    RATE    BALANCE   INTEREST    RATE
                           --------  --------  --------  --------  --------  --------  --------  --------  --------
                                                                                               (PRO FORMA)
                                                            (DOLLARS IN THOUSANDS)
ASSETS:
Interest-earning assets:
Federal funds sold........ $ 13,011  $   761      5.85%  $  7,404  $   325      4.39%  $  8,917  $   368      4.13%
Taxable investment
 securities...............   83,441    4,949      5.93%    73,555    3,843      5.22%    79,450    4,483      5.64%
Non-taxable investment
 securities(2)............    7,924      406      5.12%     6,593      344      5.22%     4,473      284      6.35%
Loans and leases(3).......  253,398   25,090      9.90%   231,809   21,004      9.06%   204,553   18,795      9.19%
                           --------  --------            --------  --------            --------  --------
  Total interest-earning
   assets.................  357,774   31,206      8.72%   319,361   25,516      7.99%   297,393   23,930      8.05%
Noninterest-earning
 assets...................   41,798                        39,978                        44,722
                           --------                      --------                      --------
  Total assets............ $399,572                      $359,339                      $342,115
                           --------                      --------                      --------
                           --------                      --------                      --------
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Interest-bearing
 liabilities:
Deposits --
 interest-bearing:
  Interest bearing demand
   deposits............... $ 32,679  $   364      1.11%  $ 35,636  $   389      1.09%  $ 34,895  $   463      1.33%
  Savings.................   34,441      818      2.38%    45,436    1,070      2.35%    46,603    1,212      2.60%
  Money market............   75,567    3,307      4.38%    40,538    1,063      2.62%    46,413    1,203      2.59%
  Time....................  113,905    5,949      5.22%   114,863    5,007      4.36%   110,746    5,075      4.58%
                           --------  --------            --------  --------            --------  --------
    Total interest-bearing
     deposits.............  256,592   10,438      4.07%   236,473    7,529      3.18%   238,657    7,953      3.33%
Federal funds purchased
 and securities sold under
 repurchase agreements....   29,343    1,454      4.96%    23,487      842      3.58%    12,510      378      3.03%
FHLB advances.............    8,351      504      6.04%     3,000      175      5.83%     2,573      152      5.91%
Notes payable.............    6,794      452      6.65%     7,216      613      8.50%     7,893      552      6.99%
                           --------  --------            --------  --------            --------  --------
  Total interest-bearing
   liabilities............  301,080   12,848      4.27%   270,176    9,159      3.39%   261,633    9,035      3.45%
Noninterest-bearing
 liabilities..............   67,354                        62,778                        54,901
                           --------                      --------                      --------
  Total liabilities.......  368,434                       332,954                       316,534
Stockholders' equity......   31,138                        26,385                        25,581
                           --------                      --------                      --------
  Total liabilities and
   stockholders' equity... $399,572                      $359,339                      $342,115
                           --------                      --------                      --------
                           --------                      --------                      --------
Net interest income.......           $18,358                       $16,357                       $14,895
Net interest spread.......                        4.45%                         4.60%                         4.60%
Net interest margin.......                        5.13%                         5.12%                         5.01%

----------------------------------
(1) Combines Signal and Goodhue.

(2) Yields are calculated using stated rates, not tax-equivalent rates.

(3) Includes loan fees $814,733 and $682,698 for the nine months ended September 30, 1996 and 1995, respectively and $883,416, $806,104 and $807,639 for the years ended December 31, 1995, 1994 and pro forma 1993, respectively.

    PROVISION FOR LOAN AND LEASE LOSSES

    The provision for loan and lease losses was $146,000 for the nine months ended September 30, 1996, an increase of $105,000 over the provision for loan and lease losses of $41,000 for the nine months ended September 30, 1995. The provision for loan and lease losses was $61,000 for the year ended December 31, 1995, a decrease of $173,000 or 73.9% from the year ended December 31, 1994 amount. The provision for loan and lease losses was $234,000 for the year ended December 31, 1994, a decrease of $371,000 or 61.3% from the pro forma provision for loan and lease losses of $605,000 for the year ended December 31, 1993. Annual fluctuations in the provision for loan and lease losses result from management's regular assessment of the adequacy of the allowance for loan and lease losses. See "Allowance for Loan and Lease Losses" below. The amount of loan and lease loss provision to be taken in future periods will depend on management's assessment of the adequacy of the allowance for loan and lease losses in relation to the entire loan portfolio.

    NONINTEREST INCOME

    The following table presents the components of noninterest income for the periods indicated:

                                                    NINE MONTHS ENDED
                                                                                    YEAR ENDED
                                                      SEPTEMBER 30,                DECEMBER 31,
                                                   --------------------  ---------------------------------
                                                     1996       1995       1995       1994      1993 (1)
                                                   ---------  ---------  ---------  ---------  -----------
                                                                                               (PRO FORMA)
                                                                       (IN THOUSANDS)
Service charges and other fees...................  $   2,442  $   2,136  $   2,923  $   2,963   $   3,097
Net investment securities gains (losses).........     --            (23)       (32)        79         285
Earnings on cash surrender value life
 insurance.......................................        297        291        377        462         385
Gain on sale of assets...........................        394        462        599        333          38
Interest on tax refunds..........................        277     --         --         --          --
Other............................................         38         20         52     --             142
                                                   ---------  ---------  ---------  ---------  -----------
                                                   $   3,448  $   2,886  $   3,919  $   3,837   $   3,947
                                                   ---------  ---------  ---------  ---------  -----------
                                                   ---------  ---------  ---------  ---------  -----------

------------------------
(1) Combines Signal and Goodhue.

    Noninterest income consists mainly of service charges on deposit accounts and other service fees, earnings on cash surrender value of life insurance and gain on sale of assets. Noninterest income was $3.4 million for the nine months ended September 30, 1996, an increase of $562,000 or 19.5% over noninterest income of $2.9 million for the nine months ended September 30, 1995. Approximately $306,000 of the increase was primarily due to increased service charges and overdraft fees. The remaining increase was primarily due to $277,000 of interest received on the tax refunds resulting from the favorable determination of a tax lawsuit for the years 1979 through 1983 and to a decrease in gain on sale of assets of $68,000 or 14.7% for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995. Noninterest income was $3.9 million for the year ended December 31, 1995, an increase of $82,000 or 2.1% over the year ended December 31, 1994. This increase was primarily due to an increase of $266,000 in gain on sales of assets offset by a reduction of $111,000 in net investment securities gains (losses) from a gain of $79,000 for the year ended December 31, 1994 to a loss of $32,000 for the year ended December 31, 1995 and a decrease of $85,000 in earnings on cash surrender value of life insurance. Noninterest income was $3.8 million for the year ended December 31, 1994, a decrease of $110,000 or 2.8% from pro forma noninterest income of $3.9 million for the year ended December 31, 1993. This decrease was due primarily to the reduction in net investment securities gains from $285,000 for the pro forma year ended December 31, 1993 to $79,000 for the year ended December 31, 1994, and a reduction of $134,000 in service charges and other fees, and offset by an increase of $295,000 in gain on sale of assets.

    NONINTEREST EXPENSE

    The following table presents the components of noninterest expense for the periods indicated:

                                                NINE MONTHS ENDED               YEAR ENDED
                                                  SEPTEMBER 30,                DECEMBER 31,
                                               --------------------  ---------------------------------
                                                 1996       1995       1995       1994      1993 (1)
                                               ---------  ---------  ---------  ---------  -----------
                                                                                           (PRO FORMA)
                                                                   (IN THOUSANDS)
Salaries and employee benefits...............  $   7,323  $   6,866  $   9,292  $   8,510   $   7,642
Occupancy....................................        646        744      1,208      1,060         958
Depreciation.................................      1,141        912      1,253      1,216         899
Amortization of intangibles..................        576        618        824        562         562
FDIC assessment..............................          4        320        351        644         690
Professional fees............................        267        179        297        468         865
Other real estate expenses...................          6          9          9        507         414
Other........................................      2,812      2,499      3,297      3,164       2,965
                                               ---------  ---------  ---------  ---------  -----------
                                               $  12,775  $  12,147  $  16,531  $  16,131   $  14,995
                                               ---------  ---------  ---------  ---------  -----------
                                               ---------  ---------  ---------  ---------  -----------

------------------------
(1) Combines Signal and Goodhue.

    Noninterest expense was $12.8 million for the nine months ended September 30, 1996, an increase of $628,000 or 5.2% over noninterest expense of $12.1 million for the nine months ended September 30, 1995. Noninterest expense was $16.5 million for the year ended December 31, 1995, an increase of $400,000 or 2.5% over noninterest expense of $16.1 million for the year ended December 31,1994. Noninterest expense was $16.1 million for the year ended December 31,1994, an increase of $1.1 million or 7.6% over noninterest expense of $15.0 million for the pro forma year ended December 31, 1993.

    Salaries and employee benefits expense was $7.3 million for the nine months ended September 30, 1996, an increase of $457,000 or 6.7% over salaries and employee benefits expense of $6.9 million for the nine months ended September 30, 1995. This increase was due primarily to increased staffing and scheduled salary adjustments as well as an increased bonus accrual.

    Salaries and employee benefits expense was $9.3 million for the year ended December 31, 1995, an increase of $782,000 or 9.2% over salaries and employee benefits expense of $8.5 million for the year ended December 31, 1994. This increase was due to increased staffing and scheduled salary adjustments. Salaries and employee benefits expense was $8.5 million for the year ended December 31, 1994, an increase of $868,000 or 11.4% over salaries and employee benefits expense of $7.6 million for the pro forma year ended December 31, 1993. This increase was due primarily to the installation of a formula based incentive plan and scheduled salary adjustments.

    Occupancy expense was $646,000 for the nine months ended September 30, 1996, a decrease of $98,000 or 13.2% from occupancy expense of $744,000 for the nine months ended September 30, 1995. This decrease was due to the receipt of property tax refunds for certain property tax valuations that had been contested. Occupancy expense was $1.2 million for the year ended December 31, 1995, an increase of $148,000 or 14.0% over occupancy expense of $1.1 million for the year ended December 31, 1994. This increase was due to additional space leased in 1995 to house the operations of the data processing subsidiary, Unitech. Occupancy expense was $1.1 million for the year ended December 31, 1994, an increase of $102,000 or 10.6% over occupancy expense of $1.0 million for the pro forma year ended December 31, 1993. This increase was due to additional space leased in 1994 to house the operations of the holding company.

    Depreciation expense was $1.1 million for the nine months ended September 30, 1996, an increase of $229,000 or 25.1% over depreciation expense of $912,000 for the nine months ended September 30, 1995. This increase was due to the acceleration of the amortization of leasehold improvements resulting from terminating a lease for Signal Bank's operations center in the Signal Hills Center effective January 31, 1997.

Depreciation expense was $1.3 million for the year ended December 31, 1995, an increase of $37,000 or 3.0% over depreciation expense of $1.2 million for the year ended December 31, 1994. This increase was due to the amortization of leasehold improvements relating to additional space leased and depreciation of equipment purchased. Depreciation expense was $1.2 million for the year ended December 31, 1994, an increase of $317,000 or 35.3% over depreciation expense of $899,000 for the pro forma year ended December 31, 1993. This increase was due primarily to additional computer equipment purchased in 1994 to process data for both Banks.

    Historically, intangible amortization has related to goodwill and other intangibles resulting from the merger of Signal with Goodhue. Amortization of intangibles expense was $576,000 for the nine months ended September 30, 1996, a decrease of $42,000 or 6.8% from amortization of intangibles expense of $618,000 for the nine months ended September 30, 1995. Amortization of intangibles expense was $824,000 for the year ended December 31, 1995, an increase of $262,000 or 46.6% over amortization of intangibles expense of $562,000 for the year ended December 31, 1994. The fluctuation between the nine month and twelve month periods is due to the difference in amortization periods assigned to various assets and liabilities which were adjusted to fair market value at the time of the merger. Amortization of intangibles expense was $562,000 for the year ended December 31, 1994 equal to the amortization of intangibles expense of $562,000 for the pro forma year ended December 31, 1993. Due to purchase accounting and resulting goodwill, United expects amortization of intangible expense to increase after the Park Acquisition by approximately $1.4 million annually.

    FDIC assessment expense was $4,000 for the nine months ended September 30, 1996, a decrease of $316,000 or 98.8% from FDIC assessment expense of $320,000 for the nine months ended September 30, 1995. This reduction was due to the FDIC lowering the assessment rate to $750 per Bank per quarter from 4 cents per $100 of deposits. FDIC assessment expense was $351,000 for the year ended December 31, 1995, a decrease of $293,000 or 45.5% from FDIC assessment expense of $644,000 for the year ended December 31, 1994. This decrease was due to the FDIC lowering the assessment rate from 23 cents per $100 of deposits to 4 cents per $100 of deposits. FDIC assessment expense was $644,000 for the year ended December 31, 1994, a decrease of $46,000 or 6.7% from FDIC assessment expense of $690,000 for the pro forma year ended December 31, 1993. This decrease was due to a reduction in the FDIC assessment rate from 26 cents per $100 of deposits to 23 cents per $100 of deposits in 1994. The increase in the FDIC assessment rate resulting from the merger of the Bank Insurance Fund and the Savings Association Insurance Fund in the amount of 1.29 cents per $100 of deposits for each of the years in the 3-year period commencing in 1997, will not have a material impact on United's financial results.

    Professional fees expense was $267,000 for the nine months ended September 30, 1996, an increase of $88,000 or 49.2% over professional fees expense of $179,000 for the nine months ended September 30, 1995. This increase is primarily due to costs associated with the Park Acquisition. Professional fees expense was $297,000 for the year ended December 31, 1995, a decrease of $171,000 or 36.5% from professional fees expense of $468,000 for the year ended December 31, 1994. This decrease was primarily due to the decrease in nonrecurring merger expenses associated with the Goodhue merger. Professional fees expense was $468,000 for the year ended December 31, 1994, a decrease of $397,000 or 45.9% from professional fees expense of $865,000 for the pro forma year ended December 31, 1993. This decrease was due to the decreased use of outside consultants in Goodhue Bank and the decrease in nonrecurring merger related expenses associated with the Goodhue merger.

    Other real estate expenses are immaterial for the nine months ended September 30, 1996 and 1995 and the year ended December 31, 1995 due to little activity with respect to other real estate owned. Other real estate expenses for the years ended December 31, 1994 and pro forma 1993 reflect loss on disposal of the other real estate owned and associated expenses.

    INCOME TAX EXPENSE

    Income tax expense was $1.7 million for the nine months ended September 30, 1996, an increase of $429,000 or 34.3% over income tax expense of $1.2 million for the nine months ended September 30, 1995. The effective tax rate increased from 29.6% for the nine months ended September 30, 1995 to 33.0% for the nine months ended September 30, 1996. Income tax expense was $2.1 million for the year ended December 31, 1995, an increase of $660,000 or 47.3% over income tax expense of $1.4 million for the year ended December 31, 1994. The effective tax rate decreased from 36.5% for the year ended December 31, 1994 to 36.2% for the year ended December 31, 1995. Income tax expense was $1.4 million for the year ended December 31, 1994, an increase of $258,000 or 22.7% over income tax expense of $1.1 million for the pro forma year ended December 31, 1993. The effective tax rate increased from the 1993 pro forma ratio of 35.1% to 36.5% for the year ended December 31, 1994. United expects its effective tax rate to increase after the Park Acquisition due primarily to the nondeductibility of the goodwill amortization. The effective tax rate for the pro forma December 31, 1995 statement of income was 44.6%. The effective tax rate for the pro forma September 30, 1996 statement of income was 40.2%. This decrease was due to the favorable determination of a tax lawsuit for the years 1979 through 1983 and resulting non-taxable income.

FINANCIAL CONDITION

    LOANS AND LEASES

    United's lending activities are presently guided by the general loan policies established by the subsidiaries' Boards of Directors. United is establishing a system-wide credit policy to assist local management and to maintain system-wide credit standards. United has continued its strategy to seek out small business and leasing opportunities to expand its loan portfolio. Total loans were $280.2 million at September 30, 1996, an increase of $14.3 million or 5.4% over the December 31, 1995 amount. Total loans were $265.9 million at December 31, 1995, an increase of $18.9 million or 7.7% over the December 31, 1994 amount. Total loans were $247.0 million at December 31, 1994, an increase of $27.0 million or 12.3% over the pro forma December 31, 1993 amount of $220.0 million.

    The following table presents a summary of United's loan portfolio as of September 30, 1996 and December 31, 1995, 1994, pro forma 1993 and historical 1992 and 1991:

                           SEPTEMBER 30,
                                1996
                          ----------------
                          AMOUNT  PERCENT
                          ------- --------
                            (DOLLARS IN
                             THOUSANDS)
Commercial and
 agricultural............ $166,013    59.2%
Residential real
 estate..................  66,139    23.6
Consumer.................  36,274    13.0
Leases...................  11,787     4.2
                          ------- --------
  Totals loans and
   leases................ $280,213   100.0%
                          ------- --------
                          ------- --------

                                                                     DECEMBER 31,
                          ---------------------------------------------------------------------------------------------------

                                 1995                 1994              1993 (1)            1992 (2)            1991 (2)
                          -------------------  ------------------  ------------------  ------------------  ------------------

                           AMOUNT    PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT

                          ---------  --------  --------  --------  --------  --------  --------  --------  --------  --------

                                                                      (PRO FORMA)

Commercial and
 agricultural............ $ 149,859     56.3%  $143,227     58.0%  $112,790     51.3%  $ 67,831     72.2%  $ 57,997     67.9%

Residential real
 estate..................    69,577     26.2     58,828     23.8     66,834     30.4     13,539     14.4     14,373     16.8

Consumer.................    35,897     13.5     35,655     14.4     33,920     15.4     12,581     13.4     13,085     15.3

Leases...................    10,572      4.0      9,271      3.8      6,498      2.9      --       --         --       --

                          ---------  --------  --------  --------  --------  --------  --------  --------  --------  --------

  Totals loans and
   leases................ $ 265,905    100.0%  $246,981    100.0%  $220,042    100.0%  $ 93,951    100.0%  $ 85,455    100.0%

                          ---------  --------  --------  --------  --------  --------  --------  --------  --------  --------

                          ---------  --------  --------  --------  --------  --------  --------  --------  --------  --------


----------------------------------
(1) Combines Signal and Goodhue

(2) Includes the financial information of Signal only

    The loan mix in United's portfolio indicates the trend toward commercial and agricultural loans. This trend has resulted from a focus on growing the commercial loan portfolio. United expects this trend to continue with the addition of Park Bank.

    COMMERCIAL AND AGRICULTURAL LOANS

    Commercial and agricultural loans principally include loans to manufacturing, wholesale, retail and agricultural businesses, including loans secured by commercial real estate. Commercial loans are made on the financial strength and repayment ability of the borrower as well as the collateral securing the loans. As of September 30, 1996, commercial loans represented the largest class of loans at $166.0 million or 59.2% of total loans up from $149.9 million or 56.3% of total loans at December 31, 1995.

    RESIDENTIAL REAL ESTATE LOANS

    Residential real estate loans principally include residential real estate first mortgages and home equity lines of credit. As of September 30, 1996, residential real estate loans were $66.1 million or 23.6% of total loans down from $69.6 million or 26.2% of total loans at December 31, 1995.

    CONSUMER

    Consumer loans include automobile and home improvement loans, personal lines of credit and overdrafts. As of September 30, 1996, consumer loans were $36.3 million or 13.0% of total loans up from $35.9 million or 13.5% of total loans at December 31, 1995.

    LEASES

    Leases principally include leases on equipment to manufacturing, retail and wholesale businesses. As of September 30, 1996, leases were $11.8 million or 4.2% of total loans up from $10.6 million or 4.0% of total loans at December 31, 1995.

    MATURITY DISTRIBUTION AND INTEREST RATE SENSITIVITY OF LOANS

    The following table presents a distribution of the maturity of loans and, for those loans due after one year, the sensitivity of loans to interest rate changes as of September 30, 1996. The amounts exclude residential real estate loans, consumer loans and leases.

                                                                         AS OF SEPTEMBER 30, 1996, MATURING IN
                                                                    ------------------------------------------------
                                                                     ONE YEAR     ONE TO        OVER
                                                                     OR LESS    FIVE YEARS   FIVE YEARS     TOTAL
                                                                    ----------  -----------  -----------  ----------
                                                                                     (IN THOUSANDS)
Commercial and agricultural.......................................  $  130,405   $  28,256    $   7,352   $  166,013
                                                                    ----------  -----------  -----------  ----------
                                                                    ----------  -----------  -----------  ----------

                                                                                            INTEREST SENSITIVITY
                                                                                         --------------------------
                                                                                         FIXED RATE   VARIABLE RATE
                                                                                         -----------  -------------
                                                                                               (IN THOUSANDS)
Commercial and agricultural loans due
 after one year with:..................................................................   $  28,015     $   7,593
                                                                                         -----------       ------
                                                                                         -----------       ------

    NONPERFORMING ASSETS

    United reports all loans which are 90 days or more past due as nonaccrual loans, excluding those loans which in management's opinion are well collateralized or exhibit other characteristics which make them fully collectible. United does not return a loan to accrual status until it is brought current with respect to both principal and interest and future principal payments are no longer in doubt. When a loan is placed on nonaccrual status, any previously accrued and uncollected interest is reversed. United adopted FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan on January 1, 1995. United defines a loan as impaired when it is probable that United will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. The effect of adopting Statement No. 114 was not significant to United.

    The following table presents the nonperforming assets as of September 30, 1996 and December 31, 1995, 1994, pro forma 1993, and historical 1992 and 1991:

                                                                                         DECEMBER 31,
                                                      SEPTEMBER 30,  -----------------------------------------------------
                                                          1996         1995       1994      1993(1)    1992(2)    1991(2)
                                                      -------------  ---------  ---------  ---------  ---------  ---------
                                                                                          (PRO FORMA)
                                                                             (DOLLARS IN THOUSANDS)
Nonaccrual loans....................................    $     722    $     403  $     459  $     722  $      61  $   1,482
Accrual loans which are past due 90 days or more as
 to principal or interest...........................          342          249        104        573        102        364
Troubled debt restructurings........................          132          100        111        117        264        479
                                                           ------    ---------  ---------  ---------  ---------  ---------
  Total nonperforming loans and leases..............        1,196          752        674      1,412        427      2,325
Other real estate owned.............................       --           --            355      1,182      1,223        810
                                                           ------    ---------  ---------  ---------  ---------  ---------
Total nonperforming assets..........................    $   1,196    $     752  $   1,029  $   2,594  $   1,650  $   3,135
                                                           ------    ---------  ---------  ---------  ---------  ---------
                                                           ------    ---------  ---------  ---------  ---------  ---------
Total nonperforming loans and leases/total loans and
 leases.............................................          .43%         .28%       .27%       .64%       .45%      2.72%
Total nonperforming assets/total assets.............          .27%         .18%       .27%       .75%      1.06%      2.06%

------------------------
(1) Combines Signal and Goodhue

(2) Includes the financial information of Signal only

    Nonperforming loans as a percentage of total loans and leases outstanding increased as of September 30, 1996 to .43% compared with .28% and .27% as of December 31, 1995 and 1994, respectively. This increase was primarily due to an increase in nonaccrual loans of $319,000 as of September 30, 1996. This increase was largely the result of one new loan of $201,000 being placed on nonaccrual status. The substantial majority of the increase in nonperforming loans and leases in 1993 relates to the pro forma inclusion of the Goodhue Bank. The overall improvement over the periods presented is largely due to the Banks' increased monitoring of the loan portfolios and collection efforts as well as the strengthening of the economy. The effect of the nonaccrual of interest on these nonperforming loans and leases was not significant to the results of operations during the periods. The combined nonperforming loans of United and Park Bank approximate $2.6 million as of September 30, 1996. The pro forma total nonperforming loans and leases/total loans and leases would be .66% and the pro forma total nonperforming assets/total assets would be .40% as of September 30, 1996 on a pro forma basis combining the nonperforming loans and assets of United and Park Bank.

    ALLOWANCE FOR LOAN AND LEASE LOSSES

    The current level of the allowance for loan and lease losses is a result of management's assessment of the risks within the portfolio based on the information revealed in the credit review processes. United utilizes a risk-rating system on all loans and a quarterly review and reporting process which results in the calculation of the guideline reserves based on the risk within the portfolio. This assessment of risk takes into account the composition of the loan portfolio, previous loan loss experience, current economic conditions and other factors that in management's opinion deserve special recognition.

    The following table presents a summary of United's allowance for loan and lease losses for the periods shown:

                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                  --------------------  -----------------------------------------------------------
                                    1996       1995       1995       1994      1993 (1)     1992 (2)     1991 (2)
                                  ---------  ---------  ---------  ---------  -----------  -----------  -----------
                                                                              (PRO FORMA)
                                                               (DOLLARS IN THOUSANDS)
Balance, beginning of period....  $   2,899  $   2,856  $   2,856  $   2,725   $   2,766    $   2,193    $   1,195

Charge-offs:
  Commercial and agricultural...        286        119        167        176         810        1,578          943
  Residential real estate.......     --         --         --             15          25       --                6
  Consumer......................        262         90        135        196         109           83          162
  Leases........................         22         30         35         61          26       --           --
                                  ---------  ---------  ---------  ---------  -----------  -----------  -----------
    Total charge-offs...........        570        239        337        448         970        1,661        1,111
                                  ---------  ---------  ---------  ---------  -----------  -----------  -----------

Recoveries:
  Commercial and agricultural...        255        172        214        212         215          342           68
  Residential real estate.......     --              1          1          5           5           32           12
  Consumer......................        138         55         77        127         104           41           29
  Leases........................     --             24         27          1      --           --           --
                                  ---------  ---------  ---------  ---------  -----------  -----------  -----------
    Total recoveries............        393        252        319        345         324          415          109
                                  ---------  ---------  ---------  ---------  -----------  -----------  -----------
Net charge-offs (recoveries)....        177        (13)        18        103         646        1,246        1,002
Provision for loan and lease
 losses.........................        146         41         61        234         605          488        2,000
                                  ---------  ---------  ---------  ---------  -----------  -----------  -----------
Balance, end of period..........  $   2,868  $   2,910  $   2,899  $   2,856   $   2,725    $   1,435    $   2,193
                                  ---------  ---------  ---------  ---------  -----------  -----------  -----------
                                  ---------  ---------  ---------  ---------  -----------  -----------  -----------
Net charge-offs
 (recoveries)/average loans
 outstanding....................       0.06%     (0.01%)      0.01%      0.04%      0.32  %       1.42 %       1.12 %
Allowance for loan and lease
 losses/total loans and
 leases.........................       1.02%      1.12%      1.09%      1.16%      1.24  %       1.53 %       2.57 %
Nonperforming loans and
 leases/total loans and
 leases.........................       0.43%      0.41%      0.28%      0.27%      0.64  %       0.45 %       2.72 %
Allowance for loan and lease
 losses/ nonperforming loans and
 leases.........................     239.80%    269.94%    385.51%    423.74%    192.99  %     336.07 %      94.32 %

------------------------------
(1) Combines Signal and Goodhue.

(2) Includes the financial information of Signal only.

ALLOCATED ALLOWANCE FOR LOAN AND LEASE LOSSES

    While the allowance for loan and lease losses is available to absorb credit losses in the entire portfolio, the table below presents an estimate of the allowance for loan and lease losses allocated by loan type. The unallocated portion of the allowance for loan or lease losses represents allowance available for the entire portfolio as well as reserves identified for qualitative factors, unfunded commitments, and letters of credit. In 1993, management changed the methodology of allocating the allowance for loan and lease losses. Prior to 1993, the allowance was allocated primarily based on the percentage of loan type to total loans applied to the calculated allowance for loan and lease losses. In 1993, management enhanced the analysis of the adequacy of the allowance for loan and lease losses by allocating specific reserves to specific criticized loans, an allocation to the remaining criticized loans, an allocation based on historical loss experience and a specific allocation to the lease portfolio. This change in allocation reflects the decrease in allocation to residential real estate loans and the increase in the unallocated portion of the allowance. Although the residential real estate loans approximate twenty-five percent of the loan portfolio, actual net charge-offs have been minimal, hence a minimal allocation to the residential real estate portfolio. A significant portion of the allowance for loan and lease losses is allocated to the commercial and agriculture loan portfolios due to their higher degree of risk as well as their historical loan loss experience.

                                                                            DECEMBER 31,
                  SEPTEMBER 30,     --------------------------------------------------------------------------------------------
                       1996               1995               1994             1993 (1)           1992 (2)           1991 (2)
                 ----------------   ----------------   ----------------   ----------------   ----------------   ----------------
                         PERCENT            PERCENT            PERCENT            PERCENT            PERCENT            PERCENT
                         OF LOANS           OF LOANS           OF LOANS           OF LOANS           OF LOANS           OF LOANS
                         TO TOTAL           TO TOTAL           TO TOTAL           TO TOTAL           TO TOTAL           TO TOTAL
                 AMOUNT   LOANS     AMOUNT   LOANS     AMOUNT   LOANS     AMOUNT   LOANS     AMOUNT   LOANS     AMOUNT   LOANS
                 ------  --------   ------  --------   ------  --------   ------  --------   ------  --------   ------  --------
                                                                            (PRO FORMA)
                                                             (DOLLARS IN THOUSANDS)
Commercial and
agricultural...  $1,493    59.2%    $1,718    56.3%    $1,786    58.0%    $1,263    51.3%    $ 997     72.2%    $1,650    67.9%
Residential
 real estate...      9     23.6        14     26.2        15     23.8       272     30.4       236     14.4       239     16.8
Consumer.......    235     13.0       212     13.5       185     14.4       333     15.4       191     13.4       275     15.3
Leases.........    223      4.2       230      4.0       190      3.8       199      2.9      --       --        --       --
Unallocated....    908     --         725     --         680     --         658     --          11     --          29     --
                 ------  --------   ------  --------   ------  --------   ------  --------   ------  --------   ------  --------
  Total........  $2,868   100.0%    $2,899   100.0%    $2,856   100.0%    $2,725   100.0%    $1,435   100.0%    $2,193   100.0%
                 ------  --------   ------  --------   ------  --------   ------  --------   ------  --------   ------  --------
                 ------  --------   ------  --------   ------  --------   ------  --------   ------  --------   ------  --------

------------------------------
(1) Combines Signal and Goodhue.

(2) Includes the financial information of Signal only.

INVESTMENT SECURITIES

    United's investment portfolio is managed to meet United's liquidity needs while maximizing investment income. Additionally, management augments the quality of the loan portfolio by maintaining a high quality investment portfolio oriented toward U.S. Treasury securities and U.S. government agency securities. The portfolio also provides the opportunity to structure maturities and repricing time tables in a flexible manner and to meet applicable requirements for pledging securities in connection with deposits of states and political subdivisions and securities sold under repurchase agreements. The portfolio is comprised of U.S. Treasury securities, U.S. government agency instruments, mortgage-backed securities, obligations of states and political subdivisions and a modest amount of equity securities including Federal Reserve Stock and FHLB stock. Federal funds sold are additional investments which are not classified as investment securities. All investment securities are classified as available for sale and recorded at fair value. Unrealized gains or losses, net of the deferred tax effect, are reported as increases or decreases in stockholders' equity.

    The following table presents a summary of United's investment portfolio as of September 30, 1996 and December 31, 1995, 1994 and pro forma 1993:

                                                                                      DECEMBER 31,
                                                       --------------------------------------------------------------------------
                                 SEPTEMBER 30, 1996
                                                                1995                     1994                    1993 (1)
                               ----------------------  ----------------------  ------------------------  ------------------------
                                AMOUNT      PERCENT     AMOUNT      PERCENT      AMOUNT       PERCENT      AMOUNT       PERCENT
                               ---------  -----------  ---------  -----------  -----------  -----------  -----------  -----------
                                                                                                               (PRO FORMA)
                                                                     (DOLLARS IN THOUSANDS)
U.S. Treasury securities and
 obligations of U.S.
 government agencies.........  $  57,315        55.4%  $  60,135        59.0%   $  49,122         58.9%   $  40,397         48.9%
Obligations of states and
 political subdivisions......     12,667        12.2       7,757         7.6        8,023          9.6        5,490          6.7
Mortgage-backed securities...     31,397        30.4      31,956        31.4       23,796         28.5       30,682         37.1
Equity securities............      2,074         2.0       1,989         2.0        2,493          3.0        6,041          7.3
                               ---------       -----   ---------       -----   -----------       -----   -----------       -----
  Total investment
   securities................  $ 103,453       100.0%  $ 101,837       100.0%   $  83,434        100.0%   $  82,610        100.0%
                               ---------       -----   ---------       -----   -----------       -----   -----------       -----
                               ---------       -----   ---------       -----   -----------       -----   -----------       -----

------------------------------
(1) Combines Signal and Goodhue.

    Investment securities were $103.5 million at September 30, 1996, an increase of $1.7 million or 1.6% over the December 31, 1995 amount. During 1996, management placed greater emphasis on the purchase of nontaxable municipal securities due to the favorable tax treatment of these securities, making their tax-equivalent yields more attractive than the yield on taxable U.S. government securities. Investment securities were $101.8 million at December 31, 1995, an increase of $18.4 million or 22.1% over the December 31, 1994 amount. During 1995, management was faced with excess deposits to invest over loan demand. Management invested amounts in U.S. government securities necessary to maintain sufficient pledgeable securities for the securities sold under repurchase agreements and invested the remaining funds into mortgage-backed securities to increase yield. Investment securities were $83.4 million at December 31, 1994, an increase of $824,000 or 1.0% over the pro forma December 31, 1993 amount of $82.6 million. During 1994, management altered the mix of the investment portfolio, decreasing the mortgage-backed securities portfolio and increasing the U.S. government securities portfolio to achieve the desired asset/liability structure. The investment portfolio as a percent of total assets has remained fairly stable at approximately 24%, except for 1994 when it fell to approximately 22% due to high loan demand.

MATURITY OF DEBT INVESTMENT SECURITIES

    As of September 30, 1996, debt investment securities had the following maturity and yield characteristics:

                                                              AS OF SEPTEMBER 30, 1996 MATURING IN
                             -------------------------------------------------------------------------------------------------------
                                                     OVER ONE YEAR        OVER 5 YEARS
                              ONE YEAR OR LESS      THROUGH 5 YEARS     THROUGH 10 YEARS       OVER 10 YEARS            TOTAL
                             -------------------  -------------------  -------------------  -------------------  -------------------
                                       WEIGHTED             WEIGHTED             WEIGHTED             WEIGHTED             WEIGHTED
                              AMOUNT     YIELD     AMOUNT     YIELD     AMOUNT     YIELD     AMOUNT     YIELD     AMOUNT     YIELD
                             --------  ---------  --------  ---------  --------  ---------  --------  ---------  --------  ---------
                                                                     (DOLLARS IN THOUSANDS)
U.S. Treasury securities and
 obligations of U.S.
 government agencies........ $20,979       5.07%  $33,326       6.71%  $ 3,010       8.03%  $ --         --   %  $ 57,315      6.18%
Obligations of states and
 political subdivisions
 (1)........................     481       6.67     2,105       7.64     6,889       7.64     3,192       7.98     12,667      7.69
Mortgage-backed securities
 (2)........................   --         --        --         --        --         --        --         --        31,397      6.15
Equity securities (2).......   --         --        --         --        --         --        --         --         2,074     --
                             --------       ---   --------       ---   --------       ---   --------       ---   --------       ---
  Total Investment
   Securities............... $21,460       5.11%  $35,431       6.77%  $ 9,899       7.76%  $ 3,192       7.98%  $103,453      6.23%
                             --------       ---   --------       ---   --------       ---   --------       ---   --------       ---
                             --------       ---   --------       ---   --------       ---   --------       ---   --------       ---

------------------------------
(1) Yields are presented on a tax-equivalent basis to reflect the tax-exempt nature of these securities. The incremental tax rate applied is 34%.

(2) Anticipated maturities on mortgage-backed securities are not readily determinable since they may be prepaid without penalty and equity securities do not have stated maturity dates.

DEPOSITS

    United emphasizes developing relationships with individuals and business customers in order to increase its core deposit base. United has numerous deposit products, including checking accounts, money market accounts, savings accounts and certificates of deposit, designed to meet the individual needs of its customers. The following table sets forth the distribution of United's deposits by type as of September 30, 1996 and December 31, 1995, 1994 and pro forma 1993:

                                                                                   DECEMBER 31,
                                                      ----------------------------------------------------------------------
                                SEPTEMBER 30, 1996
                                                               1995                    1994                  1993 (1)
                              ----------------------  ----------------------  ----------------------  ----------------------
                               AMOUNT      PERCENT     AMOUNT      PERCENT     AMOUNT      PERCENT     AMOUNT      PERCENT
                              ---------  -----------  ---------  -----------  ---------  -----------  ---------  -----------
                                                                                                           (PRO FORMA)
                                                                  (DOLLARS IN THOUSANDS)
Noninterest-bearing
 demand.....................  $  70,444        20.0%  $  70,872        20.8%  $  69,261        22.1%  $  61,962        21.3%
Interest-bearing demand.....     33,700         9.6      34,032        10.0      35,499        11.3      35,854        12.3
Money market accounts.......    111,269        31.6      80,034        23.5      47,109        15.1      39,408        13.5
Savings deposits............     29,710         8.5      47,735        14.0      42,956        13.7      50,205        17.2

Time certificates of
 deposit:
  Less than $100,000........     93,215        26.5      93,960        27.6     100,321        32.1      89,893        30.8
  Over $100,000.............     13,487         3.8      14,090         4.1      17,801         5.7      14,268         4.9
                              ---------       -----   ---------       -----   ---------       -----   ---------       -----
                              $ 351,825       100.0%  $ 340,723       100.0%  $ 312,947       100.0%  $ 291,590       100.0%
                              ---------       -----   ---------       -----   ---------       -----   ---------       -----
                              ---------       -----   ---------       -----   ---------       -----   ---------       -----

------------------------------
(1) Combines Signal and Goodhue.

    Total deposits were $351.8 million as of September 30, 1996, an increase of $11.1 million or 3.3% from the December 31, 1995 amount. Deposits were $340.7 million as of December 31, 1995, an increase of $27.8 million or 8.9% over the December 31, 1994 amount. Deposits were $312.9 million as of December 31, 1994, an increase of $21.3 million or 7.3% over the December 31, 1993 pro forma amount of $291.6 million. Money market accounts have increased due to the Banks' introduction of a new money market account product, which has caused some customers to move their deposits from savings and time deposit accounts to the new money market account.

    The following table presents a maturity distribution of time certificates of deposit of $100,000 or more at September 30, 1996:

                                                                        SEPTEMBER 30,
                                                                             1996
                                                                        --------------
                                                                        (IN THOUSANDS)
Time Certificates of Deposits of $100,000 or more
  Three months or less................................................  $       2,473
  Over three months to six months.....................................          1,246
  Over six months to twelve months....................................          2,706
  Over twelve months..................................................          7,062
                                                                              -------
    Total.............................................................  $      13,487
                                                                              -------
                                                                              -------

SHORT-TERM BORROWINGS

    Borrowings with original maturities of one year or less are classified as short-term. The following table presents a summary of United's short-term borrowings for the nine months ended September 30, 1996 and the years ended December 31, 1995, 1994 and pro forma 1993:

                                                                 DECEMBER 31,
                                           SEPTEMBER   ---------------------------------
                                           30, 1996      1995       1994      1993 (1)
                                          -----------  ---------  ---------  -----------
                                                                             (PRO FORMA)
                                                      (DOLLARS IN THOUSANDS)
Securities sold under repurchase
 agreements outstanding at period end...   $  27,556   $  23,173  $  27,747   $  15,321
Weighted average rate at period end.....        4.84%       5.17%      4.22%       2.63%
Daily average outstanding for the
 period.................................   $  24,435   $  29,343  $  22,854   $  11,827
Weighted average rate for the period....        4.96%       4.96%      3.56%       3.01%
Highest outstanding at any month end....   $  28,324   $  34,268  $  31,343   $  18,809

------------------------
(1) Combines Signal and Goodhue.

NOTES PAYABLE AND OTHER BORROWINGS

    Notes payable and other borrowings consist primarily of a term note payable to a bank due January 3, 1999 with annual installments of $500,000 and interest at LIBOR plus 1.80% (7.43% at September 30, 1996) and four advances from the Federal Home Loan Bank of Des Moines due between May 12, 1997 and June 5, 1998 with interest rates between 5.67% and 6.61%. The following table presents a summary of United's notes payable and other borrowings as of September 30, 1996 and December 31, 1995, 1994 and pro forma 1993:

                                                                    DECEMBER 31,
                                              SEPTEMBER   ---------------------------------
                                              30, 1996      1995       1994      1993 (1)
                                             -----------  ---------  ---------  -----------
                                                                                (PRO FORMA)
                                                             (IN THOUSANDS)
Line of credit to bank.....................   $   1,000   $  --      $     500   $  --
Term note payable to bank..................       3,150       3,400      8,550       7,182
FHLB advances..............................      12,000      12,000      3,000       3,000
Unsecured term notes payable to certain
 individuals...............................         371         362        362         367
Note payable to Minnesota Department of
 Agriculture...............................         188      --         --          --
                                             -----------  ---------  ---------  -----------
                                              $  16,709   $  15,762  $  12,412   $  10,549
                                             -----------  ---------  ---------  -----------
                                             -----------  ---------  ---------  -----------

------------------------
(1) Combines Signal and Goodhue.

    The advances from the FHLB were obtained to match fund certain pools of fixed rate residential mortgage loans held in United's portfolio, and to provide asset/liability management tools to the affiliate Banks. See "Asset/Liability Management."

    Principal reduction on the term note payable to bank has been accelerated due to the proceeds of two stock offerings in 1994 and 1995. The term note payable is with Firstar. United intends to refinance this note with Firstar at a reduced rate, at the same time financing is obtained from Firstar in connection with the Park Acquisition. United will incur additional indebtedness of approximately $24 million to finance the Park Acquisition. See "Acquisition of Park."

    Advances on the line of credit and the unsecured term notes payable to certain individuals were primarily obtained to fund the working capital of CCC.

CAPITAL MANAGEMENT

    Stockholders' equity as of September 30, 1996 increased $4.1 million or 11.5% to $39.9 million from $35.8 million as of September 30, 1995. This increase was due primarily to the retention of current period earnings.

    Stockholders' equity as of December 31, 1995 increased $9.5 million or 34.3% to $37.0 million from $27.5 million as of December 31, 1994. This increase was due to the retention of current year earnings, a $3.7 million common stock offering and the net change in unrealized gains on securities available for sale.

    Stockholders' equity as of December 31, 1994 increased $780,000 or 2.9% to $27.5 million from $26.7 million as of pro forma December 31, 1993. This increase was due to the retention of current year earnings offset by the net change in unrealized loss on securities available for sale.

    Risk-based capital guidelines established by regulatory agencies set minimum capital standards based on the risk associated with a financial institution's assets. See "Supervision and Regulation -- Regulatory Capital Requirements." The primary component of such capital standards is Tier 1 capital which is defined as stockholders' equity less intangible assets. United has increased its Tier 1 capital since its merger with Goodhue through earnings and two common stock offerings totaling $8.1 million. Below is a comparison of United's September 30, 1996 risk-based capital ratios on an historical basis and on a pro forma basis giving effect to the Park Acquisition and the related equity and debt financing with the minimum requirements for well capitalized and adequately capitalized banks, as defined by the federal regulatory agencies' Prompt Corrective Action
Rules:

                                                                                MINIMUM REQUIREMENTS
                                                  SEPTEMBER 30, 1996       ------------------------------
                                             ----------------------------      WELL         ADEQUATELY
CAPITAL CATEGORY                               ACTUAL        PRO FORMA      CAPITALIZED     CAPITALIZED
-------------------------------------------  -----------  ---------------  -------------  ---------------
Tier 1 risk-based capital..................       13.4%           7.0%            6.0%            4.0%
Total risk-based capital...................       14.4%           8.2%           10.0%            8.0%
Leverage ratio.............................        8.6%           5.0%            5.0%            4.0%

    Although substantially reduced from historical levels due to additional debt and goodwill incurred in connection with the Park Acquisition, Tier 1 risk-based capital and leverage ratios of United immediately following the Park Acquisition are anticipated to be above pro forma September 30, 1996 levels and at or above "well capitalized" minimums, while United's total risk-based capital ratio is anticipated to be above the "adequately capitalized" minimum. As a result, United would be deemed "adequately capitalized" for purposes of federal banking regulations.

ASSET/LIABILITY MANAGEMENT

LIQUIDITY MANAGEMENT

    Liquidity management is an effort of management to provide a continuing flow of funds to meet its financial commitments, customer borrowing needs and deposit withdrawal requirements. The liquidity position of United and its subsidiary banks is monitored by Asset/Liability Committees of each of the Banks in consultation with United's staff. United adjusts its investments in liquid assets based upon management's assessment of (i) expected loan demand, (ii) expected deposit flows, (iii) yields available on interest-bearing deposits and
(iv) the objective of its asset/liability management program. The largest category of assets representing a ready source of liquidity for United is its short-term financial instruments which include federal funds sold and investment securities maturing within one year. Liquidity is also provided through the regularly scheduled maturities of assets. The liquidity position of United is also greatly enhanced by its significant base of core deposits. United also maintains available lines of Federal funds borrowing from non-affiliated financial institutions, and is a member of the FHLB. Excess liquidity is generally invested in interest-bearing overnight deposits and other short-term government and agency obligations. United anticipates it will have sufficient funds available to meet its current loan commitments. At September 30, 1996, United had outstanding commitments to extend credit amounting to $35 million.

INTEREST RATE SENSITIVITY

    Effective asset/liability management also includes minimizing the impact of future interest rate changes on net interest income. Management of interest rate sensitivity is accomplished through the composition of loans and investments, and by adjusting the maturities on interest-earning assets and interest-bearing liabilities. Interest rate sensitivity indicates a financial institution's potential earnings exposure to fluctuating interest rates. Rate sensitivity and liquidity are related since both are affected by maturing assets and liabilities. However, interest rate sensitivity also takes into consideration those assets and liabilities with interest rates that are subject to change prior to maturity. While no single measure can completely identify the impact of changes in interest rates on net interest income, one traditional gauge of interest rate sensitivity is to measure, over a variety of time periods, the differences in the amounts of United's rate sensitive assets and rate sensitive liabilities. These differences, or "gaps," provide an indication of the extent that net interest income may be affected by future changes in interest rates.

    A positive gap exists when rate sensitive assets exceed rate sensitive liabilities and indicates that a greater volume of assets than liabilities will reprice during a given time period. This mismatch may enhance earnings in a rising rate environment and may inhibit earnings when interest rates decline. Conversely, when rate sensitive liabilities exceed rate sensitive assets, a negative gap results, indicating that a greater volume of liabilities than assets will reprice during the period. In this case, a rising rate environment may inhibit earnings and declining rates may enhance earnings.

    The following table presents United's interest rate gap analysis as of September 30, 1996. The table also presents the gap between interest rate sensitive assets and liabilities as a percentage of total assets as of September 30, 1996. In calculating the gap values, amortization flows are based on contractual characteristics of the loans and investment securities, as well as the anticipated prepayment characteristics. Prepayment rates for mortgages and mortgage-related investments reflect expectations based on national assumptions, and prepayments on consumer loans reflect United's historical experience. Non-maturity deposit balances are positioned in the one year or less category based on expected repricing behavior given historical experience and management's expectations.

                                                                            REPRICING IN OR MATURING IN:
                                                                -----------------------------------------------------
                                                                 ONE YEAR     ONE TO FIVE    OVER FIVE
                                                                  OR LESS        YEARS         YEARS         TOTAL
                                                                -----------   -----------   -----------   -----------
                                                                               (DOLLARS IN THOUSANDS)
Federal funds sold............................................  $     7,875   $   --        $   --        $     7,875
Investment securities.........................................       39,760        52,494       11,199        103,453
Loans and leases..............................................      184,893        68,712       26,608        280,213
                                                                -----------   -----------   -----------   -----------
  Total rate sensitive assets.................................  $   232,528   $   121,206   $   37,807    $   391,541
                                                                -----------   -----------   -----------   -----------
                                                                -----------   -----------   -----------   -----------
Savings, money market and interest-bearing checking...........  $   174,679   $   --        $   --        $   174,679
Time deposits.................................................       60,872        44,286        1,544        106,702
Short-term borrowings.........................................       23,812         3,744       --             27,556
Notes payable and other borrowings............................        7,256         9,453       --             16,709
                                                                -----------   -----------   -----------   -----------
  Total rate sensitive liabilities............................  $   266,619   $    57,483   $    1,544    $   325,646
                                                                -----------   -----------   -----------   -----------
                                                                -----------   -----------   -----------   -----------
Rate sensitive gap............................................  $   (34,091)  $    63,723   $   36,263    $    65,895
Cumulative rate sensitive gap.................................  $   (34,091)  $    29,632   $   65,895
Rate sensitive gap % to total assets..........................         (7.7)%        14.4%         8.2%          14.9%
Cumulative rate sensitive gap % to total assets...............         (7.7)%         6.7%        14.9%

    Gap analysis attempts to capture interest rate risk which is attributable to the mismatching of interest rate sensitive assets and liabilities. However, varying interest rate environments often create unexpected changes in interest rate sensitivity, for example changing loan prepayments. These unexpected changes are not captured very well in most gap analyses and, as a result, a gap report may not provide a complete assessment of United's interest rate risk. Therefore, United primarily utilizes simulation software and duration analyses under rising, falling and the most likely interest rate forecasts to model net interest income and the market value of portfolio equity at the subsidiary bank levels. The modeling estimates changes in net interest income in response to increases or decreases in market interest rates. The model uses the rates and maturities of the Banks' existing portfolios of interest-earning assets and interest-bearing liabilities and revises each portfolio based on how the market interest rates move and how the specific Bank products would respond to changes in rates. The structuring of the Banks' balance sheets are targeted to ensure that earnings do not exhibit large variations. At September 30, 1996, the Banks' computer simulations under the most likely interest rate scenario provided by an independent forecaster indicate that the projected earnings are within acceptable parameters. Given the Banks' current interest rate risk profile, management's response to increase in interest rates is to promote variable rate deposit products and loans.

CASH FLOW


    United's principal sources of funds are deposits, scheduled loan repayments and prepayments of loan principal, borrowings, maturities of investment securities, mortgage-backed securities and short-term investments and operations. While scheduled loan repayments and maturing investments are relatively predictable, deposit flows and early loan repayments are more influenced by interest rates, general economic conditions, and competition. United generally manages the pricing of the Banks' deposits to maintain a steady deposit balance.


    The primary source of cash from operating activities is net income.

    The primary investing activities of United are lending and purchasing investment securities. For the nine months ended September 30, 1996, investment activities used a net $17 million. Loan originations, net of principal repayments and purchases of investment securities accounted primarily for this use. If general interest rates decline, United would expect to experience an increase in prepayments, particularly in its fixed rate loans. The increased funds from this source could not necessarily be re-invested at yields and terms to maintain the net interest margins United has experienced during the last three fiscal years. For the year ended December 31, 1995, investment activities used a net $35 million. Loan originations and purchases of investment securities accounted primarily for this use.

    For the nine months ended September 30, 1996, financing activities provided a net $17 million. Historically, the primary financing activity of United has been deposits and securities sold under repurchase agreements. Deposits increased $11.1 million for the nine months ended September 30, 1996 and securities sold under repurchase agreements increased $4.3 million for the nine months ended September 30, 1996. For the year ended December 31, 1995, financing activities provided a net $30 million. Deposits increased $27.9 million, securities sold under repurchase agreements decreased $4.6 million, net proceeds from notes payable provided $3.3 million and a common stock offering provided $3.5 million.

EMERGING ACCOUNTING STANDARDS

    TRANSFER AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF
LIABILITIES: FASB Statement No. 125, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF LIABILITIES, establishes new standards for transfers and servicing of financial assets and extinguishments of liabilities. The new standard will require the Company to recognize the servicing of assets it controls and liabilities incurred after a transfer of financial assets. This statement will require, among other things, that the Company record an asset or liability for servicing rights when it sells loans and retains the servicing and then amortize the asset or liability over the period during which servicing income is expected to be received. This statement is effective for transactions occurring after December 31, 1996. In management's opinion, the adoption of this statement will not have a material effect on United's financial statements.

    LONG-LIVED ASSETS: FASB Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF, establishes new accounting standards for the impairment of long-lived assets, certain intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identified intangibles to be disposed of. This statement is effective for United's year ending December 31, 1996. In management's opinion, the adoption of this statement will not have a material effect on United's financial statements.

    STOCK-BASED COMPENSATION: FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, provides a choice of accounting methods for valuing stock-based compensation plans and requires certain disclosures about the effect on net income and earnings per share regardless of the method used to account for them. This statement is effective for United's year ending December 31, 1996. In management's opinion, the adoption of this statement will not have a material effect on United's financial statements.

IMPACT OF INFLATION AND CHANGING PRICES

    The consolidated financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.

    Substantially all of the assets and liabilities of United are monetary in nature. As a result, interest rates have more impact on United's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. The liquidity and the maturity structure of United's assets and liabilities are important to the maintenance of acceptable performance levels. United discloses the estimated fair values of its financial instruments in accordance with FASB Statement No. 107.

                                    BUSINESS

GENERAL

    United is a bank holding company with $442 million in assets as of September 30, 1996, which operates Signal Bank and Goodhue Bank. Signal Bank is a state-chartered bank with offices in Eagan, Savage and West St. Paul, Minnesota. Goodhue Bank is a national bank with offices in Red Wing, Lanesboro and Rushford, Minnesota. In addition to the Banks, United also operates Consumers Credit Corporation ("CCC"), a consumer finance company with offices in Hastings, Northfield, Red Wing and West St. Paul, Minnesota. United has entered into a Merger Agreement, dated October 7, 1996 with PFC, a bank holding company which owns Park Bank, a national bank with assets of approximately $203 million as of September 30, 1996. The Park Acquisition will close concurrently with this Offering.

    United Capital, a wholly-owned subsidiary of the Company, exists for the purpose of issuing the Preferred Securities and purchasing the Junior Subordinated Debentures from the Company, and has no independent operations.

HISTORY


    United is the product of a merger, effective January 1, 1994, of Signal and Goodhue. Signal, formed in 1980, was the holding company for Signal Bank, a Minnesota state bank organized and chartered in 1963. Goodhue, formed in 1983, was the holding company for Goodhue Bank, organized and chartered as a state bank in Minnesota in 1887 and subsequently chartered as a national bank in 1904. United was formed with a view to developing a multi-bank holding company owning banks rooted in their communities, each sharing its particular strengths with other banks in the group. United believes that the advantages of holding company affiliation can be combined with a high-level of customer service by allowing each bank to manage on an autonomous basis, the day-to-day business of the bank and service to its customers. Total assets of the Company were $348 million as of the date of the merger of Signal and Goodhue. Total assets of United have increased $94 million since January 1, 1994 to $442 million at September 30, 1996. At December 31, 1995, United ranked ninth in total assets among all Minnesota-based bank holding companies owning banks in Minnesota.


COMMUNITY BANKING PHILOSOPHY

    United's Banks operate a total of four offices in the Minneapolis/St. Paul metropolitan area as well as five offices in rural southeastern Minnesota. The Company believes that this diversity of markets brings strength to the Company's overall balance sheet. The Banks are community banks which provide a full range of services to consumers and businesses in all of the communities which United serves. The Banks generally operate with significant local autonomy, with general oversight and support from United. The Company believes this autonomy allows the Banks to better serve the customers in their respective communities, and thus enhances the Banks' business opportunities and operations. The Company has maintained, and in connection with future acquisitions intends to generally maintain, local charters, existing management and boards of directors. Generally, Banks' management operates independently of the Company when making human resource, credit, pricing, new product development, and other decisions relative to how the Bank operates in its market. United fosters an environment of cooperation and collaboration among its Banks and CCC. Affiliates are encouraged to share expertise in order to bring a broader array of products and services to the Company's customers. The individual Banks have strengths which are leveraged throughout the Company in areas such as SBA lending and leasing products which do not need to be replicated in each subsidiary bank because of this sharing philosophy.


    United believes strongly that the community banks which it owns should invest a portion of their financial and human resources back into the communities within which they operate. United also believes that community banks benefit from strong boards of directors consisting of individuals who are also actively involved in their communities. The Banks' directors not only represent the community interests but also serve to increase the Banks' visibility in the community thereby enhancing the Banks' marketing efforts and growth strategies.

BANKS

    Signal Bank had total assets of $227 million as of September 30, 1996 and offices located in the southern and southeastern portions of the Minneapolis-St. Paul metropolitan area. This area is home to a wide variety of commercial, nonprofit, cultural and entertainment enterprises, including a significant number of small-to-medium-sized businesses. The extensive small-to-medium-sized business experience of Signal Bank permits it to develop its commercial customers throughout this entire area. Signal Bank's status as a preferred lender with the SBA (see "Business -- Lending and Investments") enables it to provide expedited service to its customers when making loans guaranteed under the SBA programs and because of this, it obtains referrals throughout the seven-county metropolitan area.

    Signal Bank offers a full range of financial services to its commercial customers, including short- and medium-term loans, revolving credit facilities, inventory and accounts receivable financing, equipment financing, commercial mortgage lending, installment loans, safe deposit box services, cash management services, and various savings accounts, money market accounts, time certificates of deposit and checking accounts. Since 1991, Signal has increasingly emphasized the origination of SBA loans. Other services provided include night depository services, automated teller machines and brokerage services through an affiliation with a brokerage service provider.

    Signal Bank serves the banking needs of its consumer customers located primarily in the rapidly growing communities of Savage, Eagan, Inver Grove Heights and Burnsville and the more mature communities of West St. Paul, Mendota Heights and South St. Paul by providing a complete range of retail products. These products include checking and savings accounts, money market accounts, certificates of deposit, personal installment loans, home improvement loans, home equity lines of credit, loans for the purchase or refinancing of principal residences or second homes, safe deposit box services, and brokerage services through an affiliation with a brokerage service provider.

    Goodhue Bank (with total assets of $208 million as of September 30, 1996) is the largest bank in Red Wing, Minnesota. Red Wing is a community of approximately 15,500 and is the county seat of Goodhue County (population approximately 41,600), located approximately fifty miles from the Minneapolis-St. Paul metropolitan area. Over 30 industries provide jobs in this area, including the Treasure Island Casino, Red Wing Shoe Company, Northern States Power Company, Jostens, and Reidell Shoes, Inc. Tourism has also developed into a major sector of the area's economy in recent years.

    Goodhue Bank provides a complete range of commercial and consumer banking services from its two offices within the community. These services include checking, savings, money market deposit accounts, and time certificates of deposit, safe deposit box services, cash management services and brokerage services through an affiliation with a brokerage service provider. The Bank makes a full range of loans to its commercial and consumer customers. Goodhue's leasing department provides equipment financing alternatives to a variety of industries. Its location in an agricultural section of southeastern Minnesota involves the Bank in agricultural lending, including livestock loans, dairy production, crop loans and loans for buildings and equipment. The Bank has offices in the communities of Rushford and Lanesboro, which are located in Filmore County in the extreme southern part of Minnesota. This market is primarily an agricultural area which is also developing a strong tourism industry. The banking services provided by the Rushford and Lanesboro offices parallel those of the other offices of the Bank.

    See also "Acquisition of Park" for a description of Park Bank, its market area and business.

ADMINISTRATION OF THE BANKS

    United administers its Banks under a philosophy called "Earned Autonomy." "Earned Autonomy" means that the Company cedes operating authority to the individual member Banks. Ongoing financial performance and asset quality targets are set in a collaborative process between the Banks and the staff of United. Provided that the Banks perform within these targets, the Banks are free to operate in their markets as they choose (with assistance from the Company as needed). United believes that the Banks know their markets better than United's staff and therefore know best how to deploy human and financial resources in an effort to increase their market share.

    Although each of the Banks operates with a significant level of autonomy and independence, United has centralized operations for certain functions, and makes available its corporate staff and centralized resources for other functions upon request. United's Strategic Plan calls for continuing emphasis to be placed on improving the Company's efficiency ratio. The Company continues to emphasize the consolidation of certain functions where economies of scale can be achieved such as:

    DATA PROCESSING. United's wholly-owned subsidiary, Unitech Services, Inc. ("Unitech"), provides all of United's and the Banks' data processing requirements. Unitech performs such data processing services through the use of computer hardware it owns and maintains and software it licenses.

    ACCOUNTING. United provides all accounting services, including general ledger administration, budgeting, internal and external reporting, and accounts payable processing.

    INVESTMENTS. Although each Bank makes its own investment decisions, United provides administrative and analytical support to the Banks in the management of their investment portfolios in order to increase efficiencies and consistency.

    CREDIT POLICY FORMULATION. Customer credit decisions are made by the local management of each Bank under comprehensive credit policies approved by the Board of Directors of each Bank. To assist local management and to maintain system-wide credit standards, United is establishing a system-wide credit policy. See "Lending and Investments" below. In addition, United's corporate staff will provide individual Banks with assistance on credit review and collection upon request.

    SPECIALIZED STAFF SUPPORT. United provides the Banks with legal and compliance services, internal auditing, asset/liability modeling, and retirement plan administration. In addition, United is planning to provide other services for the benefit of the Banks such as marketing assistance, human resource services and benefits administration, and centralized purchasing of supplies. United believes that centralizing these services promotes efficiency and cost savings for the Banks without interfering with their community-oriented management.

LENDING AND INVESTMENTS

    The Banks offer short-term and long-term loans for business and personal purposes. The Banks focus their lending activities on individuals and small-to-medium-sized businesses in their market areas. Lending has been primarily focused within the seven-county Minneapolis-St. Paul metropolitan area and southeastern Minnesota, with the leasing operations at Goodhue Bank covering a broader geographical area. The markets of the Banks include a wide variety of businesses; therefore, United does not believe it is unduly exposed to problems in any particular industry group.

    United believes that it can best serve its customers, and thereby enhance United's business, operations and profitability, by maximizing local autonomy in credit decisions. Generally, each Bank's management operates independently of the Company in making credit decisions within comprehensive credit policies approved by the Bank's Board of Directors. These separate credit policies are each intended to maximize the safety and soundness of the Banks and still be responsive to the particular credit needs of the communities which the Banks serve. The policies both provide specific lending authorities to Bank officers, reflecting their individual experience and level of authority, type of loan and collateral, and establish thresholds at which loan requests must be approved by a committee comprised of officers or Board members. United is currently developing a uniform credit policy, to be implemented in 1997, which will retain the flexibility of local Bank management to respond to local market conditions, while at the same time providing for uniformity of basic lending policies among all of United's subsidiary banks and facilitating overline lending among the banks.

    Signal Bank participates in many of the SBA programs and is one of six bank "preferred lenders" in Minnesota. Preferred lender status is granted to a lender which has made a certain number of SBA loans, and which in the opinion of the SBA has staff who are qualified and experienced in this area. As a preferred lender, Signal Bank has the authority to authorize, on behalf of the SBA, the SBA guaranty on loans under the 7A program. This can represent a substantial time savings in serving a customer's needs. Signal Bank has experienced significant growth in its SBA lending division since its inception in 1991. The Bank utilizes both the 504 program, which is focused toward longer-term financing of buildings, and other long-term assets, and the 7A program which is primarily used for financing of the equipment, inventory and working capital needs of eligible businesses generally over a three- to seven-year term. The Bank's collateral position in the SBA loans is enhanced by the SBA guaranty in the case of 7A loans, and by lower loan-to-value ratios under the 504 program.

    COMMERCIAL AND AGRICULTURAL LOANS. Loans in this category principally include loans to manufacturing, wholesale, retail and agricultural businesses including loans secured by commercial real estate. At September 30, 1996, approximately 59.2% of loans outstanding were in this category, of which 88.0% were classified as commercial and 12.0% were classified as agricultural. The Banks provide loans and lines of credit for the operations and expansion needs of local businesses. These loans generally have prime-based adjustable interest rates and maturities of seven years or less. While the Banks look to a borrower's business operations as the principal source of repayment, they also generally obtain mortgages on real estate, security interests in inventory, accounts receivable and other personal property, and personal guaranties as collateral support for the loans. Goodhue Bank provides loans to the agricultural industry in many of the communities it serves. Goodhue Bank's agricultural loans relate to a variety of agricultural credit needs, including crop loans, livestock loans, dairy production loans, and building and equipment loans.

    RESIDENTIAL REAL ESTATE LOANS. These loans include residential real estate first mortgages and home equity lines of credit. At September 30, 1996, these loans represented approximately 23.6% of loans outstanding. The Banks originate variable and fixed rate first real estate mortgages, in accordance with the guidelines of the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"), which are most often sold servicing retained into the secondary market. The Banks also originate first and second real estate mortgages which are retained in the Banks' portfolios. Generally these loans are underwritten in accordance with the FNMA and FHLMC guidelines, with the exception of being shorter in term and having variable rates. Loan to values reflect industry standards of 80% or less and up to 95% with mortgage insurance. The Banks continue to experience increases in home equity lines of credit, which are made on both a fixed-rate and variable-rate basis and generally have maturities of five to seven years and are generally secured by second mortgages on the borrower's home.

    CONSUMER LOANS. Loans in this category include automobile loans, home improvement loans and personal lines of credit. At September 30, 1996, approximately 13.0% of total loans were consumer loans, which generally are on an installment basis, carry an adjustable-rate of interest, and have maturities of three to five years, and are secured by automobiles, boats, and other types of personal property.

    LEASES. Leases are made on equipment to manufacturing, retail and wholesale businesses on a fixed rate basis, having maturities of three to five years. At September 30, 1996, approximately 4.2% of total loans were leases made by Goodhue Bank.

    OTHER INVESTMENTS. United maintains a diversified portfolio of investments, primarily consisting of U.S. Treasury securities, obligations of U.S. government corporations and agencies, and obligations of states and their political subdivisions. United attempts to balance its portfolio to meet its liquidity needs while endeavoring to maximize investment income. United also attempts to maximize tax advantages in balancing its portfolio. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Investment Securities."

DEPOSITS

    Each of the Banks offers the usual and customary range of depository products provided by commercial banks, including checking, savings and money market accounts, and certificates of deposit. Deposits at each Bank are insured by the Federal Deposit Insurance Corporation up to statutory limits. Local managements of the Banks determine the type, mix and pricing of the depository products offered to best compete in a Bank's particular marketplace.

OTHER CUSTOMER SERVICES AND PRODUCTS

    Other aspects of the business of the Banks include cash management services such as payroll processing, ACH originations and lock box services, safe deposit box services, night depository services, wire transfers and automated teller machines. The Banks have established "Investment Centers" which offer securities brokerage services, annuities and mutual funds through an affiliation with a brokerage service provider.

CONSUMER FINANCE BUSINESS

    CCC, a wholly-owned subsidiary of United, engages in consumer credit activities, and offers loans to consumers who are not traditional bank customers for a variety of reasons including personal preferences, inability to obtain small loans from traditional banks, blemished credit history, inability to provide income verification data or lack of established credit history. CCC's loan portfolio has grown from approximately $2.1 million as of December 31, 1993 to $6.4 million at September 30, 1996. Loans originated by CCC primarily range in size from $500 to $5,000 with terms of two to five years and various rates of interest generally ranging from 15% to 21%. Most loans are secured by automobiles, recreational vehicles or other personal property and are originated directly by CCC. CCC operates from four leased offices located in Red Wing (since 1985), Hastings (since 1994), Northfield (since 1995) and West St. Paul (since 1996).

GROWTH STRATEGIES

    United's strategy is to continue to grow by acquiring other financial institutions and financial product and service providers, expanding existing bank and consumer finance businesses internally, and pursuing other financial service opportunities.

    INTERNAL GROWTH. United intends to continue to grow its existing businesses, in large part by identifying products or services which have been successful in one or more subsidiary banks and expanding these products and services to other subsidiary banks. Goodhue Bank and Park Bank will utilize Signal Bank's status as a "preferred lender" with the SBA to increase their SBA lending. Signal Bank's mortgage department will enable the subsidiary banks to increase their mortgage lending. Goodhue Bank's lease financing experience will allow the subsidiary banks to increase lease financing transactions. In addition, the subsidiary banks are constantly developing and evaluating different deposit products to meet the needs of their customers. The subsidiary banks, with the assistance of United, will evaluate the needs of their respective customers to determine which of the many delivery systems they will use, including personal computers and automated teller machines. United intends to expand CCC's lending activity by building a referral network among automobile, boat and other recreational vehicle dealerships, and by the acquisition and start-up of new offices.

    ACQUISITIONS. An equally important strategy is to continue to grow by acquiring other financial institutions and financial service providers. United's acquisition strategy is to identify banks with at least $50 million in assets in Minnesota and Wisconsin communities within a 100-mile radius of the Minneapolis-St. Paul metropolitan area. The Company does not have any pending arrangements, agreements or understandings regarding acquisitions other than the Park Acquisition. In assessing acquisitions, United focuses on credit quality, past performance of the bank, management strengths and weaknesses, location, community demographics, relative health of the local economy, organizational structure of the entity, and consideration for and terms of the acquisition. Management believes there are a number of community banks which meet United's criteria and whose owners would be interested in selling their banks to a community-based organization like United. The Company believes that the reputation of its principal officers, its community banking experience and its philosophy of permitting significant autonomy and independence in management of its Banks, position United well to take advantage of future expansion opportunities. Management believes that by standardizing certain products, services and systems and providing appropriate holding company services, the bank officers and personnel can concentrate on individual customer service and community relations. Management also believes services provided by United should benefit the individual banks by lowering expenses through centralization of administration and data processing services, by streamlining credit policy formation and supervision and by facilitating compliance with the requirements of multiple-layered banking regulations. Ultimately, such standardization and centralization is intended to contribute to United's acquisition strategy by improving the results of operations of acquired banks.

    Concurrently with the closing of this offering, United will close the Park Acquisition and acquire 100% ownership of Park Bank. See "Acquisition of Park."

COMPETITION

    United's Banks and CCC face significant competition from providers of financial services throughout the Minneapolis-St. Paul metropolitan area and in out-state Minnesota in all aspects of their business. The local financial services industry is rapidly changing and highly competitive, dominated by numerous banks of First Bank System and Norwest Corporation, and by TCF, fsb. In addition, United competes with numerous banks, savings and loan associations, securities brokerage firms and other financial services companies. Commercial credit and leasing firms, consumer and commercial finance companies, factors, and mortgage banks, also have some competitive effect on United. Some of these entities and institutions are not subject to the same regulatory restrictions as United. Many competitors of United have much greater financial resources, greater name recognition and more offices with attendant personnel.

    Management believes that each of United's Banks and CCC will be able to continue to compete successfully in its respective communities. United believes its competitive strengths include the reputation it has for developing and continuing banking relationships, responsiveness to customer needs and individualized customer service, and skilled and resourceful personnel. The factors affecting competition include banking and financial services provided, customer convenience and office location. United further believes that the community commitment and involvement of its personnel and its commitment to providing quality banking and financial services are factors that should allow it to continue to maintain and improve its competitive position.

    Legislation permitting full nationwide interstate banking and branching was recently enacted by Congress. The Minnesota legislature has passed a law permitting interstate branching (the acquisition of a bank in Minnesota by an out-of-state bank without the requirement of maintaining a Minnesota banking charter) as of June 1, 1997. These new laws may offer out-of-state banks an enhanced opportunity to compete in United's markets. See "Supervision and Regulation -- Recent Legislation."

    United also faces competition in acquiring institutions. Minnesota has recently experienced a significant consolidation of its banking industry, and many large holding companies with greater resources than United (including several out-of-state holding companies) are actively pursuing acquisitions in Minnesota. This competition affects the acquisition opportunities for United and can affect the cost of such acquisitions.

FACILITIES

    United presently leases its principal office, consisting of approximately 3,860 square feet located at 2600 Eagan Woods Drive, Suite 155, Eagan, Minnesota. The lease will expire July 31, 1999.

    Signal Bank presently leases (i) its main office, consisting of approximately 9,150 square feet plus an approximately 2,400 square foot leasehold improvement, located at 100 Signal Hills, West St. Paul, Minnesota, under a lease which will expire December 31, 2000; and (ii) two areas in the Signal Hills Center which is located adjacent to Signal Bank's main office under a lease which Signal Bank has terminated effective January 31, 1997, at which time those employees will move to Signal Bank's main office. In addition, Signal Bank operates branch offices in West St. Paul, Eagan and Savage, Minnesota. The West St. Paul branch office is located in an approximately 4,000 square foot detached building owned by Signal Bank and located at 2060 South Robert Street. The Eagan branch office is located in an approximately 16,000 square foot detached building owned by Signal Bank and located at 1270 Yankee Doodle Road, Eagan, Minnesota. The Savage branch office is located in an approximately 6,000 square foot detached building owned by Signal Bank and located at 12302 Princeton Avenue South.

    Goodhue Bank owns (i) its main office, consisting of approximately 38,000 square feet, located at 222 Bush Street, Red Wing, Minnesota (approximately 6,700 square feet are leased to non-bank tenants); (ii) a detached drive-up facility, located at Bush and Fourth Street, Red Wing, Minnesota, consisting of an auto bank with open office area, teller area and 7 drive-up lanes covered by a canopy on a lot totalling 27,360 square feet; and (iii) a 5,250 square foot office building, located at 421 West 4th Street, Red Wing, Minnesota, which is currently occupied by non-bank tenants. In addition, Goodhue Bank owns three branches in Rushford and Lanesboro, Minnesota. The Rushford Branches consist of a 9,800 square foot bank building located at 101 West Jessie Street and a drive-up facility located on Mill Street in Rushford. The Lanesboro Branch consists of a 3,200 square foot building on the corner of 2nd and E Streets in Lanesboro.

    CCC leases a 1,200 square foot office at 432 West Third Street in Red Wing, under a lease which expires December 31, 1998; a 1,400 square foot office in the County Crossroads Center in Hastings, Minnesota, under a lease which expires September 30, 1998; and a 1,700 square foot office located at 1014 South Highway 3, Northfield, Minnesota, under a lease which expires July 31, 1999.

    Unitech leases a 6,120-square foot office located in 5400 Babcock Trail, Inver Grove Heights, Minnesota, under a lease which expires September 30, 1999 (with an option to renew the lease for an additional five-year period).

EMPLOYEES

    As of September 30, 1996, United and its subsidiaries employed 224 persons, 184 on a full-time basis and 40 on a part-time basis. Following the Park Acquisition, United and its subsidiaries will employ approximately 302 persons, 249 on a full-time basis and 53 on a part-time basis.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The names, ages and positions of the executive officers and directors of United, are as follows:

          NAME                 AGE                                  POSITION
-------------------------      ---      -----------------------------------------------------------------
R. Scott Jones                     52   Director and Chairman of the Board

Galen T. Pate                      57   Director and President

Marcia L. O'Brien                  40   Executive Vice President and Chief Financial Officer

John H. LeMay                      57   Executive Vice President and Corporate Counsel

Donald M. Davies                   50   Executive Vice President

Arlin A. Albrecht                  59   Director

Larry C. Barenbaum                 49   Director

Spencer A. Broughton               68   Director

James P. Fritz                     56   Director

John W. Johnson                    65   Director

Ora G. Jones                       79   Director

Louis J. Langer                    71   Director

John C. Dorsey                     57   President of Signal Bank

Thomas W. Longlet                  45   President of Goodhue Bank

    R. SCOTT JONES has served as Chairman of the Board and a director of United since January 1, 1994. Mr. Jones had served as a director and Chief Executive Officer of Goodhue from 1983 until the merger with Signal. Mr. Jones has been a director (since 1975), Chairman (since 1993), Chief Executive Officer (since
1983) and President (from 1983 to 1993) of Goodhue Bank. Mr. Jones has been a director of Signal Bank since July, 1992. Mr. Jones has been a director of CCC since 1986. Mr. Jones has held various positions with the American Bankers Association, a national trade association located in Washington, D.C., and was recently elected First Vice President, from which office he is expected to advance to President in October of 1998. R. Scott Jones is the son of Ora G. Jones (see below) and is the spouse of Anne E. Jones, a director of Goodhue Bank.

    GALEN T. PATE has served as President and a director of United since January 1, 1994. Mr. Pate, a founder of Signal, had served as a director of Signal from its inception in 1980 until the merger with Goodhue and had been Chairman and President of Signal from 1989 until the merger with Goodhue. Mr. Pate has been Chairman (since 1988) and Chief Executive Officer (from 1988 to 1995) and President (from 1975 to 1988) of Signal Bank. Mr. Pate has been a director of Goodhue Bank since 1992. Mr. Pate has been a director of CCC since 1994. Mr. Pate is currently the Chairman and President of BancInsure, Inc., a captive insurance company insuring banks in 26 states. Mr. Pate is also a director of the Bank Marketing Association, a national trade association located in Washington, D.C.

    MARCIA L. O'BRIEN has served as Executive Vice President and Chief Financial Officer of United since January 1, 1994. She has been Chief Financial Officer of Signal Bank since 1986 and Senior Vice President of Signal Bank since 1988. Ms. O'Brien was employed by KPMG Peat Marwick as a Senior Manager from 1983 to 1986.

    JOHN H. LEMAY has served as Executive Vice President and Corporate Counsel of United since 1995. He has been Corporate Counsel of Signal Bank since 1985 and Senior Vice President since 1990. Mr. LeMay was a partner in the law firm of Sweeney, O'Connor & LeMay from 1976 to 1985. Mr. LeMay is the spouse of Kathleen
M. LeMay, a director of Signal Bank.


    DONALD M. DAVIES has served as Executive Vice President of United since January 1, 1994. From 1992 to 1994 Mr. Davies served as Chief Financial Officer and Treasurer of Goodhue. From 1992, Mr. Davies has been Treasurer and Secretary of CCC. From 1990 to 1992, Mr. Davies was self-employed as a consultant to various community banks in Minnesota. From 1989 to 1990, Mr. Davies held various positions with Norwest Corporation, including Vice President -- Community Bank Acquisitions, and Chief Administrative Officer of the Greater Minnesota Community Banks. From 1976 to 1989, Mr. Davies was the Chief Financial Officer of The Bank Group, Inc., a $350 million community banking organization located in Wayzata, Minnesota.

    ARLIN A. ALBRECHT has served as a director of United since January 1, 1994 and was director of Goodhue from 1986 until the merger with Signal. Mr. Albrecht has been a director of Goodhue Bank since 1986. Since 1960, Mr. Albrecht has held various positions with Red Wing Publishing Company and has been President and Chief Executive Officer since 1992. Red Wing Publishing owns 16 newspapers throughout the states of Minnesota and Wisconsin. Mr. Albrecht is a director and the Chairman of River Region Health Services, a health services company located in Red Wing, Minnesota.

    LARRY C. BARENBAUM has served as a director of United since January 1, 1994 and has been a director of Signal Bank since 1980. Since 1992, Mr. Barenbaum has been the owner and President of LCB Enterprises, Inc., a company located in Minneapolis, Minnesota engaged in sales representation and acquisitions of small businesses. Since 1994, Mr. Barenbaum has been President and a director of ACII Corp., a jewelry wholesaler. In addition, Mr. Barenbaum is a director of Brauns, a ready-wear retail store in Minneapolis, Minnesota.

    SPENCER A. BROUGHTON has served as a director of United since January 1, 1994 and was a director of Goodhue from 1983 until the merger with Signal. Mr. Broughton has been a director of Goodhue Bank since 1969. From 1962 to 1996, Mr. Broughton held various positions with Citizens Security Group, a property and casualty insurance company located in Red Wing, Minnesota including Chairman and Chief Executive Officer from 1970 to 1996 and was a director from 1963 to 1996. He now serves as a consultant to the Meridian Insurance Group of Indianapolis, Indiana. In addition, Mr. Broughton is a director of Alliance of American Insurers, a national trade association; and a director of Insurance Federation of Minnesota, a state trade association.

    JAMES P. FRITZ has served as a director of United since January 1, 1994. Mr. Fritz, a founder of Signal, had served as a director of Signal from its inception in 1980 until the merger with Goodhue. Mr. Fritz also has been a director of Signal Bank since 1980. Mr. Fritz has been President and Chairman of Fritz Company, Inc., a candy and tobacco distributor in Newport, Minnesota, since 1982.

    JOHN W. JOHNSON has served as a director of United since 1995. Mr. Johnson has been President and Chief Executive Officer of Community Bank Spring Green, Spring Green, Wisconsin, since its formation in 1996. Mr. Johnson was Chairman of M & I Bank Southwest from June 1994 until 1995 and President and Chief Executive Officer of Valley Bank Southwest from 1986 until 1994. Mr. Johnson was also Senior Vice President -- West Region and a director of Valley Bancorporation from 1986 to 1994. Mr. Johnson is Secretary/Treasurer and a director of BancInsure, Inc., a captive insurance company insuring banks in 26 states.

    ORA G. JONES has served as a director of United since January 1, 1994 and was a director of Goodhue from 1983 until the merger with Signal. Since 1943, Mr. Jones has been a director of Goodhue Bank and was the Chairman from 1958 to 1993. Mr. Jones has been a director of CCC since 1986. Ora G. Jones is the father of R. Scott Jones (see above).

    LOUIS J. LANGER has served as a director of United since January 1, 1994. Mr. Langer, a founder of Signal, had served as a director of Signal from its inception in 1980 until the merger with Goodhue. Mr. Langer has served as a director of Signal Bank from 1967 to 1996. From 1946 until 1995 Mr. Langer was Chairman of Langer Construction Co., a general building contractor in West St. Paul, Minnesota and was President from 1946 to 1991.

    JOHN C. DORSEY has served as Chief Executive Officer of Signal Bank since January, 1996 and as President and a director since 1988. From 1983 to 1987 he was Executive Vice President of Signal Bank.

    THOMAS W. LONGLET has served as President, Chief Operating Officer and a director of Goodhue Bank since 1995. Mr. Longlet was President of the Highland Bank, St. Paul, Minnesota from 1991 until 1995. Mr. Longlet was Senior Vice President of Norwest Commercial Insurance Services, Minneapolis, Minnesota from 1990 until 1991. Mr. Longlet was President and Managing Officer of two Norwest Banks from 1986 until 1990.

    Each of the directors of United named above serve terms of varying length as determined by United's shareholders. Mr. S. Jones and Mr. Pate each serve four year terms, Mr. Albrecht and Mr. Fritz each serve three year terms, Mr. Barenbaum and Mr. Broughton each serve two year terms, and Mr. O. Jones and Mr. Langer each serve one year terms.

    United's Board has an Audit Committee consisting of Spencer A. Broughton, James P. Fritz, Ora G. Jones and Louis J. Langer. The responsibilities of the Audit Committee are to review the results and scope of the audits and other services provided by the Company's independent auditors, as well as the Company's accounting principles and its system of internal controls, and report the results of its review to the Board.

    United's Board has a Compensation Committee consisting of Arlin A. Albrecht, Larry C. Barenbaum and James P. Fritz. The responsibilities of the Compensation Committee are to make recommendations concerning executive compensation and incentive compensation, subject to ratification by the Board, and administer the Company's 1994 Stock Option Plan.

OFFICER AND DIRECTOR COMPENSATION

    The following table sets forth certain information regarding compensation paid for services performed in 1995 to United's chief executive officers, and the four highest paid executive officers of United and its subsidiaries whose total salary and bonuses earned during 1995 exceeded $100,000.

                                                          ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                               -----------------------------------------  AWARDS/SHARES UNDERLYING
NAME AND PRINCIPAL POSITION                      SALARY      BONUS         OTHER (1)      OPTIONS (# OF SHARES) (2)
---------------------------------------------  ----------  ----------  -----------------  -------------------------
R. Scott Jones, Chairman.....................  $  192,400  $  185,000      $   9,373                  3,000

Galen T. Pate, President.....................  $  192,400  $  185,000      $   8,407                  3,000

Marcia L. O'Brien, Executive
 Vice President and Chief Financial
 Officer.....................................  $   83,200  $   70,000      $   8,053                  2,000

John H. LeMay, Executive Vice President and
 Corporate Counsel...........................  $   94,120  $   55,000      $   7,435                  2,000

Donald M. Davies, Executive Vice President...  $   83,200  $   55,000      $   7,276                  2,000

John C. Dorsey, President of Signal Bank.....  $  135,200  $   82,000      $   6,516                  1,500

------------------------
(1) Represents noncash value attributed to personal use of Company automobiles.

(2) See "Management -- 1994 Stock Option Plan."

    Directors of United receive an annual fee of $5,000 for their services. In 1995, directors of United were each granted an option to acquire 333 1/3 shares of United's Common Stock, which becomes exercisable as to twenty percent (20%) of the shares on each of the first five anniversaries of the date of grant.

    Signal Bank has entered into Executive Salary Continuation Agreements with each of Galen T. Pate, Marcia L. O'Brien, John H. LeMay, and John C. Dorsey and United has entered into an Executive Salary Continuation Agreement with Donald
M. Davies, pursuant to which each such officer, or a designated beneficiary, will receive $40,000 annually upon such officer's retirement at age 65 for a period of 13 years. Under the agreement, the companies indicate they intend to adjust the amount payable under the agreements to reflect 50% of each such officer's then current salary, however, the companies are not obligated to make any such adjustment. In the event of such officer's death before retirement at age 65, the companies will pay to the officer's beneficiary $40,000 per year for 10 years. In the event of such officer's disability before retirement at age 65, the companies will pay the officer a lump sum ranging from $12,611 to $290,398 as provided on a vesting schedule attached to each agreement.

1994 STOCK OPTION PLAN

    United's Board of Directors adopted the 1994 Stock Option Plan (the "1994 Stock Plan") in April, 1994, which was approved by United's stockholders in April, 1995. The purpose of the 1994 Stock Plan is to attract and retain officers and directors, and to motivate them to produce a superior return to the shareholders of United by offering such persons an opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate financial performance.

    The 1994 Stock Plan is administered by the Compensation Committee (the "Committee"), which is appointed by the Board of Directors. Subject to the provisions of the 1994 Stock Plan, the Committee has the exclusive power to make awards under the 1994 Stock Plan, to determine when and to whom awards will be granted, and the form, amount and other terms and conditions of each award. The types of awards that may be granted under the 1994 Stock Plan include incentive and non-qualified stock options. Subject to certain restrictions applicable to incentive stock options, awards will be exercisable by the recipients at such times as are determined by the Committee.


    Options may be granted to recipients at such exercise prices as the Committee may determine but not less than 85% of their fair market value as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that, unless applicable federal tax laws are modified, (1) no incentive stock option may be granted at less than fair market value, (2) no incentive stock option may be granted more than ten years after the effective date of the 1994 Stock Plan, (3) an incentive stock option shall not be exercisable more than ten years after the date of grant, and (4) the aggregate fair market value of the shares of Common Stock with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 under the 1994 Stock Plan or any other plan of United. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than ten percent of the combined voting power of all classes of stock of United.


    As of May 1, 1994, the effective date of the 1994 Stock Plan, the total number of shares of United Common Stock available for distribution under the 1994 Stock Plan was 100,000 (subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of United). As of the date of this Prospectus, options to purchase an aggregate of 69,367 shares of Common Stock were outstanding and an aggregate of 30,473 shares of Common Stock were available for future grants of awards under the 1994 Stock Plan. Options granted pursuant to United's 1994 Stock Plan are exercisable at an exercise price equal to the fair market value as determined by the Board of Directors on the date of grant. Options outstanding have a per share exercise price ranging from $73.46 to $94.20, and expire ten years from the date of grant of the option (unless exercised prior to that time).

    The 1994 Stock Plan will remain in effect until all stock subject to it is distributed or all awards have expired or lapsed, whichever occurs later. The 1994 Stock Plan also gives the Board the right to terminate, suspend or modify the 1994 Stock Plan, except that amendments to the 1994 Stock Plan are subject to shareholder approval if needed to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the incentive stock option provisions of the Internal Revenue Code of 1986, as amended, their successor provisions, or any other applicable law or regulation.

    The following table summarizes option grants made during 1995 to the executive officers of United and its subsidiaries:

                                 NUMBER OF       PERCENT OF                                         POTENTIAL REALIZABLE
                                  SHARES        TOTAL OPTIONS                                         VALUE AT ASSUMED
                                UNDERLYING     GRANTED TO ALL     EXERCISE                            ANNUAL RATES (2)
                                    THE         EMPLOYEES IN      PRICE PER       EXPIRATION       ----------------------
NAME                            OPTIONS (1)         1995            SHARE            DATE              5%         10%
-----------------------------  -------------  -----------------  -----------  -------------------  ----------  ----------
R. Scott Jones...............        3,000            14.1%       $   79.80    January 31, 2005    $  150,570  $  381,540
Galen T. Pate................        3,000            14.1%           79.80    January 31, 2005       150,570     381,540
Marcia L. O'Brien............        2,000             9.4%           79.80    January 31, 2005       100,380     254,360
John H. LeMay................        2,000             9.4%           79.80    January 31, 2005       100,380     254,360
Donald M. Davies.............        2,000             9.4%           79.80    January 31, 2005       100,380     254,360
John C. Dorsey...............        1,500             7.0%           79.80    January 31, 2005        75,285     190,770

------------------------
(1) Each option becomes exercisable as to twenty percent of the shares on each of the first five anniversaries of the date of grant. Each option has a term of ten years, subject to earlier termination in the event of the optionee's cessation of service with United.

(2) The potential realizable value is based on a 10-year term of each option at the time of grant. Assumed stock price appreciation of 5% and 10% is mandated by rules of the Securities and Exchange Commission and is not intended to forecast actual future financial performance or possible future appreciation. The potential realizable value is calculated by assuming that the deemed fair value of United's Common Stock for financial statement presentation purposes on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

    The following table provides information related to the number and value of options held at December 31, 1995 by the named executive officers. No options were exercised during 1995. The Company does not have any outstanding stock appreciation rights ("SARs").

                                                                                             VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                                    OPTIONS/SARS                 OPTIONS/SARS
                                                                    AT FY-END(#)              AT FY-END ($) (1)
                                                            ----------------------------  --------------------------
NAME                                                         EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -------------  -------------  -----------  -------------
R. Scott Jones............................................        1,800          4,200     $  31,476    $    67,104
Galen T. Pate.............................................        5,800         10,200     $ 109,876    $   184,704
Marcia L. O'Brien.........................................        1,200          2,800     $  20,984    $    44,736
John H. LeMay.............................................          720          2,080     $  11,576    $    30,624
Donald M. Davies..........................................        1,200          2,800     $  20,984    $    44,736
John C. Dorsey............................................          900          2,100     $  15,738    $    33,552

------------------------
(1) Article 7 of United's Bylaws establishes a formula to determine the price at which United is entitled to exercise its right of first refusal relating to proposed transfers by United shareholders. As of December 31, 1995 the price determined by the formula was $93.06. Value is calculated on the basis of $93.06 minus the option exercise price and multiplying the result by the number of shares of common stock underlying the option.

RELATED PARTY TRANSACTIONS


    United has entered into various transactions with its affiliates as set forth below. United's management believes that the terms of the transactions are no less favorable to United than would have been obtained from non-affiliates.



    Total loans to all directors and executive officers of United, the principal executive officers of Signal Bank and Goodhue Bank and principal holders of United Common Stock (including their affiliates) as a group (14 individuals) at September 30, 1996 and at December 31, 1995 were $4,158,133 and $5,244,845, respectively. United believes that such loans are made in the ordinary course of business with normal credit terms, including interest rate and collateralization, and do not represent more than a normal risk of collection. These transactions were ratified by at least a majority of the independent outside members of United's Board of Directors who do not have an interest in the transactions.



    United owns 5% of the issued and outstanding stock of Community Bank Spring Green, and John W. Johnson (a director of United) is a director, the President, and a minority shareholder of Community Bank Spring Green. United's acquisition of such stock was ratified by at least a majority of the independent outside members of United's Board of Directors who do not have an interest in the transaction.


    Galen T. Pate (the President and a director of United) is Chairman and President of BancInsure, Inc., and John W. Johnson (a director of United) is a director and the Secretary/Treasurer of BancInsure, Inc. The Company paid approximately $117,000 in premiums to BancInsure, Inc. during 1995 and anticipates that premiums to be paid in 1996 will be approximately the same.

    In March 1996, United Community Bancshares, Inc. Employee Stock Ownership Plan (the "United ESOP") purchased 2,150 shares of common stock for an aggregate purchase price of $200,079. Trustees of the ESOP include: R. Scott Jones, a director and Chairman of the Board of United, Galen T. Pate, a director and President of United, Marcia L. O'Brien, Executive Vice President and Chief Financial Officer of United, John H. LeMay, an Executive Vice President and Corporate Counsel of United, and Donald M. Davies, an Executive Vice President of United.

UNITED EMPLOYEE STOCK OWNERSHIP PLAN AND UNITED 401(K) PROFIT SHARING PLAN

    United sponsors an employee stock ownership plan for the benefit of certain of its employees, called the "United Community Bancshares, Inc. Employee Stock Ownership Plan" (the "United ESOP"). The United ESOP is a qualified retirement plan designed to invest primarily in United capital stock. The United ESOP currently holds 67,948 shares of United Common Stock, or 12.4% of the United Common Stock outstanding, which has been allocated to individual participant accounts in the United ESOP. The trustees of the United ESOP are R. Scott Jones, Galen T. Pate, Marcia L. O'Brien, John H. LeMay and Donald M. Davies, and the trustees are entitled to vote the shares of United Common Stock held by the ESOP in connection with most matters brought before the United shareholders. These individuals also serve as trustees of the United Community Bancshares, Inc. 401(k) Profit Sharing Plan.

    United also sponsors a 401(k) plan, called the "United Community Bancshares, Inc. 401(k) Profit Sharing Plan" (the "United 401(k) Plan"), a qualified retirement plan maintained for the benefit of certain of its employees. Contributions to the United 401(k) Plan are made by participants through pre-tax salary deductions. United may make matching contributions in such amount as determined by United's Board of Directors. Participants may direct the investment of their contributions in one or more investment funds under the 401(k) Plan, which include a choice of seven mutual funds. The United 401(k) Plan does not presently invest in United stock.

    The United ESOP and United 401(k) Plan cover all eligible employees of United and its subsidiaries. The provisions of the United ESOP are as follows. New employees enter the ESOP on the first entry date after completing one year of service. United's Board of Directors may, in its discretion, elect to make a contribution to the ESOP for a year, in such amount as the Board determines. The ESOP contribution for a year, if any, will be allocated pro rata on the basis of compensation to the accounts of those participants who have completed 1,000 hours of service with United and are employed on the last day of the plan year, December 31. It is anticipated that the Trustees of the ESOP will continue to invest contributions primarily in United Common Stock. Participants will become vested in the amounts in their accounts under a graduated vesting schedule (100% vested upon completing 6 years of vesting service, 80% vested after 5 years, 60% vested after 4 years, 40% vested after 3 years, 20% vested after 2 years, and 0% vested prior to completing 2 years of service). A participant who terminates employment before completing the number of years of vesting service to become 100% vested will forfeit the portion of his or her account that is not vested.

    The United 401(k) Plan provisions are as follows. New employees enter the United 401(k) Plan on the first entry date after completing one year of service. Three types of contributions are permitted. First, participants may make 401(k) contributions through pre-tax salary deductions of up to 15% of their qualifying compensation. Second, United will match 50% of up to the first 5% of pay which is contributed as a 401(k) contribution made by each participant. Third, United's Board of Directors may, in its discretion, elect to make a profit sharing contribution to the United 401(k) Plan for a year, in such amount as the Board determines. The profit sharing contribution for a year, if any, will be allocated pro rata on the basis of compensation to the accounts of those participants who have completed 1,000 hours of service with United and are employed on the last day of the plan year, December 31. Participants will become vested in the amounts in their accounts under a graduated vesting schedule (100% vested upon completing 6 years of vesting service, 80% vested after 5 years, 60% vested after 4 years, 40% vested after 3 years, 20% vested after 2 years, and 0% vested prior to completing 2 years of service). A participant who terminates employment before completing the number of years of vesting service to become 100% vested will forfeit the portion of his or her account that is not vested.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth information regarding the beneficial ownership of United's Common Stock, as of October 1, 1996 and as adjusted to give effect to the offering of United's Common Stock occurring concurrently with this Offering, by each shareholder known to United to own beneficially more than 5% of the outstanding United Common Stock, by each director or executive officer of United, and by all such directors and officers (14 individuals) as a group (unless otherwise indicated, each named person has sole voting and investment power):


                                                                                                 PERCENTAGE OF UNITED
                                                                                                  COMMON STOCK OWNED
                                                          NUMBER OF    PERCENTAGE OF UNITED       AFTER OFFERING (1)
                   NAME AND ADDRESS                     UNITED SHARES       OWNED PRIOR       --------------------------
                 OF BENEFICIAL OWNER                        OWNED           TO OFFERING         MINIMUM       MAXIMUM
------------------------------------------------------  -------------  ---------------------  ------------  ------------
Arlin A. Albrecht (2)                                         9,775              1.79%              1.65%         1.58%
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
Larry C. Barenbaum (2)                                       15,507              2.84%              2.61%         2.51%
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
Spencer A. Broughton (2)                                      1,725              *                 *             *
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
Donald M. Davies (3)                                          1,800              *                 *             *
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
John C. Dorsey (4)                                            2,900              *                 *             *
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
James P. Fritz (2)                                           50,213              9.18%              8.45%         8.11%
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121

                                                                                                 PERCENTAGE OF UNITED
                                                                                                  COMMON STOCK OWNED
                                                          NUMBER OF    PERCENTAGE OF UNITED       AFTER OFFERING (1)
                   NAME AND ADDRESS                     UNITED SHARES       OWNED PRIOR       --------------------------
                 OF BENEFICIAL OWNER                        OWNED           TO OFFERING         MINIMUM       MAXIMUM
------------------------------------------------------  -------------  ---------------------  ------------  ------------
John W. Johnson (5)                                              67              *                 *             *
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
Ora G. Jones, Jr. (2)                                        15,509              2.84%              2.61%         2.51%
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
R. Scott Jones (6)                                           58,860             10.73%              9.88%         9.49%
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
Louis J. Langer (2)                                          21,379              3.91%              3.60%         3.45%
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
John H. LeMay (7)                                             1,966              *                 *             *
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
Marcia L. O'Brien (3)                                         2,180              *                 *             *
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
Galen T. Pate (8)                                            15,800              2.86%              2.63%         2.53%
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
United ESOP
2600 Eagan Woods Drive, Suite 155                            67,948             12.43%             11.44%        10.98%
Eagan, MN 55121 (9)
All executive officers and directors as a group (14         198,138             35.39%             32.64%        31.36%
 individuals) (10)


------------------------
 *  Less than 1.0%.

(1) Assuming that none of such individuals purchases any shares of Common Stock in the offering; to the extent such individuals purchase shares of Common Stock in the offering, the number of shares and percentage owned by such individual, and by all executive officers and directors as a group, will exceed the amounts and percentages stated.

(2) Includes 200 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(3) Includes 1,200 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(4) Includes 900 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(5) Includes 67 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(6) Includes 1,800 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(7) Includes 720 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(8) Includes 5,800 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(9) Trustees of the United ESOP are: R. Scott Jones, Galen T. Pate, Marcia L. O'Brien, John H. LeMay and Donald M. Davies.


(10) Includes 13,187 shares of Common Stock issuable upon exercise of currently exercisable stock options.

                           SUPERVISION AND REGULATION

    THE FOLLOWING DISCUSSION OF STATUTES AND REGULATIONS AFFECTING BANK HOLDING COMPANIES AND BANKS IS A SUMMARY THEREOF AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH STATUTES AND REGULATIONS.

GENERAL

    Commercial banking is highly regulated at both the federal and state level. Deposits, reserves, investments, loans, consumer law compliance, issuance of securities, payment of dividends, mergers and consolidations, electronic funds transfers, management practices and other aspects of a holding company's and a bank's operations are subject to regulation. This regulation is designed primarily to protect depositors and not to benefit holders of securities of the holding company or the bank. The highly regulated environment in which commercial banks operate is subject to frequent change. Federal banking bills are currently under consideration in Congress which, if enacted, could have a variety of effects on this regulatory environment. In general, pending legislation would repeal portions of the Glass-Steagall Act and would broaden the permissible range of affiliations between commercial banks and investment banks. In addition, these bills could limit the authority of the Office of the Comptroller of the Currency to authorize new insurance activities for banks, and could provide relief from a variety of federal banking regulations. United cannot fully predict the nature or the extent of any effects which these proposed regulatory changes or other possible regulatory changes may have on its business and earnings. Such changes may have the effect of increasing or decreasing the cost of doing business, modifying permissible activities, or enhancing the competitive position of other financial institutions.

BANK HOLDING COMPANY REGULATION

    In addition to a variety of generally applicable state and federal laws governing businesses and employers, United is extensively regulated by special laws applicable only to financial institutions. Virtually all aspects of United's operations are subject to specific requirements or restrictions and general regulatory oversight. With few exceptions, state and federal banking laws have as their principal objective either the maintenance of the safety and soundness of the financial institution and the federal deposit insurance system or the protection of consumers or classes of consumers, rather than the specific protection of shareholders of United.

    SUPERVISION. As a bank holding company, United is subject to regulation by the Federal Reserve Board under the BHC Act and various regulations adopted by the Federal Reserve Board. United is required to file with the Federal Reserve Board quarterly and annual reports and such additional information as the Federal Reserve Board may require pursuant to the BHC Act. The Federal Reserve Board also may examine United. United was examined most recently in August, 1996. United is not subject to any formal or informal enforcement actions by any bank regulatory office as a result of such examination or for any other reason. The Federal Reserve Board also has authority, in certain circumstances, to approve or disapprove stock redemptions, changes in ownership or control, and dividend payments. The Federal Reserve Board may also require that United terminate an activity or terminate control of or liquidate or divest certain non-bank subsidiaries or affiliates when the Federal Reserve Board believes the activity or the control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness or stability of any of its banking subsidiaries. Under the BHC Act and regulations adopted by the Federal Reserve Board, a bank holding company and its non-banking subsidiaries are prohibited from requiring certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services. Further, United is required by the Federal Reserve Board to maintain certain levels of capital.

    PAYMENT OF DIVIDENDS BY UNITED. The Federal Reserve Board has indicated that banking organizations should generally pay cash dividends out of current operating earnings and the current rate of earnings retention should be consistent with the organization's capital needs, asset quality and overall financial condition. The Federal Reserve Board policy strongly discourages a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowings or other arrangements that might adversely affect the holding company's financial position. The Federal Reserve may, and in certain circumstances must, prohibit a bank holding company from making any capital distributions without prior approval of the Federal Reserve Board, if the subsidiary institution is undercapitalized. The Federal Reserve Board also may impose limitations on the payment of dividends as a condition to its approval of certain applications, including applications for approval of mergers or acquisitions.

    REGULATORY CAPITAL REQUIREMENTS. The Federal Reserve Board's capital guidelines establish the following minimum regulatory capital requirements for bank holding companies: (i) a capital leverage requirements expressed as a percentage of total assets, (ii) a risk-based requirement expressed as a percentage of total risk-weighted assets, and (iii) a Tier 1 leverage requirement expressed as a percentage of total assets. Tier 1 capital consists of common stockholders' equity, qualifying preferred stock, and minority interests in the equity accounts of consolidated subsidiaries. On October 21, 1996, the Federal Reserve Board approved the use of certain cumulative preferred stock instruments in Tier 1 capital as minority interest in the equity accounts of consolidated subsidiaries. The Federal Reserve Board has approved the Preferred Securities as Tier 1 capital. The failure of a bank holding company to meet its risk-weighted capital ratios may result in supervisory action, as well as an inability to obtain approval of any regulatory applications and, potentially, increased frequency of examination. The federal bank regulators have previously indicated a desire to raise minimum capital requirements for banking organizations and have suggested that revisions to the risk-based capital requirements should be made. The effect of any future change in the required capital ratios of the Company cannot be determined at this time.


    ACTIVITY LIMITATIONS. The BHC Act, in general, limits the activities that may be engaged in by a bank holding company and its subsidiaries to those so closely related to banking, managing or controlling banks as to be a proper incident thereto. The Federal Reserve Board, in making such determinations, considers whether performance of the activities by a bank holding company can reasonably be expected to produce benefits to the public without any adverse effects such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. A bank holding company may engage, subject to Federal Reserve Board guidelines and approvals, in such closely-related activities as: (1) making or acquiring loans and other extensions of credit of the type made by mortgage, finance, credit card, or factoring companies; (2) operating an industrial bank; (3) servicing loans and other extensions of credit; (4) performing the functions of a trust company; (5) acting as an investment or financial advisor; (6) leasing certain real estate or personal property; (7) making investments to promote community welfare; (8) providing data processing and data transmission services; (9) acting as an underwriter for credit life insurance and credit health and accident insurance directly related to extensions of credit by the holding company system; (10) providing courier services for checks and certain other instrument exchanges among banks and for audit and accounting media of a banking or financial nature;
(11) providing certain kinds of management consulting advice; (12) selling, at retail, money orders, travelers' checks and U.S. savings bonds; (13) performing real estate appraisals; (14) arranging commercial real estate equity financing;
(15) providing securities brokerage services; (16) underwriting or dealing in government obligations and money market instruments; (17) engaging in foreign exchange advisory and transactional services; and (18) acting as a futures commission merchant. Recently enacted legislation allows well capitalized bank holding companies to engage in certain activities without the advance approval of the Federal Reserve Board. Well capitalized bank holding companies are required merely to notify the Federal Reserve Board within ten business days of engaging in such activity. The Federal Reserve Board recently proposed amendments to its regulations defining the scope of permissible bank holding company activities which will, if adopted, broaden the scope of such activities. United may, in the future, if appropriate opportunities arise, engage in the acquisition of additional banks, subject to the approval of the Federal Reserve Board. See "Business -- Growth Strategies -- Acquisitions." For the near future, the business of United will essentially be the operation of Signal Bank, Goodhue Bank, CCC and Unitech, and, following completion of the Park Acquisition, Park Bank.

    The recent enactment of the Economic Growth and Regulatory Paperwork Reduction Act of 1996 ("EGRPRA") streamlines the nonbanking activities application process for well capitalized and well managed bank holding companies. See "-- Recent Regulatory Developments." Under EGRPRA, qualified bank holding companies may commence a regulatory approved nonbanking activity without prior notice to the Federal Reserve Board; written notice is merely required within ten business days after commencing the activity. Also, under EGRPRA, the prior notice period is reduced to 12 business days in the event of any nonbanking acquisition or share purchase, assuming the size of the acquisition does not exceed 10% of risk-weighted assets of the acquiring bank holding company and the consideration does not exceed 15% in Tier 1 capital. This prior notice requirement also applies to commencing a nonbanking activity de novo which has been previously approved by order of the Federal Reserve, but not yet implemented by regulations.


    Under the BHC Act, United must obtain prior Federal Reserve approval before it acquires direct or indirect ownership or control of any voting shares of any bank or other bank holding company if, after such acquisition, it will own or control directly or indirectly more than 5% of the voting stock of the entity, unless it already owns a majority of the voting stock of the entity. United also must obtain prior Federal Reserve approval before it acquires all or substantially all of the assets of a bank or merges or consolidates with another bank holding company. United will be, with limited exceptions, prohibited from acquiring direct or indirect ownership or control of a company which is not a bank or a bank holding company, and must engage in the business of banking or managing or controlling banks or furnishing services to or performing services for its subsidiary Banks. The Federal Reserve, by order or regulation, may authorize United to engage in or acquire stock in a company engaged in activities so closely related to banking or managing or controlling banks as to be a proper incident thereto. In reviewing any application or proposal by United, the Federal Reserve is required to consider the financial and managerial resources and future prospects of United and the banks concerned, the convenience and needs of the community to be served, as well as the probable effect of the transaction upon competition. Recent decisions by the Federal Reserve under the BHC Act have underscored the importance placed by the Federal Reserve upon the record of the applicant and its subsidiary banks in meeting the credit needs of its community in accordance with the Community Reinvestment Act of 1977. See "Community Reinvestment Act and Other Consumer Protection Statutes" below.

BANK REGULATION

    The continued earnings and growth of United's Banks will be influenced by general economic conditions, the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the Federal Reserve Board. The Federal Reserve Board implements national monetary policies by its open-market operations in United States Government securities, by adjusting the required level of reserves for financial institutions subject to its reserve requirement and by varying the discount rate applicable to borrowings by banks which are members of the Federal Reserve System. The actions of the Federal Reserve Board in these areas influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and deposits. The nature and impact of any future changes in monetary policies cannot be predicted.

    SUPERVISION. Signal Bank, as a state chartered banking corporation, is subject to primary supervision, examination and regulation by the Minnesota Department of Commerce and the Federal Deposit Insurance Corporation. Each of Goodhue Bank and Park Bank, as a national chartered banking corporation, is subject to primary supervision, examination and regulation by the Office of the Comptroller of the Currency (the "OCC"). Various requirements and restrictions under the laws of the State of Minnesota and the United States also affect the operation of United's subsidiary banks. These statutes and regulations relate to many aspects of the operations of United's subsidiary banks, including reserves against deposits, loans, investments, mergers and acquisitions, borrowings, dividends and locations of branch offices. Some of these statutes and regulations and their effect on United's subsidiary banks are discussed below. Moreover, from time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial intermediaries. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial intermediaries are frequently made. The likelihood of any major changes and the impact of such changes are impossible to predict.

    PAYMENT OF DIVIDENDS BY THE BANKS. There are state and federal statutory and regulatory requirements limiting the amount of dividends which may be paid to United by its subsidiary banks. Generally, a bank may pay cash dividends out of current operating earnings to the extent that the current rate of earnings retention is consistent with the bank's capital needs, asset quality and overall financial condition. The governing regulatory agency has the authority to prohibit a bank from engaging in business practices which the governing regulatory agency considers to be unsafe or unsound. It is possible, depending upon the financial condition of United's subsidiary banks, that the governing regulatory agency may assert that the payment of dividends to United by any one or more of the banks might, under some circumstances, be such an unsafe and unsound practice.

    COMMON LIABILITY. Under federal law, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of a commonly controlled FDIC-insured depository institution or any assistance provided by the FDIC to a commonly controlled FDIC-insured institution in danger of default. These provisions can have the effect of making subsidiary banks of United responsible for FDIC-insured losses at another subsidiary bank.

    AFFILIATE TRANSACTION LIMITATIONS. Financial institutions are subject to certain restrictions imposed by federal law on any extensions of credit to, or the issuance of a guarantee or letter of credit on behalf of, United or other affiliates, the purchase of or investment in stock or other securities thereof, the taking of such securities as collateral for loans and the purchase of assets from United or other affiliates. Such restrictions prevent United and such other affiliates from borrowing from Signal Bank, Goodhue Bank and any other subsequently acquired bank unless the loans are secured by marketable obligations of specified amounts. Further, such secured loans, investments and other transactions between any of the subsidiary banks and United or any other affiliate are limited to 10% of any subsidiary bank's capital and surplus (as defined by federal regulations) and such secured loans, investments and other transactions are limited, in the aggregate, to 20% of any subsidiary bank's capital and surplus (as defined by federal regulations). Such transactions must also comply with regulations prohibiting terms that would be preferential to United or other affiliates of the banks. All affiliate transactions are in compliance with these provisions.

    REGULATORY CAPITAL REQUIREMENTS.

    Each of United's subsidiary banks is required to comply with capital adequacy standards set by the respective primary federal regulatory agency. The regulations may establish higher minimum requirements if, for example, a bank has previously received special attention or has a high susceptibility to interest rate risk. Banks with capital ratios below the required minimum are subject to certain administrative actions. More than one capital adequacy standard applies, and all applicable standards must be satisfied for an institution to be considered to be in compliance. There are two basic measures of capital adequacy: a risk-based capital measure, and a Tier 1 leverage measure.

    The risk-based capital measure was adopted to assist in the assessment of capital adequacy of financial institutions by, (i) making regulatory capital requirements more sensitive to differences in risk profiles among organizations;
(ii) introducing off-balance-sheet items into the assessment of capital adequacy; (iii) reducing the disincentive to holding liquid, low-risk assets; and (iv) achieving greater consistency in evaluation of capital adequacy of major banking organizations throughout the world. The risk-based guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning assets and off-balance-sheet items to broad risk categories. An institution's risk-based capital ratios are calculated by dividing its qualifying capital by its risk-weighted assets.

    Qualifying capital consists of two types of capital components: "core capital elements" ("Tier 1" capital) and "supplementary capital elements" ("Tier 2" capital). Tier 1 capital is generally defined as the sum of core capital elements less goodwill and other intangibles. Core capital elements consist of

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(i) common shareholders' equity, (ii) qualifying perpetual preferred stock, subject to certain limitations, and (iii) minority interests in the equity accounts of consolidated subsidiaries. Supplementary capital ("Tier 2" capital) consists of such additional capital elements as (i) allowance for loan and lease losses (subject to limitations); (ii) perpetual preferred stock which does not qualify as Tier 1 capital (subject to certain conditions); (iii) hybrid capital instruments, perpetual debt and mandatory convertible debt securities; and (iv) term subordinated debt and intermediate-term preferred stock (subject to limitations). The maximum amount of Tier 2 capital that may be included in qualifying total capital is limited to 100% of Tier 1 capital (net of goodwill).

    Under current capital adequacy standards, financial institutions must meet a minimum ratio of qualifying capital to risk-weighted assets of 8%. Of that ratio, at least half, or 4%, must be in the form of Tier 1 capital. At September 30, 1996, Signal Bank had a Tier 1 risk-based capital ratio of 13.6%, Goodhue Bank had a Tier 1 risk-based capital ratio of 12.6%, and Park Bank had a Tier 1 risk-based capital ratio of 11.7%.

    The Banks also must maintain an allowable leverage ratio. The leverage ratio is defined as the ratio of Tier 1 capital to average total assets. Under current capital adequacy standards, financial institutions must meet a minimum leverage ratio of 4%. Each of Signal Bank, Goodhue Bank and Park Bank is in compliance with all capital standards currently applicable.

    As a result of the FDIC Improvement Act of 1991, the federal bank regulatory agencies are directed to adopt regulations defining banks as "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under the law, depending upon the bank's classification, a bank may be directed to prepare and implement a capital restoration plan, to be guaranteed by its parent bank holding company. Further, banks are subject to increased restrictions upon activities and heightened regulatory management as capital classifications decline.

    Generally, under regulations adopted by all of the bank federal regulatory agencies, "well capitalized" has been defined as an institution with a total capital to risk-based asset ratio of 10%, a Tier 1 capital to risk-based asset ratio of 6% and a Tier 1 leverage ratio of 5%. The regulations further provide that an "adequately capitalized" institution must have a total capital to risk-based asset ratio of at least 8%, a Tier 1 capital to risk-based asset ratio of 4% and a Tier 1 leverage ratio of 4%. Institutions not satisfying the requirements for "adequately capitalized" will be deemed "undercapitalized." Institutions with a total capital to risk-based asset ratio of 6% or less, a Tier 1 capital to risk-based asset ratio of 3% or less, or a Tier 1 leverage ratio of 3% or less will be deemed "significantly undercapitalized." Finally, the regulations provide that an institution with a Tier 1 leverage ratio of less than 2% will be deemed "critically undercapitalized." Federal bank regulatory agencies, including the FDIC, are authorized to down-grade a financial institution from one capital category to the next if an examination reveals that the asset quality, management, earnings or liquidity of that institution are less than satisfactory. Under the regulations, each of Signal Bank, Goodhue Bank and Park Bank would be deemed a "well capitalized" institution based upon its equity capital as of September 30, 1996.

    Signal Bank was examined most recently in April 1996. Goodhue Bank was examined most recently in August 1996. Park Bank was examined most recently in January 1996. Such regulatory examinations by the OCC, the FDIC or Minnesota Department of Commerce, as the case may be, are not audits and are conducted solely for the benefit of the bank regulators in the discharge of their supervisory responsibilities. Neither Signal Bank nor Goodhue Bank nor Park Bank is subject to any formal or informal enforcement actions by any bank regulatory office as a result of such examinations or for any other reason.

    ACQUISITIONS AND BRANCHING. On September 29, 1994, the Riegle-Neal Interstate Banking and Branching Act of 1994 (the "RNA") became effective, creating a federal scheme for interstate banking and branching. The RNA authorizes, for "well-capitalized" institutions, bank holding company acquisitions of banks anywhere in the nation. The RNA will also permit subsidiaries of the same bank holding company to act as agents for one another in receiving and renewing deposits, closing and servicing loans, and accepting loan payments. RNA will permit nationwide branching through acquisition or consolidation no later than

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June 1997. States, through legislative action taken prior to June 1997, may opt out of the interstate branching provisions of the RNA or opt in to allow interstate branching prior to June 1997. Banking organizations located in states which opt out of this portion of the RNA will not be able to branch interstate. Of those states that have considered and acted upon the state branching provisions of the RNA to date, the vast majority have opted in. The Minnesota legislature has taken action to opt in and has authorized interstate branching effective June 1, 1997. The RNA could present acquisition and branching opportunities to United, and could allow out-of-state banks easy access to markets currently served by United thereby increasing competition. See "Business -- Competition."

COMMUNITY REINVESTMENT ACT AND OTHER CONSUMER PROTECTION STATUTES

    The Community Reinvestment Act of 1977 ("CRA") requires a financial institution to help meet the credit needs of its entire community, including low-income and moderate-income areas. On May 3, 1995, the federal banking agencies issued final regulations which change the manner in which they measure a bank's compliance with its CRA obligations. The final regulations adopt a performance-based evaluation system which bases CRA ratings on an institution's actual lending, service and investment performance, rather than the extent to which the institution conducts needs assessments, documents community outreach or complies with other procedural requirements. Federal banking agencies may take CRA compliance into account when regulating and supervising bank and holding company activities; for example, CRA performance may be considered in approving proposed bank acquisitions. The Banks are also subject to a variety of consumer protection laws and fair lending laws. Violations of these laws may cause regulators to impose substantial penalties or take other administrative action. Goodhue Bank has received an "outstanding" CRA rating, and each of Signal Bank and Park Bank have received a "satisfactory" CRA rating.

RECENT LEGISLATION

    The deposits of Signal Bank, Goodhue Bank and Park Bank are insured by the Bank Insurance Fund ("BIF") which is administered by the FDIC. The FDIC also administers the Savings Association Insurance Fund ("SAIF"). Each insurance fund has the same designated reserve ratio; however, the BIF has met its designated reserve ratio and the SAIF has not, resulting in a significant deposit insurance premium disparity between financial institutions insured by SAIF and BIF. Recently passed legislation has provided for a merger of the two funds and clarified responsibility for financial obligations resulting from the failure of savings and loan associations. The financial impact on United of the assessments mandated by this legislation is not material.

    On September 30, 1996, EGRPRA was signed into law, which provides for the recapitalization of SAIF and includes approximately 40 regulatory relief initiatives. Among other matters, this legislation provides for expedited application procedures for nonbanking activities by well capitalized and well managed bank holding companies, provides reforms to the Fair Credit Reporting Act, and provides other forms of regulatory relief to the financial services industry.

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
                      DESCRIPTION OF PREFERRED SECURITIES


    The Preferred Securities and the Common Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. Initially, Wilmington Trust Company will be the Delaware Trustee and the Property Trustee and will act as trustee for the purpose of complying with the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act. This summary includes all material terms and provisions of the Preferred Securities and the Trust Agreement. Wherever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


GENERAL

    Pursuant to the terms of the Trust Agreement, the Trustees on behalf of United Capital will issue the Preferred Securities and the Common Securities (collectively, the "Trust Securities"). The Preferred Securities will represent preferred beneficial interests in United Capital and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of United Capital, as well as other benefits as described in the Trust Agreement.

    The Preferred Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of United Capital except as described under "-- Subordination of Common Securities."

    Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Guaranty executed by the Company for the benefit of the holders of the Preferred Securities will be a guaranty on a subordinated basis with respect to the Preferred Securities but will not guaranty payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when United Capital does not have funds on hand available to make such payments. See "Description of Guaranty."

DISTRIBUTIONS

    PAYMENT OF DISTRIBUTIONS. The Preferred Securities represent beneficial interests in United Capital, and Distributions on each Preferred Security will
be payable at the annual rate of     % of the stated Liquidation Amount of $25,
payable quarterly in arrears on the last day of March, June, September and December in each year, to the holders of the Preferred Securities on the relevant record dates (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of United Capital or the relevant record date which, for so long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date and, in the event the Preferred Securities are not in book-entry form, will be the 15th day of the month in which the relevant Distribution Date occurs. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Preferred Securities will be March 31, 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions, interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. As used in this Prospectus, a "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of Minnesota are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Delaware Trustee is closed for business.

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

    The funds of United Capital available for distribution to holders of its Preferred Securities will be limited to payments under the Junior Subordinated Debentures in which United Capital will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent United Capital has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company. See "Description of Guaranty."


    EXTENSION PERIOD. The Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each such period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such election, quarterly Distributions on the Preferred Securities will be deferred by United Capital during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions
thereon at the rate per annum of     % thereof, compounded quarterly from the
relevant Distribution Date, to the extent permitted under applicable law. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guaranty payments with respect to any guaranty by the Company of the debt securities of any subsidiary of the Company if such guaranty ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guaranty and (d) purchases of Common Stock under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters, or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period.

    The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

REDEMPTION


    MANDATORY REDEMPTION. The Preferred Securities are subject to mandatory redemption upon the repayment or redemption, in whole or in part, of any Junior Subordinated Debentures. The Junior Subordinated Debentures can be redeemed at Stated Maturity or earlier as provided in the Indenture. The proceeds from any such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at the Redemption Price (as defined below) on the date of redemption (the "Redemption Date"). See "Description of Junior Subordinated Debentures -- Redemption." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption of the Preferred Securities and the Common Securities pro rata.


    The Company will have the right to redeem the Junior Subordinated Debentures
(i) on or after January 15, 2002, in whole at any time or in part from time to time at a redemption price equal to the accrued and unpaid interest in the Subordinated Debentures so redeemed to the date fixed for redemption, plus

100% of the principal amount thereof, or (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event at a redemption price equal to the accrued and unpaid interest in the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of Subordinated Debentures -- Redemption."

    TAX EVENT REDEMPTION, INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES. If a Tax Event or an Investment Company Event shall occur and be continuing, the Company has the right to redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Investment Company Event. In the event a Tax Event or an Investment Company Event has occurred and is continuing and the Company does not elect to redeem the Junior Subordinated Debentures and thereby cause a mandatory redemption of the Preferred Securities and Common Securities or to liquidate United Capital and cause the Junior Subordinated Debentures to be distributed to holders of the Preferred Securities and Common Securities in liquidation of United Capital as described below, such Preferred Securities and Common Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Junior Subordinated Debentures.

    "Additional Sums" means the additional amounts as may be necessary to be paid by the Company with respect to the Junior Subordinated Debentures in order that the amount of Distributions then due and payable by United Capital on the outstanding Preferred Securities and Common Securities of United Capital shall not be reduced as a result of any additional taxes, duties and other governmental charges to which United Capital has become subject as a result of a Tax Event or an Investment Company Event.

    "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of United Capital, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

    "Liquidation Amount" means the stated amount of $25 per Trust Security.

    "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

    DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES. Subject to the Company having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies of the Federal Reserve, the Company will have the right at any time to liquidate United Capital and, after satisfaction of the liabilities of creditors of United Capital as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of Preferred Securities and Common Securities in liquidation of United Capital.

    After the liquidation date fixed for any distribution of Junior Subordinated Debentures for Preferred Securities (i) such Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be

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
deemed to represent the Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

    There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of United Capital were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of United Capital, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

    Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that United Capital has funds on hand available for the payment of such Redemption Price. See "-- Subordination of Common Securities."

    If United Capital gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, Minneapolis time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit with the Depositary funds sufficient to pay the aggregate Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will deposit with the paying agent for such Preferred Securities funds sufficient to pay the aggregate Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any additional Distribution, interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by United Capital or by the Company pursuant to the Guaranty, Distributions on such Preferred Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by United Capital for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. See "Description of Guaranty."

    Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

    Payment of the Redemption Price on the Preferred Securities and any distribution of Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which date shall be one

Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable. In the case of a liquidation, the record date shall be no more than 45 days before the liquidation date.

    If less than all of the Preferred Securities and Common Securities issued by United Capital are to be redeemed on a Redemption Date, then the aggregate Redemption Price for such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple thereof) of the Liquidation Amount of Preferred Securities. The Property Trustee shall promptly notify the Trust Securities registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Trust Securities to be redeemed at such Holder's registered address. Unless United Capital defaults in payment of the Redemption Price, on and after the Redemption Date Distributions will cease to accrue on such Preferred Securities or portions thereof called for redemption.

SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the Redemption Price of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Preferred Securities then due and payable.

    In the case of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not on behalf of the Company as holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

    The Company will have the right at any time to terminate United Capital and cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities. Such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

    In addition, pursuant to the Trust Agreement, United Capital shall automatically terminate upon expiration of its term and shall earlier terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) delivery by the Company of written direction to the Property Trustee to terminate United Capital (which direction is optional and wholly within the discretion of the Company); (iii) redemption of all of the Preferred Securities as described under "Description of Preferred Securities -- Redemption -- Mandatory Redemption;" and (iv) the entry of an order for the dissolution of United Capital by a court of competent jurisdiction.

    If an early termination occurs as described in clause (i), (ii) or (iv) above, United Capital shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of United Capital as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of United Capital available for distribution to holders, after satisfaction of liabilities to creditors of United Capital as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because United Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by United Capital on the Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

    Under current United States federal income tax law and interpretations and assuming, as expected, United Capital is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Preferred Securities. See "Certain Federal Income Tax Consequences." If the Company elects neither to redeem the Junior Subordinated Debentures prior to maturity nor to liquidate United Capital and distribute the Junior Subordinated Debentures to holders of the Preferred Securities, the Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debentures.

    If the Company elects to liquidate United Capital and thereby causes the Junior Subordinated Debentures to be distributed to holders of the Preferred Securities in liquidation of United Capital, the Company shall continue to have the right to shorten or extend the maturity of such Junior Subordinated Debentures, subject to certain conditions. See "Description of Junior Subordinated Debentures -- General."

LIQUIDATION AMOUNT

    The amount payable on the Preferred Securities in the event of any liquidation of United Capital is $25 per Preferred Security plus accrued and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Junior Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination."

EVENTS OF DEFAULT; NOTICE

    Any one of the following events that has occurred and is continuing constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Preferred Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

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
        (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

       (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

        (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clauses (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

        (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

    Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Preferred Securities, the Administrative Trustees and the Company unless such Event of Default shall have been cured or waived. The Company and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.


    If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of United Capital as described above. See "-- Liquidation Distribution Upon Termination." Upon a Debenture Event of Default, unless the principal of all the Junior Subordinated Debentures has already become due and payable, either the Property Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding may declare all of the Junior Subordinated Debentures to be due and payable immediately by giving notice in writing to the Company (and to the Property Trustee, if notice is given by holders of the Junior Subordinated Debentures). If the Property Trustee or the holders of the Junior Subordinated Debentures fail to declare the principal of all of the Junior Subordinated Debentures due and payable upon a Debenture Event of Default, the holders of at least 25% in Liquidation Amount of the Preferred Securities then outstanding shall have the right to declare the Junior Subordinated Debentures immediately due and payable. In either event, payment of principal and interest on the Junior Subordinated Debentures shall remain subordinated to the extent provided in the Indenture. In addition, holders of the Preferred Securities have the right in certain circumstances to bring a Direct Action (as hereinafter defined). See "-- Enforcement of Certain Rights by Holders of Preferred Securities."


REMOVAL OF UNITED CAPITAL TRUSTEES

    Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

    Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the

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
Trust Property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

    Any person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreement, provided such person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF UNITED CAPITAL

    United Capital may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. United Capital may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of United Capital with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing substantially the same powers and duties as the Property Trustee in its capacity as the holder of the Junior Subordinated Debentures,
(iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (iv) such successor entity has a purpose identical to that of United Capital, (v) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to United Capital experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither United Capital nor such successor entity will be required to register as an "investment company" under the Investment Company Act and (vi) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guaranty. Notwithstanding the foregoing, United Capital shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause United Capital or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

    Except as provided below and under "Description of Guaranty -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

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
    The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that United Capital will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that United Capital will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. The Trust Agreement may be amended by the Trustees and the Company with (i) the consent of holders representing not less than a majority in the aggregate Liquidation Amount of the outstanding Trust Securities, and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect United Capital's status as a grantor trust for United States federal income tax purposes or United Capital's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

    So long as any Junior Subordinated Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall obtain an opinion of counsel experienced in such matters to the effect that United Capital will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

    Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

    No vote or consent of the holders of Preferred Securities will be required for United Capital to redeem and cancel its Preferred Securities in accordance with the Trust Agreement.

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
    Notwithstanding the fact that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

    The Preferred Securities will be represented by one or more global certificates registered in the name of the Depositary or its nominee ("Global Preferred Security"). Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary. Except as described below, Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

    A global security shall be exchangeable for Preferred Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default under the Indenture. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary with respect to ownership of beneficial interests in such global security. In the event that Preferred Securities are issued in definitive form, such Preferred Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    Payments on Preferred Securities represented by a global security will be made to the Depositary, as the depositary for the Preferred Securities. In the event the Preferred Securities are issued in definitive form, Distributions will be payable, the transfer of the Preferred Securities will be registrable, and Preferred Securities will be exchangeable for Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Preferred Securities are issued in certificated form, the record dates for payment of Distributions will be the 15th day of the month in which the relevant Distribution Date occurs. For a description of the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

    Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of

Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

    So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Trust Agreement governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.

    None of the Company, the Property Trustee, any Paying Agent, or the Securities Registrar (defined below) for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


    The Company expects that the Depositary for Preferred Securities or its nominee, upon receipt of any payment of the Liquidation Amount, Distributions or Redemption Price in respect of a permanent Global Preferred Security immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.


    If the Depositary for the Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, United Capital will issue individual Preferred Securities in exchange for the Global Preferred Security. In addition, United Capital may at any time and in its sole discretion, subject to any limitations described herein relating to such Preferred Securities, determine not to have any Preferred Securities represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities in exchange for the Global Preferred Security or Securities representing the Preferred Securities. Further, if United Capital so specifies with respect to the Preferred Securities, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities may, on terms acceptable to the Company, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities in exchange for such beneficial interests, subject to any limitations described herein. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities represented by such Global Preferred Security equal in Liquidation Amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities so issued will be issued in denominations, unless otherwise specified by United Capital, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

    Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent ("Paying Agent") shall initially be the Property Trustee and any copaying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent

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
upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

    The Property Trustee will act as registrar and transfer agent for the Preferred Securities. Registration of transfers of Preferred Securities will be effected without charge by or on behalf of United Capital, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. United Capital will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, other than upon the occurrence and during the continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action or to construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, may take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

    The Administrative Trustees are authorized and directed to conduct the affairs of and to operate United Capital in such a way that United Capital will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of United Capital or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

    Holders of the Preferred Securities have no preemptive or similar rights.

    United Capital may not borrow money, or issue debt or mortgage or pledge any of its assets.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures will be issued under the Subordinated
Indenture, dated as of January   , 1997 ("Indenture"), between the Company and
Wilmington Trust Company, as trustee ("Indenture Trustee"). The following summary of the terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein or therein by reference.

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
    Concurrently with the issuance of the Preferred Securities, United Capital will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture.

GENERAL

    The Junior Subordinated Debentures will bear interest at the annual rate of % of the principal amount thereof, payable quarterly in arrears on the last day of March, June, September and December in each year (each, an "Interest Payment Date") beginning March 31, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of United Capital, the Junior Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount
thereof (to the extent permitted by law) at the rate per annum of     % thereof,
compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

    The Junior Subordinated Debentures will mature on January 15, 2027 (such date, as it may be shortened or extended as hereinafter described, the "Stated Maturity"). Such date may be shortened at any time by the Company to any date not earlier than January 15, 2002, subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. Such date may also be extended at any time at the election of the Company but in no event to a date later than January 15, 2046, provided that at the time such election is made and at the time of extension (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Company is not in default in the payment of any interest or principal on the Junior Subordinated Debentures, and (iii) United Capital is not in arrears on payments of Distributions on the Preferred Securities and no deferred Distributions are accumulated. In the event that the Company elects to shorten or extend the Stated Maturity of the Junior Subordinated Debentures, it shall give notice to the Debenture Trustee, and the Debenture Trustee shall give notice of such shortening or extension to the holders of the Junior Subordinated Debentures no less than 90 days prior to the effectiveness thereof.

    The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. See "Description of Junior Subordinated Debentures -- Subordination." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any of the subsidiaries, including the Banks, upon any such subsidiaries' liquidation or reorganization or otherwise (and thus the ability of holders of the Preferred Securities to benefit indirectly from such distribution), is subject to the prior claim of creditors of that Bank, except to the extent that the Company may itself be recognized as a creditor of such Bank. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Banks, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture or any existing indenture or other indenture that the Company may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures -- Subordination."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    The Company has the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters (each such period an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid
(together with interest thereon at the annual rate of     %, compounded
quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Potential Extension of Interest Payment Period and Original Issue Discount."

    During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guaranty payments with respect to any guaranty by the Company of the debt securities of any subsidiary of the Company if such guaranty ranks pari passu or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guaranty, and (d) purchases of Common Stock related to rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to the holders of such Preferred Securities of the record date for the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

ADDITIONAL SUMS

    If United Capital is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debentures such amounts ("Additional Sums") as shall be required so that the Distributions payable by United Capital shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

REDEMPTION

    Subject to the Company having received prior approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after January 15, 2002, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), upon the occurrence and during the continuance of a Tax Event or an Investment Company Event, in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

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    Notice of any redemption will be mailed at least 30 days but not more than
60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at such holder's registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

    The Junior Subordinated Debentures will not be subject to any sinking fund.

DISTRIBUTION UPON LIQUIDATION

    As described under "Description of Preferred Securities--Liquidation Distribution Upon Termination," under certain circumstances involving the termination of United Capital, the Junior Subordinated Debentures may be distributed to the holders of the Preferred Securities in liquidation of United Capital after satisfaction of liabilities to creditors of United Capital as provided by applicable law. If distributed to holders of Preferred Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and the Depositary, or any successor depositary for the Preferred Securities, will act as depositary for the Junior Subordinated Debentures. It is anticipated that the depositary arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Preferred Securities. If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the liquidation of United Capital, there can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Preferred Securities.

RESTRICTIONS ON CERTAIN PAYMENTS

    If at any time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, or (ii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing, or (iii) while the Junior Subordinated Debentures are held by United Capital, the Company shall be in default with respect to its payment of any obligation under the Guaranty, then the Company will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debt) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guaranty payments with respect to any guaranty by the Company of the debt securities of any subsidiary of the Company if such guaranty ranks pari passu or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guaranty and (d) purchases of Common Stock related to rights under any of the Company's benefit plans for its directors, officers or employees).

SUBORDINATION


    In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the Junior Subordinated Debentures.


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    No payments on account of principal or interest, if any, in respect of the
Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

    "Debt" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

    "Senior Indebtedness" means Senior Debt and/or Subordinated Debt.

    "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include
(i) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) any Debt to any employee of the Company, (iv) any Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject,
(v) any Debt which constitutes Subordinated Debt, and (vi) any other debt securities issued pursuant to the Indenture.

    "Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other Debt of the Company (other than the Junior Subordinated Debentures).

    The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

DENOMINATIONS, REGISTRATION AND TRANSFER

    The Junior Subordinated Debentures will be represented by global certificates registered in the name of the Depositary or its nominee ("Global Subordinated Debenture"). Beneficial interests in the Junior

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Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary. Except as described below, Junior Subordinated Debentures in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

    Unless and until a Global Subordinated Debenture is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, it may not be transferred except as a whole by the Depositary for such Global Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    A global security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debentures are issued in definitive form, such Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Payments on Junior Subordinated Debentures represented by a global security will be made to the Depositary, as the depositary for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in definitive form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Indenture Trustee, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the 15th day of the month in which such payment is to be made. For a description of the Depositary and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

    The Company will appoint the Indenture Trustee as securities registrar under the Indenture (the "Securities Registrar"). Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar. The Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in the place of payment. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

    In the event of any redemption, neither the Company nor the Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

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GLOBAL JUNIOR SUBORDINATED DEBENTURES

    Upon the issuance of the Global Subordinated Debenture, and the deposit of such Global Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Ownership of beneficial interests in a Global Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Subordinated Debenture.

    So long as the Depositary for a Global Subordinated Debenture, or its nominee, is the registered owner of such Global Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures represented by such Global Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Payments of principal of and interest on individual Junior Subordinated Debentures represented by a Global Subordinated Debenture registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Subordinated Debenture representing such Junior Subordinated Debentures. None of the Company, the Indenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary or its nominee, upon receipt of any payment of principal or interest in respect of a permanent Global Subordinated Debenture representing the Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Subordinated Debenture as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

    If the Depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. In addition, the Company may at any time and in its sole discretion, determine not to have the Junior Subordinated Debentures represented by one or more Global Subordinated Debentures and, in such event, will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. Further, if the Company so specifies with respect to the Junior Subordinated Debentures, an owner of a beneficial interest in a Global Subordinated Debenture representing Junior Subordinated Debentures may, on terms acceptable to the Company, the Indenture Trustee and the Depositary for such Global Subordinated Debenture, receive individual Junior Subordinated Debentures in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a Global Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures so issued will be issued in denominations, unless otherwise specified by the Company, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

    Payment of principal of and any interest on the Junior Subordinated Debentures will be made at the office of the Indenture Trustee, except that at the option of the Company payment of any interest may be made (i) except in the case of Global Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date. Payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Subordinated Debenture is registered at the close of business on the regular record date for such interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

    Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of or interest on the Junior Subordinated Debentures and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

MODIFICATION OF INDENTURE

    From time to time the Company and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Junior Subordinated Debentures or the Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that so long as any of the Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Preferred Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

DEBENTURE EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to the Junior Subordinated Debentures:

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        (i) failure for 30 days to pay any interest on the Junior Subordinated
    Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

        (ii) failure to pay any principal on the Junior Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

       (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or to the Company and the Indenture Trustee by the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures; or

        (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

    The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee. Should the holders of the Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Preferred Securities shall have such right.

    In case a Debenture Event of Default shall occur and be continuing as to the Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

    The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES


    If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder ("Direct Action"). If the right to bring a Direct Action is removed, United Capital may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. The Company shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action.


    The holders of the Preferred Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Preferred Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Indenture;
(ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

    The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

    The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Indenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of Minnesota.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

    The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


COVENANTS OF THE COMPANY


    The Company will covenant in the Indenture, as to the Junior Subordinated Debentures, that if and so long as (i) United Capital is the holder of all such Junior Subordinated Debentures, (ii) a Tax Event in respect of United Capital has occurred and is continuing and (iii) the Company has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Preferred Securities -- Redemption") in respect of the Preferred Securities, the Company will pay to United Capital such Additional Sums. The Company will also covenant, as to the Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of United Capital to which Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily terminate, wind up or liquidate United Capital, except upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve, and except (a) in connection

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with a distribution of Junior Subordinated Debentures to the holders of the
Preferred Securities in liquidation of United Capital, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause United Capital to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                              BOOK-ENTRY ISSUANCE

    The Depositary will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debentures. The Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities and the Junior Subordinated Debentures and will be deposited with the Depositary.

    The Depositary is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its Participants deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

    Purchases of Preferred Securities or Junior Subordinated Debentures within the Depositary system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on the Depositary's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities or Junior Subordinated Debentures is discontinued.

    The Depositary has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial

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Owners and the voting rights of Direct Participants, Indirect Participants and
Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of the Preferred Securities or the Junior Subordinated Debentures are being redeemed, the Depositary will determine by lot or pro rata the amount of the Preferred Securities of each Direct Participant to be redeemed.

    Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, the Depositary would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of the Depositary, the relevant Trustee, United Capital or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to the Depositary is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    The Depositary may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through the Depositary. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

    The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that United Capital and the Company believe to be accurate, but United Capital and the Company assume no responsibility for the accuracy thereof. Neither United Capital nor the Company has any responsibility for the performance by the Depositary or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                            DESCRIPTION OF GUARANTY


    The Preferred Securities Guaranty Agreement (the "Guaranty") will be executed and delivered by the Company concurrently with the issuance of the Preferred Securities for the benefit of the holders of the Preferred Securities. Wilmington Trust Company will act as indenture trustee ("Guaranty Trustee") under the Guaranty for the purposes of compliance with the Trust Indenture Act, and the Guaranty will be qualified as an Indenture under the Trust Indenture Act. This summary includes all material terms and


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provisions of the Guaranty. The form of the Guaranty has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Guaranty Trustee will hold the Guaranty for the benefit of the holders of the Preferred Securities.


GENERAL

    The Guaranty will be an irrevocable guaranty on a subordinated basis of United Capital's obligations under the Preferred Securities, but will apply only to the extent that United Capital has funds sufficient to make such payments, and is not a guaranty of collection.

    The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guaranty Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that United Capital may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of United Capital (the "Guaranty Payments"), will be subject to the Guaranty: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that United Capital has funds on hand available therefor at such time,
(ii) the Redemption Price with respect to any Preferred Securities called for redemption to the extent that United Capital has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of United Capital (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of United Capital remaining available for distribution to holders of Preferred Securities. The Company's obligation to make a Guaranty Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing United Capital to pay such amounts to such holders.

    If the Company does not make interest payments on the Junior Subordinated Debentures held by United Capital, United Capital will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. The Guaranty will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "-- Status of the Guaranty." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guaranty will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. Except as otherwise described herein, the Guaranty does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future, or otherwise.

    The Company has, through the Guaranty, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of United Capital's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guaranty. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guaranty of United Capital's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guaranty."

STATUS OF THE GUARANTY

    The Guaranty will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures.

    The Guaranty will constitute a guaranty of payment and not of collection. For example, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guaranty without first instituting a legal proceeding against any other person or entity. The Guaranty will be held for the benefit of the holders of the Preferred Securities. The Guaranty will not be discharged except by payment

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of the Guaranty Payments in full to the extent not paid by United Capital or upon distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities. The Guaranty does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guaranty may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. See "Description of Preferred Securities -- Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guaranty shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

    An event of default under the Guaranty will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guaranty Trustee in respect of the Guaranty or to direct the exercise of any trust or power conferred upon the Guaranty Trustee under the Guaranty.

    Any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guaranty without first instituting a legal proceeding against United Capital, the Guaranty Trustee or any other person or entity.

    The Company, as guarantor, is required to file annually with the Guaranty Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guaranty.

INFORMATION CONCERNING THE GUARANTY TRUSTEE

    The Guaranty Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guaranty, undertakes to perform only such duties as are specifically set forth in the Guaranty and, after default with respect to the Guaranty, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guaranty Trustee is under no obligation to exercise any of the powers vested in it by the Guaranty at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTY

    The Guaranty will terminate and be of no further force and effect upon full payment of the Redemption Price of the Preferred Securities, upon full payment of the amounts payable upon liquidation of United Capital or upon distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities. The Guaranty will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guaranty.

GOVERNING LAW

    The Guaranty will be governed by and construed in accordance with the laws of the State of Minnesota.

THE EXPENSE AGREEMENT

    Pursuant to the Expense Agreement entered into by the Company under the Trust Agreement (the "Expense Agreement"), the Company will irrevocably and unconditionally guaranty to each person or entity to whom United Capital becomes indebted or liable, the full payment of any costs, expenses or liabilities of

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United Capital, other than obligations of United Capital to pay to the holders of the Preferred Securities or other similar interests in United Capital of the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be.

            RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR
                    SUBORDINATED DEBENTURES AND THE GUARANTY

FULL AND UNCONDITIONAL GUARANTY

    Payments of Distributions and other amounts due on the Preferred Securities (to the extent United Capital has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guaranty." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement, and the Guaranty provide, in the aggregate, a full, irrevocable and unconditional guaranty of payment of distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guaranty. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guaranty of United Capital's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, United Capital will not pay Distributions or other amounts due on the Preferred Securities. The Guaranty does not cover payment of Distributions when United Capital does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under the Guaranty are subordinate and junior in right of payment to all Senior Indebtedness of the Company.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of United Capital except United Capital's obligations to holders of the Preferred Securities; and (iv) the Trust Agreement further provides that United Capital will not engage in any activity that is not consistent with the limited purposes of United Capital.

    Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guaranty.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

    A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guaranty without first instituting a legal proceeding against the Guaranty Trustee, United Capital or any other person or entity.

    A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Debentures would constitute an Event of Default.

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LIMITED PURPOSE OF UNITED CAPITAL

    The Preferred Securities evidence a beneficial interest in United Capital, and United Capital exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from United Capital (or from the Company under the Guaranty) if and to the extent United Capital has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

    Upon any voluntary or involuntary termination, winding-up or liquidation of United Capital involving the liquidation of the Junior Subordinated Debentures, the holders of the Preferred Securities will be entitled to receive, out of assets held by United Capital, the Liquidation Distribution in cash. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guaranty and has agreed to pay for all costs, expenses and liabilities of United Capital (other than United Capital's obligations to the holders of its Preferred Securities), the positions of a holder of the Preferred Securities and a holder of the Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

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                   DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

GENERAL

    The Company's Restated Articles of Incorporation, as amended (the "Restated Articles") authorize the issuance of 6,000,000 shares of which 5,000,000 are designated Common Stock, par value $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the Company, and 1,000,000 are undesignated. As of September 30, 1996, 546,686 shares of Common Stock were issued and outstanding.

    The Restated Articles authorize the Board to provide, without further shareholder action, for the issuance of one or more classes or series from the undesignated shares as it may determine from time to time by a resolution setting forth the designation of the class or series and fixing the relative rights and preferences of the class or series; provided however, that the common shares of the corporation shall be the only class or series of stock of the corporation entitled to vote, and the right to vote shall not accrue to any other class or series of stock except as otherwise required by law.

COMMON STOCK

    GENERAL. United is currently authorized to issue 5,000,000 shares of Common Stock, $.01 par value solely for the purpose of a statute or regulation imposing a tax or fee based on the capitalization of the Company. As of September 30, 1996, 546,686 shares of Common Stock were issued and outstanding. No share of Common Stock is entitled to preference over any other share and each such share is equal to other shares of Common Stock in all respects. In any distribution of capital assets, whether voluntary or involuntary, holders of Common Stock are entitled to receive pro rata the assets remaining after creditors and holders, if any, of stock with a liquidation preference have been paid in full.

    VOTING. Common shareholders are entitled to one vote for each share held of record on each matter submitted to a vote of the common shareholders.

    DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. Subject to the preferential dividend rights of any subsequent classes or series of stock with such rights and preferences superior to the Common Stock as the Board of Directors may designate, and the restrictions described below with respect to United's creditors, the Common Stock shareholders are entitled to receive dividends as and when declared by the Board of Directors of United. However, dividends on United's Common Stock are not contemplated in the foreseeable future. Under the Minnesota Business Corporation Act (the "MBCA"), United may declare and pay dividends on the Common Stock only if United will be able to pay its debts in the ordinary course of business after making the distribution. In addition, United's primary source of cash to make dividend payments is dividends that United receives from its subsidiary banks, which may be unable to make payments to United under various applicable regulations. See "-- Dividend Policy" and "Supervision and Regulation."

    Federal and state banking laws regulate United's ability to pay dividends and redeem its equity securities. No redemptions of any equity securities are permitted without the approval of the Federal Reserve Board if the aggregate amount of such redemptions exceeds 10% of the net worth of United over a 12-month period. In addition, no redemption of or dividend on the Common Stock is permitted if it would constitute an unsafe or unsound practice according to the Federal Reserve Board.

    If United were liquidated, the common stockholders would be entitled to receive, pro rata, all assets available for distribution to them after satisfaction of United's liabilities and any payment applicable to any preferred stock then outstanding.

    RIGHT OF FIRST REFUSAL. Article 7 of the Company's Bylaws grants the Company the option to purchase the shares of Common Stock held by a stockholder or such stockholder's estate in the event of the stockholder's death, insolvency, or desire to sell or transfer shares. If the Company does not exercise its

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option to purchase the available shares within 60 days, the other stockholders may acquire the shares in proportion to their ownership of the Company. The Company's ESOP may acquire all remaining shares of stock not purchased by other stockholders.

NO CUMULATIVE VOTING

    The Restated Articles of Incorporation of United provide that United shareholders will not have cumulative voting rights in the electing of directors. Under cumulative voting, a shareholder could cast that number of votes equal to such shareholder's shares multiplied by the number of directors to be elected in favor of one candidate or among several candidates. Cumulative voting makes it possible for less than a majority of the shareholders to elect one or more members of the board of directors. Under non-cumulative voting, a majority of the shareholders can elect the entire board of directors.

NO PREEMPTIVE RIGHTS

    The Restated Articles of Incorporation of United provide that United shareholders will not have any preemptive rights to subscribe for or purchase additional shares of United capital stock. This means that a United shareholder will not be entitled to acquire a certain fraction of the unissued securities or rights to purchase securities of United before United may offer them to other persons. Preemptive rights enable a shareholder to maintain the shareholder's proportional voting power and proportional rights to receive dividends and other distributions by the company.

LIMITATION OF DIRECTOR LIABILITY; INDEMNIFICATION

    The MBCA permits Minnesota corporations, in their Articles of Incorporation, to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of a corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by the MBCA, directors are accountable to corporations and their shareholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although the MBCA provision does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission.

    United's Restated Articles of Incorporation limit the liability of the directors to the fullest extent permitted by the MBCA. Specifically, directors of United will not be personally liable for monetary damages for breach of their fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to United or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) corporate distributions which are in contravention of restrictions in the MBCA, United's Restated Articles of Incorporation or Bylaws, or any agreement to which United is a party, (iv) violations of the Minnesota securities laws, (v) any transaction from which the director derives an improper personal benefit, or (vi) any act or omission occurring prior to the effective date of the provision in United's Restated Articles of Incorporation eliminating or limiting liability. This provision will not change the liability of United's directors under the federal securities laws. United's Restated Articles of Incorporation also provide that if the MBCA is later amended, then the liability of the directors of United will be eliminated or limited to the fullest extent permitted by the MBCA, as so amended. The inclusion of this provision in the Restated Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted United and its shareholders.

    Minnesota Statutes Section 302A.521 provides that officers and directors of United have the right to indemnification from United for liability arising out of certain actions. United has included in its Bylaws a provision to indemnify its directors and officers for expenses and liabilities to the fullest extent permitted by Minnesota law.

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ANTI-TAKEOVER PROVISIONS

    Certain provisions of Minnesota law and United's Restated Articles of Incorporation described below could have an anti-takeover effect. These provisions are intended to provide management flexibility to enhance United shareholder value, the likelihood of continuity and stability in the composition of United's Board of Directors and in the policies formulated by the Board and to discourage an unsolicited takeover of United, if the Board determines that such a takeover is not in the best interests of United and its shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire United which could deprive United's shareholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

    Section 302A.671 of the Minnesota Statutes applies, with certain exceptions, to any acquisitions of voting stock of United (from a person other than United, and other than in connection with certain mergers and exchanges to which United is a party) resulting in the beneficial ownership of 20% or more of the voting stock then outstanding. Section 302A.671 requires approval of the granting of voting rights for the shares received pursuant to any such acquisition by a majority vote of the shareholders of United. In general, shares acquired without such approval are denied voting rights and are redeemable at their then fair market value by United within 30 days after the acquiring person has failed to deliver a timely information statement to United or the date the shareholders voted not to grant voting rights to the acquiring person's shares.

    Section 302A.673 of the Minnesota Statutes generally prohibits any business combination by United, or any subsidiary of United, with any shareholder who purchases 10% or more of United's voting shares (an "interested shareholder") within four years following such interested shareholder's share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of the Board of Directors of United before the interested shareholder's share acquisition date.

    In addition, the existence of undesignated stock in the Restated Articles of Incorporation allows the Board of Directors of United, without further shareholder action, to issue preferred stock in amounts that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of United.

DIVIDEND POLICY

    Funds available to United for the payment of dividends, redemption of stock and operating expenses will consist principally of tax benefit payments and dividends received by United from Signal Bank and Goodhue Bank, and, following the Park Acquisition, Park Bank. See "Supervision and Regulation." Payment of dividends on United's Common Stock is also subject to certain regulatory restrictions and will be at the discretion of United's Board of Directors; however, dividends on United's Common Stock are not contemplated in the foreseeable future and, if ever declared, would be subject to the prior payment of all accrued and unpaid dividends on any class or series of stock having preferential dividend rights.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    This section is a summary of the material United States federal income tax considerations that may be relevant to the purchasers of Preferred Securities and is based upon the formal opinion of Fredrikson & Byron, P.A., counsel to the Company and United Capital, insofar as it relates to matters of law and legal conclusions. The conclusions expressed herein are based upon current provisions of the Internal Revenue Code of 1986, as amended ("Code"), regulations thereunder and current administrative rulings and court decisions, all of which are subject to change at any time, with possible retroactive effects. Subsequent changes may cause tax consequences to vary substantially from the consequences described below. Furthermore, the authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership, and disposition of Preferred Securities may differ from the treatment described below.


    No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Preferred Securities. Moreover, the discussion generally focuses on holders of Preferred Securities who are individual citizens or residents of the United States and who acquire Preferred Securities on their original issue at their offering price and hold Preferred Securities as capital assets. The discussion has only limited application to dealers in securities, corporations, estates, trusts or nonresident aliens and does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as, for example, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. Accordingly, each prospective investor should consult the investor's own tax advisors in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Preferred Securities.


CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

    The Company intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Preferred Security, each holder covenants to treat the Junior Subordinated Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debentures. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF UNITED CAPITAL


    With respect to the Preferred Securities, Fredrikson & Byron, P.A., counsel to the Company and United Capital, has rendered its opinion that, under then current law and assuming full compliance with the terms of the Trust Agreement and Indenture, United Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures, and each holder will be required to include in such holder's gross income any original issue discount ("OID") accrued with respect to such holder's allocable share of the Junior Subordinated Debentures whether or not cash is actually distributed to such holder.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT

    Because the Company has the option, under the terms of the Junior Subordinated Debentures, to defer payments of interest by extending interest payment periods for up to 20 consecutive quarters, all of the stated interest payments on the Junior Subordinated Debentures will be treated as OID. Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as OID. Actual payments and distributions of stated interest will not, however, be separately reported as taxable income. The amount of OID that accrues in any quarter will approximately equal the amount of the interest that accrues on the Junior Subordinated Debentures in that quarter at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest payment period.

    Because income on the Preferred Securities will constitute OID, corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

MARKET DISCOUNT AND ACQUISITION PREMIUM

    Holders of Preferred Securities other than a holder who purchased the Preferred Securities upon original issuance may be considered to have acquired their undivided interests in the Junior Subordinated Debentures with "market discount" or "acquisition premium" as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF UNITED CAPITAL

    Under certain circumstances, as described under "Description of the Preferred Securities -- Redemption," the Junior Subordinated Debentures may be distributed to holders of Preferred Securities upon a liquidation of United Capital. Under current United States federal income tax law, such a distribution would be treated as a nontaxable exchange to each such holder and would result in such holder having an aggregate tax basis in the Junior Subordinated Debentures received in the liquidation equal to such holder's aggregate tax basis in the Preferred Securities immediately before the distribution. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of United Capital would include the period for which such holder held the Preferred Securities.

    If, however, a Tax Event occurs which results in United Capital being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Preferred Securities. Under certain circumstances described herein, the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder would recognize gain or loss as if the holder sold such Preferred Securities for cash. See "Description of Preferred Securities -- Redemption."

DISPOSITION OF PREFERRED SECURITIES

    A holder that sells Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Preferred Securities and the holder's adjusted tax basis in such Preferred Securities. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by OID previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities to the date of disposition. The character of such gain or loss is uncertain under recently issued tax regulations and holders should consult their own tax advisors as to the consequences of the sale of the Preferred Securities.

    The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder that disposes of such holder's Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to such holder's adjusted tax basis in such holder's pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a loss.

POSSIBLE TAX LAW CHANGES AFFECTING THE PREFERRED SECURITIES

    On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") was released which would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. If either provision were to apply to the Junior Subordinated Debentures, the Company would be unable to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Preferred Securities before, as well as after January 15, 2002. See "Description of Junior Subordinated Debentures -- Redemption" and "Description of Preferred Securities -- Redemption -- Tax Event Redemption."

BACKUP WITHHOLDING AND INFORMATION REPORTING

    The amount of OID accrued on the Preferred Securities held of record by individual citizens or residents of the United States, or certain trusts, estates, and partnerships, will be reported to the Internal Revenue Service on Forms 1099, which forms should be mailed to such holders of Preferred Securities by January 31 following each calendar year. Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax (currently at 31%) unless the holder complies with certain identification and other requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability, provided the required information is provided to the Internal Revenue Service.


    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE DOES NOT ADDRESS ALL FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF PREFERRED SECURITIES AND MAY NOT BE APPLICABLE DEPENDING UPON THE PARTICULAR SITUATION OF A HOLDER OF PREFERRED SECURITIES. HOLDERS OF PREFERRED SECURITIES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

    Piper Jaffray Inc. (the "Underwriter"), has agreed, subject to the terms and conditions of a Purchase Agreement to be entered into by the Underwriter, United and United Capital, to purchase from United Capital 440,000 Preferred Securities. The Underwriter is committed to purchase and pay for all such Preferred Securities if any are purchased.

    The Underwriter has advised United and United Captial that it proposes to offer the Preferred Securities directly to the public initially at the public offering price set forth on the cover page of this Prospectus and to certain
dealers at such price less a concession not in excess of $    per Preferred
Security. The Underwriter may allow and such dealers may reallow a concession
not in excess of $    per Preferred Security to certain other brokers and
dealers. After the public offering, the public offering price, concession and reallowance, and other selling terms may be changed by the Underwriter.

    In view of the fact that the proceeds from the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures issued by the Company, the Purchase Agreement provides that the Company will pay as compensation for the Underwriter's arranging the investment therein of such
proceeds an amount of $    per Preferred Security and for advising services
$    per Preferred Security. In addition, the Company has agreed to reimburse
the Underwriter for up to $    of the Underwriter's legal fees relating to the
offering of the Preferred Securities.

    United does not intend to list the Preferred Securities on any securities exchange or include it for quotation on the Nasdaq National Market or any other quotation system, and no active trading market is expected to develop. Although the Underwriter has indicated an intention to make a market in the Preferred Securities, the Underwriter is not obligated to make a market in the Preferred Securities, and any market making may be discontinued at any time in the sole discretion of the Underwriter. If the Preferred Securities is traded after the original issuance, it may trade at a discount to its issue price.

    Each of United and United Captial has agreed to indemnify the Underwriter and its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect thereof.

    The Underwriter has advised United that it does not intend to confirm sales to any account over which it exercises discretionary authority in excess of 5% of the number of Preferred Securities offered hereby.

                                 LEGAL MATTERS

    Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement and the formation of United Capital will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and United Capital. The validity of the Guaranty and the Junior Subordinated Debentures will be passed upon for the Company by Fredrikson & Byron, P.A., Minneapolis, Minnesota, counsel to the Company. Certain legal matters in connection with this Offering will be passed upon for the Underwriter by Faegre & Benson LLP, Minneapolis, Minnesota. Fredrikson & Byron, P.A. and Faegre & Benson LLP will rely on the opinions of Richards, Layton & Finger as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Fredrikson & Byron, P.A.

                                    EXPERTS

    The consolidated financial statements of United as of December 31, 1995 and 1994 and for the years then ended included in this Prospectus have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report appearing herein, and such financial statements are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

    The consolidated statements of income, stockholders' equity and cash flows of United for the year ended December 31, 1993 included in this Prospectus have been audited by Leininger & Leininger, Ltd., independent auditors, as stated in their report appearing herein, and such financial statements are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of PFC as of December 31, 1995, 1994 and 1993 and for the years then ended included in this Prospectus have been audited by Larson, Allen, & Weishair & Co., LLP, independent auditors, as stated in their report appearing herein, and such financial statements are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

    Following the merger of Signal and Goodhue on January 1, 1994, the Company elected to retain an accounting firm not previously engaged by either Signal or Goodhue. Accordingly, on July 19, 1994, the accounting firm of Leininger & Leininger, Ltd. was dismissed as United's principal accountant. Leininger & Leininger, Ltd.'s report on the consolidated financial statements of United as of and for the year ended December 31, 1993 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors on October 25, 1994.

    There have been no disagreements with Leininger & Leininger, Ltd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure. There have been no reportable events.

    The accounting firm of McGladrey & Pullen, LLP was engaged on October 25, 1994. McGladrey & Pullen was not consulted regarding any matter prior to being engaged.

                             ADDITIONAL INFORMATION

    United has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to United and such stock, reference is made to the Registration Statement and the schedules and exhibits filed as a part thereof. Statements contained in this Prospectus regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document filed as an exhibit to the Registration Statement, and the full text of each such statement is qualified in its entirety by reference to such contract or document. The Registration Statement, including exhibits thereto, may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Room 1400, Chicago, IL 60661, and 7 World Trade Center, Suite 1300, New York, NY 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy statements and other information filed by the Company at (http://www.sec.gov).

                         INDEX TO FINANCIAL INFORMATION

UNITED COMMUNITY BANCSHARES, INC.
Independent Auditor's Reports.............................................   F-2
Consolidated Balance Sheets as of September 30, 1996 (unaudited) and
 December 31, 1995 and 1994...............................................   F-4
Consolidated Statements of Income for the Nine Months Ended September 30,
 1996 and 1995 (unaudited) and for the Years Ended December 31, 1995, 1994
 and 1993.................................................................   F-5
Consolidated Statements of Stockholders' Equity for the Nine Months Ended
 September 30, 1996 (unaudited) and for the Years Ended December 31, 1995,
 1994 and 1993............................................................   F-6
Consolidated Statements of Cash Flows for the Nine Months Ended September
 30, 1996 and 1995 (unaudited) and for the Years Ended December 31, 1995,
 1994 and 1993............................................................   F-7
Notes to Consolidated Financial Statements................................   F-8

PARK FINANCIAL CORPORATION
Independent Auditor's Report..............................................  F-33
Consolidated Balance Sheets as of September 30, 1996 (unaudited) and
 December 31, 1995 and 1994...............................................  F-34
Consolidated Statements of Income for the Nine Months Ended September 30,
 1996 and 1995 (unaudited) and for the Years Ended December 31, 1995, 1994 and 1993.................................................................  F-35
Consolidated Statements of Stockholders' Equity for the Nine Months Ended
 September 30, 1996 (unaudited) and for the Years Ended December 31, 1995,
 1994 and 1993............................................................  F-36
Consolidated Statements of Cash Flows for the Nine Months Ended September
 30, 1996 and 1995 (unaudited) and for the Years Ended December 31, 1995,
 1994 and 1993............................................................  F-37
Notes to Consolidated Financial Statements................................  F-38

UNAUDITED PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Consolidated Financial Statements of United and PFC... F-51 Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1996... F-52 Unaudited Pro Forma Consolidated Statement of Income for the Year Ended
 December 31, 1995........................................................  F-53
Unaudited Pro Forma Consolidated Statement of Income for the Nine Months
 Ended September 30, 1996.................................................  F-54
Unaudited Pro Forma Consolidated Statement of Income for the Nine Months
 Ended September 30, 1995.................................................  F-55
Note to the Unaudited Pro Forma Consolidated Financial Statements.........  F-56
Unaudited Pro Forma Consolidated Financial Statements of United and
 Goodhue..................................................................  F-58
Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1993....  F-59
Unaudited Pro Forma Consolidated Statement of Income for the Year Ended
 December 31, 1993........................................................  F-60
Note to the Unaudited Pro Forma Consolidated Financial Statements.........  F-61

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
United Community Bancshares, Inc.
 and Subsidiaries
Eagan, Minnesota

    We have audited the accompanying consolidated balance sheets of United Community Bancshares, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Community Bancshares, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          McGLADREY & PULLEN, LLP

St. Paul, Minnesota
February 23, 1996

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
United Community Bancshares, Inc.
 and Subsidiary
Eagan, Minnesota

    We have audited the accompanying consolidated statements of income, stockholders' equity, and cash flows for United Community Bancshares, Inc. and Subsidiary (formerly Signal Bancshares, Inc. and Subsidiary) for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of United Community Bancshares, Inc. and Subsidiary's operations and their cash flows for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

                                          LEININGER & LEININGER, LTD.

Minneapolis, Minnesota
February 18, 1994

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                DECEMBER 31
                                                     SEPTEMBER 30,    -------------------------------
                                                          1996             1995             1994
                                                     --------------   --------------   --------------
                                                      (UNAUDITED)

                                               ASSETS
Cash and due from banks............................  $   24,001,941   $   20,513,154   $   19,351,643
Federal funds sold.................................       7,875,000        8,725,000        7,975,000
                                                     --------------   --------------   --------------
Investment securities available for sale...........     103,453,335      101,836,962       70,278,070
Investment securities held to maturity.............        --               --             13,156,388
                                                     --------------   --------------   --------------
    Total investment securities....................     103,453,335      101,836,962       83,434,458
                                                     --------------   --------------   --------------
Loans and leases...................................     280,212,723      265,904,636      246,981,259
Allowance for loan and lease losses................      (2,867,523)      (2,899,165)      (2,856,288)
                                                     --------------   --------------   --------------
    Net loans and leases...........................     277,345,200      263,005,471      244,124,971
                                                     --------------   --------------   --------------
Property and equipment, net........................      10,887,181       10,654,578       10,991,515
Accrued interest receivable........................       3,431,399        3,180,346        2,742,358
Cash surrender value of life insurance.............       9,421,321        9,116,888        8,485,485
Intangible assets, net.............................       3,684,285        4,188,801        4,861,489
Other assets.......................................       1,750,314          619,375        2,016,584
                                                     --------------   --------------   --------------
    Total assets...................................  $  441,849,976   $  421,840,575   $  383,983,503
                                                     --------------   --------------   --------------
                                                     --------------   --------------   --------------

                                LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits.........................................  $  351,825,044   $  340,723,249   $  312,946,989
  Securities sold under repurchase agreements......      27,556,398       23,173,292       27,746,565
  Accrued expenses and other liabilities...........       5,880,339        5,213,321        3,352,717
  Notes payable and other borrowings...............      16,708,565       15,762,119       12,412,281
                                                     --------------   --------------   --------------
    Total liabilities..............................     401,970,346      384,871,981      356,458,552
                                                     --------------   --------------   --------------
COMMITMENTS, CONTINGENCIES, AND CREDIT RISK
STOCKHOLDERS' EQUITY
  Common stock, par value $0.01 per share;
   5,000,000 shares authorized; 546,686, 544,750,
   and 502,317, shares issued......................           5,466            5,448            5,023
  Additional paid-in capital.......................      21,015,602       20,837,567       17,288,552
  Retained earnings................................      18,917,959       15,513,033       11,884,002
  Unrealized gain (loss) on securities available
   for sale........................................         (59,397)         612,546       (1,652,626)
                                                     --------------   --------------   --------------
    Total stockholders' equity.....................      39,879,630       36,968,594       27,524,951
                                                     --------------   --------------   --------------
    Total liabilities and stockholders' equity.....  $  441,849,976   $  421,840,575   $  383,983,503
                                                     --------------   --------------   --------------
                                                     --------------   --------------   --------------

                See Notes to Consolidated Financial Statements.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30                       YEAR ENDED DECEMBER 31
                                                    -----------------------------   ---------------------------------------------
                                                        1996            1995            1995            1994            1993
                                                    -------------   -------------   -------------   -------------   -------------
                                                             (UNAUDITED)
INTEREST INCOME:
  Loans and leases................................  $  20,061,287   $  18,522,558   $  25,089,584   $  21,004,079   $   9,069,781
  Investment securities -- taxable................      4,194,890       3,554,566       4,949,453       3,843,603       2,098,870
  Investment securities -- tax exempt.............        354,488         309,161         405,726         343,892         139,757
  Federal funds sold..............................        389,775         532,775         760,820         324,871         115,164
                                                    -------------   -------------   -------------   -------------   -------------
    Total interest income.........................     25,000,440      22,919,060      31,205,583      25,516,445      11,423,572
                                                    -------------   -------------   -------------   -------------   -------------
INTEREST EXPENSE:
  Deposits........................................      8,721,275       7,626,718      10,438,601       7,529,696       3,367,221
  Federal funds purchased and securities sold
   under repurchase agreements....................        956,487       1,057,758       1,453,699         841,693         106,567
  Notes payable and other borrowings..............        767,214         712,785         955,752         788,064         197,037
                                                    -------------   -------------   -------------   -------------   -------------
    Total interest expense........................     10,444,976       9,397,261      12,848,052       9,159,453       3,670,825
                                                    -------------   -------------   -------------   -------------   -------------
    Net interest income...........................     14,555,464      13,521,799      18,357,531      16,356,992       7,752,747
PROVISION FOR LOAN AND LEASE LOSSES...............        145,823          41,215          60,999         234,454         300,000
                                                    -------------   -------------   -------------   -------------   -------------
    Net interest income after provision for loan
     and lease losses.............................     14,409,641      13,480,584      18,296,532      16,122,538       7,452,747
                                                    -------------   -------------   -------------   -------------   -------------
NONINTEREST INCOME:
  Service charges and other fees..................      2,442,366       2,135,645       2,922,664       2,962,662       1,770,532
  Net investment securities gains (losses)........       --               (22,869)        (32,329)         79,351          75,194
  Other...........................................      1,005,623         773,744       1,028,650         795,321         302,721
                                                    -------------   -------------   -------------   -------------   -------------
    Total noninterest income......................      3,447,989       2,886,520       3,918,985       3,837,334       2,148,447
                                                    -------------   -------------   -------------   -------------   -------------
NONINTEREST EXPENSE:
  Salaries and employee benefits..................      7,323,248       6,865,658       9,291,893       8,510,365       3,687,963
  Occupancy.......................................        645,535         743,539       1,208,300       1,060,089         436,175
  Depreciation....................................      1,141,406         911,640       1,252,682       1,215,848         490,090
  Amortization of intangibles.....................        576,460         617,700         824,140         561,882          83,196
  FDIC assessment.................................          3,500         320,157         350,856         643,845         352,542
  Other...........................................      3,084,568       2,688,716       3,603,063       4,139,114       2,366,160
                                                    -------------   -------------   -------------   -------------   -------------
    Total noninterest expense.....................     12,774,717      12,147,410      16,530,934      16,131,143       7,416,126
                                                    -------------   -------------   -------------   -------------   -------------
    Income before income taxes and cumulative
     effect of change in accounting principle.....      5,082,913       4,219,694       5,684,583       3,828,729       2,185,068
INCOME TAX EXPENSE................................      1,677,987       1,249,086       2,055,552       1,395,772         725,224
                                                    -------------   -------------   -------------   -------------   -------------
    Income before cumulative effect of change in
     accounting principle.........................      3,404,926       2,970,608       3,629,031       2,432,957       1,459,844
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
 PRINCIPLE........................................       --              --              --              --               106,168
                                                    -------------   -------------   -------------   -------------   -------------
    Net income....................................  $   3,404,926   $   2,970,608   $   3,629,031   $   2,432,957   $   1,566,012
                                                    -------------   -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------   -------------
AVERAGE SHARES OUTSTANDING........................        549,079         510,770         520,306         504,686         305,513
                                                    -------------   -------------   -------------   -------------   -------------
EARNINGS PER SHARE BEFORE CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING PRINCIPLE...................  $        6.20   $        5.82   $        6.97   $        4.82   $        4.78
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
 PRINCIPLE........................................       --              --              --              --                  0.35
                                                    -------------   -------------   -------------   -------------   -------------
    Earnings per share after cumulative effect of
     change in accounting principle...............  $        6.20   $        5.82   $        6.97   $        4.82   $        5.13
                                                    -------------   -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------   -------------
DIVIDENDS PER SHARE...............................  $    --         $    --         $    --         $    --         $        0.46

                See Notes to Consolidated Financial Statements.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
 Years Ended December 31, 1995, 1994, and 1993 and Nine Months Ended September
                                    30, 1996

                                                                                              UNREALIZED
                                                                                              GAIN (LOSS)
                                            COMMON STOCK        ADDITIONAL                   ON SECURITIES
                                        ---------------------     PAID-IN       RETAINED       AVAILABLE
                                         SHARES    PAR VALUE      CAPITAL       EARNINGS       FOR SALE         TOTAL
                                        ---------  ----------  -------------  -------------  -------------  -------------
BALANCE, DECEMBER 31, 1992............    296,383  $  296,383  $   3,620,194  $   8,026,171  $    --        $  11,942,748
  Net income..........................     --          --           --            1,566,012       --            1,566,012
  Common stock issued.................      7,126       7,126        377,678       --             --              384,804
  Common stock repurchased............       (763)       (763)       (42,171)      --             --              (42,934)
  Dividends...........................     --          --           --             (141,138)      --             (141,138)
                                        ---------  ----------  -------------  -------------  -------------  -------------
BALANCE, DECEMBER 31, 1993............    302,746     302,746      3,955,701      9,451,045       --           13,709,492
  Change in par value from $1.00 to
   $0.01 per share....................     --        (299,719)       299,719       --             --             --
  Net income..........................     --          --           --            2,432,957       --            2,432,957
  Common stock issued:
    For acquisition of GCFC...........    138,067       1,381      8,851,475       --             --            8,852,856
    In stock offering.................     61,504         615      4,181,657       --             --            4,182,272
  Net change in unrealized loss on
   securities available for sale......     --          --           --             --           (1,652,626)    (1,652,626)
                                        ---------  ----------  -------------  -------------  -------------  -------------
BALANCE, DECEMBER 31, 1994............    502,317       5,023     17,288,552     11,884,002     (1,652,626)    27,524,951
  Net income..........................     --          --           --            3,629,031       --            3,629,031
  Common stock issued.................     44,010         440      3,692,229       --             --            3,692,669
  Common stock repurchased............     (1,577)        (15)      (143,214)      --             --             (143,229)
  Net change in unrealized gain on
   securities available for sale......     --          --           --             --            2,265,172      2,265,172
                                        ---------  ----------  -------------  -------------  -------------  -------------
BALANCE, DECEMBER 31, 1995............    544,750       5,448     20,837,567     15,513,033        612,546     36,968,594
  Net income (unaudited)..............     --          --           --            3,404,926       --            3,404,926
  Common stock issued (unaudited).....      2,467          24        226,419       --             --              226,443
  Common stock repurchased
   (unaudited)........................       (531)         (6)       (49,653)      --             --              (49,659)
  Net change in unrealized loss on
   securities available for sale
   (unaudited)........................     --          --           --             --             (671,943)      (671,943)
  Tax effect of stock options
   exercised (unaudited)..............     --          --              1,269       --             --                1,269
                                        ---------  ----------  -------------  -------------  -------------  -------------
BALANCE, SEPTEMBER 30, 1996
 (UNAUDITED)..........................    546,686  $    5,466  $  21,015,602  $  18,917,959  $     (59,397) $  39,879,630
                                        ---------  ----------  -------------  -------------  -------------  -------------
                                        ---------  ----------  -------------  -------------  -------------  -------------

                See Notes to Consolidated Financial Statements.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   NINE MONTHS ENDED
                                                     SEPTEMBER 30               YEAR ENDED DECEMBER 31
                                                -----------------------  -------------------------------------
                                                   1996        1995         1995         1994         1993
                                                ----------  -----------  -----------  -----------  -----------
                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income..................................  $3,404,926  $ 2,970,608  $ 3,629,031  $ 2,432,957  $ 1,566,012
  Adjustments to reconcile net income to net
   cash flows from operating activities:
    Cumulative effect of accounting change....      --          --           --           --          (106,168)
    Net investment securities (gains)
     losses...................................      --           22,869       32,329      (79,351)     (75,194)
    Net amortization and accretion of bond
     premiums and discounts...................    (168,125)    (197,926)    (310,582)     222,538      101,403
    Provision for loan and lease losses.......     145,823       41,215       60,999      234,454      300,000
    Depreciation..............................   1,141,406      911,640    1,252,682    1,215,848      490,090
    Amortization of intangibles...............     576,460      617,700      824,140      561,882       83,196
    Earnings on cash surrender value of life
     insurance................................    (297,168)    (291,086)    (377,103)    (462,453)    (249,871)
    Net (gain) on sale of loans...............    (326,651)    (366,401)    (485,626)    (195,048)     --
    Net (gain) loss on sale of other real
     estate...................................     (49,657)     (53,934)     (63,247)     (67,674)       9,951
    Net (gain) loss on sale of property and
     equipment................................      25,424      (41,532)     (49,923)     (70,718)     --
    Provision for deferred income taxes.......    (272,000)      18,713       24,950     (232,134)     (97,572)
    Other, net................................      57,486    1,126,722      912,636     (244,419)     885,553
                                                ----------  -----------  -----------  -----------  -----------
      Net cash flows from operating
       activities.............................   4,237,924    4,758,588    5,450,286    3,315,882    2,907,400
                                                ----------  -----------  -----------  -----------  -----------
CASH FLOWS USED FOR INVESTING ACTIVITIES
  Net (increase) decrease in federal funds
   sold.......................................     850,000      650,000     (750,000)  (2,525,000)    (500,000)
  Net cash flows (used for) from investment
   securities.................................  (2,579,317) (12,613,185) (14,396,539)  (3,859,963)   1,315,307
  Net increase in loans and leases............  (14,253,158) (12,946,229) (18,513,417) (26,999,676) (20,366,731)
  Purchases of property and equipment.........  (1,463,038)    (858,912)  (1,028,111)  (2,350,262)    (402,918)
  Proceeds from sales of property and
   equipment..................................      29,900       75,791      117,349      409,934      --
  Proceeds from sales of other real estate
   owned......................................      49,657      202,847      327,160    1,116,100      263,801
  Purchase of cash surrender value of life
   insurance..................................      (7,265)     --          (254,300)    (156,450)     --
  Acquisition of other assets.................      --          --           --        (1,500,000)     --
  Cash paid, net of cash acquired upon
   purchase of subsidiaries...................      --          --           --        (3,032,859)     --
                                                ----------  -----------  -----------  -----------  -----------
      Net cash flows used for investing
       activities.............................  (17,373,221) (25,489,688) (34,497,858) (38,898,176) (19,690,541)
                                                ----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits....................  11,116,159   12,158,121   27,879,916   21,791,336    7,071,058
  Net increase (decrease) in securities sold
   under repurchase agreements................   4,383,106      219,402   (4,573,273)  12,421,478    6,766,347
  Proceeds from notes payable and other
   borrowings.................................   1,948,035    9,003,000    9,003,000    9,532,420    3,242,000
  Payments made on notes payable and other
   borrowings.................................  (1,000,000)  (4,600,000)  (5,650,000)  (1,084,420)  (1,211,721)
  Net proceeds from issuance of common
   stock......................................     176,784    3,629,604    3,549,440    4,182,272      341,870
  Dividends paid..............................      --          --           --           --          (141,138)
                                                ----------  -----------  -----------  -----------  -----------
      Net cash flows from financing
       activities.............................  16,624,084   20,410,127   30,209,083   46,843,086   16,068,416
                                                ----------  -----------  -----------  -----------  -----------
      Net increase (decrease) in cash and cash
       equivalents............................   3,488,787     (320,973)   1,161,511   11,260,792     (714,725)
CASH AND CASH EQUIVALENTS
  Beginning...................................  20,513,154   19,351,643   19,351,643    8,090,851    8,805,576
                                                ----------  -----------  -----------  -----------  -----------
  Ending......................................  $24,001,941 $19,030,670  $20,513,154  $19,351,643  $ 8,090,851
                                                ----------  -----------  -----------  -----------  -----------
                                                ----------  -----------  -----------  -----------  -----------

                 See Notes to Consolidated Financial Statements
                 (Additional Cash Flow Information -- Note 18).

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION:

    United Community Bancshares, Inc. (United) was formerly known as Signal Bancshares, Inc. On January 1, 1994, Signal Bancshares, Inc. amended and restated its Articles of Incorporation to change its name to United Community Bancshares, Inc. Also on January 1, 1994, United acquired Goodhue County Financial Corporation (GCFC) and its wholly-owned subsidiaries, Goodhue County National Bank and Consumers Credit Corporation.

    United Community Bancshares, Inc. and its subsidiaries provide a full range of financial services. The accompanying consolidated financial statements for 1995 and 1994 include the accounts of United Community Bancshares, Inc. and its wholly-owned subsidiaries, Signal Bank, Inc. (Signal), Goodhue County National Bank (GCNB), Consumers Credit Corporation (CCC), and Unitech Services, Inc. (Unitech). The accompanying consolidated financial statements for 1993 include the accounts of Signal Bancshares, Inc. and its wholly-owned subsidiary, Signal Bank, Inc. These entities are collectively referred to herein as the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

    BASIS OF FINANCIAL STATEMENT PRESENTATION AND ACCOUNTING ESTIMATES:

    The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheet and revenues and expenses for the years then ended. Actual results could differ from those estimates.

    CASH, CASH EQUIVALENTS, AND CASH FLOWS:

    For purposes of reporting cash flows, cash and cash equivalents includes cash on hand and amounts due from banks. Cash flows from loans, federal funds purchased and sold, deposits, and securities sold under repurchase agreements are reported net.

    INVESTMENT SECURITIES:

    The Company accounts for debt and marketable equity securities in accordance with Financial Accounting Standards Board (FASB) Statement No. 115. This statement requires that management determine the appropriate classification of securities at the date of adoption and thereafter as each individual security is acquired. In addition, the appropriateness of such classification is reassessed at each balance sheet date. The classifications and related accounting policies under FASB Statement No. 115 are as follows:

    HELD-TO-MATURITY SECURITIES: Securities classified as held-to-maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs, or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives.

    AVAILABLE-FOR-SALE SECURITIES: Securities classified as available-for-sale are those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses, net of the related deferred tax effect, are reported as increases or decreases in stockholders' equity. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

    LOANS AND ALLOWANCE FOR LOAN LOSSES:

    Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

    On January 1, 1995, the Company adopted FASB Statement No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN. Statement No. 114 has been amended by FASB Statement No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN--INCOME RECOGNITION AND DISCLOSURES. Statement No. 114, as amended, defines a loan as impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. The statement further requires that the impairment of loans that have been separately identified for evaluation be measured based on the present value of expected future cash flows or, alternatively, the observable market price of the loans or the fair value of the collateral. However, for those loans that are collateral dependent (that is, if repayment of those loans is expected to be provided solely by the underlying collateral) and for which management has determined foreclosure is probable, the measure of impairment of those loans is to be based on the fair value of the collateral. The effect of adopting Statement No. 114 was not significant to the Company.

    Interest on loans is recognized over the terms of the loans and is calculated using the simple-interest method on principal amounts outstanding. For impaired loans, accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Cash collections on impaired loans are credited to the loan receivable balance, and no interest income is recognized on those loans until the principal balance has been collected.

    Loan origination, commitment, and other fees and costs incurred to extend credit are not significant and are recorded in the income statement when received or incurred.

    PROPERTY AND EQUIPMENT:

    Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided principally by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the terms of the respective leases.

    CASH SURRENDER VALUE OF LIFE INSURANCE:

    The Company maintains life insurance contracts which are informally related to certain deferred compensation, salary continuation, and key executive life insurance agreements with officers and directors of the Company. The Company's investment in cash surrender value of life insurance is recorded at the amount that can be realized under the insurance contracts.

    INTANGIBLE ASSETS:

    Intangible assets include costs in excess of net assets acquired and certain covenants not to compete, resulting from the acquisition of Goodhue County Financial Corporation (GCFC) on January 1, 1994, and a deposit base premium resulting from the acquisition of certain branches in 1988. These intangible assets are being amortized over the expected period of benefit from 3 to 15 years.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    OTHER REAL ESTATE OWNED:

    Real estate acquired through foreclosure or insubstance foreclosure is recorded in other assets at the lower of cost or fair value of the asset less the estimated costs to sell the asset. When a property is acquired, any excess of the recorded loan balance over its estimated fair value is charged against the allowance for loan losses. Any subsequent declines in fair value and operating expenses are recorded in other expenses. Property is evaluated regularly to ensure that the recorded amount is supported by its current fair value.

    INCOME TAXES:

    The Company files a consolidated federal and a unitary state income tax return. Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss or tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the amounts of assets and liabilities recorded for income tax and financial reporting purposes. Deferred tax assets are reduced by a valuation allowance when management determines that it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    During 1993, the Company adopted the provisions of FASB Statement No. 109, ACCOUNTING FOR INCOME TAXES, which supersedes Accounting Principles Board Opinion No. 11, the basis of the Company's accounting for income taxes prior to the change. The effect of the adjustments as of January 1, 1993, to adopt FASB Statement No. 109 has been reflected in the consolidated statements of income as a cumulative effect of change in accounting principle.

    EARNINGS PER SHARE:

    Earnings per share data is computed based on the weighted average number of shares outstanding. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, stock issued and to be issued for consideration below the initial public offering price during the 12-month period preceding the date of the initial filing of the registration statement has been included in the calculation of shares outstanding, as if they were outstanding for all periods presented up through the date of the initial public offering.

    EMPLOYEE BENEFIT PLANS:

    EMPLOYEE STOCK OWNERSHIP PLAN: The Company provides a noncontributory employee stock ownership plan (ESOP) covering substantially all employees eligible as to age and length of service. The amount of the contribution to the ESOP trust is determined annually at the discretion of the Board of Directors and complies with the requirements of the plan agreement.

    401(K) PROFIT SHARING PLAN: The Company also provides a 401(k) profit sharing plan beginning January 1, 1994, which covers substantially all of the Company's employees who are eligible as to age and length of service. A participant may elect to make contributions of up to 15 percent of the participant's annual compensation. The Company makes a matching contribution of 50 percent of each participant's contribution, up to a maximum matching contribution of 2 1/2 percent of compensation. The Company also may make a discretionary profit sharing contribution determined annually by the Board of Directors.

    INTEREST SWAP:

    The Company engages in interest rate swap transactions to manage its interest rate risk. Income or expense on swaps is recorded as an adjustment to interest income or expense.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    FAIR VALUE OF FINANCIAL INSTRUMENTS:

    FASB Statement No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, the tax ramifications related to the realization of the unrealized gains can have a significant effect on market value estimates and have not been considered in the estimates. The derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

    Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

    The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

    CASH AND DUE FROM BANKS: Fair value of cash and due from banks is based on the carrying value reported on the consolidated balance sheets.

    FEDERAL FUNDS SOLD: Fair value of federal funds sold is based on the carrying value reported on the consolidated balance sheets.

    INVESTMENT SECURITIES: Fair values for all securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    LOANS: For variable-rate loans that reprice frequently and that have experienced no significant change in credit risk, fair values are based on carrying values. Fair values for all other loans are estimated based on discounted cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.

    CASH SURRENDER VALUE OF LIFE INSURANCE: Fair value of cash surrender value of life insurance is based on the carrying value reported on the consolidated balance sheets.

    DEPOSITS: Fair values of demand, savings, and NOW accounts are based on the carrying values reported on the consolidated balance sheets. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates of deposit of similar remaining maturities.

    SECURITIES SOLD UNDER REPURCHASE AGREEMENTS: Fair value of securities sold under repurchase agreements is based on the carrying value reported on the consolidated balance sheets.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    NOTES PAYABLE AND OTHER BORROWINGS: Fair values of variable-rate, long-term borrowings are based on carrying values. Fair value of fixed-rate long-term debt is estimated by discounting the future cash flows using interest rates currently being offered on debt of similar remaining maturity.

    ACCRUED INTEREST RECEIVABLE AND PAYABLE: Fair values of both accrued interest receivable and payable are based on the carrying values reported on the consolidated balance sheets.

    OFF-BALANCE SHEET FINANCIAL INSTRUMENTS: Fair value of interest rate swaps are based on quoted market prices. Loan commitments and standby letter of credit fees are not material. As such, there are no carrying amounts or fair value disclosures related to these financial instruments.

    MORTGAGE SERVICING RIGHTS: FASB Statement No. 122, ACCOUNTING FOR MORTGAGE SERVICING RIGHTS, establishes a new standard for capitalizing mortgage servicing rights. This standard will require the Company to record an asset for mortgage servicing rights when it sells mortgages and retains the servicing, and then amortize this asset over the period during which servicing income is expected to be received. This statement is effective for the Company's year ending December 31, 1996. In management's opinion, this statement will not have a material effect on the Company's financial statements.

    LONG-LIVED ASSETS: FASB Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, establishes new accounting standards for the impairment of long-lived assets, certain intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identified intangibles to be disposed of. This statement is effective for the Company's year ending December 31, 1996. In management's opinion, the adoption of this statement will not have a material effect on the Company's financial statements.

    STOCK-BASED COMPENSATION: In October 1995, the FASB issued Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. FASB Statement No. 123 provides a choice of accounting methods for valuing stock-based compensation plans and requires certain disclosures about the effect on net income and earnings per share regardless of the method used to account for them. This statement is effective for the Company's year ending December 31, 1996. In management's opinion, this statement will not have a material effect on the Company's financial statements.

    RECLASSIFICATIONS:

    Certain of the 1994 and 1993 amounts have been reclassified to conform with the 1995 presentation. These reclassifications had no effect on net income or stockholders' equity.

    INTERIM FINANCIAL INFORMATION (UNAUDITED):

    The accompanying consolidated financial statements as of September 30, 1996, and for the nine-month periods ended September 30, 1996 and 1995, are unaudited but, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for fair presentation of the financial position and results of operations. The operating results for the interim periods are not necessarily indicative of the operating results to be expected for a full year or for other interim periods.

NOTE 2.  ACQUISITION
    On January 1, 1994, the Company acquired Goodhue County Financial Corporation (GCFC), a bank holding company headquartered in Red Wing, Minnesota.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2.  ACQUISITION (CONTINUED)
    A summary of the assets acquired, liabilities assumed, and purchase price paid in connection with the acquisition are as follows:

Assets acquired:
  Cash and cash equivalents.................................  $    6,231,125
  Loans, net of allowance for loan losses of $1,223,931.....     104,734,005
  Federal funds sold........................................       4,950,000
  Investments...............................................      43,013,653
  Property and equipment....................................       5,938,643
  Other assets..............................................       4,834,005
Cost in excess of net assets acquired.......................       3,292,310
                                                              --------------
Total assets................................................  $  172,993,741
                                                              --------------
                                                              --------------
Liabilities assumed:
  Deposits..................................................  $  144,069,164
  Other liabilities.........................................       1,882,552
  Securities sold under repurchase agreements...............       8,558,740
  Notes payable.............................................         366,445
                                                              --------------
Total liabilities...........................................     154,876,901
                                                              --------------
Purchase price:
  Issuance of common stock by United........................       8,852,856
  Cash paid by United.......................................       9,263,984
                                                              --------------
Total purchase price........................................      18,116,840
                                                              --------------
                                                              $  172,993,741
                                                              --------------
                                                              --------------

    The acquisition was accounted for as a purchase and, accordingly, the results of operations of GCFC are included in the accompanying consolidated financial statements for periods subsequent to the acquisition date.

    To facilitate this transaction, and provide operating funds, the Company issued 61,504 additional shares of its common stock for cash proceeds totaling $4,182,272 and incurred acquisition indebtedness of $6.8 million. United also issued 138,067 shares of its common stock totaling $8.8 million and paid cash totaling $9.3 million to the shareholders of GCFC in exchange for their shares of GCFC common and preferred stock.

    The Company also entered into two noncompete agreements with management of GCFC totaling $1,500,000, which were paid in full during 1994, recorded as a prepaid expense, and are being amortized over a three- to five-year period.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2.  ACQUISITION (CONTINUED)
    The unaudited pro forma consolidated results of operations for the year ended December 31, 1993, as though the acquisition of GCFC had occurred on January 1, 1993, is as follows:

Net interest income.........................................  $   14,894,908
Provision for loan and lease losses.........................         604,628
                                                              --------------
Net interest income after provision for loan and lease
 losses.....................................................      14,290,280
Noninterest income..........................................       3,947,242
Noninterest expense.........................................      14,994,719
                                                              --------------
Income before income taxes and cumulative effect of change
 in accounting principle....................................       3,242,803
Income tax expense..........................................       1,138,533
                                                              --------------
Income before cumulative effect of change in accounting
 principle..................................................       2,104,270
Cumulative effect of change in accounting principle.........         181,168
                                                              --------------
Net income..................................................  $    2,285,438
                                                              --------------
                                                              --------------
Average shares outstanding..................................         505,084
                                                              --------------
Earnings per share before cumulative effect of change in
 accounting principle.......................................  $         4.17
Cumulative effect of change in accounting principle.........            0.36
                                                              --------------
Earnings per share after cumulative effect of change in
 accounting principle.......................................  $         4.53
                                                              --------------
                                                              --------------

NOTE 3.  RESTRICTIONS ON CASH AND CASH EQUIVALENTS
    The subsidiary banks are required to maintain reserve balances, in cash or on deposit with the Federal Reserve Bank, based upon a percentage of deposits. The total required reserve balances as of September 30, 1996 and December 31, 1995 and 1994, were approximately $2,719,000 (unaudited), $3,092,000, and
$2,534,000, respectively.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4.  INVESTMENT SECURITIES AVAILABLE FOR SALE

    SUMMARY OF SECURITIES:

                                                                            SEPTEMBER 30, 1996
                                                         --------------------------------------------------------
                                                                            GROSS        GROSS
                                                           AMORTIZED     UNREALIZED   UNREALIZED        FAIR
                                                              COST          GAINS       LOSSES         VALUE
                                                         --------------  -----------  -----------  --------------
                                                                               (UNAUDITED)
U.S. Treasury securities...............................  $   23,547,218   $  58,022   $   (70,162) $   23,535,078
U.S. government corporations and agencies..............      33,869,354     168,331      (257,422)     33,780,263
Obligations of states and political subdivisions.......      12,469,183     226,734       (29,405)     12,666,512
Mortgage-backed securities.............................      31,592,077      97,958      (293,303)     31,396,732
Corporate equity securities............................       2,074,750      --           --            2,074,750
                                                         --------------  -----------  -----------  --------------
                                                         $  103,552,582   $ 551,045   $  (650,292) $  103,453,335
                                                         --------------  -----------  -----------  --------------
                                                         --------------  -----------  -----------  --------------

                                                                           DECEMBER 31, 1995
                                                       ---------------------------------------------------------
                                                                          GROSS         GROSS
                                                         AMORTIZED      UNREALIZED   UNREALIZED        FAIR
                                                            COST          GAINS        LOSSES         VALUE
                                                       --------------  ------------  -----------  --------------
U.S. Treasury securities.............................  $   29,648,393  $    293,400  $  (100,502) $   29,841,291
U.S. government corporations and agencies............      29,745,481       548,338      --           30,293,819
Obligations of states and political subdivisions.....       7,592,217       184,799      (20,400)      7,756,616
Mortgage-backed securities...........................      31,836,062       209,427      (88,903)     31,956,586
Corporate equity securities..........................       1,988,650       --           --            1,988,650
                                                       --------------  ------------  -----------  --------------
                                                       $  100,810,803  $  1,235,964  $  (209,805) $  101,836,962
                                                       --------------  ------------  -----------  --------------
                                                       --------------  ------------  -----------  --------------

                                                                             DECEMBER 31, 1994
                                                          --------------------------------------------------------
                                                                            GROSS         GROSS
                                                            AMORTIZED    UNREALIZED    UNREALIZED
                                                              COST          GAINS        LOSSES       FAIR VALUE
                                                          -------------  -----------  -------------  -------------
U.S. Treasury securities................................  $  43,038,726   $   1,468   $  (1,291,575) $  41,748,619
U.S. government corporations and agencies...............      7,425,437      --             (52,042)     7,373,395
Mortgage-backed securities..............................     20,024,787       3,754      (1,365,759)    18,662,782
Corporate equity securities.............................      2,555,017      --             (61,743)     2,493,274
                                                          -------------  -----------  -------------  -------------
                                                          $  73,043,967   $   5,222   $  (2,771,119) $  70,278,070
                                                          -------------  -----------  -------------  -------------
                                                          -------------  -----------  -------------  -------------

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4.  INVESTMENT SECURITIES AVAILABLE FOR SALE (CONTINUED)
    CONTRACTUAL MATURITIES:

                                                       SEPTEMBER 30, 1996              DECEMBER 31, 1995
                                                 ------------------------------  ------------------------------
                                                 AMORTIZED COST    FAIR VALUE    AMORTIZED COST    FAIR VALUE
                                                 --------------  --------------  --------------  --------------
                                                          (UNAUDITED)
Due in one year or less........................  $   21,515,838  $   21,459,774  $   20,366,550  $   20,328,311
Due after one year through five years..........      35,048,068      35,430,715      41,660,447      42,362,872
Due after five years through ten years.........       9,965,877       9,899,283       3,856,410       4,049,502
Due after ten years............................       3,355,972       3,192,081       1,102,684       1,151,041
                                                 --------------  --------------  --------------  --------------
                                                     69,885,755      69,981,853      66,986,091      67,891,726

Mortgage-backed securities.....................      31,592,077      31,396,732      31,836,062      31,956,586
Corporate equity securities....................       2,074,750       2,074,750       1,988,650       1,988,650
                                                 --------------  --------------  --------------  --------------
                                                 $  103,552,582  $  103,453,335  $  100,810,803  $  101,836,962
                                                 --------------  --------------  --------------  --------------
                                                 --------------  --------------  --------------  --------------

    Anticipated maturities on mortgage-backed securities are not readily determinable since they may be prepaid without penalty, and corporate equity securities do not have stated maturity dates.

    REALIZED GAINS AND LOSSES:

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,            YEAR ENDED DECEMBER 31
                                                         ----------------------  ---------------------------------
                                                            1996        1995        1995        1994       1993
                                                         ----------  ----------  ----------  ----------  ---------
                                                              (UNAUDITED)
Gross gains............................................  $   --      $   40,963  $   40,980  $   88,146  $  75,194
Gross losses...........................................      --         (63,832)    (73,309)     (8,795)    --
                                                         ----------  ----------  ----------  ----------  ---------
                                                         $   --      $  (22,869) $  (32,329) $   79,351  $  75,194
                                                         ----------  ----------  ----------  ----------  ---------
                                                         ----------  ----------  ----------  ----------  ---------

    PLEDGED SECURITIES:

    Investment securities available for sale with a carrying value of $61,344,309 (unaudited), $74,161,604 and $56,422,299 at September 30, 1996 and
December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

    CHANGES IN THE NET UNREALIZED GAIN (LOSS) ON SECURITIES AVAILABLE FOR SALE INCLUDED IN EQUITY:

                                                                                YEAR ENDED DECEMBER 31
                                                                      -------------------------------------------
                                                                          1995           1994           1993
                                                  NINE MONTHS ENDED   -------------  -------------  -------------
                                                  SEPTEMBER 30, 1996
                                                  ------------------
                                                     (UNAUDITED)
Balance, beginning..............................    $      612,546    $  (1,652,626) $    --        $    --
  Initial unrealized gain on date of adoption of
   Statement No. 115, net of related deferred
   tax effect...................................          --               --              121,767       --
  Unrealized gain (loss) during the period,
   net..........................................        (1,125,406)       3,792,056     (2,970,444)      --
  Deferred tax effect related to unrealized gain
   (loss).......................................           453,463       (1,526,884)     1,196,051       --
                                                  ------------------  -------------  -------------  -------------
Balance, ending.................................    $      (59,397)   $     612,546  $  (1,652,626) $    --
                                                  ------------------  -------------  -------------  -------------
                                                  ------------------  -------------  -------------  -------------

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5.  INVESTMENT SECURITIES HELD TO MATURITY

    SUMMARY OF SECURITIES:

                                                                              DECEMBER 31, 1994
                                                            ------------------------------------------------------
                                                                              GROSS        GROSS
                                                              AMORTIZED    UNREALIZED   UNREALIZED
                                                                COST          GAINS       LOSSES      FAIR VALUE
                                                            -------------  -----------  -----------  -------------
Mortgage-backed securities................................  $   5,133,212   $   2,684   $  (225,274) $   4,910,622
Obligations of states and political subdivisions..........      8,023,176      16,463      (269,113)     7,770,526
                                                            -------------  -----------  -----------  -------------
                                                            $  13,156,388   $  19,147   $  (494,387) $  12,681,148
                                                            -------------  -----------  -----------  -------------
                                                            -------------  -----------  -----------  -------------

    RECLASSIFICATIONS:

    Upon adoption of FASB Statement No. 115, certain securities were initially classified as held-to-maturity due to uncertainty as to the regulatory treatment of unrealized gains and losses. This uncertainty was resolved in 1994, and as permitted by Financial Accounting Standards Board Special Report -- A GUIDE TO IMPLEMENTATION OF STATEMENT NO. 115 ON ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, held-to-maturity securities with an amortized cost of $11,972,456 and a fair value of $12,295,565 were reclassified as available-for-sale on December 31, 1995. These securities were transferred to allow more flexibility in managing the Company's assets.

    The reclassification was made at fair value, and the difference between the amortized cost and fair value on the date of transfer, net of the related deferred tax effect, was recognized as an increase in the unrealized gain on available-for-sale securities in stockholders' equity.

    PLEDGED SECURITIES:

    Investment securities held to maturity with a carrying value of $2,995,814 at December 31, 1994, were pledged to secure public deposits and for other purposes as required or permitted by law.

NOTE 6.  SECURITIES HELD FOR INVESTMENT AND ACCOUNTING CHANGE
    As of January 1, 1994, the Company changed its method of accounting for debt and equity securities in accordance with FASB Statement No. 115. The January 1, 1994, balance of stockholders' equity was increased by $204,547, net of the $82,780 related deferred tax effect, to recognize the net unrealized holding gain on securities available for sale at that date.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7.  LOANS AND LEASES

    COMPOSITION OF LOANS AND LEASES:

                                                                                           DECEMBER 31
                                                                                  ------------------------------
                                                                                       1995            1994
                                                                  SEPTEMBER 30,   --------------  --------------
                                                                       1996
                                                                  --------------
                                                                   (UNAUDITED)
Commercial......................................................  $   73,684,777  $   70,543,465  $   70,360,974
Commercial real estate..........................................      71,436,790      62,730,992      58,782,276
Agricultural....................................................      11,590,971      10,582,438      11,025,108
Agricultural real estate........................................       9,300,890       6,002,566       3,058,571
                                                                  --------------  --------------  --------------
Total commercial and agricultural...............................     166,013,428     149,859,461     143,226,929

Residential real estate.........................................      66,138,736      69,576,597      58,828,211
Consumer........................................................      36,292,399      35,896,609      35,654,852
Leases..........................................................      13,453,970      12,119,437      10,737,398
Less unearned income............................................      (1,685,810)     (1,547,468)     (1,466,131)
                                                                  --------------  --------------  --------------
                                                                     280,212,723     265,904,636     246,981,259

Less allowance for loan and lease losses........................      (2,867,523)     (2,899,165)     (2,856,288)
                                                                  --------------  --------------  --------------
Net loans and leases............................................  $  277,345,200  $  263,005,471  $  244,124,971
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

    ALLOWANCE FOR LOAN AND LEASE LOSSES:

                                                NINE MONTHS ENDED
                                                   SEPTEMBER 30                  YEAR ENDED DECEMBER 31
                                            --------------------------  ----------------------------------------
                                                1996          1995          1995          1994          1993
                                            ------------  ------------  ------------  ------------  ------------
                                                   (UNAUDITED)
Balance, beginning........................  $  2,899,165  $  2,856,288  $  2,856,288  $  1,500,870  $  1,435,374
  Provision charged to operations.........       145,823        41,215        60,999       234,454       300,000
  Loans charged off.......................      (569,684)     (239,241)     (337,079)     (447,987)     (475,424)
  Recoveries..............................       392,219       252,218       318,957       345,020       240,920
  Allowance for loan losses acquired......       --            --            --        1,223,931         --
                                            ------------  ------------  ------------  ------------  ------------
Balance, ending...........................  $  2,867,523  $  2,910,480  $  2,899,165  $  2,856,288  $  1,500,870
                                            ------------  ------------  ------------  ------------  ------------
                                            ------------  ------------  ------------  ------------  ------------

    IMPAIRED LOANS:

    The Company had no impaired loans at September 30, 1996 (unaudited) and December 31, 1995.

    NONACCRUAL LOANS:

    Nonaccrual loans totaled $459,388 at December 31, 1994. The effect of nonaccrual loans was not significant to the results of operations.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8.  PROPERTY AND EQUIPMENT

                                                                                             DECEMBER 31
                                                                                     ----------------------------
                                                                                         1995           1994
                                                                      SEPTEMBER 30,  -------------  -------------
                                                                          1996
                                                                      -------------
                                                                       (UNAUDITED)
Land................................................................  $   1,474,391  $   1,474,391  $   1,474,391
Buildings and improvements..........................................      8,833,665      8,080,458      8,065,593
Equipment...........................................................      9,511,313      8,924,949      8,563,263
Leasehold improvements..............................................      1,433,718      1,458,058      1,407,587
                                                                      -------------  -------------  -------------
                                                                         21,253,087     19,937,856     19,510,834

Less accumulated depreciation and amortization......................     10,365,906      9,283,278      8,519,319
                                                                      -------------  -------------  -------------
Property and equipment, net.........................................  $  10,887,181  $  10,654,578  $  10,991,515
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

NOTE 9.  DEPOSITS

                                                                                           DECEMBER 31
                                                                                  ------------------------------
                                                                                       1995            1994
                                                                  SEPTEMBER 30,   --------------  --------------
                                                                       1996
                                                                  --------------
                                                                   (UNAUDITED)
Noninterest-bearing demand deposits.............................  $   70,443,833  $   70,871,849  $   69,261,369
NOW and money market accounts...................................     144,968,933     114,066,189      82,607,658
Savings deposits................................................      29,709,643      47,735,468      42,955,654
Time certificates, $100,000 or more.............................      13,487,127      14,090,029      17,801,590
Other time deposits.............................................      93,215,508      93,959,714     100,320,718
                                                                  --------------  --------------  --------------
Total...........................................................  $  351,825,044  $  340,723,249  $  312,946,989
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

NOTE 10.  NOTES PAYABLE AND OTHER BORROWINGS

    NOTES PAYABLE:

                                                                                             DECEMBER 31
                                                                                     ----------------------------
                                                                                         1995           1994
                                                                      SEPTEMBER 30,  -------------  -------------
                                                                          1996
                                                                      -------------
                                                                       (UNAUDITED)
Term note payable to a bank, interest at LIBOR plus 1.8% (7.75% at
 December 31, 1995), due January 3, 1999, with annual installments of $500,000, secured by all the common stock of Signal, GCNB, and
 CCC................................................................  $   3,150,000  $   3,400,000  $   8,550,000
Advances from the Federal Home Loan Bank of Des Moines, principal due between May 12, 1997 and June 5, 1998, plus interest payable monthly at rates between 5.67% and 6.61%, secured by blanket pledge agreements totaling $46,167,000 of residential real estate mortgage
 loans..............................................................     12,000,000     12,000,000      3,000,000
Unsecured term notes payable to certain individuals, interest varies from 6.0% to 10.0%, payable semiannually, notes had original
 maturities of three to five years..................................        370,530        362,119        362,281
Unsecured note payable to Minnesota Department of Agriculture,
 noninterest-bearing, due November 30, 2015.........................        188,035       --             --
                                                                      -------------  -------------  -------------
Total...............................................................  $  15,708,565  $  15,762,119  $  11,912,281
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10.  NOTES PAYABLE AND OTHER BORROWINGS (CONTINUED)
    The term note payable to a bank includes certain covenants including maintenance of certain ratios, including capital to assets and average return on assets.

    FUTURE ANNUAL MATURITIES:

Years ending December 31:
  1996......................................................  $      573,119
  1997......................................................       6,673,000
  1998......................................................       6,616,000
  1999......................................................       1,900,000
                                                              --------------
                                                              $   15,762,119
                                                              --------------
                                                              --------------

    LINE OF CREDIT:

    The Company has an open line of credit with a bank for $2,000,000. The agreement has an expiration date of April 3, 1997. The line of credit has a balance of $1,000,000 (unaudited) as of September 30, 1996 and was unused at December 31, 1995. Borrowings under this line of credit are secured by all the common stock of Signal, GCNB, and CCC.

NOTE 11.  INCOME TAXES AND CHANGE IN ACCOUNTING PRINCIPLE
    The cumulative tax effects of the primary temporary differences are shown in the following table:

                                                                                              DECEMBER 31
                                                                                      ----------------------------
                                                                                          1995           1994
                                                                                      -------------  -------------
Deferred tax assets:
  Loan loss allowances..............................................................  $     666,351  $     684,118
  Deferred compensation accruals....................................................        403,326        322,159
  Unrealized loss on securities available for sale..................................       --            1,113,271
  Amortization of intangible assets.................................................         47,061       --
  Other.............................................................................       --               23,732
                                                                                      -------------  -------------
Total deferred tax assets...........................................................      1,116,738      2,143,280
                                                                                      -------------  -------------

Deferred tax liabilities:
  Property and equipment............................................................       (233,031)      (218,664)
  Acquisition adjustment............................................................       (808,250)      (869,582)
  Amortization of intangible assets.................................................       --              (96,659)
  Unrealized gain on securities available for sale..................................       (413,613)      --
  Other.............................................................................       (400,758)      (145,455)
                                                                                      -------------  -------------
Total deferred tax liabilities......................................................     (1,855,652)    (1,330,360)
                                                                                      -------------  -------------
Net deferred tax assets (liabilities)...............................................  $    (738,914) $     812,920
                                                                                      -------------  -------------
                                                                                      -------------  -------------

    The Company evaluated the available evidence supporting the realization of its deferred tax assets and determined it is more likely than not that the assets will be realized.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11. INCOME TAXES AND CHANGE IN ACCOUNTING PRINCIPLE (CONTINUED) The provision for income taxes charged to operations consists of the following:

                                                                                    YEAR ENDED DECEMBER 31
                                                                            --------------------------------------
                                                                                1995          1994         1993
                                                                            ------------  ------------  ----------
Current tax expense.......................................................  $  2,030,602  $  1,627,906  $  822,796
Deferred tax expense (benefit)............................................        24,950      (232,134)    (97,572)
                                                                            ------------  ------------  ----------
                                                                            $  2,055,552  $  1,395,772  $  725,224
                                                                            ------------  ------------  ----------
                                                                            ------------  ------------  ----------

    The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income as follows:

                                                                                   YEAR ENDED DECEMBER 31
                                                                           ---------------------------------------
                                                                               1995          1994         1993
                                                                           ------------  ------------  -----------
Computed "expected" tax expense..........................................  $  1,989,604  $  1,340,055  $   742,923
Increase (decrease) in income taxes resulting from:
  State income taxes, net of federal tax benefit.........................       355,473       245,489      125,192
  Tax-exempt interest income (net of disallowed expenses)................      (354,330)     (324,612)    (160,485)
  Intangible asset amortization..........................................        76,821        76,821      --
  Other..................................................................       (12,016)       58,019       17,594
                                                                           ------------  ------------  -----------
                                                                           $  2,055,552  $  1,395,772  $   725,224
                                                                           ------------  ------------  -----------
                                                                           ------------  ------------  -----------

    As discussed in Note 1, effective January 1, 1993, the Company adopted the provisions of FASB Statement No. 109. This resulted in the recognition of $106,168 of deferred tax assets at January 1, 1993, which was included in the consolidated statement of income as a cumulative effect of a change in accounting principle.

NOTE 12.  COMMITMENTS, CONTINGENCIES, AND CREDIT RISK

    FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK:

    The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheets.

    The Company's exposure to credit loss in the event of nonperformance by the other parties to the financial instruments for these commitments is represented by the contractual amounts of the instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments. These commitments were as follows:

                                                                                             DECEMBER 31
                                                                                     ----------------------------
                                                                                         1995           1994
                                                                      SEPTEMBER 30,  -------------  -------------
                                                                          1996
                                                                      -------------
                                                                       (UNAUDITED)
Commitments to extend credit........................................  $  35,038,000  $  21,224,000  $  20,860,000
Standby letters of credit...........................................      2,860,000      2,976,000      2,468,000
                                                                      -------------  -------------  -------------
                                                                      $  37,898,000  $  24,200,000  $  23,328,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    COMMITMENTS TO EXTEND CREDIT: Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12. COMMITMENTS, CONTINGENCIES, AND CREDIT RISK (CONTINUED) expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. If deemed necessary upon extension of credit, the amount of collateral obtained is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, equipment, and real estate.

    STANDBY LETTERS OF CREDIT: Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

    INTEREST RATE SWAPS: Interest rate swaps involve the contractual exchange of fixed and floating rate interest payment obligations based on a notional principal amount. The Company enters into interest rate swap contracts to manage interest rate risk caused by fluctuations in interest rates. At September 30, 1996 (unaudited) and December 31, 1995, interest rate swaps totaling $4,480,000 hedged the note payable to a bank and a commercial loan. At December 31, 1994, the interest rate swap totaling $7,000,000 hedged the note payable to a bank. Activity with respect to interest rate swap contracts was as follows:

                                                                                               DECEMBER 31
                                                                                        --------------------------
                                                                                            1995          1994
                                                                         SEPTEMBER 30,  ------------  ------------
                                                                             1996
                                                                         -------------
                                                                          (UNAUDITED)
Notional amount outstanding at beginning of period:....................   $ 4,480,000   $  7,000,000  $    --
  Additions............................................................       --           1,480,000     7,000,000
  Terminations.........................................................       --          (4,000,000)      --
                                                                         -------------  ------------  ------------
Notional amount outstanding at end of period...........................   $ 4,480,000   $  4,480,000  $  7,000,000
                                                                         -------------  ------------  ------------
                                                                         -------------  ------------  ------------

Unrealized gain (loss).................................................   $    56,239   $    (30,172) $    605,000
                                                                         -------------  ------------  ------------
                                                                         -------------  ------------  ------------

    The Company is a receiver of floating-rate interest and a payer of fixed-rate interest. The weighted average interest rate paid was 5.45 and 5.32 percent and the weighted average interest rate received was 6.13 and 4.39 percent, during 1995 and 1994, respectively. The swaps terminate in January, 1999.

    Interest rate swap contracts will result in gains and losses subsequent to the date of the contract, due to interest rate movements. The Company amortizes the gain or loss on terminated contracts over the original life of the hedge if the hedged item remains outstanding. There were no unamortized gains or losses at September 30, 1996 (unaudited) and December 31, 1995.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12.  COMMITMENTS, CONTINGENCIES, AND CREDIT RISK (CONTINUED)
    LEASE COMMITMENTS:

    At December 31, 1995, the Company was obligated under noncancelable leases for office space, with terms including renewal options from three to five years. The following is a schedule of future minimum rental payments under the noncancelable operating leases:

YEARS ENDING DECEMBER 31:
  1996............................................................  $ 239,161
  1997............................................................    206,129
  1998............................................................    207,565
  1999............................................................    167,527
  2000............................................................     85,000
                                                                    ---------
                                                                    $ 905,382
                                                                    ---------
                                                                    ---------

    Total rent expense under these leases for the years ended December 31, 1995, 1994, and 1993, was $241,527, $184,384, and $59,424, respectively.

    FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK:

    The Banks originate loans to customers who are primarily located in the Minneapolis-St. Paul seven-county metropolitan area and Goodhue County. Although the Banks' loan portfolios are diversified, a substantial portion of their borrowers' ability to repay their loans is dependent on the economic strength of these areas.

NOTE 13.  BENEFIT PLANS

    EMPLOYEE STOCK OWNERSHIP PLAN:

    Contributions to the plan were $309,362, $199,208, and $269,296 in 1995, 1994, and 1993, respectively.

    401(K) PROFIT SHARING PLAN:

    Contributions to the plan were $127,143, $311,726, and $-0- in 1995, 1994, and 1993, respectively.

NOTE 14.  STOCK OPTION PLAN
    In April 1994, the Company's Board of Directors approved the 1994 Stock Option Plan, which authorizes the issuance of up to 100,000 shares of the Company's common stock to key employees and directors of the Company. The plan extends through April 30, 2004. The plan provides for the granting of nonqualified stock options and incentive stock options to purchase common stock of the Company at 100 percent of the repurchase price on the dates of grant.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14.  STOCK OPTION PLAN (CONTINUED)

    Under the plan, options become exercisable over a five-year period beginning one year after date of grant and expire ten years from date of grant. There are no charges or credits to income in connection with the grant or exercise of options. The number and exercise price of options under this plan were as follows:

                                                    OUTSTANDING  EXERCISABLE   EXERCISE PRICE
                                                      OPTIONS      OPTIONS       PER SHARE
                                                    -----------  -----------  ----------------
December 31, 1993.................................           0            0   $              0
                                                                 -----------
                                                                 -----------
  Options granted May 1, 1994.....................      27,500                           73.46
                                                    -----------               ----------------
December 31, 1994.................................      27,500            0              73.46
                                                                 -----------
                                                                 -----------
  Options granted February 1, 1995................      21,333                           79.80
  Options Canceled................................      (1,440)                  73.46 - 79.80
                                                    -----------               ----------------
December 31, 1995.................................      47,393        5,500      73.46 - 79.80
                                                                 -----------
                                                                 -----------
  Options granted (unaudited).....................      22,134                           94.20
  Options exercised (unaudited)...................        (160)                          73.46
                                                    -----------               ----------------
September 30, 1996 (unaudited)....................      69,367       14,787   $  73.46 - 94.20
                                                    -----------  -----------  ----------------
                                                    -----------  -----------  ----------------

NOTE 15.  COMMON STOCK REPURCHASE AGREEMENT
    Article 7 of the Company's bylaws grants the Company the option to purchase the shares of common stock held by a stockholder or his estate in the event of the stockholder's death, insolvency, or desire to sell or transfer shares. If the Company does not exercise its option to purchase the available shares within 60 days, the other stockholders may acquire the shares in proportion to their ownership of the Company. The Company's Employee Stock Ownership Plan may acquire all remaining shares of stock not purchased by other stockholders.

    The repurchase price of common stock shall be equal to one hundred fifty percent (150%) of the adjusted consolidated tangible book value of the Company. This is defined to include all equity accounts of the Company but shall not include any cumulative unrealized gain or loss on investment securities available for sale, less the adjusted intangible assets recorded, divided by the number of shares outstanding. The per share repurchase price as of September 30, 1996 and December 31, 1995, was $105.62 (unaudited) and $93.06, respectively.

NOTE 16.  LOANS AND OTHER TRANSACTIONS WITH RELATED PARTIES
    Stockholders of the Company, and officers and directors, including their families and companies of which they are principal owners, are considered to be related parties. These related parties were loan customers of, and had other transactions with, the Company in the ordinary course of business. In management's opinion, these loans and transactions were on the same terms as those for comparable loans and transactions with nonrelated parties. Total loans to related parties were approximately $11,902,788 and $9,693,885 at December 31, 1995 and 1994, respectively. Activity with respect to related-party loans was as follows:

Balance, December 31, 1994..................................  $    9,693,885
  New loans advanced........................................       4,757,846
  Repayments................................................      (2,548,943)
                                                              --------------
Balance, December 31, 1995..................................  $   11,902,788
                                                              --------------
                                                              --------------

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTES 17.  REGULATORY CAPITAL REQUIREMENTS
    The Federal Reserve Board and other bank regulatory agencies have adopted risk-based capital guidelines for banks and bank holding companies. The main objectives of the risk-based capital framework are to provide a more consistent system for comparing capital positions of banking organizations and to take into account the different risks among banking organizations' assets and off-balance sheet items. Bank regulatory agencies have supplemented the risk-based capital standard with a leverage ratio for Tier 1 capital to total reported assets. The minimum leverage ratio standard is 3 percent. Depending upon the judgment of the various regulatory agencies, a greater leverage ratio may be required based upon the relative risk of the organization.

    Below is a comparison of the Company's 1995 actual with the minimum requirements for well capitalized and adequately capitalized banks, as defined by the federal regulatory agencies' Prompt Corrective Action Rules:

                                                                                        MINIMUM REQUIREMENTS
                                                                                   ------------------------------
                                                                         1995          WELL         ADEQUATELY
                                                                        ACTUAL      CAPITALIZED     CAPITALIZED
                                                                      -----------  -------------  ---------------
Tier 1 risk-based capital...........................................      12.63%          6.0%            4.0%
Total risk-based capital............................................      13.75          10.0             8.0
Leverage ratio......................................................       8.15           5.0             4.0

    Banking regulations restrict the amount of dividends that may be paid by the Banks without prior approval of bank supervisory authorities.

NOTE 18.  ADDITIONAL CASH FLOW INFORMATION

                                  NINE MONTHS ENDED SEPTEMBER 30
                                                                              YEAR ENDED DECEMBER 31
                                  ------------------------------  ----------------------------------------------
                                       1996            1995            1995            1994            1993
                                  --------------  --------------  --------------  --------------  --------------
                                           (UNAUDITED)
NET CASH FLOWS USED FOR
 INVESTMENT SECURITIES:
  Available-for-sale securities:
    Maturities..................  $   27,070,132  $   18,199,599  $   47,854,796  $   13,974,815  $     --
    Sales.......................        --             7,666,148       7,666,148       7,985,749        --
    Purchases...................     (29,649,449)    (39,494,763)    (70,933,314)    (24,072,986)       --
  Held-to-maturity securities:
    Maturities..................        --             1,232,302       1,232,302       3,484,667        --
    Purchases...................        --              (216,471)       (216,471)     (5,232,208)       --
  Investment securities:
    Maturities..................        --              --              --              --            24,501,156
    Sales.......................        --              --              --              --             1,972,318
    Purchases...................        --              --              --              --           (25,158,167)
                                  --------------  --------------  --------------  --------------  --------------
Net cash flows (used for) from
 investment securities..........  $   (2,579,317) $  (12,613,185) $  (14,396,539) $   (3,859,963) $    1,315,307
                                  --------------  --------------  --------------  --------------  --------------
                                  --------------  --------------  --------------  --------------  --------------

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 18.  ADDITIONAL CASH FLOW INFORMATION (CONTINUED)

                                       NINE MONTHS ENDED SEPTEMBER
                                                   30                          YEAR ENDED DECEMBER 31
                                       ---------------------------  --------------------------------------------
                                           1996           1995          1995            1994            1993
                                       -------------  ------------  -------------  ---------------  ------------
                                               (UNAUDITED)
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash payments for interest.........  $  10,461,677  $  8,840,436  $  12,260,709  $     8,753,626  $  3,765,777
  Cash payments for income taxes.....      2,149,000     1,150,000      1,884,820        2,216,337       398,472
                                       -------------  ------------  -------------  ---------------  ------------
                                       -------------  ------------  -------------  ---------------  ------------
SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:
  Securities held for investment
   reclassified to:
    Held-to-maturity securities......  $    --        $    --       $    --        $    11,447,407  $    --
    Available-for-sale securities....       --             --            --             71,162,630       --
  Held-to-maturity securities
   transferred to available-for-sale
   (Note 5)..........................       --             --          11,972,456        --              --
  Net change in unrealized gain
   (loss) on securities available-
   for-sale..........................       (671,943)    1,625,670      2,265,172       (1,652,626)      --
  Other real estate acquired in
   settlement of loans...............       --             --            --                221,258       --
                                       -------------  ------------  -------------  ---------------  ------------
                                       -------------  ------------  -------------  ---------------  ------------
ACQUISITION OF SUBSIDIARIES:
  Fair value of assets acquired,
   principally customer loans,
   investments, property and
   equipment, and cost in excess of
   net assets acquired, excluding net
   cash acquired                       $    --        $    --       $    --        $   166,762,616  $    --
  Fair value of deposits and other
   liabilities assumed...............       --             --            --           (154,876,901)      --
  Common stock issued for acquisition
   of GCFC...........................       --             --            --             (8,852,856)      --
                                       -------------  ------------  -------------  ---------------  ------------
Net cash paid........................       --             --            --              3,032,859       --
Cash acquired........................       --             --            --              6,231,125       --
                                       -------------  ------------  -------------  ---------------  ------------
Cash paid............................  $    --        $    --       $    --        $     9,263,984  $    --
                                       -------------  ------------  -------------  ---------------  ------------
                                       -------------  ------------  -------------  ---------------  ------------

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 19.  FAIR VALUES OF FINANCIAL INSTRUMENTS
    The estimated fair values of the Company's financial instruments are as follows:

                                                                          DECEMBER 31
                                                 --------------------------------------------------------------
                                                              1995                            1994
                                                 ------------------------------  ------------------------------
                                                    CARRYING          FAIR          CARRYING          FAIR
                                                     AMOUNT          VALUE           AMOUNT          VALUE
                                                 --------------  --------------  --------------  --------------
Financial assets:
  Cash and due from banks......................  $   20,513,154  $   20,513,154  $   19,351,643  $   19,351,643
  Federal funds sold...........................       8,725,000       8,725,000       7,975,000       7,975,000
  Investment securities available for sale.....     101,836,962     101,836,962      70,278,070      70,278,070
  Investment securities held to maturity.......        --              --            13,156,388      12,681,148
  Loans and leases.............................     265,904,636     265,669,636     246,981,259     240,395,330
  Less allowance for loan and lease losses.....      (2,899,165)       --            (2,856,288)       --
  Accrued interest receivable..................       3,180,346       3,180,346       2,742,358       2,742,358
  Cash surrender value of life insurance.......       9,116,888       9,116,888       8,485,485       8,485,485
Financial liabilities:
  Deposits.....................................     340,723,249     341,692,249     312,946,989     312,523,082
  Securities sold under repurchase
   agreements..................................      23,173,292      23,173,292      27,746,565      27,746,565
  Accrued interest payable.....................       2,163,556       2,163,556       1,576,213       1,576,213
  Notes payable and other borrowings...........      15,762,119      15,801,470      12,412,281      12,182,983
Off-balance sheet financial instruments:
  Interest rate swaps in a net gain (loss)
   position....................................        --               (30,172)       --               605,000

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 20.  PARENT COMPANY FINANCIAL INFORMATION
    Condensed financial information for United Community Bancshares, Inc. (parent company only) follows:

                            CONDENSED BALANCE SHEETS

                                                                                   DECEMBER 31
                                                        SEPTEMBER 30,    -------------------------------
                                                             1996             1995             1994
                                                        --------------   --------------   --------------
                                                         (UNAUDITED)
Assets:
  Cash and due from banks.............................  $      118,201   $      112,503   $       36,869
  Advances to nonbank subsidiaries....................       1,590,000          600,000         --
  Property and equipment, net.........................         199,135          215,098        1,257,782
  Accrued interest receivable.........................           9,510            3,548         --
  Cash surrender value of life insurance..............         720,886          696,709        1,433,883
  Intangible assets, net..............................         482,500          760,000        1,130,000
  Other assets........................................         605,541          231,521        1,141,876
  Investment in bank subsidiaries.....................      38,047,910       35,672,594       30,696,843
  Investment in nonbank subsidiaries..................       2,932,700        2,723,190        1,531,224
                                                        --------------   --------------   --------------
Total assets..........................................  $   44,706,383   $   41,015,163   $   37,228,477
                                                        --------------   --------------   --------------
                                                        --------------   --------------   --------------
Liabilities and stockholders' equity:
  Accrued expenses and other liabilities..............  $      676,753   $      646,569   $      653,526
  Notes payable.......................................       4,150,000        3,400,000        9,050,000
                                                        --------------   --------------   --------------
Total liabilities.....................................       4,826,753        4,046,569        9,703,526
Stockholders' equity..................................      39,879,630       36,968,594       27,524,951
                                                        --------------   --------------   --------------
Total liabilities and stockholders' equity............  $   44,706,383   $   41,015,163   $   37,228,477
                                                        --------------   --------------   --------------
                                                        --------------   --------------   --------------

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 20.  PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)

                         CONDENSED STATEMENTS OF INCOME

                                                     NINE MONTHS ENDED SEPTEMBER
                                                                 30                            YEAR ENDED DECEMBER 31
                                                    -----------------------------   ---------------------------------------------
                                                        1996            1995            1995            1994            1993
                                                    -------------   -------------   -------------   -------------   -------------
                                                             (UNAUDITED)
Dividend income from bank subsidiaries............  $   1,300,000   $   1,100,000   $   2,100,000   $   1,550,000   $     800,000
Management fee income from bank subsidiaries......        403,200         311,400         450,800         855,573        --
Management fee income from nonbank subsidiaries...         48,600          17,550          23,400          16,232        --
Interest income from nonbank subsidiaries.........         59,241           2,898          11,012        --              --
Other income......................................         27,651          22,658          35,614          67,030        --
                                                    -------------   -------------   -------------   -------------   -------------
Total income......................................      1,838,692       1,454,506       2,620,826       2,488,835         800,000
                                                    -------------   -------------   -------------   -------------   -------------
Interest expense..................................        199,708         376,155         424,533         583,964          45,357
Salaries and employee benefits....................      1,335,992       1,089,493       1,467,509       1,136,502          25,655
Occupancy.........................................         52,651          38,156          55,214         205,342        --
Depreciation......................................         56,917          52,611          69,863         229,680        --
Amortization of intangibles.......................        277,500         277,500         370,000         370,000        --
Other.............................................        188,711         116,320         180,979         402,908         178,400
                                                    -------------   -------------   -------------   -------------   -------------
Total expenses....................................      2,111,479       1,950,235       2,568,098       2,928,396         249,412
                                                    -------------   -------------   -------------   -------------   -------------
Income (loss) before income tax benefit and equity
 in undistributed earnings of subsidiaries........       (272,787)       (495,729)         52,728        (439,561)        550,588
Income tax benefit................................        637,987         941,114         831,565         787,410         100,776
                                                    -------------   -------------   -------------   -------------   -------------
Income before equity in undistributed earnings of
 subsidiaries.....................................        365,200         445,385         884,293         347,849         651,364
Equity in undistributed earnings of bank
 subsidiaries.....................................      3,047,259       2,503,463       2,710,578       2,050,046         914,648
Equity in undistributed earnings/(loss) of nonbank
 subsidiaries.....................................         (7,533)         21,760          34,160          35,062        --
                                                    -------------   -------------   -------------   -------------   -------------
Net income........................................  $   3,404,926   $   2,970,608   $   3,629,031   $   2,432,957   $   1,566,012
                                                    -------------   -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------   -------------

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 20.  PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                      NINE MONTHS ENDED SEPTEMBER
                                                                  30                            YEAR ENDED DECEMBER 31
                                                     -----------------------------   ---------------------------------------------
                                                         1996            1995            1995            1994            1993
                                                     -------------   -------------   -------------   -------------   -------------
                                                              (UNAUDITED)
Cash flows from operating activities:
  Net income.......................................  $   3,404,926   $   2,970,608   $   3,629,031   $   2,432,957   $   1,566,012
  Adjustments to reconcile net income to net cash
   flows from operating activities:
    Equity in undistributed earnings of
     subsidiaries..................................     (3,039,726)     (2,525,223)     (2,744,738)     (2,085,108)       (914,648)
    Depreciation...................................         56,917          52,611          69,863         229,680        --
    Amortization of intangibles....................        277,500         277,500         370,000         370,000        --
    Earnings on cash surrender value of life
     insurance.....................................        (24,177)        (22,378)        (29,764)        (66,906)       --
    Other, net.....................................       (348,529)        (26,512)        899,849        (357,944)         22,101
                                                     -------------   -------------   -------------   -------------   -------------
Net cash flows from operating activities...........        326,911         726,606       2,194,241         522,679         673,465
                                                     -------------   -------------   -------------   -------------   -------------
Cash flows from investing activities:
  Advances to nonbank subsidiaries.................       (990,000)       (250,000)       (600,000)       --              --
  Purchases of property and equipment..............        (40,954)        (52,730)        (83,374)     (1,487,462)       --
  Transfer of property and equipment...............       --             1,056,195       1,056,195        --              --
  Purchase of cash surrender value of life
   insurance.......................................       --              --               (36,450)        (36,450)       --
  Transfer of cash surrender value of life
   insurance.......................................       --               803,388         803,388      (1,330,527)       --
  Investments in subsidiaries, net.................       (217,043)     (1,157,806)     (1,157,806)    (17,622,846)       --
  Acquisition of other assets......................       --              --              --            (1,500,000)       --
                                                     -------------   -------------   -------------   -------------   -------------
Net cash flows (used for)/from investing
 activities........................................     (1,247,997)        399,047         (18,047)    (21,977,285)       --
                                                     -------------   -------------   -------------   -------------   -------------
Cash flows from financing activities:
  Proceeds from notes payable......................      1,750,000        --              --             9,532,420         242,000
  Payments made on notes payable...................     (1,000,000)     (4,600,000)     (5,650,000)     (1,084,420)     (1,211,721)
  Net proceeds from issuance of common stock.......        176,784       3,629,604       3,549,440      13,035,128         341,870
  Dividends paid...................................       --              --              --              --              (141,138)
                                                     -------------   -------------   -------------   -------------   -------------
Net cash flows (used for)/from financing
 activities........................................        926,784        (970,396)     (2,100,560)     21,483,128        (768,989)
                                                     -------------   -------------   -------------   -------------   -------------
Net increase/(decrease) in cash....................          5,698         155,257          75,634          28,522         (95,524)
Cash
  Beginning........................................        112,503          36,869          36,869           8,347         103,871
                                                     -------------   -------------   -------------   -------------   -------------
  Ending...........................................  $     118,201   $     192,126   $     112,503   $      36,869   $       8,347
                                                     -------------   -------------   -------------   -------------   -------------
                                                     -------------   -------------   -------------   -------------   -------------

    Federal law prevents United from borrowing from its subsidiary banks unless the loans are secured by specific assets. Such secured loans by any subsidiary bank are generally limited to 10 percent of the subsidiary banks' capital and surplus, and aggregate loans to United and its nonbank subsidiaries are limited to 20 percent of the subsidiary banks' capital and surplus.

    The payment of dividends to United by the subsidiary banks is subject to various federal and state regulatory limitations. A national bank must obtain the approval of the Comptroller of the Currency if the total of all dividends declared in any calendar year exceeds that bank's net profits for that year combined with its retained net profits for the preceding two calendar years. A Minnesota state-chartered bank must obtain the approval of the Minnesota Department of Commerce if the total of all dividends declared in any calendar year exceeds 50 percent of the bank's net profits for the preceding year.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 21.  ACQUISITION (UNAUDITED)
    On October 7, 1996, United entered into an agreement with Park Financial Corporation (PFC), a bank holding company headquartered in St. Louis Park, Minnesota, to merge PFC and PFC Acquisition Corp., a wholly-owned subsidiary of United. The merger is subject to the receipt of regulatory approvals and the absence of any material adverse change in the condition of PFC or Park National Bank. United anticipates that the necessary regulatory approvals will be received and the merger will occur in January 1997.

    The aggregate estimated purchase price of $46 million will be obtained from the net proceeds of an $11 million preferred stock offering, the proceeds of a $5 million common stock offering, additional debt financing of $24 million, and cash on hand of $7 million.

    The merger will be accounted for under the purchase method of accounting and, accordingly, the assets and liabilities of Park National Bank will be recorded at their fair values, with any remaining purchase price being allocated to goodwill.

    The purchase price of PFC is the November 30, 1996, book value of PFC, plus a premium, plus a fixed daily accrual representing earnings from November 30, 1996, through the closing date.

    The following is an unaudited summary of PFC's balance sheet as of September 30, 1996 and December 31, 1995, and unaudited results of operations for the year ended December 31, 1995:

                            CONDENSED BALANCE SHEET

                                                                                   SEPTEMBER 30,    DECEMBER 31,
                                                                                        1996            1995
                                                                                   --------------  --------------
                                                                                    (UNAUDITED)     (UNAUDITED)
Assets:
  Cash and due from banks........................................................  $   14,028,271  $   13,169,628
  Interest-bearing deposits with banks...........................................       1,256,000         876,000
  Federal funds sold.............................................................        --             4,900,000
  Investment securities..........................................................      71,779,691      63,764,635
  Loans, net.....................................................................     116,569,192     113,498,772
  Property and equipment, net....................................................       2,062,337       2,130,254
  Other assets...................................................................       2,831,685       2,230,636
                                                                                   --------------  --------------
Total assets.....................................................................  $  208,527,176  $  200,569,925
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Liabilities and stockholders' equity:
  Deposits.......................................................................  $  164,965,563  $  165,753,622
  Securities sold under repurchase agreements....................................      17,510,802      10,665,906
  Accrued expenses and other liabilities.........................................       1,458,702       1,262,022
                                                                                   --------------  --------------
Total liabilities................................................................     183,935,067     177,681,550
Stockholders' equity.............................................................      24,592,109      22,888,375
                                                                                   --------------  --------------
Total liabilities and stockholders' equity.......................................  $  208,527,176  $  200,569,925
                                                                                   --------------  --------------
                                                                                   --------------  --------------

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 21.  ACQUISITION (UNAUDITED) (CONTINUED)
                         CONDENSED STATEMENT OF INCOME

                                                                                                     DECEMBER 31,
                                                                                                         1995
                                                                                                     -------------
                                                                                                      (UNAUDITED)
Interest income....................................................................................  $  14,968,748
Interest expense...................................................................................      5,671,616
                                                                                                     -------------
Net interest income................................................................................      9,297,132
Provision for loan losses..........................................................................        720,000
                                                                                                     -------------
Net interest income after provision for loan losses................................................      8,577,132
Noninterest income.................................................................................      1,658,712
Noninterest expense................................................................................      6,337,773
                                                                                                     -------------
Income before income taxes.........................................................................      3,898,071
Income tax expense.................................................................................      1,497,263
                                                                                                     -------------
Net income.........................................................................................  $   2,400,808
                                                                                                     -------------
                                                                                                     -------------

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Park Financial Corporation and Subsidiary
Minneapolis, Minnesota

    We have audited the accompanying consolidated balance sheets of Park Financial Corporation (a Minnesota corporation) and Subsidiary at December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Park Financial Corporation and Subsidiary at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

    As described in Note 1 to the consolidated financial statements and as required by generally accepted accounting principles, the Company changed its method of accounting for investments in debt securities in 1994 and income taxes in 1993.

                                          LARSON, ALLEN, WEISHAIR, & CO., LLP
Minneapolis, Minnesota
January 31, 1996

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                                                               DECEMBER 31,
                                                     SEPTEMBER 30,    -------------------------------
                                                          1996             1995             1994
                                                     --------------   --------------   --------------
                                                      (UNAUDITED)
                                               ASSETS
Cash and Due from Banks............................  $   14,028,271   $   13,169,628   $   10,383,932
Interest Bearing Deposits with Banks...............       1,256,000          876,000         --
Federal Funds Sold.................................        --              4,900,000        7,600,000
Commercial Paper...................................       3,511,281        1,570,357        2,281,129
Securities:
  Available-for-Sale...............................      68,268,410       61,044,394       52,837,500
  Held-to-Maturity.................................        --              1,149,884          513,559
Loans (Less Allowance for Loan Losses of $2,174,975
 in 1996, $2,481,705 in 1995 and $2,019,723 in
 1994).............................................     116,569,192      113,498,772      102,882,230
Land, Buildings, Leasehold Improvements and
 Equipment (Less Accumulated Depreciation and
 Amortization).....................................       2,062,337        2,130,254        2,225,913
Other Assets.......................................       2,831,685        2,230,636        2,780,933
                                                     --------------   --------------   --------------
      Total Assets.................................  $  208,527,176   $  200,569,925   $  181,505,196
                                                     --------------   --------------   --------------
                                                     --------------   --------------   --------------
                                LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS
  Demand...........................................  $   45,038,960   $   46,810,324   $   46,295,507
  Money Market Demand and NOW Accounts.............      14,591,118       15,456,490       14,991,459
  Regular Savings..................................      12,675,617       10,197,306       12,695,656
  Money Market Savings.............................      40,693,028       38,356,160       32,696,892
  Savings Certificates and Other Time..............      51,966,840       54,933,342       50,024,887
                                                     --------------   --------------   --------------
                                                     $  164,965,563   $  165,753,622   $  156,704,401
Securities Sold Under Repurchase Agreements........      17,510,802       10,665,906        4,354,251
Accrued Interest Payable and Other Liabilities.....       1,458,702        1,262,022        1,209,228
                                                     --------------   --------------   --------------
      Total Liabilities............................  $  183,935,067   $  177,681,550   $  162,267,880
                                                     --------------   --------------   --------------
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS' EQUITY
  Common Stock, Par Value $1 Per Share; 5,000,000
   Shares Authorized; 472,710 Shares Issued and
   Outstanding in 1996 and 650,000 Shares Issued in
   1995 and 1994...................................  $      472,710   $      650,000   $      650,000
  Additional Contributed Capital...................        --              1,198,497        1,198,497
  Retained Earnings................................      24,152,130       22,033,841       19,633,033
  Net Unrealized Gain (Loss) on Available-for-Sale
   Securities......................................         (32,731)         502,191         (702,815)
                                                     --------------   --------------   --------------
      Total........................................  $   24,592,109   $   24,384,529   $   20,778,715
  Less: Common Stock in Treasury (at Cost); 177,290
   Shares in 1995 and 178,490 Shares in 1994.......        --              1,496,154        1,541,399
                                                     --------------   --------------   --------------
      Total Stockholders' Equity...................  $   24,592,109   $   22,888,375   $   19,237,316
                                                     --------------   --------------   --------------
      Total Liabilities and Stockholders' Equity...  $  208,527,176   $  200,569,925   $  181,505,196
                                                     --------------   --------------   --------------
                                                     --------------   --------------   --------------

          See accompanying Notes to Consolidated Financial Statements.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME

                                                   NINE MONTHS ENDED                   YEARS ENDED
                                                     SEPTEMBER 30,                     DECEMBER 31,
                                               -------------------------   ------------------------------------
                                                  1996          1995          1995         1994         1993
                                               -----------   -----------   -----------  -----------  ----------
                                               (UNAUDITED)   (UNAUDITED)
INTEREST INCOME
  Interest and Fees on Loans.................  $8,382,177    $8,320,374    $11,268,722  $ 8,833,418  $7,110,961
  Interest on Investment Securities:
    U.S. Treasury Securities.................   1,042,121     1,000,296      1,273,402    1,153,539     456,010
    Obligations of Other U.S. Government
     Agencies and Corporations...............     963,115       660,341        918,354      574,718   1,061,439
    Obligations of States and Political
     Subdivisions............................     517,369       208,625        313,653      379,287     641,937
    Other Securities.........................     777,898       586,589        831,094      449,920     320,451
  Interest on Federal Funds Sold and Interest
   Bearing Deposits..........................     174,252       234,470        363,523      272,043     153,652
                                               -----------   -----------   -----------  -----------  ----------
      Total Interest Income..................  11,856,932    11,010,695     14,968,748   11,662,925   9,744,450
                                               -----------   -----------   -----------  -----------  ----------
INTEREST EXPENSE
  Interest on Deposits.......................   4,007,924     3,798,083      5,171,989    3,361,568   2,820,531
  Interest on Federal Funds Purchased and
   Securities Sold Under Repurchase
   Agreements................................     511,106       327,618        499,627      176,035     106,727
                                               -----------   -----------   -----------  -----------  ----------
      Total Interest Expense.................   4,519,030     4,125,701      5,671,616    3,537,603   2,927,258
                                               -----------   -----------   -----------  -----------  ----------
NET INTEREST INCOME..........................   7,337,902     6,884,994      9,297,132    8,125,322   6,817,192
PROVISION FOR LOAN LOSSES....................     329,274       540,000        720,000      740,227     552,000
                                               -----------   -----------   -----------  -----------  ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
 LOSSES......................................   7,008,628     6,344,994      8,577,132    7,385,095   6,265,192
                                               -----------   -----------   -----------  -----------  ----------
OTHER INCOME
  Service Fees...............................   1,179,247     1,150,735      1,529,870    1,404,965   1,358,658
  Investment Securities Gains................       1,000        39,125         39,125       68,902     430,726
  Other......................................      58,076        70,116         89,717       81,965     312,407
                                               -----------   -----------   -----------  -----------  ----------
      Total Other Income.....................   1,238,323     1,259,976      1,658,712    1,555,832   2,101,791
                                               -----------   -----------   -----------  -----------  ----------
OTHER EXPENSE
  Salaries...................................   1,984,767     2,116,241      3,174,566    3,015,073   2,829,026
  Profit Sharing and Other Employee
   Benefits..................................     453,302       227,207        315,196      297,794     252,311
  Net Occupancy Expenses.....................     460,763       443,950        595,766      596,926     689,163
  Equipment Expenses.........................     444,948       387,744        522,021      491,051     526,182
  Other Operating Expenses...................   1,262,452     1,547,561      1,730,224    1,674,680   1,937,104
                                               -----------   -----------   -----------  -----------  ----------
      Total Other Expense....................   4,606,232     4,722,703      6,337,773    6,075,524   6,233,786
                                               -----------   -----------   -----------  -----------  ----------
INCOME BEFORE INCOME TAXES AND CUMULATIVE
 EFFECT OF CHANGES IN ACCOUNTING PRINCIPLE...   3,640,719     2,882,267      3,898,071    2,865,403   2,133,197
PROVISION FOR INCOME TAX EXPENSE.............   1,402,063     1,096,242      1,497,263    1,030,415     659,104
                                               -----------   -----------   -----------  -----------  ----------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
ACCOUNTING PRINCIPLE.........................   2,238,656     1,786,025      2,400,808    1,834,988   1,474,093
Cumulative Effect of Change in Accounting
 Principle...................................      --            --            --           --          850,221
                                               -----------   -----------   -----------  -----------  ----------
NET INCOME...................................  $2,238,656    $1,786,025    $ 2,400,808  $ 1,834,988  $2,324,314
                                               -----------   -----------   -----------  -----------  ----------
                                               -----------   -----------   -----------  -----------  ----------
PER SHARE OF COMMON STOCK
  Income Before Cumulative Effect of Change
   in Accounting Principle...................  $     4.74    $     3.78    $      5.09  $      3.89  $     3.15
  Cumulative Effect of Change in Accounting
   Principle.................................      --            --            --           --             1.81
                                               -----------   -----------   -----------  -----------  ----------
                                               $     4.74    $     3.78    $      5.09  $      3.89  $     4.96
                                               -----------   -----------   -----------  -----------  ----------
                                               -----------   -----------   -----------  -----------  ----------

          See accompanying Notes to Consolidated Financial Statements.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                          NET
                                                                                       UNREALIZED
                                                                                     GAIN (LOSS) ON
                                                         ADDITIONAL                    AVAILABLE-
                                              COMMON    CONTRIBUTED     RETAINED        FOR-SALE       TREASURY
                                              STOCK       CAPITAL       EARNINGS       SECURITIES        STOCK          TOTAL
                                            ----------  ------------  -------------  --------------  -------------  -------------
BALANCE, DECEMBER 31, 1992................  $  650,000  $  1,198,497  $  15,473,731   $    --        $  (1,682,298) $  15,639,930
  2,600 Shares of Common Stock Purchased
   for Treasury...........................      --           --            --              --              (86,870)       (86,870)
  8,225 Shares of Common Stock Sold from
   Treasury...............................      --           --            --              --              274,962        274,962
  Net Income for the Year.................      --           --           2,324,314        --             --            2,324,314
                                            ----------  ------------  -------------  --------------  -------------  -------------
BALANCE, DECEMBER 31, 1993................     650,000     1,198,497     17,798,045        --           (1,494,206)    18,152,336
  5,000 Shares of Common Stock Purchased
   for Treasury...........................      --           --            --              --             (196,890)      (196,890)
  3,900 Shares of Common Stock Sold from
   Treasury...............................      --           --            --              --              149,697        149,697
  Net Change in Unrealized Gain (Loss) on
   Securities Available-for-Sale, Net of
   Taxes..................................      --           --            --             (702,815)       --             (702,815)
  Net Income for the Year.................      --           --           1,834,988        --             --            1,834,988
                                            ----------  ------------  -------------  --------------  -------------  -------------
BALANCE, DECEMBER 31, 1994................     650,000     1,198,497     19,633,033       (702,815)     (1,541,399)    19,237,316
  1,200 Shares of Common Stock Sold from
   Treasury...............................      --           --            --              --               45,245         45,245
  Net Change in Unrealized Gain (Loss) on
   Securities Available-for-Sale, Net of
   Taxes..................................      --           --            --            1,205,006        --            1,205,006
  Net Income for the Year.................      --           --           2,400,808        --             --            2,400,808
                                            ----------  ------------  -------------  --------------  -------------  -------------
BALANCE, DECEMBER 31, 1995 (UNAUDITED)....     650,000     1,198,497     22,033,841        502,191      (1,496,154)    22,888,375
  Net Change in Unrealized Gain (Loss) on
   Securities Available-for-Sale, Net of
   Taxes..................................      --           --            --             (534,922)       --             (534,922)
  Retirement of Treasury Stock............    (177,290)   (1,198,497)      (120,367)       --            1,496,154       --
  Net Income for the Nine Months..........      --           --           2,238,656        --             --            2,238,656
                                            ----------  ------------  -------------  --------------  -------------  -------------
BALANCE, SEPTEMBER 30, 1996...............  $  472,710  $    --       $  24,152,130   $    (32,731)  $    --        $  24,592,109
                                            ----------  ------------  -------------  --------------  -------------  -------------
                                            ----------  ------------  -------------  --------------  -------------  -------------

          See accompanying Notes to Consolidated Financial Statements.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      NINE MONTHS ENDED                            YEARS ENDED
                                                        SEPTEMBER 30,                              DECEMBER 31,
                                               -------------------------------   ------------------------------------------------
                                                    1996             1995             1995             1994             1993
                                               --------------   --------------   --------------   --------------   --------------
                                                (UNAUDITED)      (UNAUDITED)
RECONCILIATION OF NET INCOME TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES
  Net Income.................................  $    2,238,656   $    1,786,025   $    2,400,808   $    1,834,988   $    2,324,314
  Adjustments to Reconcile Net Income to Net
   Cash Provided by Operating Activities:
    Cumulative Effect of Accounting Change...        --               --               --               --               (850,221)
    Depreciation and Amortization............         314,854          237,318          318,006          323,460          362,047
    Deferred Income Taxes....................          69,188         (121,025)          48,642           72,309          108,217
    Investment Premium Amortization (Net)....          99,723          163,715          210,731          201,264          412,489
    Provision for Loan Losses................         329,274          540,000          720,000          740,227          552,000
    (Gain) Loss on Sale of Other Real Estate
     and Equipment, Net......................        --               --               --               --                 42,431
    Securities Gains.........................          (1,000)         (39,125)         (39,125)         (68,902)        (430,726)
    (Increase) Decrease in Interest and Fees
     Receivable..............................        (257,458)        (444,112)        (317,378)        (438,304)          93,829
    (Increase) Decrease in Prepaid Expenses
     and Other Assets........................         (56,166)         (28,488)          47,074          (66,338)          55,693
    Increase (Decrease) in Interest
     Payable.................................        (101,783)        (105,675)         (53,511)         127,225          (73,727)
    Increase (Decrease) in Other
     Liabilities.............................         298,463          269,953           74,924          229,179         (186,022)
                                               --------------   --------------   --------------   --------------   --------------
      Net Cash Provided by Operating
       Activities............................       2,933,751        2,258,586        3,410,171        2,955,108        2,410,324
                                               --------------   --------------   --------------   --------------   --------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of Available-for-Sale
   Securities................................     (26,923,773)     (15,001,702)     (22,110,843)     (34,334,524)     (23,866,396)
  Proceeds from Sales, Maturities or Called
   Available-for-Sale Securities.............      19,859,382       10,789,250       16,254,248       22,866,982       25,356,770
  Purchase of Held-to-Maturity Securities....        --               --             (1,149,884)        --               --
  Net Increase in Interest Bearing Deposits
   with Banks................................        (380,000)        (689,000)        (876,000)        --               --
  Net Increase in Loans......................      (3,399,694)     (12,131,531)     (11,336,542)      (6,973,296)     (11,297,959)
  Proceeds from the Sale of Other Real
   Estate....................................        --               --               --               --                192,190
  Net (Increase) Decrease in Commercial
   Paper.....................................      (1,940,924)        (403,646)         710,772       (2,281,129)        --
  Purchase of Properties and Equipment.......        (246,936)        (198,351)        (222,347)        (287,310)        (154,825)
                                               --------------   --------------   --------------   --------------   --------------
      Net Cash Used by Investing
       Activities............................     (13,031,945)     (17,634,980)     (18,730,596)     (21,009,277)      (9,770,220)
                                               --------------   --------------   --------------   --------------   --------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net Increase in Demand Deposits, NOW
   Accounts, Savings Accounts, and
   Certificates of Deposits..................        (788,059)        (370,817)       9,049,221       21,341,090        3,326,146
  Net Increase (Decrease) in Short-Term
   Borrowings................................       6,844,896        9,304,619        6,311,655        1,072,953       (1,433,819)
  Sales of Treasury Stock....................        --               --                 45,245          149,697          274,962
  Purchase of Treasury Stock.................        --               --               --               (196,890)         (86,870)
                                               --------------   --------------   --------------   --------------   --------------
      Net Cash Provided by Financing
       Activities............................       6,056,837        8,933,802       15,406,121       22,366,850        2,080,419
                                               --------------   --------------   --------------   --------------   --------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS.................................      (4,041,357)      (6,442,592)          85,696        4,312,681       (5,279,477)
Cash and Cash Equivalents -- Beginning of
 Period......................................      18,069,628       17,983,932       17,983,932       13,671,251       18,950,728
                                               --------------   --------------   --------------   --------------   --------------
CASH AND CASH EQUIVALENTS -- END OF PERIOD...  $   14,028,271   $   11,541,340   $   18,069,628   $   17,983,932   $   13,671,251
                                               --------------   --------------   --------------   --------------   --------------
                                               --------------   --------------   --------------   --------------   --------------

                                        SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash Paid During the Period for:
  Interest...................................  $    4,620,813   $    4,227,376   $    5,725,127   $    3,410,378   $    3,000,985
                                               --------------   --------------   --------------   --------------   --------------
                                               --------------   --------------   --------------   --------------   --------------
  Income Taxes...............................  $    1,066,316   $      953,425   $    1,422,747   $      917,608   $      750,949
                                               --------------   --------------   --------------   --------------   --------------
                                               --------------   --------------   --------------   --------------   --------------

          See accompanying Notes to Consolidated Financial Statements.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

1 NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF ACTIVITIES

    Park Financial Corporation is a one-bank holding company providing bank and bank-related services through its subsidiary, Park National Bank. The majority of the subsidiary bank's business activity is with customers located within the immediate area of the subsidiary bank.

    A summary of the Company's significant accounting and reporting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Park National Bank. All significant intercompany accounts and transactions have been eliminated in preparing the consolidated financial statements.

    STATEMENTS OF CASH FLOWS

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold and purchased for one day periods. Cash flows for loans originated by the Company, deposits and securities sold under agreement to repurchase are reported net. In 1993, other real estate of $1,586,378 was transferred to loans.

    CONCENTRATION OF CREDIT RISK

    Substantially all of the Company's loans, commitments to extend credit and standby letters of credit have been granted to customers in the Bank's market area. Investments in securities issued by State and political subdivisions (see
Note 2) involve diverse governmental entities. The concentration of credit by type of loan is set forth in Note 3. Standby letters of credit were granted primarily to commercial customers.

    INVESTMENT SECURITIES

    Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. This statement requires that management determine the appropriate classification of securities at the date of adoption and thereafter as each individual security is acquired. In addition, the appropriateness of such classification is reassessed at each balance sheet date. The classifications and related accounting policies under SFAS No. 115 are as follows:

        HELD-TO-MATURITY SECURITIES

        Held to maturity securities consist of bonds, notes and debentures for which the Company has the positive intent and ability to hold to maturity. Held-to-maturity securities are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

        AVAILABLE-FOR-SALE SECURITIES

        Available-for-sale Securities consist of bonds, notes, and debentures not classified as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

1 NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
        TRADING ACCOUNT SECURITIES

        Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading account securities and are reported at fair value. Gains or losses on sales of trading account securities, adjustments to fair values, and other noninterest income are included in trading account profits and commissions. The Company had no investments it classified as trading at December 31, 1995 and 1994.

    DERIVATIVE FINANCIAL INSTRUMENTS

    The Company and its bank subsidiary have not invested in instruments which are typically described as derivative financial instruments, and have no current plans to do so, for trading, investing, hedging or other purposes.

    LOANS AND ALLOWANCES FOR LOSSES

    Loans are stated at the amount of unpaid principal. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

    Loans are reduced by an allowance for losses, which is established through provisions for loan losses charged to expense. Loans are charged against the allowance for losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of collectibility and prior loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall quality, review of specific problem loans and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is discontinued when management believes, after consideration of economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful. Interest on these loans is recognized only when actually paid by the borrower if collection of the principal is likely to occur.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

    BUILDINGS, LEASEHOLD IMPROVEMENTS AND EQUIPMENT

    Buildings and equipment are stated at cost, less accumulated depreciation. Depreciation is provided on the straight-line method for financial reporting purposes at rates sufficient to absorb the cost over the estimated useful life of each asset which range from 3 to 32 years. For income tax reporting purposes, depreciation is provided using accelerated methods. Leasehold improvements are amortized over the term of the lease or the estimated useful lives of the improvements, whichever is shorter.

    INCOME TAXES

    In 1993, the Company began providing for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 (SFAS 109). In accordance with SFAS 109, the asset and liability approach is used to determine deferred income taxes. The asset and liability approach requires recognition of deferred tax liabilities and assets for the expected future consequences of temporary differences between the financial reporting basis and tax basis of assets and liabilities. A valuation allowance is provided when it is

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

1 NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) more likely than not that a deferred tax asset will not be realized. The effect of the adjustment as of January 1, 1993 to adopt SFAS 109 has been reflected in the income statement as a cumulative effect of an accounting change and increased 1993 net earnings by $850,221.

    The Company and its subsidiary bank file consolidated federal and unitary state income tax returns.

    EMPLOYEE BENEFIT PLAN

    The Company has established a 401(k) defined contribution profit sharing plan covering substantially all officers and employees. The Company matches employee contributions in accordance with the plan agreement. Additional annual contributions by the Company are voluntary and made at the discretion of the Board of Directors. Contributions of $64,275, $69,931 and $65,481 were made to the plan at December 31, 1995, 1994 and 1993, respectively.

    TREASURY STOCK

    The Company records the purchase of its common stock at cost. Gains or losses on the sale of treasury stock are based on the net proceeds and the cost basis of the common stock using the last-in, first-out method. As of September 30, 1996, the Company retired all of its outstanding treasury stock.

    NET INCOME PER SHARE OF COMMON STOCK

    Net income per share of common stock is calculated on the basis of the weighted average number of shares outstanding during the year which totaled 471,540, 471,931 and 468,692 shares in 1995, 1994 and 1993, respectively.

    RECLASSIFICATIONS

    Certain reclassifications have been made to the 1994 and 1993 financial statements in order to conform to the 1995 presentation. These reclassifications had no effect on net income or stockholders' equity as originally presented.

    INTERIM FINANCIAL DATA

    The interim financial statements are unaudited; however, in management's opinion, the interim financial statements include all adjustments necessary for a fair presentation of the financial results for the interim periods.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

2 SECURITIES
    The amortized cost and estimated market values of investments in debt and equity securities at December 31, 1995 and 1994 are as follows:

                                                                            1995
                                                   ------------------------------------------------------
                                                                     GROSS        GROSS
                                                     AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                       COST          GAINS       LOSSES         VALUE
                                                   -------------  -----------  -----------  -------------
Available-For-Sale:
  U.S. Government Obligations....................  $  18,045,014   $ 104,094    $ (14,323)  $  18,134,785
  Obligations of Federal Agencies................     16,928,813     284,297      (39,150)     17,173,960
  Obligations of States and Political
   Subdivisions..................................     10,267,585     155,872      (19,516)     10,403,941
  Corporate Securities...........................     12,914,844     376,325       (9,974)     13,281,195
  Mortgage-Backed Securities.....................      2,001,654           0         (641)      2,001,013
  Other Securities...............................         49,500           0            0          49,500
                                                   -------------  -----------  -----------  -------------
                                                   $  60,207,410   $ 920,588    $ (83,604)  $  61,044,394
                                                   -------------  -----------  -----------  -------------
                                                   -------------  -----------  -----------  -------------
Held-to-Maturity:
  Obligations of Federal Agencies................  $   1,149,884   $       0    $       0   $   1,149,884
                                                   -------------  -----------  -----------  -------------
                                                   -------------  -----------  -----------  -------------

                                                                          1994
                                                --------------------------------------------------------
                                                                  GROSS         GROSS
                                                  AMORTIZED    UNREALIZED    UNREALIZED        FAIR
                                                    COST          GAINS        LOSSES          VALUE
                                                -------------  -----------  -------------  -------------
Available-For-Sale:
  U.S. Government Obligations.................  $  29,195,538   $       0   $    (653,597) $  28,541,941
  Obligations of Federal Agencies.............     12,970,556           0        (289,994)    12,680,562
  Obligations of States and Political
   Subdivisions...............................      6,033,104      55,289        (111,134)     5,977,259
  Corporate Securities........................      3,750,581           0        (116,974)     3,633,607
  Mortgage-Backed Securities..................      2,009,581           0         (54,950)     1,954,631
  Other Securities............................         49,500           0               0         49,500
                                                -------------  -----------  -------------  -------------
                                                $  54,008,860   $  55,289   $  (1,226,649) $  52,837,500
                                                -------------  -----------  -------------  -------------
                                                -------------  -----------  -------------  -------------
Held-to-Maturity:
  Obligations of States and Political
   Subdivisions...............................  $     513,559   $       0   $     (48,872) $     464,687
                                                -------------  -----------  -------------  -------------
                                                -------------  -----------  -------------  -------------

    During 1995, the Bank transferred a held-to-maturity security of $512,307 to available-for-sale.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

2 SECURITIES (CONTINUED)
    The amortized cost and estimated market value of securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities are included below at their stated maturity date.

                                                              AVAILABLE-FOR-SALE            HELD-TO-MATURITY
                                                         ----------------------------  --------------------------
                                                           AMORTIZED        FAIR        AMORTIZED        FAIR
                                                             COST           VALUE          COST         VALUE
                                                         -------------  -------------  ------------  ------------
Due in One Year or Less................................  $  20,105,750  $  20,108,571  $  1,149,884  $  1,149,884
Due after One Year through Five Years..................     30,374,477     31,097,515             0             0
Due after Five Years through Ten Years.................      5,515,537      5,617,695             0             0
Due After Ten Years....................................      4,211,646      4,220,613             0             0
                                                         -------------  -------------  ------------  ------------
    Total..............................................  $  60,207,410  $  61,044,394  $  1,149,884  $  1,149,884
                                                         -------------  -------------  ------------  ------------
                                                         -------------  -------------  ------------  ------------

    Gross gains from sales of securities available-for-sale were $39,125, $68,902 and $430,726 for 1995, 1994 and 1993, respectively.

    Investment securities with a carrying amount of $32,595,000 and $31,864,222 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and securities sold under repurchase agreements and for other purposes required or permitted by law.

3 LOANS
    Major classifications of loans at December 31, 1995 and 1994 are as follows:

                                                                              1995            1994
                                                                         --------------  --------------
Commercial.............................................................  $   70,905,502  $   61,320,880
Consumer...............................................................      11,113,783      13,107,442
Real Estate............................................................      33,151,994      29,580,177
Ready Reserve..........................................................         549,627         568,641
Other..................................................................         259,571         324,813
                                                                         --------------  --------------
    Total..............................................................  $  115,980,477  $  104,901,953
Less: Allowance for Loan Losses........................................       2,481,705       2,019,723
                                                                         --------------  --------------
    Loans (Net)........................................................  $  113,498,772  $  102,882,230
                                                                         --------------  --------------
                                                                         --------------  --------------

    The impairment of loans having carrying values of $1,889,581 in 1995 have been recognized in conformity with FASB Statement No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN. The total allowance for credit losses related to these loans was $849,341 in 1995. For impairment recognized in conformity with FASB Statement No. 114, the entire change in present value of expected cash flows is reported as bad debt expense in the same manner which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

3 LOANS (CONTINUED)
    Changes in the allowance for loan losses as of December 31, 1995, 1994 and 1993 were as follows:

                                                                    1995          1994          1993
                                                                ------------  ------------  ------------
Balance, Beginning of Year....................................  $  2,019,723  $  1,545,320  $  1,455,760
  Provision Charged to Operations.............................       720,000       740,227       552,000
  Loans Charged Off...........................................      (380,882)     (429,094)     (632,066)
  Recoveries..................................................       122,864       163,270       169,626
                                                                ------------  ------------  ------------
Balance, End of Year..........................................  $  2,481,705  $  2,019,723  $  1,545,320
                                                                ------------  ------------  ------------
                                                                ------------  ------------  ------------

    In the ordinary course of business, the Company and its subsidiary bank have granted loans to certain directors, officers, employees and stockholders and the companies with which they are associated. The approximate aggregate amount of all such loans at December 31, 1995 and 1994 was $1,805,534 and $2,078,120,
respectively.

4 LAND, BUILDINGS, LEASEHOLD IMPROVEMENTS AND EQUIPMENT
    Major classifications of these assets at December 31, 1995 and 1994 are summarized as follows:

                                                                        1995          1994
                                                                    ------------  ------------
Buildings and Improvements........................................  $    981,364  $    981,364
Leasehold Improvements............................................       733,251       733,251
Equipment.........................................................     2,717,230     2,556,028
Other.............................................................        21,111        21,111
                                                                    ------------  ------------
                                                                    $  4,452,956  $  4,291,754
Less: Accumulated Depreciation and Amortization...................     2,808,792     2,551,931
                                                                    ------------  ------------
                                                                    $  1,644,164  $  1,739,823
Land..............................................................       486,090       486,090
                                                                    ------------  ------------
    Total.........................................................  $  2,130,254  $  2,225,913
                                                                    ------------  ------------
                                                                    ------------  ------------

5 OTHER ASSETS
    Other assets consist of the following at December 31, 1995 and 1994:

                                                                        1995          1994
                                                                    ------------  ------------
Accrued Interest and Fees Receivable..............................  $  1,785,362  $  1,467,984
Deferred Taxes....................................................       297,943     1,118,544
Prepaid Expenses and Other........................................       147,331       194,405
                                                                    ------------  ------------
    Total.........................................................  $  2,230,636  $  2,780,933
                                                                    ------------  ------------
                                                                    ------------  ------------

6 NOTE PAYABLE
    At December 31, 1995 and 1994, the Company had $3,000,000 and $6,000,000,
respectively, available for use under a one year revolving promissory note with an unrelated bank. Interest which is payable monthly was at the federal funds rate plus 2.25% in 1995 and at the lenders prime rate in 1994 (effective rate of 7.63% on December 31, 1995 and 8.5% on December 31, 1994). The promissory notes are collateralized by all of the outstanding shares of common stock of Park National Bank. No borrowings were outstanding under the line at December 31, 1995 and 1994.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

7 INCOME TAXES
    The provision for income tax expense in the statements of income for the years ended December 31, 1995, 1994 and 1993 is as follows:

                                                                      1995          1994         1993
                                                                  ------------  ------------  ----------
Current.........................................................  $  1,448,621  $    958,106  $  550,887
Deferred........................................................        48,642        72,309     108,217
                                                                  ------------  ------------  ----------
    Total.......................................................  $  1,497,263  $  1,030,415  $  659,104
                                                                  ------------  ------------  ----------
                                                                  ------------  ------------  ----------

    Deferred tax expense results from temporary differences in the recognition of revenue and expense for financial reporting and income tax purposes. The principal sources of these differences are the provision for loan losses for tax purposes which differs from the provision for financial reporting purposes, from using accelerated methods of depreciation for tax purposes only, and the benefits of alternative minimum tax credit carryforwards.

    The Company has alternative minimum tax credit carryforwards of $-0- and $352,014 at December 31, 1995 and 1994, respectively.

    Income tax expense differs from income tax expense computed by applying the statutory federal income tax rate. The reasons for these differences are as follows:

                                             1995                        1994                       1993
                                  --------------------------  --------------------------  -------------------------
                                                  PERCENT                     PERCENT                    PERCENT
                                                 OF PRETAX                   OF PRETAX                  OF PRETAX
                                    AMOUNT        INCOME        AMOUNT        INCOME        AMOUNT       INCOME
                                  -----------  -------------  -----------  -------------  ----------  -------------
Income Tax Expense at Statutory
 Rate...........................  $ 1,325,344        34.0%    $   974,237        34.0%    $  725,287        34.0%
State Taxes, Net of Federal Tax
 Benefit........................      253,107         6.5         186,089         6.5        135,615         6.4
Exempt Interest from Investments
 and Loans......................     (105,080)       (2.7)       (123,355)       (4.3)      (209,000)       (9.8)
Other...........................       23,892         0.6          (6,556)       (0.2)         7,202         0.3
                                  -----------         ---     -----------         ---     ----------         ---
  Income Tax Expense............  $ 1,497,263        38.4%    $ 1,030,415        36.0%    $  659,104        30.9%
                                  -----------         ---     -----------         ---     ----------         ---
                                  -----------         ---     -----------         ---     ----------         ---

8 COMMITMENTS AND CONTINGENT LIABILITIES
    The Company conducts the majority of its operations in leased facilities. In addition to basic rent, the Company is obligated to pay a percentage of insurance, real estate taxes, and other building operating and maintenance costs. The lease, which expires on October 31, 2004 includes a mark to market clause which allows the landlord to adjust the rent to market once during the period beginning on November 1, 1999 until the end of the lease. The lease includes options to renew for three additional successive ten year periods under similar terms. The Bank has also entered into sublease agreements with various tenants. These subleases call for base rental payments and operating expenses payable to Park National Bank and expire in 1998.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

8 COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)
    The approximate minimum annual rental commitments as of December 31, 1995 are as follows:

                                                                     GROSS       SUBLEASE       NET
YEAR ENDING DECEMBER 31,                                             AMOUNT       AMOUNT       AMOUNT
----------------------------------------------------------------  ------------  ----------  ------------
1996............................................................  $    307,000  $  (44,000) $    263,000
1997............................................................       312,000     (44,000)      268,000
1998............................................................       315,000     (11,000)      304,000
1999............................................................       263,000           0       263,000
                                                                  ------------  ----------  ------------
    Total.......................................................  $  1,197,000  $  (99,000) $  1,098,000
                                                                  ------------  ----------  ------------
                                                                  ------------  ----------  ------------

    The total rental expense under all lease agreements was $570,568, $578,057 and $652,839 in 1995, 1994 and 1993, respectively.

    In the normal course of business there are outstanding various commitments and contingent liabilities, such as commitments to extend credit, items held for collections, and unsold travelers checks, which are not reflected in the accompanying financial statements. The subsidiary bank does not anticipate losses as a result of these transactions.

9 FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK
    The Company's subsidiary bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement the subsidiary bank has in particular classes of financial instruments.

    The subsidiary bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of these instruments. The subsidiary bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

    The contract or notional amount of financial instruments whose contract amounts represent credit risk were approximately $32,434,688 and $25,513,751 for commitments to extend credit and $1,211,354 and $3,321,931 for standby letters of credit at December 31, 1995 and 1994, respectively.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The subsidiary bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the subsidiary bank upon extension of credit is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

    Standby letters of credit are conditional commitments issued by the subsidiary bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The subsidiary bank holds appropriate collateral supporting those commitments for which collateral is deemed necessary.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

10 JUMBO CERTIFICATES OF DEPOSIT
    Certificate of deposits equal to or in excess of $100,000 totaled approximately $14,560,270 and $17,633,692 at December 31, 1995 and 1994,
respectively. Interest expense related to these deposits totaled approximately $317,000 and $762,000 at December 31, 1995 and 1994, respectively.

11 DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

   CASH AND DUE FROM BANKS, INTEREST-BEARING DEPOSITS IN BANKS,
    FEDERAL FUNDS SOLD, AND COMMERCIAL PAPER

    For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

    ACCRUED INTEREST RECEIVABLE AND ACCRUED INTEREST PAYABLE

    For these short-term receivables and payables, the carrying value is a reasonable estimate of fair value.

    INVESTMENT SECURITIES

    For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

    LOANS

    The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

    DEPOSIT LIABILITIES

    The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

    SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

    For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

    OTHER BORROWINGS

    Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

11 DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
   COMMITMENTS TO EXTEND CREDIT, LINE-OF-CREDIT ARRANGEMENTS,
    CREDIT CARD ARRANGEMENTS, AND LETTERS OF CREDIT

    For these commitments, the carrying amount is a reasonable estimate of fair value, since the stated fees and interest rates charged on these arrangements does not significantly vary from the terms currently being offered.

                                                              1995                            1994
                                                 ------------------------------  ------------------------------
                                                 CARRYING VALUE    FAIR VALUE    CARRYING VALUE    FAIR VALUE
                                                 --------------  --------------  --------------  --------------
Financial Assets:
  Investment Securities........................  $   62,194,278  $   62,194,278  $   53,351,059  $   53,302,187
                                                 --------------  --------------  --------------  --------------
                                                 --------------  --------------  --------------  --------------
  Loans........................................  $  115,980,477                  $  104,901,953
  Less: Allowance for Loan Losses..............       2,481,705                       2,019,723
                                                 --------------                  --------------
    Net Loans..................................  $  113,498,772  $  115,485,449  $  102,882,230  $  104,084,659
                                                 --------------  --------------  --------------  --------------
                                                 --------------  --------------  --------------  --------------
Financial Liabilities:
  Deposits.....................................  $  165,753,622  $  165,915,248  $  156,704,401  $  157,155,168
                                                 --------------  --------------  --------------  --------------
                                                 --------------  --------------  --------------  --------------

12 REGULATORY CAPITAL REQUIREMENTS
    Federal regulatory agencies have adopted various capital standards for financial institutions, including risk-based capital standards. The primary objectives of the risk-based capital framework are to provide a more consistent system for comparing capital positions of financial institutions' assets and off-balance-sheet items.

    Risk-based capital standards have been supplemented with requirements for a minimum Tier 1 capital to asset ratio (leverage ratio). In addition, regulatory agencies consider the published capital levels as minimum levels and may require a financial institution to maintain capital at higher levels.

    A comparison of the capital of the Company's bank subsidiary as of December 31, 1995, with the minimum requirements is presented below:

                                                                              WELL         ADEQUATELY
                                                               ACTUAL      CAPITALIZED     CAPITALIZED
                                                             -----------  -------------  ---------------
Total Risk-Based Capital...................................       12.2%           10%              8%
Tier 1 Risk-Based Capital..................................       10.6%            6%              4%
Leverage Ratio.............................................        8.1%            5%              4%

    Banking regulations restrict the amount of dividends that may be paid without prior approval of Bank supervisory authorities.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

13 PARENT COMPANY FINANCIAL INFORMATION

    Condensed financial information for Park Financial Corporation (parent Company only) follows:

                           BALANCE SHEETS (in 000's)

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1995       1994
                                                                                              ---------  ---------
                                                      ASSETS
Interest-Bearing Deposits with Subsidiary Bank..............................................  $      15  $   1,642
Investments Held to Maturity................................................................      1,150          0
Commercial Paper............................................................................      1,570      2,281
Loans (Less Allowance for Loan Losses $101 in 1995 and 1994)................................      3,501      1,086
Investment in Bank Subsidiary...............................................................     16,553     14,237
Other Assets................................................................................        137         56
                                                                                              ---------  ---------
    Total Assets............................................................................  $  22,926  $  19,302
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Other Liabilities...........................................................................  $      38  $      65
Stockholders' Equity........................................................................     22,888     19,237
                                                                                              ---------  ---------
    Total Liabilities and Stockholders' Equity..............................................  $  22,926  $  19,302
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                          INCOME STATEMENT (in 000's)

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1995       1994       1993
                                                                                       ---------  ---------  ---------
Dividend Income from Bank Subsidiary.................................................  $   1,150  $   1,000  $   1,000
Interest.............................................................................        394        223        271
Other................................................................................         47        166        248
                                                                                       ---------  ---------  ---------
    Total Income.....................................................................  $   1,591  $   1,389  $   1,519
Expenses.............................................................................        208        272        385
                                                                                       ---------  ---------  ---------
Income before Income Taxes, Equity in Undistributed Earnings of Subsidiary and
 Cumulative Effect of Change in Accounting Principle.................................  $   1,383  $   1,117  $   1,134
Provision for Income Taxes...........................................................         94         47         54
                                                                                       ---------  ---------  ---------
Income before Equity in Undistributed Earnings of Bank Subsidiary and Cumulative
 Effect of Change in Accounting Principle............................................  $   1,289  $   1,070  $   1,080
Equity in Undistributed Earnings of Bank Subsidiary..................................      1,112        765      1,264
                                                                                       ---------  ---------  ---------
Income before Cumulative Effect of Change in Accounting Principle....................  $   2,401  $   1,835  $   2,344
Cumulative Effect of Change in Accounting Principle..................................          0          0        (20)
                                                                                       ---------  ---------  ---------
NET INCOME...........................................................................  $   2,401  $   1,835  $   2,324
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

13 PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)
                      STATEMENTS OF CASH FLOWS (in 000's)

                                                                                              DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1995       1994       1993
                                                                                     ---------  ---------  ---------
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
  Net Income.......................................................................  $   2,401  $   1,835  $   2,324
  Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
    Equity in Undistributed Earnings of Subsidiary.................................     (1,112)      (765)    (1,264)
    (Increase) Decrease in Prepaid Expenses and Other Assets.......................        (81)       129        481
    Increase (Decrease) in Other Liabilities.......................................        (26)       (30)       (58)
                                                                                     ---------  ---------  ---------
      Net Cash Provided by Operating Activities....................................  $   1,182  $   1,169  $   1,483
                                                                                     ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of Held to Maturity Securities.........................................  $  (1,150) $       0  $       0
  Net (Increase) Decrease in Loans.................................................     (2,415)     1,132      2,193
  Net (Increase) Decrease in Commercial Paper......................................        711       (795)    (1,487)
                                                                                     ---------  ---------  ---------
      Net Cash Provided (Used) by Investing Activities.............................  $  (2,854) $     337  $     706
                                                                                     ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net Decrease in Short-Term Borrowings............................................  $       0  $       0  $  (2,225)
  Sales of Treasury Stock..........................................................         45        150        275
  Purchase of Treasury Stock.......................................................          0       (197)       (87)
                                                                                     ---------  ---------  ---------
      Net Cash Provided (Used) by Financing Activities.............................  $      45  $     (47) $  (2,037)
                                                                                     ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS.......................................................................  $  (1,627) $   1,459  $     152
Cash and Cash Equivalents -- Beginning of Year.....................................      1,642        183         31
                                                                                     ---------  ---------  ---------
CASH AND CASH EQUIVALENTS -- END OF YEAR...........................................  $      15  $   1,642  $     183
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
                                 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid During the Year for:
  Interest.........................................................................  $      25  $       0  $      54
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
  Income Taxes Paid (Refund).......................................................  $     156  $     105  $     (71)
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

    Federal law prevents the corporation from borrowing from its subsidiary bank unless the loans are secured by specified assets. Such secured loans by any subsidiary bank are generally limited to 10 percent of the subsidiary bank's capital and surplus.

    The payment of dividends to the corporation by subsidiary banks is subject to various federal and state regulatory limitations. The bank must obtain the approval of the Comptroller of the Currency if the total of all dividends declared in any calendar year exceeds the bank's net profits for that year combined with its retained net profits for the preceding two calendar years.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

14 SUBSEQUENT EVENTS

    On October 7, 1996, the Company entered into a merger agreement with United Community Bancshares, Inc. The merger has been approved by the Board of Directors and will be completed upon regulatory approval and fulfillment of certain covenants and conditions.

    An appreciation bonus of approximately $1,000,000 will be paid to certain employees of the Company's Bank subsidiary upon the successful closing of the merger. An accrual for this bonus will be recorded by the Bank in November 1996.

                   UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                          STATEMENTS OF UNITED AND PFC

    The Unaudited Pro Forma Consolidated Balance Sheet is derived from the unaudited balance sheets of United and PFC as of September 30, 1996 included elsewhere herein and assumes that the transactions were consummated on September 30, 1996. The Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 1995 is derived from the audited Consolidated Statements of Income of United and PFC included elsewhere herein and assumes that the transactions were consummated on January 1, 1995. The Unaudited Pro Forma Consolidated Statements of Income for the Nine Months Ended September 30, 1996 and 1995 are derived from the unaudited Consolidated Statements of Income of United and PFC included elsewhere herein and assumes that the transactions were consummated on January 1, 1996, and January 1, 1995, respectively.

    The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what United's results of operations or financial condition would actually have been if the transactions had occurred on the dates indicated, and do not project United's results or financial condition for or to any future period or date. The Unaudited Pro Forma Consolidated Financial Statements are presented for comparative purposes only. The pro forma adjustments, as discussed in Note 1, are based on available information and certain assumptions that management believes are reasonable.

    The acquisition will be accounted for using the purchase method of accounting. The purchase price of the acquisition will be allocated to the tangible assets and liabilities of PFC based upon management's preliminary estimates of their fair value with the remainder allocated to goodwill. The allocation of purchase price for the acquisition is subject to revision when additional information concerning asset and liability valuations are obtained. In the opinion of United's management, and assuming a stable interest rate environment, the asset and liability valuations for the acquisition will not be materially different from the Unaudited Pro Forma Consolidated Financial Statements presented.

                        UNAUDITED PRO FORMA CONSOLIDATED
                        BALANCE SHEET OF UNITED AND PFC
                               SEPTEMBER 30, 1996

                                                 COMMON AND                                                           PRO FORMA
                                                  PREFERRED                                                         CONSOLIDATED
                                                    STOCK           UNITED                                             BALANCE
                                  UNITED          OFFERING         PRO FORMA           PFC          ADJUSTMENTS         SHEET
                               -------------    -------------    -------------    -------------    -------------    -------------

                                                             ASSETS
Cash and due from banks.....   $  24,001,941    $ 15,127,960(a)  $ 39,129,901     $  15,284,271    $(45,139,540)(c) $ 38,837,322
                                                                                                     24,000,000(d)
                                                                                                      5,562,690(e)
Federal funds sold..........       7,875,000                        7,875,000          --                              7,875,000
Investment securities
 available for sale.........     103,453,335                      103,453,335        71,779,691      (3,511,281) (e)  171,721,745
Loans and leases............     280,212,723                      280,212,723       118,744,167      (1,972,776)(e)  396,849,114
                                                                                                       (135,000)(c)
    Allowance for loan and
     lease losses...........      (2,867,523)                      (2,867,523)       (2,174,975)         70,274(e)    (4,972,224)
                               -------------                     -------------    -------------    -------------    -------------
      Net loans and
       leases...............     277,345,200                      277,345,200       116,569,192      (2,037,502)     391,876,890
                               -------------                     -------------    -------------    -------------    -------------
Property and equipment,
 net........................      10,887,181                       10,887,181         2,062,337         (11,084)(e)   12,938,434
Cash surrender value of life
 insurance..................       9,421,321                        9,421,321          --                              9,421,321
Intangible assets, net......       3,684,285                        3,684,285                --      21,223,731(c)    24,908,016
Other assets................       5,181,713                        5,181,713         2,831,685        (167,136)(e)    7,846,262
                               -------------    -------------    -------------    -------------    -------------    -------------
    Total assets............   $ 441,849,976    $ 15,127,960     $456,977,936     $ 208,527,176    $    (80,122)    $665,424,990
                               -------------    -------------    -------------    -------------    -------------    -------------
                               -------------    -------------    -------------    -------------    -------------    -------------

                                              LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits..................   $ 351,825,044                     $351,825,044     $ 164,965,563                     $516,790,607
  Securities sold under
   repurchase agreements....      27,556,398                       27,556,398        17,510,802                       45,067,200
  Accrued expenses and other
   liabilities..............       5,880,339                        5,880,339         1,458,702         595,300(b)     7,851,028
                                                                                                        (29,313)(e)
                                                                                                        (54,000)(c)
  Notes payable and other
   borrowings...............      16,708,565                       16,708,565                --      24,000,000(d)    40,708,565
                               -------------    -------------    -------------    -------------    -------------    -------------
    Total liabilities.......     401,970,346         --           401,970,346       183,935,067      24,511,987      610,417,400
                               -------------    -------------    -------------    -------------    -------------    -------------
Company obligated
 mandatorily redeemable
 preferred securities of
 subsidiary trust holding
 solely junior subordinated
 debentures.................              --      10,159,000(a)    10,159,000          --                             10,159,000
                               -------------    -------------    -------------    -------------    -------------    -------------
Stockholders' equity:
  Common stock..............           5,466             472(a)         5,938           472,710        (472,710)(c)        5,938
  Additional paid-in
   capital..................      21,015,602         (30,000)(a)   25,984,090          --               --            25,984,090
                                                   4,998,488(a)
  Retained earnings.........      18,917,959                       18,917,959        24,152,130     (23,556,830)(c)   18,917,959
                                                                                                       (595,300)(b)
    Unrealized loss on
     securities available
     for sale...............         (59,397)                         (59,397)          (32,731)         32,731(c)       (59,397)
                               -------------    -------------    -------------    -------------    -------------    -------------
      Total stockholders'
       equity...............      39,879,630       4,968,960       44,848,590        24,592,109     (24,592,109)      44,848,590
                               -------------    -------------    -------------    -------------    -------------    -------------
      Total liabilities and
       stockholders'
       equity...............   $ 441,849,976    $ 15,127,960     $456,977,936     $ 208,527,176    $    (80,122)    $665,424,990
                               -------------    -------------    -------------    -------------    -------------    -------------
                               -------------    -------------    -------------    -------------    -------------    -------------

     See Note to the Unaudited Pro Forma Consolidated Financial Statements

                        UNAUDITED PRO FORMA CONSOLIDATED
                     STATEMENT OF INCOME OF UNITED AND PFC
                          YEAR ENDED DECEMBER 31, 1995

                                                                                                       PRO FORMA
                                                                                                      CONSOLIDATED
                                                                                                      STATEMENT OF
                                                     UNITED           PFC           ADJUSTMENTS          INCOME
                                                  -------------  -------------   -----------------    ------------
Interest income:
  Loans and leases..............................  $  25,089,584  $  11,268,722   $      27,000(f)     $ 36,142,994
                                                                                      (242,312)(h)
  Investment securities.........................      5,355,179      3,336,503        (140,917)(h)       8,550,765
  Federal funds sold............................        760,820        363,523                           1,124,343
                                                  -------------  -------------   -----------------    ------------
    Total interest income.......................     31,205,583     14,968,748        (356,229)         45,818,102
                                                  -------------  -------------   -----------------    ------------
Interest expense:
  Deposits......................................     10,438,601      5,171,989                          15,610,590
  Federal funds purchased and securities sold
   under repurchase agreements..................      1,453,699        499,627                           1,953,326
  Notes payable and other borrowings............        955,752             --       1,687,200(g)        2,642,952
                                                  -------------  -------------   -----------------    ------------
    Total interest expense......................     12,848,052      5,671,616       1,687,200          20,206,868
                                                  -------------  -------------   -----------------    ------------
  Net interest income...........................     18,357,531      9,297,132      (2,043,429)         25,611,234
Provision for loan and lease losses.............         60,999        720,000        --                   780,999
                                                  -------------  -------------   -----------------    ------------
    Net interest income after provision for loan                                    (2,043,429)
     and lease losses...........................     18,296,532      8,577,132                          24,830,235
Noninterest income:
  Service charges and other fees................      2,922,664      1,529,870                           4,452,534
  Net investment securities gains...............        (32,329)        39,125                               6,796
  Other.........................................      1,028,650         89,717                           1,118,367
                                                  -------------  -------------   -----------------    ------------
    Total noninterest income....................      3,918,985      1,658,712        --                 5,577,697
                                                  -------------  -------------   -----------------    ------------
Noninterest expense:
  Salaries and employee benefits................      9,291,893      3,489,762                          12,781,655
  Occupancy.....................................      1,208,300        595,766                           1,804,066
  Depreciation..................................      1,252,682        522,021         (28,813)(h)       1,745,890
  Other.........................................      4,778,059      1,730,224       1,414,915(f)        7,923,198
                                                  -------------  -------------   -----------------    ------------
    Total noninterest expense...................     16,530,934      6,337,773       1,386,102          24,254,809
                                                  -------------  -------------   -----------------    ------------
Income before income taxes and minority interest                                    (3,429,531)
 in preferred securities dividends of
 subsidiary.....................................      5,684,583      3,898,071                           6,153,123
Income tax expense..............................      2,055,552      1,497,263        (805,846)(i)       2,746,969
Minority interest in preferred securities                    --             --        (660,000)(j)        (822,900)
 dividends of subsidiary........................                                      (162,900)(k)
                                                  -------------  -------------   -----------------    ------------
Net income......................................  $   3,629,031  $   2,400,808   $  (3,446,585)       $  2,583,254
                                                  -------------  -------------   -----------------    ------------
                                                  -------------  -------------   -----------------    ------------
  Earnings per common share.....................  $        6.97  $        5.09                        $       4.55
  Weighted average common shares outstanding....        520,306        471,540                             567,466

     See Note to the Unaudited Pro Forma Consolidated Financial Statements

                        UNAUDITED PRO FORMA CONSOLIDATED
                     STATEMENT OF INCOME OF UNITED AND PFC
                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                                       PRO FORMA
                                                                                                      CONSOLIDATED
                                                                                                      STATEMENT OF
                                                      UNITED          PFC           ADJUSTMENTS          INCOME
                                                   -------------  ------------   -----------------    ------------
Interest income:
  Loans and leases...............................  $  20,061,287  $  8,382,177   $      20,250(f)     $ 28,322,282
                                                                                      (141,432)(h)
  Investment securities..........................      4,549,378     3,300,503        (120,828)(h)       7,729,053
  Federal funds sold.............................        389,775       174,252                             564,027
                                                   -------------  ------------   -----------------    ------------
    Total interest income........................     25,000,440    11,856,932        (242,010)         36,615,362
                                                   -------------  ------------   -----------------    ------------
Interest expense:
  Deposits.......................................      8,721,275     4,007,924                          12,729,199
  Federal funds purchased and securities sold
   under repurchase agreements...................        956,487       511,106                           1,467,593
  Notes payable and other borrowings.............        767,214       --            1,265,400(g)        2,032,614
                                                   -------------  ------------   -----------------    ------------
    Total interest expense.......................     10,444,976     4,519,030       1,265,400          16,229,406
                                                   -------------  ------------   -----------------    ------------
    Net interest income..........................     14,555,464     7,337,902      (1,507,410)         20,385,956
Provision for loan and lease losses..............        145,823       329,274        --                   475,097
                                                   -------------  ------------   -----------------    ------------
    Net interest income after provision for loan                                    (1,507,410)
     and lease losses............................     14,409,641     7,008,628                          19,910,859
Noninterest income:
  Service charges and other fees.................      2,442,366     1,179,247                           3,621,613
  Net investment securities gains................       --               1,000                               1,000
  Other..........................................      1,005,623        58,076                           1,063,699
                                                   -------------  ------------   -----------------    ------------
    Total noninterest income.....................      3,447,989     1,238,323        --                 4,686,312
                                                   -------------  ------------   -----------------    ------------
Noninterest expense:
  Salaries and employee benefits.................      7,323,248     2,438,069                           9,761,317
  Occupancy......................................        645,535       460,763                           1,106,298
  Depreciation...................................      1,141,406       444,948          (8,573)(h)       1,577,781
  Other..........................................      3,664,528     1,262,452       1,061,186(f)        5,988,166
                                                   -------------  ------------   -----------------    ------------
    Total noninterest expense....................     12,774,717     4,606,232       1,052,613          18,433,562
                                                   -------------  ------------   -----------------    ------------
Income before income taxes and minority interest                                    (2,560,023)
 in preferred securities dividends of
 subsidiary......................................      5,082,913     3,640,719                           6,163,609
Income tax expense...............................      1,677,987     1,402,063        (599,535)(i)       2,480,515
Minority interest in preferred securities               --             --             (495,000)(j)        (617,175)
 dividends of subsidiary.........................                                     (122,175)(k)
                                                   -------------  ------------   -----------------    ------------
    Net income...................................  $   3,404,926  $  2,238,656   $  (2,577,663)       $  3,065,919
                                                   -------------  ------------   -----------------    ------------
                                                   -------------  ------------   -----------------    ------------
  Earnings per common share......................  $        6.20  $       4.74                        $       5.14
  Weighted average common shares outstanding.....        549,079       472,710                             596,239

     See Note to the Unaudited Pro Forma Consolidated Financial Statements

                        UNAUDITED PRO FORMA CONSOLIDATED
                     STATEMENT OF INCOME OF UNITED AND PFC
                      NINE MONTHS ENDED SEPTEMBER 30, 1995

                                                                                                       PRO FORMA
                                                                                                      CONSOLIDATED
                                                                                                      STATEMENT OF
                                                      UNITED          PFC           ADJUSTMENTS          INCOME
                                                   -------------  ------------   -----------------    ------------
Interest income:
  Loans and leases...............................  $  18,522,558  $  8,320,374   $      20,250(f)     $ 26,709,707
                                                                                      (153,475)(h)
  Investment securities..........................      3,863,727     2,455,851        (111,582)(h)       6,207,996
  Federal funds sold.............................        532,775       234,470                             767,245
                                                   -------------  ------------   -----------------    ------------
    Total interest income........................     22,919,060    11,010,695        (244,807)         33,684,948
                                                   -------------  ------------   -----------------    ------------
Interest expense:
  Deposits.......................................      7,626,718     3,798,083                          11,424,801
  Federal funds purchased and securities sold
   under repurchase agreements...................      1,057,758       327,618                           1,385,376
  Notes payable and other borrowings.............        712,785            --       1,265,400(g)        1,978,185
                                                   -------------  ------------   -----------------    ------------
    Total interest expense.......................      9,397,261     4,125,701       1,265,400          14,788,362
                                                   -------------  ------------   -----------------    ------------
    Net interest income..........................     13,521,799     6,884,994      (1,510,207)         18,896,586
Provision for loan and lease losses..............         41,215       540,000        --                   581,215
                                                   -------------  ------------   -----------------    ------------
    Net interest income after provision for loan                                    (1,510,207)
     and lease losses............................     13,480,584     6,344,994                          18,315,371
Noninterest income:
  Service charges and other fees.................      2,135,645     1,150,735                           3,286,380
  Net investment securities (losses).............        (22,869)       39,125                              16,256
  Other..........................................        773,744        70,116                             843,860
                                                   -------------  ------------   -----------------    ------------
    Total noninterest income.....................      2,886,520     1,259,976        --                 4,146,496
                                                   -------------  ------------   -----------------    ------------
Noninterest expense:
  Salaries and employee benefits.................      6,865,658     2,343,448                           9,209,106
  Occupancy......................................        743,539       443,950                           1,187,489
  Depreciation...................................        911,640       387,744         (26,237)(h)       1,273,147
  Other..........................................      3,626,573     1,547,561       1,061,186(f)        6,235,320
                                                   -------------  ------------   -----------------    ------------
    Total noninterest expense....................     12,147,410     4,722,703       1,034,949          17,905,062
                                                   -------------  ------------   -----------------    ------------
Income before income taxes and minority interest                                    (2,545,156)
 in preferred securities dividends of
 subsidiary......................................      4,219,694     2,882,267                           4,556,805
Income tax expense...............................      1,249,086     1,096,242        (593,588)(i)       1,751,740
Minority interest in preferred securities               --             --             (495,000)(j)        (617,175)
 dividends of subsidiary.........................                                     (122,175)(k)
                                                   -------------  ------------   -----------------    ------------
    Net income...................................  $   2,970,608  $  1,786,025   $  (2,568,743)       $  2,187,890
                                                   -------------  ------------   -----------------    ------------
                                                   -------------  ------------   -----------------    ------------
  Earnings per common share......................  $        5.82  $       3.78                        $       3.92
  Weighted average common shares outstanding.....        510,770       471,510                             557,930

     See Note to the Unaudited Pro Forma Consolidated Financial Statements

                  NOTE TO THE UNAUDITED PRO FORMA CONSOLIDATED
                     FINANCIAL STATEMENTS OF UNITED AND PFC

NOTE 1:  PRO FORMA ADJUSTMENTS

    Management's assumptions and the related pro forma adjustments are as follows:

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(a) Reflects the sale of $11,000,000 of preferred securities and approximately $5,000,000 of common stock. A total of 47,160 shares of the common stock are assumed to be sold at a price of $106.00 per share. A total of 440,000 shares of preferred securities are assumed to be sold at a price of $25.00 per share. Total offering costs of the preferred securities are estimated to be $841,000 and total offering costs of the common stock are estimated to be $30,000.

(b) Reflects a $1,000,000 appreciation bonus granted to employees of PFC by the former owner. The after-tax effect is estimated to be $595,300, resulting in an increase in accrued liabilities and a reduction in equity.

(c) Reflects the allocation of the purchase price and the elimination of PFC's equity. The purchase price is $21,110,000 plus the equity of PFC excluding the unrealized loss on securities available for sale. The investment securities are recorded at fair value, therefore no adjustments are required. The fair value adjustment to loans was a decrease of $135,000. This adjustment to loans was based on discounted cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. Management determined that no fair value adjustment was necessary for deposits based on a discounted cash flow calculation that applies interest rates currently being offered on certificates of deposit of similar remaining maturities to the existing certificate of deposit portfolio.

    The following table summarizes the calculation of the purchase price:

Equity of PFC, excluding unrealized loss on securities
 available for sale............................................  $24,624,840
Premium........................................................  21,110,000
Bonus accrual..................................................  (1,000,000)
Tax benefit related to bonus...................................     404,700
                                                                 ----------
Purchase price.................................................  45,139,540
PFC book value.................................................  24,592,109
                                                                 ----------
Purchase price in excess of book value.........................  $20,547,431
                                                                 ----------
                                                                 ----------

The following table summarizes the purchase price in excess of book value:

Bonus, net of tax effect.......................................  $ (595,300)
Fair value adjustment to loans.................................    (135,000)
Deferred taxes on loan adjustment..............................      54,000
Goodwill.......................................................  21,223,731
                                                                 ----------
Purchase price in excess of book value.........................  $20,547,431
                                                                 ----------
                                                                 ----------

    The following table summarizes the allocation of the purchase price:

Fair value adjustment to loans, net of tax effect..............  $  (81,000)
PFC book value.................................................  24,592,109
Bonus, net of tax effect.......................................    (595,300)
Goodwill.......................................................  21,223,731
                                                                 ----------
Purchase price.................................................  $45,139,540
                                                                 ----------
                                                                 ----------

(d) Reflects the additional proceeds received from bank financing to be obtained from Firstar in conjunction with the Park Acquisition.

(e) Reflects the cash liquidation and extinguishment of PFC's parent company-only assets and liabilities (excluding its investment in Park Bank).

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

(f) Reflects the effect of push-down accounting to goodwill resulting in additional amortization of $1,414,915 and $1,061,186 for the year ended December 31, 1995 and for the nine months ended September 30, 1996 and 1995, respectively. Goodwill will be amortized over 15 years. A further effect of push-down accounting is to accrete to income the loan fair value adjustment over the estimated life of the respective portfolio. The accretion for the year ended December 31, 1995 and for each of the nine months ended September 30, 1996 and 1995 is $27,000 and $20,250, respectively.

(g) Reflects the additional interest expense incurred as a result of the additional financing of $24,000,000 required to complete the Park Acquisition. The interest rate is assumed to be 140 basis points over the 90 day LIBOR rate or 7.03%. The actual interest rate may be higher or lower than this rate. A change of 0.125% in the interest rate would change the pro forma interest expense by approximately $30,000 for the year ended December 31, 1995 and by approximately $22,500 for each of the nine months ended September 30, 1996 and 1995, respectively.

(h) Reflects the reduction of interest income and depreciation assuming PFC's loans, investment securities and property and equipment were assumed to be sold on January 1, 1995 and January 1, 1996, respectively. The amounts eliminated reflect actual interest income and depreciation expense recorded for the periods.

(i) Reflects the tax effect of the taxable pro forma adjustments. The goodwill amortization is not tax deductible. The effective tax rate is assumed to be forty percent for the year ended December 31, 1995 and for the nine months ended September 30, 1996 and 1995 resulting in decreased income tax expense of $805,846, $599,535 and $593,588 respectively.

(j) Reflects the dividends paid on the preferred securities at an assumed rate of 10.0% per annum paid quarterly on $11,000,000 of preferred securities, net of income taxes. The effective tax rate is assumed to be forty percent.

(k) Reflects the amortization of the $841,000 of offering costs associated with the preferred securities over a five year term. Amortization expense for the year ended December 31, 1995 and for each of the nine months ended September 30, 1996 and 1995 is $162,900 and $122,175, respectively.

                        UNAUDITED PRO FORMA CONSOLIDATED
                   FINANCIAL STATEMENTS OF UNITED AND GOODHUE

    On January 1, 1994 Signal merged with Goodhue and changed its name to United. Goodhue shareholders converted their Goodhue common or preferred shares for common stock of United pursuant to an established conversion ratio for cash or for a combination of both cash and common stock. In addition to the merger of United and Goodhue, a noncompete agreement aggregating $1,500,000 was entered into with the majority stockholders of Goodhue. A total of $8,852,856 worth of Goodhue stock was converted for United stock and $9,263,984 worth of Goodhue stock was exchanged for cash. United raised $4,182,272 in equity from a common stock offering, the proceeds of which were used to reduce a portion of the debt incurred with the merger.

    The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1993 is derived from the audited balance sheets of United and Goodhue which are not included herein and assumes that the transactions were consummated on December 31, 1993. The Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 1993 is derived from the audited Consolidated Statement of Income of United which is included herein and from the audited Consolidated Statement of Income of Goodhue which is not included herein and assumes that the transactions were consummated on January 1, 1993.

    The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what United's results of operations or financial condition would actually have been if the transactions had occurred on the dates indicated. The unaudited Pro Forma Consolidated Financial Statements are presented for comparative purposes only. The pro forma adjustments, as discussed in Note 1, are based on available information and certain assumptions that management believes are reasonable.

    The unaudited pro forma information with respect to the purchase of Goodhue was based on the historical financial statements of Goodhue. The acquisition has been accounted for using the purchase method of accounting. The purchase price for the acquisition has been allocated to the tangible assets and liabilities of Goodhue based upon management's estimates of their fair value with the remainder allocated to goodwill.

      UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF UNITED AND GOODHUE
                               DECEMBER 31, 1993

                                                                                                        PRO FORMA
                                                                                                       CONSOLIDATED
                                                    UNITED           GOODHUE         ADJUSTMENTS      BALANCE SHEET
                                                --------------    --------------    --------------    --------------

                                                       ASSETS
Cash and due from banks......................   $    8,090,851    $    6,231,125    $  (9,263,984)(b) $   14,320,667
                                                                                       (1,500,000)(d)
                                                                                       10,762,675(e)
Federal funds sold...........................          500,000         4,950,000                           5,450,000
Investment securities........................       39,596,384        42,817,189          196,464(a)      82,610,037
Loans and leases.............................      114,083,609       104,395,435        1,562,501(a)     220,041,545
  Allowance for loan and lease losses........       (1,500,870)       (1,223,931)                         (2,724,801)
                                                --------------    --------------    --------------    --------------
    Net loans and leases.....................      112,582,739       103,171,504        1,562,501        217,316,744
                                                --------------    --------------    --------------    --------------
Property and equipment, net..................        4,302,610         5,039,918          898,725(a)      10,241,253
Other assets.................................        8,122,217         4,834,005        3,292,310(a)      17,748,532
                                                                                        1,500,000(d)
                                                --------------    --------------    --------------    --------------
    Total assets.............................   $  173,194,801    $  167,043,741    $   7,448,691     $  347,687,233
                                                --------------    --------------    --------------    --------------
                                                --------------    --------------    --------------    --------------

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits...................................   $  147,516,564    $  143,481,773    $     591,190(a)  $  291,589,527
  Securities sold under repurchase                   6,766,347         8,554,941                          15,321,288
   agreements................................
  Accrued expenses and other liabilities.....        1,600,398         1,059,436          823,116(a)       3,482,950
  Notes payable and other borrowings.........        3,602,000           357,000            9,445(a)      10,548,848
                                                                                       10,762,675(e)
                                                                                       (4,182,272)(f)
                                                --------------    --------------    --------------    --------------
    Total liabilities........................      159,485,309       153,453,150        8,004,154        320,942,613
                                                --------------    --------------    --------------    --------------
Stockholders' equity:
  Preferred stock............................         --               2,833,607       (2,833,607)(b)       --
  Common stock...............................          302,746           110,497         (110,497)(b)          5,023
                                                                                            1,381(b)
                                                                                         (299,719)(c)
                                                                                              615(f)
Additional paid-in capital...................        3,955,701           171,450         (171,450)(b)     17,288,552
                                                                                        8,851,475(b)
                                                                                          299,719(c)
                                                                                        4,181,657(f)
Retained earnings............................        9,451,045        10,475,037        4,526,249(a)       9,451,045
                                                                                      (15,001,286)(b)
                                                --------------    --------------    --------------    --------------
    Total stockholders' equity...............       13,709,492        13,590,591         (555,463)        26,744,620
                                                --------------    --------------    --------------    --------------
    Total liabilities and stockholders'         $  173,194,801    $  167,043,741    $   7,448,691     $  347,687,233
     equity..................................
                                                --------------    --------------    --------------    --------------
                                                --------------    --------------    --------------    --------------

     See Note to the Unaudited Pro Forma Consolidated Financial Statements

   UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME OF UNITED AND GOODHUE
                          YEAR ENDED DECEMBER 31, 1993

                                                                                                        PRO FORMA
                                                                                                       CONSOLIDATED
                                                                                                       STATEMENT OF
                                                            UNITED       GOODHUE       ADJUSTMENTS        INCOME
                                                         ------------  ------------   --------------   ------------
Interest income:
  Loans and leases.....................................  $  9,069,781  $  9,725,971                     $18,795,752
  Investment securities -- taxable.....................     2,098,870     2,383,653                      4,482,523
  Investment securities -- tax exempt..................       139,757       143,973                        283,730
  Federal funds sold...................................       115,164       253,129                        368,293
                                                         ------------  ------------   --------------   ------------
    Total interest income..............................    11,423,572    12,506,726        --           23,930,298
                                                         ------------  ------------   --------------   ------------
Interest expense:
  Deposits.............................................     3,367,221     4,585,589                      7,952,810
  Federal funds purchased and securities sold under
   repurchase agreements...............................       106,567       272,392                        378,959
  Notes payable and other borrowings...................       197,037        31,552         475,032(h)     703,621
                                                         ------------  ------------   --------------   ------------
    Total interest expense.............................     3,670,825     4,889,533         475,032      9,035,390
                                                         ------------  ------------   --------------   ------------
  Net interest income..................................     7,752,747     7,617,193      (475,032)      14,894,908
Provision for loan and lease losses....................       300,000       304,628       --               604,628
                                                         ------------  ------------   --------------   ------------
  Net interest income after provision for loan and                                       (475,032   )
   lease losses........................................     7,452,747     7,312,565                     14,290,280
Noninterest income:
  Service charges and other fees.......................     1,770,532     1,326,777                      3,097,309
  Net investment securities gains......................        75,194       210,256                        285,450
  Other................................................       302,721       261,762                        564,483
                                                         ------------  ------------   --------------   ------------
    Total noninterest income...........................     2,148,447     1,798,795       --             3,947,242
                                                         ------------  ------------   --------------   ------------
Noninterest expense:
  Salaries and employee benefits.......................     3,687,963     3,954,059                      7,642,022
  Occupancy and depreciation...........................       926,265       931,063                      1,857,328
  Other................................................     2,801,898     2,214,788       219,487(g)     5,495,369
                                                                                         (110,804)(g)
                                                                                          370,000(i)
                                                         ------------  ------------   --------------   ------------
    Total noninterest expense..........................     7,416,126     7,099,910       478,683       14,994,719
                                                         ------------  ------------   --------------   ------------
  Income before income taxes and cumulative effect of                                    (953,715   )
   change in accounting principle......................     2,185,068     2,011,450                      3,242,803
  Income tax expense...................................       725,224       707,000      (293,691   )(j)   1,138,533
                                                         ------------  ------------   --------------   ------------
    Income before cumulative effect of change in                                         (660,024   )
     accounting principle..............................     1,459,844     1,304,450                      2,104,270
    Cumulative effect of change in accounting                                             --
     principle.........................................       106,168        75,000                        181,168
                                                         ------------  ------------   --------------   ------------
      Net income.......................................  $  1,566,012  $  1,379,450   $  (660,024   )  $ 2,285,438
                                                         ------------  ------------   --------------   ------------
                                                         ------------  ------------   --------------   ------------
Earnings per share before cumulative effect of change
 in accounting principle...............................  $       4.78  $      11.80                    $      4.17
Cumulative effect of change in accounting principle....           .35           .68                            .36
                                                         ------------  ------------                    ------------
Earnings per share after cumulative effect of change in
 accounting principle..................................  $       5.13  $      12.48                    $      4.53
                                                         ------------  ------------                    ------------
                                                         ------------  ------------                    ------------
Average shares outstanding.............................       305,513       110,497                        505,084

                  NOTE TO THE UNAUDITED PRO FORMA CONSOLIDATED
                   FINANCIAL STATEMENTS OF UNITED AND GOODHUE

NOTE 1:  PRO FORMA ADJUSTMENTS
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(a) Reflects the allocation of the purchase price based on estimated fair values of the tangible assets and liabilities of Goodhue with the remaining purchase price being allocated to goodwill.

(b) Reflects the exchange or redemption of Goodhue preferred and common stock for United stock or cash.

(c) Reflects the change in par value of United stock from $1 per share to $.01 per share.

(d) Reflects the noncompete agreement.

(e) Reflects the additional proceeds received from bank financing obtained to complete the merger.

(f) Reflects the application of the common stock offering proceeds to the debt.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(g) Reflects the effect of push-down accounting to goodwill resulting in additional amortization of $219,487 for the year ended December 31, 1993. The effect of push-down accounting to the tangible assets and liabilities resulted in accretion of $110,804 for the year ended December 31, 1993.

(h) Reflects the additional interest expense incurred as a result of the additional financing obtained to complete the merger (net of the repayment from proceeds of the common stock offering). The interest rate used was 7.12%, the rate actually in effect.

(i) Reflects the amortization of the noncompete agreements.

(j) Reflects the tax effect of the taxable pro forma adjustments. The goodwill amortization is not tax deductible. The effective tax rate is assumed to be forty percent for the year ended December 31, 1993 resulting in decreased income tax expense of $293,691.

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UNITED, UNITED CAPITAL OR BY THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UNITED SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                           -------------------------

                               TABLE OF CONTENTS


ITEM                                                                        PAGE
--------------------------------------------------------------------------  ----
Summary...................................................................    4
Risk Factors..............................................................   12
Acquisition of Park.......................................................   19
Use of Proceeds...........................................................   22
Accounting Treatment......................................................   22
Capitalization............................................................   23
Selected Financial Data...................................................   24
Management's Discussion and Analysis of Financial Condition and Results of
   Operations.............................................................   28
Business..................................................................   47
Management................................................................   54
Principal Shareholders....................................................   60
Supervision and Regulation................................................   62
Description of Preferred Securities.......................................   68
Description of Junior Subordinated Debentures.............................   79
Book-Entry Issuance.......................................................   89
Description of Guaranty...................................................   90
Relationship Among Preferred Securities, Junior Subordinated Debentures
   and Guaranty...........................................................   93
Description of the Company's Capital Stock................................   95
Certain Federal Income Tax Consequences...................................   98
Underwriting..............................................................  101
Legal Matters.............................................................  101
Experts...................................................................  101
Additional Information....................................................  102
Index to Financial Information............................................  F-1


    UNTIL           , 1997 (  DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE PREFERRED SECURITIES COVERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                          440,000 PREFERRED SECURITIES
                             UNITED CAPITAL TRUST I
                     % CUMULATIVE TRUST PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                                     [LOGO]

                               -----------------
                              P R O S P E C T U S
                               -----------------

                               PIPER JAFFRAY INC.

                                          , 1997

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following expenses will be paid by United in connection with the distribution of the securities registered hereby and do not include the underwriting commission to be paid to the Underwriter. All of such expenses, except for the SEC registration fee and NASD fee are estimated.

SEC Registration Fee..............................................  $   3,334
NASD Fee..........................................................      1,600
Registrant's Legal Fees...........................................    190,000
Underwriter's Advisory Fee........................................    110,000
Accountants' Fees and Expenses....................................     75,000
Printing Expenses.................................................    100,000
Blue Sky Fees and Expenses........................................     30,000
Miscellaneous.....................................................      1,066
                                                                    ---------
Total.............................................................  $ 511,000
                                                                    ---------
                                                                    ---------

------------------------
*   To be filed by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 302A.521, subd. 2, of the Minnesota Statutes requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Registrant, or, in the case of performance by a director, officer or employee of the Registrant involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant. In addition, Section 302A.521, subd. 3, requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

    Provisions regarding indemnification of officers and directors of the Registrant are contained in Bylaw Section 5.1 of the Registrant's Bylaws (Exhibit 3.2 to this Registration Statement).

    Under Section     of the Underwriting Agreement, filed as Exhibit 1.1
hereto, the Underwriter agrees to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Securities Act of 1933, as amended (the "Act"), against certain liabilities.

    Under the Trust Agreement, the Company will agree to indemnify each of the Trustees of United Capital or any predecessor Trustee for United Capital, and to hold each Trustee harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

    The Company and United Capital have agreed to indemnify the Underwriter, and the Underwriter has agreed to indemnify United Capital and the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Reference is made to the Underwriting Agreement filed as
Exhibit 1.1 herewith.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    On January 1, 1994, United issued 138,067 shares of its Common Stock to shareholders of Goodhue in exchange for the conversion of the outstanding Goodhue shares in connection with the merger of Signal and Goodhue, in reliance upon an exemption under Rule 506 of Regulation D. Concurrently with that merger transaction, United issued 61,504 shares of its Common Stock to investors in exchange for an aggregate purchase price of $4,182,272, in reliance upon an exemption under Rule 506 of Regulation D. Based upon Letter of Investment Intent and Subscription Agreements, United believes the former Goodhue shareholders and the purchasing investors were "sophisticated investors" and they were either "accredited" investors or did not exceed an aggregate of 35 nonaccredited investors.

    In March, 1995, United issued 2,103 shares to the United Community Bancshares, Inc. Employee Stock Ownership Plan in exchange for an aggregate purchase price of $164,938, in reliance upon Section 4(2) of the Act.

    In August, 1995, United issued 41,907 shares of its Common Stock to investors in exchange for an aggregate purchase price of $3,527,731, in reliance upon an exemption under Section 3(a) (11) of the Act and Rule 147 thereunder. Based upon Letter of Investment Intent and Subscription Agreements, United believes that all of the investors were residents of the State of Minnesota, the state in which United is incorporated.

    In January, 1996, United issued 160 shares upon exercise of a stock option granted to a former employee in exchange for an aggregate purchase price of $11,754, in reliance upon an exemption under Section 4(2) of the Act.

    Also in January, 1996, United issued 50 shares to an accredited investor in exchange for an aggregate purchase price of $4,653, in reliance upon an exemption under Section 4(2) of the Act.

    In March, 1996, United issued 2,150 shares to the United Community Bancshares, Inc. Employee Stock Ownership Plan in exchange for an aggregate purchase price of $200,079, in reliance upon an exemption under Section 4(2) of the Act.

    In April, 1996, United issued 107 shares to an accredited investor in exchange for an aggregate purchase price of $9,957, in reliance upon an exemption under Section 4(2) of the Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement
       2.1   Merger Agreement with Park Financial Corporation dated October 7, 1996*
       2.2   Indemnification Agreement with the Park Financial Corporation Revocable Trust dated October 7, 1996*
       3.1   Restated Articles of Incorporation of the Company*
       3.2   Bylaws of the Company*

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       4.1   Form of Indenture, to be dated January    , 1997*
       4.2   Form of Junior Subordinated Debenture (included as an exhibit to Exhibit 4.1)*
       4.3   Certificate of Trust of United Capital Trust I, dated as of December 6, 1996*
       4.4   Trust Agreement of United Capital Trust I, dated as of December 6, 1996*
       4.5   Form of Amended and Restated Trust Agreement of United Capital Trust I, to be dated January    , 1997*
       4.6   Form of Preferred Security Certificate of United Capital Trust I (included as an exhibit to Exhibit
              4.5)*
       4.7   Form of Preferred Securities Guaranty Agreement for United Capital Trust I*
       4.8   Form of Agreement as to Expenses and Liabilities (included as an exhibit to Exhibit 4.5)*
       5.1   Opinion and Consent of Fredrikson & Byron, P.A.
       5.2   Opinion and Consent of Richards, Layton & Finger
       8.1   Opinion and Consent of Fredrikson & Byron, P.A.
      10.1   1994 Stock Option Plan**
      10.2   Executive Salary Continuation Agreement between Signal Bank and Galen T. Pate**
      10.3   Executive Salary Continuation Agreement between Signal Bank and Marcia L. O'Brien**
      10.4   Executive Salary Continuation Agreement between Signal Bank and John H. LeMay**
      10.5   Executive Salary Continuation Agreement between Signal Bank and John C. Dorsey**
      10.6   Executive Salary Continuation Agreement between United and Donald M. Davies**
      10.7   Lease Agreement between United and Whitewood (Minneapolis) Limited Partnership, dated September 7, 1995, respecting 2600 Eagan Woods Drive, Suite 155, Eagan, Minnesota.*
      10.8   Lease Agreement between Signal Bank and Signal Hills Company (a Minnesota corporation), dated January 1,
              1976, as amended, respecting 100 Signal Hills, West St. Paul, Minnesota.*
      10.9   Lease Agreement between Signal Bank and Signal Hills Company (a Minnesota general partnership), dated
              January 29, 1993, respecting an area in the Signal Hills Center.*
      10.10  Lease Agreement between Signal Bank and Signal Hills Company (a Minnesota general partnership), dated
              July 20, 1986, respecting an area in the Signal Hills Center.*
      10.11  Lease Agreement between United and ELPO Partnership, dated January 1, 1996, respecting 432 West Third
              Street, Red Wing, Minnesota.*
      10.12  Lease Agreement between CCC and County Crossroads Center United Partnership, dated August 27, 1993, respecting the County Crossroads Center, Hastings, Minnesota.*
      10.13  Lease Agreement between CCC and Lubbers' Properties Inc., dated June 8, 1994, respecting 1014 South
              Highway 3, Northfield, Minnesota.*
      10.14  Sublease Agreement between United and CENEX, Inc., dated August, 1994, as amended, respecting 5400
              Babcock Trail, Inver Grove Heights, Minnesota.*
      10.15  Form of Term Loan Agreement with Firstar Bank Milwaukee, N.A.*
      12.1   Statement Regarding Computation of Ratios*
      16     Letter Regarding Change in Certifying Accountant*
      21     Subsidiaries of United Community Bancshares, Inc.*
      23.1   Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      23.2   Consent of Richards, Layton & Finger (included in Exhibit 5.2)
      23.3   Consent of McGladrey & Pullen, LLP, independent auditors
      23.4   Consent of Leininger & Leininger, Ltd., independent auditors
      23.5   Consent of Larson, Allen & Weishair & Co., LLP, independent auditors
      24     Power of Attorney (included on signature page of the Registration Statement)
      25.1   Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Indenture*
      25.2   Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and
              Restated Trust Agreement*
      25.3   Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Preferred
              Securities Guaranty Agreement*
      27     Financial Data Schedule*


------------------------

 * Previously filed.



** Previously filed management agreement or compensatory plan or arrangement.


ITEM 17.  UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned Registrant further undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) It will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 31, 1996.


                                UNITED COMMUNITY BANCSHARES, INC.

                                By                /s/ GALEN T. PATE
                                      -----------------------------------------
                                              Galen T. Pate, PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 31, 1996.



                                UNITED CAPITAL TRUST I

                                By               /s/ MARCIA O'BRIEN
                                      -----------------------------------------
                                               Marcia O'Brien, TRUSTEE

                                and

                                By                /s/ JOHN H. LEMAY
                                      -----------------------------------------
                                               John H. LeMay, TRUSTEE



                               POWER OF ATTORNEY


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                       TITLE                         DATE
------------------------------------------------------  ---------------------------------  ----------------------

                                     *                  Chairman and Director (principal
     -------------------------------------------         executive officer)                December 31, 1996
                    R. Scott Jones

                  /s/ GALEN T. PATE                     President and Director (principal
     -------------------------------------------         executive officer)                December 31, 1996
                    Galen T. Pate

                                                        Executive Vice President and
                /s/ MARCIA L. O'BRIEN                    Chief Financial Officer
     -------------------------------------------         (principal financial and          December 31, 1996
                  Marcia L. O'Brien                      accounting officer)

                                     *
     -------------------------------------------        Director                           December 31, 1996
                  Arlin A. Albrecht


                                          Signatures continued on following page

                      SIGNATURE                                       TITLE                         DATE
------------------------------------------------------  ---------------------------------  ----------------------

                                     *
     -------------------------------------------        Director                           December 31, 1996
                  Larry C. Barenbaum

                                     *
     -------------------------------------------        Director                           December 31, 1996
                 Spencer A. Broughton

                                     *
     -------------------------------------------        Director                           December 31, 1996
                    James P. Fritz

                                     *
     -------------------------------------------        Director                           December 31, 1996
                   John W. Johnson

                                     *
     -------------------------------------------        Director                           December 31, 1996
                     Ora G. Jones

                                     *
     -------------------------------------------        Director                           December 31, 1996
                   Louis J. Langer

*Executed by Galen T. Pate as Attorney-in-Fact for each of individuals listed:

                  /s/ GALEN T. PATE
     -------------------------------------------
           Galen T. Pate, ATTORNEY-IN-FACT

                       SECURITIES AND EXCHANGE COMMISSION
                       UNITED COMMUNITY BANCSHARES, INC.
                           EXHIBIT INDEX TO FORM S-1


  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement

       2.1   Merger Agreement with Park Financial Corporation dated October 7, 1996*

       2.2   Indemnification Agreement with the Park Financial Corporation Revocable Trust dated October 7, 1996*

       3.1   Restated Articles of Incorporation of the Company*

       3.2   Bylaws of the Company*

       4.1   Form of Indenture, to be dated January    , 1997*

       4.2   Form of Junior Subordinated Debenture (included as an exhibit to Exhibit 4.1)*

       4.3   Certificate of Trust of United Capital Trust I*

       4.4   Trust Agreement of United Capital Trust I, dated as of December 4, 1996*

       4.5   Form of Amended and Restated Trust Agreement of United Capital Trust I, to be dated January    , 1997*

       4.6   Form of Preferred Security Certificate of United Capital Trust I (included as an exhibit to Exhibit
              4.5)*

       4.7   Form of Preferred Securities Guaranty Agreement for United Capital Trust I*

       4.8   Form of Agreement as to Expenses and Liabilities (included as an exhibit to Exhibit 4.5)*

       5.1   Opinion and Consent of Fredrikson & Byron, P.A.

       5.2   Opinion and Consent of Richards, Layton & Finger

       8.1   Opinion and Consent of Fredrikson & Byron, P.A.

      10.1   1994 Stock Option Plan**

      10.2   Executive Salary Continuation Agreement between Signal Bank and Galen T. Pate**

      10.3   Executive Salary Continuation Agreement between Signal Bank and Marcia L. O'Brien**

      10.4   Executive Salary Continuation Agreement between Signal Bank and John H. LeMay**

      10.5   Executive Salary Continuation Agreement between Signal Bank and John C. Dorsey**

      10.6   Executive Salary Continuation Agreement between United and Donald M. Davies**

      10.7   Lease Agreement between United and Whitewood (Minneapolis) Limited Partnership, dated September 7, 1995, respecting 2600 Eagan Woods Drive, Suite 155, Eagan, Minnesota.*

      10.8   Lease Agreement between Signal Bank and Signal Hills Company (a Minnesota corporation), dated January 1,
              1976, as amended, respecting 100 Signal Hills, West St. Paul, Minnesota.*

      10.9   Lease Agreement between Signal Bank and Signal Hills Company (a Minnesota general partnership), dated
              January 29, 1993, respecting an area in the Signal Hills Center.*

      10.10  Lease Agreement between Signal Bank and Signal Hills Company (a Minnesota general partnership), dated
              July 20, 1996, respecting an area in the Signal Hills Center.*

      10.11  Lease Agreement between United and ELPO Partnership, dated January 1, 1996, respecting 432 West Third
              Street, Red Wing, Minnesota.*

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.12  Lease Agreement between CCC and County Crossroads Center United Partnership, dated August 27, 1993, respecting the County Crossroads Center, Hastings, Minnesota.*

      10.13  Lease Agreement between CCC and Lubbers' Properties Inc., dated June 8, 1994, respecting 1014 South
              Highway 3, Northfield, Minnesota.*

      10.14  Sublease Agreement between United and CENEX, Inc., dated August, 1994, as amended, respecting 5400
              Babcock Trail, Inver Grove Heights, Minnesota.*

      10.15  Form of Term Loan Agreement with Firstar Bank Milwaukee, N.A.*

      12.1   Statement regarding computation of ratios*

      16     Letter Regarding Change in Certifying Accountant*

      21     Subsidiaries of United Community Bancshares, Inc.*

      23.1   Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

      23.2   Consent of Richards, Layton & Finger (included in Exhibit 5.2)

      23.3   Consent of McGladrey & Pullen, LLP, independent auditors

      23.4   Consent of Leininger & Leininger, Ltd., independent auditors

      23.5   Consent of Larson, Allen & Weishair & Co., LLP, independent auditors

      24     Power of Attorney (included on signature page of the Registration Statement)

      25.1   Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Indenture*

      25.2   Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and
              Restated Trust Agreement*

      25.3   Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Preferred
              Securities Guaranty Agreement*

      27     Financial Data Schedule*


------------------------

 * Previously filed.



** Previously filed management agreement or compensatory plan or arrangement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS
                                       TO
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                       UNITED COMMUNITY BANCSHARES, INC.

                                    VOLUME 1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------